Exhibit 4.13

THIRD AMENDMENT TO

AMENDED AND RESTATED CREDIT AGREEMENT

This Third Amendment to Amended and Restated Credit Agreement (this “Third Amendment”) is made as of May 11, 2021 by and among:

SALLY HOLDINGS LLC, a Delaware limited liability company, BEAUTY SYSTEMS GROUP, LLC, a Virginia limited liability company, and SALLY BEAUTY SUPPLY, LLC, a Virginia limited liability company (collectively, the “Domestic Borrowers”);

BEAUTY SYSTEMS GROUP (CANADA), INC., a New Brunswick corporation (the “Canadian Borrower”);

the Guarantors undersigned below (collectively, with each other Person that from time to time becomes a “Guarantor” hereunder, the “Guarantors”);

each Lender from time to time party hereto;

BANK OF AMERICA, N.A., as Administrative Agent, and Collateral Agent;

BANK OF AMERICA, N.A. (acting through its Canada branch), as Canadian Agent; and

BANK OF AMERICA, N.A., JPMORGAN CHASE BANK, N.A. and TRUIST SECURITIES, as Joint Lead Arrangers and Syndication Agents.

In consideration of the mutual covenants herein contained and benefits to be derived herefrom.

WITNESSETH:

WHEREAS, on July 6, 2017, the Borrowers, the Guarantors, the Agents and the Lenders, entered in a certain Amended and Restated Credit Agreement (as amended pursuant to a First Amendment to Amended and Restated Credit Agreement, dated as of April 15, 2020, as amended pursuant to a Second Amendment to Amended and Restated Credit Agreement, dated as of September 2, 2020 and as amended, restated, supplemented or otherwise modified and in effect on the date hereof, the “Existing Credit Agreement”, and the Existing Credit Agreement, as amended by this Third Amendment, and as may be further amended, amended and restated, restated, supplemented, extended or otherwise modified and in effect from time to time is referred to herein as the “Credit Agreement”);

WHEREAS, the Borrowers have paid in full all outstanding Obligations under the FILO Commitments (as defined in the First Amendment);

WHEREAS, as of the date hereof, SBH Finance B.V., a private limited liability company, incorporated under the laws of the Netherlands (the “Specified Borrower”) will no longer be a Borrower under the Credit Agreement, and the Borrowers have requested that the Administrative Agent and the Lenders release the Specified Borrower from its Obligations under the Loan Documents, including but not limited to releasing any Liens or other security interests of the Agents on the Collateral owned by the Specified Borrower;

WHEREAS, the Borrowers have requested, among other things, that the Agents and the Lenders agree to amend certain provisions of the Existing Credit Agreement, in each case, subject to the terms and conditions hereof; and

WHEREAS, the Agents and the Lenders have agreed to so amend subject to the terms and conditions hereof.

NOW, THEREFORE, it is hereby agreed among the Borrowers, the Agent, and the Lenders as follows:

1.	Capitalized Terms. All capitalized terms used herein and not otherwise defined shall have the same meaning herein as in the Credit Agreement.

2.	Amendments to Credit Agreement.

a.

Credit Agreement. The Existing Credit Agreement is hereby amended to delete the bold, stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold, double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Credit Agreement attached as Annex A hereto.

b.

Schedules and Exhibits to Credit Agreement. Exhibit A-1 (Domestic Committed Loan Notice), Exhibit A-2 (Canadian Committed Loan Notice), Exhibit B-1 (Domestic Swing Line Loan Notice), Exhibit B-2 (Canadian Swing Line Loan Notice), Exhibit E (Borrowing Base Certificate) and Exhibit F (Compliance Certificate) are hereby deleted in their entirety and a new Exhibit A-1, Exhibit A-2, Exhibit B-1, Exhibit B-2, Exhibit E and Exhibit F attached to Annex B hereto are substituted in their stead. To the extent that there have been any changes in the information provided in any Schedules to the Credit Agreement since the First Amendment Effective Date, such schedules are hereby updated, as evidenced by the supplemental schedules annexed to this Third Amendment as Annex C.

3.

Ratification of Loan Documents. Except as provided herein, all terms and conditions of the Credit Agreement and the other Loan Documents remain in full force and effect. The Borrowers hereby ratify, confirm, and reaffirm all representations, warranties, and covenants contained therein (subject to the proviso in clause 5(a)(vi) below) and acknowledge and agree that the Obligations are and continue to be secured by the Collateral, as modified hereby. Without in any manner limiting the foregoing, each of the Loan Parties hereby acknowledges, confirms and agrees that the Loan Documents, and any and all Collateral previously pledged to the Administrative Agent (other than the Collateral owned by the Specified Borrower), the Canadian Agent or the Collateral Agent, as applicable, for the benefit of the Credit Parties, pursuant thereto, shall continue to secure all Secured Obligations (as defined in the Second Amended and Restated Security Agreement, Restated General Security Agreement, or Loan Documents, as applicable) of the Loan Parties at any time and from time to time outstanding, as such Secured Obligations have been, and may hereafter be, amended, restated, supplemented, increased or otherwise modified from time to time.

4.	Joinder of New Lenders; Acknowledgements of New Lenders.

a.

Each Lender, by its signature below, confirms that it has agreed to become a “Lender” under, and as defined in, the Credit Agreement (each, a “New Lender”) holding Revolving Loans in the amount set forth opposite such New Lender’s name on Schedule 2.01 attached hereto under the heading “Total Commitment”, effective on the Third Amendment Effective Date. Each New Lender (i) acknowledges that in connection with it becoming a New Lender it has received a copy of the Credit Agreement (including all schedules and exhibits thereto), together with copies of the most recent financial statements delivered by the Domestic Borrowers and Canadian Borrower pursuant to the Existing Credit Agreement, and such other documents and information as it has deemed appropriate to make its own credit and legal analysis and decision to become a New Lender; and (ii) agrees that, upon it becoming a New Lender on the Third Amendment Effective Date, it will, independently and without reliance upon the Agent, or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit and legal decisions in taking or not taking action under the Credit Agreement. In addition, each New Lender represents and warrants that (x) it is duly organized and existing and it has full power and authority to take, and has taken, all action necessary to execute and deliver this Third Amendment and to consummate the transactions contemplated hereby and to become a Lender on the Third Amendment Effective Date and (y) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution and delivery of this Third Amendment or the performance of its obligations hereunder or as a Lender under the Credit Agreement as of the date hereof. Each New Lender acknowledges and agrees that, on the Third Amendment Effective Date, such New Lender shall become a Lender and, from and after such date such New Lender will be bound by the terms of the Credit Agreement.

b.

Each New Lender acknowledges that it has had the opportunity to request and has received such documents and information as it has deemed material or desirable or otherwise appropriate in making its evaluation and credit analysis of the Domestic Borrowers and the other Loan Parties and its decision to become a Lender and make a Revolving Loan to the Domestic Borrowers and the Canadian Borrower. Each New Lender has carefully reviewed such documents and information and, independently and without reliance upon the Agent, performed its own investigation and credit analysis of the Revolving Loans, this Third Amendment and the transactions contemplated hereby and the creditworthiness of the Domestic Borrowers and the other Loan Parties. Each New Lender acknowledges that Agent’s and its Affiliates’ activities in connection with the Revolving Loans, this Third Amendment and the transactions contemplated hereby are undertaken by the Agent or such Affiliates as a principal on an arm’s-length basis and neither the Agent nor any of its Affiliates has any fiduciary, advisory or similar responsibilities in favor of such New Lender in connection with the Revolving Loans, this Third Amendment or the transactions contemplated hereby or the process related thereto. Each New Lender hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against the Agent or any of its Affiliates with respect to any breach or alleged breach of agency or fiduciary duty. In connection with all aspects of each transaction contemplated hereby, each New Lender acknowledges and agrees that: (i) the Agent and its Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of such New Lender and its Affiliates, and neither the Agent nor any of its Affiliates has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship, (ii) neither the Agent has provided and will provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby and such New Lender has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, (iii) neither Agent nor any of its Affiliates bears any responsibility (or shall be liable) for the accuracy or completeness (or lack thereof) of any documents or information provided to such New Lender in connection with the Revolving Loans, this Third Amendment and the transactions contemplated hereby; no representation regarding any such documents or information is made by the Agent or any of its Affiliates; neither the Agent nor any of its Affiliates has made any independent verification as to the accuracy or completeness of any such documents or information; and the Agent and its Affiliates shall have no obligation to update or supplement any such documents or information or otherwise provide additional information. In connection with the transactions contemplated hereby, including its decision to become a Lender and to make a Revolving Loan to the Domestic Borrowers and the Canadian Borrower, each New Lender acknowledges and agrees that it is not relying upon any representations or warranties made by the Agent or any of its Affiliates or, except as expressly set forth in this Third Amendment and the other Loan Documents, any other Person.

5.

Conditions to Effectiveness. This Third Amendment shall not be effective until each of the following conditions precedent has been fulfilled to the reasonable satisfaction of the Administrative Agent (the date such conditions have been satisfactorily fulfilled, the “Third Amendment Effective Date”):

a.

the Administrative Agent’s receipt of the following, each of which shall be originals, telecopies, other electronic image scan transmission (e.g., “pdf” or “tif ” via electronic mail), subject to Section 10.10 of the Credit Agreement (followed promptly by originals) unless otherwise specified or permitted by the Credit Agreement, each properly executed by a Responsible Officer of the signing Loan Party or the Lenders, as applicable, each dated the date hereof (or, in the case of certificates of governmental officials, a recent date before such date) and each in form and substance reasonably satisfactory to the Agent:

(i)	this Third Amendment shall have been duly executed and delivered by the Loan Parties and the Lenders party hereto and shall be in form and substance satisfactory to the Administrative Agent;

(ii)

a Revolving Note, or amended and restated Revolving Note, as applicable, executed by the Borrowers in favor of each Lender requesting a Note not later than one (1) Business Day prior to the Third Amendment Effective Date and reflecting the Revolving Domestic Commitment of such Lender after giving effect to this Third Amendment;

(iii)

a Canadian Note, or amended and restated Canadian Note, as applicable, executed by the Canadian Borrower in favor of each Lender requesting a Canadian Note not later than one (1) Business Day prior to the Third Amendment Effective Date and reflecting the Canadian Commitment of such Lender after giving effect to this Third Amendment;

(iv)	the Confirmation, Ratification and Amendment of Ancillary Loan Documents, duly executed by the Loan Parties and the Administrative Agent;

(v)	the Information Certificate, duly executed by the Loan Parties;

(vi)

such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may require evidencing (A) the authority of each Loan Party to enter into this Third Amendment and the other Loan Documents to which such Loan Party is a party or is to become a party and (B) the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Third Amendment and the other Loan Documents to which such Loan Party is a party or is to become a party, and attaching copies of each Loan Party’s Organization Documents and such other documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that each Loan Party is validly existing, in good standing and qualified to engage in business in its jurisdiction of formation;

(vii)

a certificate signed by a Responsible Officer of the Borrowers certifying (A) that the conditions specified in clause (f) of this Section 5 have been satisfied, (B) that, before and after giving effect to the transactions contemplated by this Third Amendment, (1) the representations and warranties contained in Article V of the Credit Agreement and the other Loan Documents are true and correct on and as of the Third Amendment Effective Date, except (i) to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date, (ii) in the case of any representation and warranty qualified by materiality, they are true and correct in all respects and (2) no Default or Event of Default exists or would arise therefrom;

(viii)	a Borrowing Base Certificate dated as of the date hereof, relating to the Fiscal Month ended on March 31, 2021, and executed by a Responsible Officer of the Borrowers;

(ix)

results of searches or other evidence reasonably satisfactory to the Agents (in each case dated as of a date reasonably satisfactory to the Agents) indicating the absence of Liens on the assets of the Loan Parties, except for Permitted Encumbrances and Liens for which termination statements and releases, satisfactions and releases or subordination agreements satisfactory to the Agents are being tendered concurrently with such extension of credit or other arrangements satisfactory to the Agents for the delivery of such termination statements and releases, satisfactions and discharges have been made;

b.

the Administrative Agent and the Lenders shall have received all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the USA Patriot Act and the Proceeds of Crime Act, to the extent requested in writing not less than five (5) days prior to the Third Amendment Effective Date;

c.

all reasonable Credit Party Expenses incurred by the Administrative Agent in connection with the preparation and negotiation of this Third Amendment and related documents (including the reasonable fees and expenses of counsel to the Administrative Agent) that have been invoiced at least two Business Days prior to the date hereof shall have been paid in full by the Borrowers in accordance with terms of Section 10.04 of the Credit Agreement;

d.	all fees payable pursuant to the Third Amendment Fee Letter that are due and payable on the date hereof shall have been paid in full by the Borrowers in accordance with the terms thereof;

e.

there has not been, nor has an event or condition occurred that would reasonably be expected, either individually or in the aggregate to have, a Material Adverse Effect since the September 30, 2020; and

f.	after giving effect to this Third Amendment, no Default or Event of Default shall have occurred and be continuing.

6.	Release of Specified Borrower.

a.

In connection with the Specified Borrower no longer being designated as a Borrower as of the date hereof, the Borrowers have requested that the Agents release (i) the Specified Borrower from its Obligations under the Loan Documents, and (ii) the Lien of the Agents on the Collateral owned by the Specified Borrower. Accordingly, the Agents hereby release as of the date hereof (i) the Specified Borrower from its Obligations under the Loan Documents (except to the extent such obligations survive such release by their terms), and (ii) all Liens on the Collateral owned by the Specified Borrower. By their execution, the Credit Parties irrevocably authorize the Agents to (i) release any Lien on any property granted to or held by any Agent under any Loan Document by the Specified Borrower (including execution of any terminations and releases) and (ii) release the Specified Borrower from its obligations under any Loan Document.

b.

Nothing herein shall be deemed a release by the Agents of (i) any Loan Party (other than the Specified Borrower) from any of its Obligations under the Loan Documents, or (ii) any Liens securing the Obligations (other than Liens on the Collateral owned by the Specified Borrower). Each of the Loan Parties (other than the Specified Borrower) acknowledges and agrees that the Credit Agreement and the other Loan Documents and the Liens granted thereunder remain in full force and effect as of the date hereof.

c.

The Specified Borrower hereby acknowledges and agrees that it has no offsets, defenses, claims, or counterclaims against any Secured Party or any parents, affiliates, predecessors, successors, or assigns thereof, or their respective officers, directors, employees, attorneys, or representatives, with respect to the Obligations, and that if the Specified Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against such Persons, whether known or unknown, at law or in equity, from the beginning of the world through this date and through the time of execution of this Third Amendment, all of them are hereby expressly WAIVED, and the Specified Borrower hereby RELEASES such Persons from any liability therefor.

d.

Within thirty (30) days after the Third Amendment Effective Date, the Agents agree to promptly sign and to deliver to the Borrowers or their counsel any and all instruments and documents confirming or evidencing (a) all releases, terminations and cancellations of the Liens and security interests of the Agents on the Collateral owned by the Specified Borrower in order to evidence the discharge or to effect the cancellation or termination of any filings with respect to any Lien or security interest granted to the Agents or Lenders and (b) the release of the Specified Borrower from the Obligations and its obligations under the Loan Documents.

7.

Post-Closing Covenant. (i) Within five (5) Business Days after the Third Amendment Effective Date (or such later date as to which the Administrative Agent, in its reasonable discretion shall agree), the Borrowers shall deliver the Supplement to Trademark Security Agreement, executed by Beauty Holdings LLC in favor of the Administrative Agent, and (ii) within thirty (30) days after the Third Amendment Effective Date (or such later date as to which the Administrative Agent, in its reasonable discretion shall agree), the Borrowers shall deliver to the Administrative Agent a certificate showing Armstrong McCall Management L.C. is validly existing, in good standing and qualified to engage in business in Texas.

8.	Miscellaneous.

a.

This Third Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement constitutes the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 5, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Third Amendment by telecopy, pdf or other electronic transmission shall be as effective as delivery of a manually executed counterpart of this Third Amendment.

b.

This Third Amendment expresses the entire understanding of the parties with respect to the transactions contemplated hereby. No prior negotiations or discussions shall limit, modify, or otherwise affect the provisions hereof.

c.

If any provision of this Third Amendment is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Third Amendment shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 7(c), if and to the extent that the enforceability of any provisions in this Third Amendment relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, the L/C Issuer or the Swing Line Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.

d.

The Loan Parties represent and warrant that they have consulted with independent legal counsel of their selection in connection with this Third Amendment and are not relying on any representations or warranties of the Agents or the Lenders or their counsel in entering into this Third Amendment.

e.	THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

[signature pages follow]

IN WITNESS WHEREOF, the parties have hereunto caused this Third Amendment to be executed and their seals to be hereto affixed as of the date first above written.

DOMESTIC BORROWERS:

SALLY HOLDINGS LLC as Domestic Borrower

By:	/s/ Marlo Cormier
Name: Marlo Cormier
Title: Senior Vice President and Chief Financial Officer

BEAUTY SYSTEMS GROUP LLC as Domestic Borrower

By:	/s/ Marlo Cormier
Name: Marlo Cormier
Title: Senior Vice President and Chief Financial Officer

SALLY BEAUTY SUPPLY LLC as Domestic Borrower

By:	/s/ Marlo Cormier
Name: Marlo Cormier
Title: Senior Vice President and Chief Financial Officer

CANADIAN BORROWER:

BEAUTY SYSTEMS GROUP (CANADA), INC. as Canadian Borrower

By:	/s/ Marlo Cormier
Name: Marlo Cormier
Title: Senior Vice President and Chief Financial Officer

[Signature page to Third Amendment to Amended and Restated Credit Agreement]

GUARANTORS:

SALLY CAPITAL INC.
SALLY BEAUTY HOLDINGS, INC.
SALLY INVESTMENT HOLDINGS LLC
ARCADIA BEAUTY LABS LLC
ARMSTRONG MCCALL HOLDINGS, INC.
ARMSTRONG MCCALL HOLDINGS, L.L.C.
ARMSTRONG MCCALL, L.P.
ARMSTRONG MCCALL MANAGEMENT, L.C.
BEAUTY HOLDING LLC
DIORAMA SERVICES COMPANY, LLC
INNOVATIONS – SUCCESSFUL SALON SERVICES
LOXA BEAUTY LLC
NEKA SALON SUPPLY, INC.
PROCARE LABORATORIES, INC.
SALLY BEAUTY INTERNATIONAL FINANCE LLC
SALLY BEAUTY MILITARY SUPPLY LLC

By:	/s/ Marlo Cormier
Name: Marlo Cormier
Title: Senior Vice President and Chief Financial Officer

SALON SUCCESS INTERNATIONAL, LLC

By:	/s/ Christian A. Brickman
Name: Christian A. Brickman
Title: Manager

[Signature page to Third Amendment to Amended and Restated Credit Agreement]

Acknowledged and Agreed:

SBH FINANCE B.V.

By:	/s/ Heidi Van Ocken
Name: Heidi Van Ocken
Title: director B

By:	/s/ IQ EQ Management (Netherlands) B.V.
Name: IQ EQ Management (Netherlands) B.V.
Title: director A Proxy Holder A M. Jonker On behalf of IQ EQ Management (Netherlands) B.V.

By:	/s/ IQ EQ Management (Netherlands) B.V.
Name: IQ EQ Management (Netherlands) B.V.
Title: director A Proxy Holder B E. Vrijenhoek On behalf of IQ EQ Management (Netherlands) B.V.

BANK OF AMERICA, N.A., as Administrative Agent and as Collateral Agent

By:	/s/ Matthew Potter
Name: Matthew Potter
Title: Senior Vice President

[Signature page to Third Amendment to Amended and Restated Credit Agreement]

BANK OF AMERICA, N.A. (ACTING THROUGH ITS CANADA BRANCH), as Canadian Agent

By:	/s/ Sylwia Durkiewicz
Name: Sylwia Durkiewicz
Title: Vice President

[Signature page to Third Amendment to Amended and Restated Credit Agreement]

BANK OF AMERICA, N.A., as a Revolving Domestic Lender, Domestic L/C Issuer and Domestic Swing Line Lender

By:	/s/ Matthew Potter
Name: Matthew Potter
Title: Senior Vice President

[Signature page to Third Amendment to Amended and Restated Credit Agreement]

BANK OF AMERICA, N.A. (ACTING THROUGH ITS CANADA BRANCH), as a Canadian Lender, and Canadian Swing Line Lender

By:	/s/ Sylwia Durkiewicz
Name: Sylwia Durkiewicz
Title: Vice President

[Signature page to Third Amendment to Amended and Restated Credit Agreement]

JPMORGAN CHASE BANK, N.A., as a Revolving Domestic Lender

By:	/s/ Alexander Vardaman
Name: Alexander Vardaman
Title: Authorized Officer

[Signature page to Third Amendment to Amended and Restated Credit Agreement]

JPMORGAN CHASE BANK, N.A., TORONTO BRACH, as a Canadian Lender

By:	/s/ Auggie Marchetti
Name:	Auggie Marchetti
Title:	Authorized Officer

[Signature page to Third Amendment to Amended and Restated Credit Agreement]

TRUIST BANK, as a Revolving Domestic Lender

By:	/s/ Stephen D. Metts
Name: Stephen D. Metts
Title: Director

[Signature page to Third Amendment to Amended and Restated Credit Agreement]

TRUIST BANK, as a Canadian Lender

By:	/s/ Stephen D. Metts
Name: Stephen D. Metts
Title: Director

[Signature page to Third Amendment to Amended and Restated Credit Agreement]

CITIZENS BANK, N.A., as a Revolving Domestic Lender

By:	/s/ Sarah Freedman
Name: Sarah Freedman
Title: Managing Director

[Signature page to Third Amendment to Amended and Restated Credit Agreement]

CITIZENS BANK, N.A., as a Canadian Lender

By:	/s/ Sarah Freedman
Name: Sarah Freedman
Title: Managing Director

[Signature page to Third Amendment to Amended and Restated Credit Agreement]

REGIONS BANK, as a Revolving Domestic Lender

By:	/s/ Bruce Kasper
Name: Bruce Kasper Title: Managing Director

REGIONS BANK, as a Canadian Lender

By:	/s/ Bruce Kasper
Name: Bruce Kasper Title: Managing Director

[Signature page to Third Amendment to Amended and Restated Credit Agreement]

U.S. BANK NATIONAL ASSOCIATION, as a Revolving Domestic Lender

By:	/s/ Daniel Yu
Name: Daniel Yu
Title: Senior Vice President

U.S. BANK NATIONAL ASSOCIATION, ACTING THROUGH ITS CANADA BRANCH, as a Canadian Lender

By:	/s/ Daniel Yu
Name: Daniel Yu
Title: Senior Vice President

[Signature page to Third Amendment to Amended and Restated Credit Agreement]

Annex A

Composite Credit Agreement

[see attached]

Annex A

AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of July 6, 2017,

as amended on April 15, 2020,

as amended on September 2, 2020,

and as further amended on May 11, 2021

among

SALLY HOLDINGS LLC

BEAUTY SYSTEMS GROUP LLC

SALLY BEAUTY SUPPLY LLC

as Domestic Borrowers

BEAUTY SYSTEMS GROUP (CANADA), INC.

as Canadian Borrower

~~SBH FINANCE B.V.~~

~~as Foreign Borrower~~

The Guarantors From Time to Time Party Hereto

BANK OF AMERICA, N.A.

as Administrative Agent and Collateral Agent

BANK OF AMERICA, N.A. (acting through its Canada branch)

as Canadian Agent

The Other Lenders Party Hereto

~~WELLS FARGO BANK, NATIONAL ASSOCIATION~~

~~as Syndication Agent~~

BANK OF AMERICA, N.A.

~~WELLS FARGO~~JPMORGAN CHASE BANK, ~~NATIONAL ASSOCIATION~~ N.A.

TRUIST SECURITIES

as Joint Lead Arrangers

and ~~Joint Book Managers~~Syndication Agents

TABLE OF CONTENTS

Section		Page
ARTICLE I DEFINITIONS AND ACCOUNTING TERMS		1

1.01	Defined Terms	1
1.02	Other Interpretive Provisions	~~64~~71
1.03	Accounting Terms	~~65~~72
1.04	Rounding	~~66~~72
1.05	Times of Day	~~66~~72
1.06	Letter of Credit Amounts	~~66~~73
1.07	Currency Equivalents Generally	~~66~~73
1.08	Québec Matters	~~66~~73
1.09	~~Dutch Matters~~	~~73~~
~~1.10~~	Interest Rates	~~67~~74

ARTICLE II THE COMMITMENTS AND CREDIT EXTENSIONS		~~67~~74

2.01	Committed Loans; Reserves	~~67~~74
2.02	Borrowings, Conversions and Continuations of Committed Loans ~~and FILO Loan~~	~~69~~ 76
2.03	Letters of Credit	~~73~~79
2.04	Swing Line Loans	~~82~~88
2.05	Prepayments	~~85~~92
2.06	Termination or Reduction of Commitments	~~88~~95
2.07	Repayment of Loans	~~89~~96
2.08	Interest	~~90~~97
2.09	Fees	~~91~~98
2.10	Computation of Interest and Fees	~~91~~98
2.11	Evidence of Debt	~~92~~99
2.12	Payments Generally; Administrative Agent’s Clawback	~~93~~100
2.13	Sharing of Payments by Lenders	~~95~~102
2.14	Settlement Amongst Revolving Lenders	~~96~~103
2.15	~~Increase in Revolving Commitments~~ Incremental Facilities	~~96~~104
2.16	Defaulting Lenders	~~98~~106

ARTICLE III TAXES, YIELD PROTECTION AND ILLEGALITY; APPOINTMENT OF PARENT		~~100~~108

3.01	Taxes	~~100~~108
3.02	Illegality	~~104~~112
3.03	Inability to Determine Rates; ~~LIBOR Successor Rate~~Benchmark Replacement	~~105~~113
3.04	Increased Costs; Reserves on LIBOR Rate Loans	~~107~~116
3.05	Compensation for Losses	~~108~~117
3.06	Mitigation Obligations; Replacement of Lenders	~~108~~118
3.07	Survival	~~109~~118
3.08	Designation of Parent as Borrowers’ Agent	~~109~~118

ARTICLE IV CONDITIONS PRECEDENT TO CREDIT EXTENSIONS		~~109~~119

4.01	Conditions ~~of~~to Effectiveness of this Agreement	~~109~~119
4.02	Conditions to all Credit Extensions	~~112~~122

ARTICLE V REPRESENTATIONS AND WARRANTIES		~~113~~123

5.01	Existence, Qualification and Power	~~113~~123

(i)

5.02	Authorization; No Contravention	~~114~~123
5.03	Governmental Authorization; Other Consents	~~114~~123
5.04	Binding Effect	~~114~~124
5.05	Financial Statements; No Material Adverse Effect	~~114~~124
5.06	Litigation	~~115~~125
5.07	No Default	~~116~~125
5.08	Ownership of Property; Liens	~~116~~125
5.09	Environmental Compliance	~~116~~126
5.10	Insurance	~~117~~126
5.11	Taxes	~~117~~127
5.12	Plans	~~117~~127
5.13	Subsidiaries; Equity Interests	~~118~~128
5.14	Margin Regulations; Investment Company Act	~~119~~128
5.15	Disclosure	~~119~~129
5.16	Compliance with Laws	~~119~~129
5.17	Intellectual Property; Licenses, Etc.	~~119~~129
5.18	Labor Matters	~~120~~129
5.19	Security Documents	~~120~~130
5.20	Solvency	~~120~~130
5.21	Deposit Accounts; Credit Card Arrangements	~~121~~130
5.22	Brokers	~~121~~130
5.23	Customer and Trade Relations	~~121~~130
5.24	Casualty	~~121~~131
5.25	Sanctions Concerns and Anti-Corruption Laws	~~121~~131
5.26	~~EEA~~Affected Financial Institution	~~121~~131

ARTICLE VI AFFIRMATIVE COVENANTS		~~121~~131

6.01	Financial Statements	~~122~~131
6.02	Certificates; Other Information	~~123~~132
6.03	Notices	~~125~~135
6.04	Payment of Obligations	~~127~~137
6.05	Preservation of Existence, Etc.	~~127~~137
6.06	Maintenance of Properties	~~127~~137
6.07	Maintenance of Insurance	~~127~~137
6.08	Compliance with Laws	~~128~~138
6.09	Books and Records; Accountants	~~128~~138
6.10	Inspection Rights	~~128~~138
6.11	Additional Loan Parties	~~129~~139
6.12	Cash Management	~~130~~140
6.13	Information Regarding the Collateral	~~131~~141
6.14	Physical Inventories	~~132~~142
6.15	Environmental Laws	~~132~~142
6.16	Further Assurances	~~133~~143
6.17	Compliance with Terms of Leaseholds	~~133~~143
6.18	Maintenance of New York Process Agent	~~133~~143
6.19	Canadian Pension Benefit Plans	~~133~~143

ARTICLE VII NEGATIVE COVENANTS		~~134~~144

7.01	Liens	~~134~~144
7.02	Investments	~~134~~144
7.03	Secured Indebtedness	~~134~~144

(ii)

7.04	Fundamental Changes	~~134~~144
7.05	Dispositions	~~135~~145
7.06	Restricted Payments	~~135~~145
7.07	Prepayments of Indebtedness	~~136~~146
7.08	Change in Nature of Business	~~136~~147
7.09	Use of Proceeds	~~136~~147
7.10	Amendment of Material Documents	~~137~~147
7.11	Fiscal Year	~~137~~147
7.12	Deposit Accounts; Credit Card Processors	~~137~~147
7.13	Consolidated Fixed Charge Coverage Ratio	~~137~~148
7.14	Limitations on Currency, Commodity and Other Hedging Transactions	~~138~~148
7.15	Sanctions	~~138~~148
7.16	Anti-Corruption Laws	~~138~~148

ARTICLE VIII EVENTS OF DEFAULT AND REMEDIES		~~138~~148

8.01	Events of Default	~~138~~148
8.02	Remedies Upon Event of Default	~~140~~151
8.03	Application of Funds	~~141~~152
~~8.04~~	~~Application of Proceeds while FILO Loan is Outstanding~~	~~156~~
~~8.05~~
8.04	Waivers By Loan Parties	~~148~~159

ARTICLE IX ADMINISTRATIVE AGENT		~~148~~159

9.01	Appointment and Authority	~~148~~159
9.02	Rights as a Lender	~~150~~160
9.03	Exculpatory Provisions	~~150~~160
9.04	Reliance by Agents	~~151~~161
9.05	Delegation of Duties	~~151~~162
9.06	Resignation of Agents	~~151~~162
9.07	Non-Reliance on Agents and Other Lenders	~~152~~163
9.08	No Other Duties, Etc.	~~152~~163
9.09	Agents May File Proofs of Claim	~~152~~163
9.10	Collateral and Guaranty Matters	~~153~~164
9.11	Notice of Transfer	~~154~~164
9.12	Reports and Financial Statements	~~154~~164
9.13	Agency for Perfection	~~155~~165
9.14	Indemnification of Agents	~~155~~165
9.15	Relation among Lenders	~~155~~166
9.16	~~Reserved.~~Recovery of Erroneous Payments	~~155~~166
9.17	Risk Participation	~~155~~166
~~9.18~~	~~Domestic Parallel Debt~~	~~167~~
~~9.19~~	~~Foreign Parallel Debt~~	~~168~~
~~9.20~~	~~Parallel Debt Savings Clause~~	~~169~~

ARTICLE X MISCELLANEOUS		~~158~~169

10.01	Amendments, Etc.	~~158~~169
10.02	Notices; Effectiveness; Electronic Communications	~~160~~171
10.03	No Waiver; Cumulative Remedies	~~162~~173
10.04	Expenses; Indemnity; Damage Waiver	~~162~~173
10.05	Payments Set Aside	~~163~~175
10.06	Successors and Assigns	~~164~~175

(iii)

10.07	Treatment of Certain Information; Confidentiality	~~168~~180
10.08	Right of Setoff	~~169~~181
10.09	Interest Rate Limitation	~~169~~181
10.10	Counterparts; Integration; Effectiveness	~~170~~182
10.11	Survival	~~170~~182
10.12	Severability	~~170~~182
10.13	Replacement of Lenders	~~170~~182
10.14	Governing Law; Jurisdiction; Etc.	~~171~~183
10.15	Waiver of Jury Trial	~~172~~184
10.16	No Advisory or Fiduciary Responsibility	~~172~~184
10.17	USA PATRIOT Act Notice; Proceeds of Crime Act	~~173~~185
10.18	Foreign Asset Control Regulations	~~173~~186
10.19	Time of the Essence	~~173~~186
10.20	Designation as Senior Debt	~~173~~186
10.21	Press Releases	~~173~~186
10.22	Additional Waivers	~~174~~186
10.23	Judgment Currency	~~175~~188
10.24	No Strict Construction	~~176~~188
10.25	Attachments	~~176~~188
10.26	Keepwell	~~176~~189
10.27	~~Dutch Guarantee Limitations.~~[reserved]	~~176~~189
10.28	~~Language.~~[reserved]	~~177~~189
10.29	Acknowledgment and Consent to Bail-In of ~~EEA~~Affected Financial Institutions	~~177~~189
10.30	Intercreditor Agreement	~~177~~190
10.31	Acknowledgement Regarding Any Supported QFCs	~~177~~190
10.32	Amendment and Restatement	~~178~~191

SIGNATURES		S-1

(iv)

SCHEDULES

1.01	Guarantors
2.01	Commitments and Applicable Percentages
~~2.03~~	~~Existing Letters of Credit~~
5.01	Loan Parties Organizational Information
5.03	Governmental Authorization; No Consents
5.06	Litigation
5.08(b)(1)	Owned Real Estate
5.08(b)(2)	Leased Real Estate
5.09	Environmental Matters
5.10	Insurance
5.13	Subsidiaries; Other Equity Investments
5.17	Intellectual Property Matters
5.18	Collective Bargaining Agreements
5.21(a)	DDAs
5.21(b)	Credit Card Arrangements
6.02	Financial and Collateral Reporting
7.01	Existing Liens
7.02	Existing Investments
7.03	Existing Indebtedness
10.02	Administrative Agent’s Office; Certain Addresses for Notices

EXHIBITS

Form of

A-1	Domestic Committed Loan Notice
A-2	Canadian Committed Loan Notice
B-1	Domestic Swing Line Loan Notice
B-2	Canadian Swing Line Loan Notice
C-1	Domestic Revolving Note
C-2	Canadian Revolving Note
C-3	Domestic Swing Line Note
C-4	Canadian Swing Line Note
~~C-5~~	~~Foreign Note - Domestic~~
~~C-6~~	~~Foreign Note – Canada~~
~~C-7~~	~~FILO Note~~
D	Assignment and Assumption
E	Borrowing Base Certificate
F	Compliance Certificate

(v)

AMENDED AND RESTATED CREDIT AGREEMENT

This AMENDED AND RESTATED CREDIT AGREEMENT (“Agreement”) is entered into as of July 6, 2017, ~~and~~ as amended on April 15, 2020, as amended on September 2, 2020, and as further amended on May 11, 2021, among

SALLY HOLDINGS LLC, a Delaware limited liability company, BEAUTY SYSTEMS GROUP, LLC, a Virginia limited liability company, and SALLY BEAUTY SUPPLY, LLC, a Virginia limited liability company (collectively, the “Domestic Borrowers”);

BEAUTY SYSTEMS GROUP (CANADA), INC., a New Brunswick corporation (the “Canadian Borrower”),

~~SBH FINANCE B.V., a private limited liability company, incorporated under the laws of the Netherlands (the “Foreign Borrower”),~~

the Persons named on Schedule 1.01 hereto (collectively, with each other Person that from time to time becomes a “Guarantor” hereunder, the “Guarantors”);

each Revolving ~~Lender and each FILO~~ Lender from time to time party hereto;

BANK OF AMERICA, N.A., as Administrative Agent and Collateral Agent; and

BANK OF AMERICA, N.A. (acting through its Canada branch), as Canadian ~~Agent; and~~

~~WELLS FARGO BANK, NATIONAL ASSOCIATION, as Syndication~~ Agent.

WHEREAS, prior to the date of this Agreement, the Borrowers, the Guarantors, the lenders party thereto, Bank of America, N.A., as administrative agent and collateral agent, Bank of America, N.A. (acting through its Canada branch), as Canadian agent, Wells Fargo Capital Finance, LLC, as syndication agent, and JPMorgan Chase Bank, N.A., as documentation agent, previously entered into a Credit Agreement, dated as of November 12, 2010, as amended on June 8, 2012 and on July 26, 2013 (as so amended, the “ Existing Credit Agreement”), pursuant to which the lenders party thereto provided the Borrowers with certain financial accommodations; and

WHEREAS, the undersigned desire to amend and restate the Existing Credit Agreement as provided herein.

NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in this Agreement, and for good and valuable consideration, the receipt of which is hereby acknowledged, the undersigned hereby agree that the Existing Credit Agreement shall be amended and restated in its entirety as follows (it being agreed that this Agreement shall not be deemed to evidence or result in a novation or repayment and reborrowing of the Obligations under, and as defined in, the Existing Credit Agreement):

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

1.01 Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

~~“2020 Revolving Domestic Commitment Increase” means an increase in the Revolving Commitments by an amount up to $100,000,000 on the First Amendment Effective Date.~~

“2022 Notes” has the meaning given to such term in the definition of “Notes Indenture”.

“Accelerated Borrowing Base Delivery Event” means either (a) the occurrence and continuance of any Event of Default, or (b) the failure of the Borrowers to maintain Excess Availability of at least the greater of (i) $~~48,000,000~~40,000,000, or (ii) twelve and one-half percent (12.5%) of the Loan Cap ~~(as calculated without giving effect to the FILO Push Down Reserve)~~. For purposes of this Agreement, the occurrence of an Accelerated Borrowing Base Delivery Event shall be deemed continuing, (A) so long as such Event of Default has not been waived, and/or (B) if the Accelerated Borrowing Base Delivery Event arises as a result of the Borrowers’ failure to achieve Excess Availability as required hereunder, until the date Excess Availability shall have been not less than the greater of (x) $~~48,000,000~~40,000,000 or (y) twelve and one-half percent (12.5%) of the Loan Cap ~~(as calculated without giving effect to the FILO Push Down Reserve)~~ for forty-five (45) consecutive days. The termination of an Accelerated Borrowing Base Delivery Event as provided herein shall in no way limit, waive or delay the occurrence of a subsequent Accelerated Borrowing Base Delivery Event in the event that the conditions set forth in this definition again arise.

“Accommodation Payment” as defined in Section 10.22(d).

“Account” means “accounts” as defined in the UCC and in the PPSA, (or to the extent governed by the Civil Code of Québec, defined as “claims” for the purposes of the Civil Code of Québec) and also means a right to payment of a monetary obligation, whether or not earned by performance, (a) for property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of, (b) for services rendered or to be rendered, or (c) arising out of the use of a credit or charge card or information contained on or for use with the card.

“Accounts Receivable Reporting Requirement” means, at the time of determination (i) Excess Availability is less than 40% of the Loan Cap ~~(as calculated without giving effect to the FILO Push Down Reserve)~~ or (ii) Eligible Trade Receivables multiplied by the Receivables Advance Rate comprise greater than 12.5% of the Combined Borrowing Base.

“ACH” means automated clearing house transfers.

“Acquisition” means, with respect to any Person (a) an Investment in, or a purchase of a Controlling interest in, the Equity Interests of any other Person, (b) a purchase or other acquisition of all or substantially all of the assets or properties of, another Person or of any business unit of another Person, (c) any merger, amalgamation or consolidation of such Person with any other Person or other transaction or series of transactions resulting in the acquisition of all or substantially all of the assets, or a Controlling interest in the Equity Interests, of any Person, or (d) any acquisition of any Store locations of any Person, in each case in any transaction or group of transactions which are part of a common plan (other than the acquisition of any Store locations of any franchisees in the ordinary course of business).

“Acquisition/Investment/Debt Payment Conditions” means, at the time of determination with respect to any specified transaction or payment, that (a) no Default or Event of Default then exists or would arise as a result of entering into such transaction or the making of such payment, and (b) if after giving pro forma effect to such transaction or payment, Excess Availability for the 30-day period immediately preceding, and on the date of, such transaction or payment was equal to or greater than 15%

of the Loan Cap ~~(as calculated without giving effect to the FILO Push Down Reserve)~~. If after giving pro forma effect to such transaction or payment, Excess Availability would be equal to or less than 40% of the Loan Cap ~~(as calculated without giving effect to the FILO Push Down Reserve)~~, the Parent shall furnish the Administrative Agent with prior notice of any such transaction or payment which is subject to the Acquisition/Investment/Debt Payment Conditions, together with supporting documentation evidencing the satisfaction of the Excess Availability requirements, no less than five (5) Business Days prior to the consummation of any such transaction or payment.

“Additional Commitment Lender” shall have the meaning provided in Section 2.15.

“Adjustment” has the meaning specified in Section 3.03(b).

“Adjustment Date” means the first day of each Fiscal Quarter.

“Administrative Agent” means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent, or any of their respective branches or Affiliates.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify the Parent and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affected Financial Institution” means any EEA Financial Institution or UK Financial Institution.

“Affiliate” means, with respect to any Person, (i) another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified, (ii) any director, officer, managing member, partner, trustee, or beneficiary of that Person, (iii) any other Person directly or indirectly holding 10% or more of any class of the Equity Interests of that Person, and (iv) any other Person 10% or more of any class of whose Equity Interests is held directly or indirectly by that Person.

“Agent(s)” means, individually, the Administrative Agent or the Canadian Agent, and collectively means all of them.

“Agent Parties” shall have the meaning specified in Section 10.02(c).

~~“Aggregate Revolving Commitments” means the sum of the Revolving Domestic Total Commitments and Canadian Commitments. As of the First Amendment Effective Date, the Aggregate Revolving Commitments are $600,000,000.~~

“Aggregate Total Commitments” means, at any time of calculation, without duplication, the sum of the Commitments. As of the ~~First~~Third Amendment Effective Date, the Aggregate Total Commitments are $~~620,000,000~~500,000,000 .

“Agreement” means this Credit Agreement.

“Allocable Amount” has the meaning specified in Section 10.22(d).

“Applicable Lenders” means the Required Lenders, Required Revolving Lenders, all affected Lenders, or all Lenders, as the context may require.

“Applicable Margin” means, from and after the ~~First~~ Third Amendment Effective Date and on each Adjustment Date thereafter, the Applicable Margin shall be determined from the following pricing grid based upon the Average Daily Availability as of the Fiscal Quarter ended immediately preceding such Adjustment Date; provided, however, that notwithstanding anything to the contrary set forth herein, upon the occurrence of an Event of Default, the Administrative Agent may, and at the direction of the Required Lenders shall, immediately increase the Applicable Margin to that set forth in Level II (even if the Average Daily Availability requirements for a different Level have been met) and interest shall accrue at the Default Rate; provided further if any Borrowing Base Certificates are at any time restated or otherwise revised (including as a result of an audit) or if the information set forth in any Borrowing Base Certificates otherwise proves to be false or incorrect such that the Applicable Margin would have been higher than was otherwise in effect during any period, without constituting a waiver of any Default or Event of Default arising as a result thereof, interest due under this Agreement shall be immediately and retroactively recalculated at such higher rate for any applicable periods and shall be due and payable on demand.

Level	Average Daily Availability	Applicable Margin for Revolving Loans that are LIBOR Loans/BA Rate Loans~~/Euribor Rate Loans~~	Applicable Margin for Revolving Loans that are Domestic Prime Rate Loans /US Index Rate Loans Canadian Prime Rate Loans	~~Applicable Margin for FILO Loans that are Domestic Prime Rate Loans~~
I	Greater than or equal to 50% of the Loan Cap	~~2.00%~~	~~1.00%~~1.25%	~~3.50%~~0.25%
II	Less than 50% of the Loan Cap	~~2.25%~~	~~1.25%~~1.50%	~~3.75%~~0.50%

“Applicable Percentage” means with respect to (a) any Revolving Domestic Lender at any time, the percentage (carried out to the ninth decimal place) of the Revolving Domestic Total Commitments represented by such Revolving Domestic Lender’s Revolving Domestic Commitment at such time~~,~~ and (b) any Canadian Lender at any time, the percentage (carried out to the ninth decimal place) of the Canadian Total Commitments represented by such Canadian Lender’s Canadian Commitment ~~at such time, (c) with respect to any FILO Lender at any time, the percentage (carried out to the ninth decimal place) of the outstanding principal balance of the FILO Loan represented by such FILO Lender’s outstanding FILO Loan at such time, (d) any Lender at any time, the percentage (carried out to the ninth decimal place) of the sum of the Revolving Domestic Commitments, the Canadian Commitments plus the outstanding portion of the FILO Loan, in each case represented by the sum of such Lender’s Aggregate Revolving Commitments plus the outstanding portion of the FILO Loan held by such Lender~~ at such time. If the commitment of each Lender to make Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 2.06 or Section 8.02 or if the Aggregate ~~Revolving~~Total Commitments have expired, then the Applicable Percentages of each Lender shall be determined based on the Applicable Percentages of such Lender most recently in effect, giving effect to any subsequent assignments. The initial Applicable Percentages of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

“Applicable Rate” means, at any time of calculation, the Applicable Margin for Loans which are LIBOR Rate Loans.

“Appraised Value” means the appraised orderly liquidation value, net of costs and expenses to be incurred in connection with any such liquidation, which value is expressed as a percentage of Cost of Eligible Inventory as set forth in the inventory stock ledger of the Domestic Loan Parties and the Canadian Borrower, which value shall be determined from time to time by the most recent appraisal undertaken by an independent appraiser engaged by the Administrative Agent.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender (c) an entity or an Affiliate of an entity that administers or manages a Lender, or (d) the same investment advisor or an advisor under common control with such Lender, Affiliate or advisor, as applicable.

~~“Arcadia” means Arcadia Beauty Labs LLC, a Delaware limited liability company, or any successor thereof.~~

~~“Arcadia Availability” means, as of any date of determination thereof by the Administrative Agent, the result, if a positive number, of:~~

~~(a) the Arcadia Borrowing Base~~

~~minus~~

~~(b) the aggregate unpaid balance of Credit Extensions to, or for the account of, the Borrowers and attributable to the Arcadia Borrowing Base.~~

~~For purposes hereof, all Credit Extensions to the Foreign Borrower based on the Domestic Borrowing Base shall be deemed to have been made on account of Arcadia Availability and shall be attributable to the Arcadia Borrowing Base.~~

~~“Arcadia Borrowing Base” means, at any time of calculation, an amount equal to:~~

~~(a) the Cost of Eligible Inventory of Arcadia, net of Inventory Reserves, multiplied by the Inventory Advance Rate multiplied by the Appraised Value of Eligible Inventory;~~

~~minus~~

~~(b) the then amount of all Availability Reserves applicable to Arcadia.~~

“Arrangers” mean Bank of America ~~and Wells Fargo Bank, National Association~~, JPMorgan Chase Bank, N.A. and Truist Securities, in their capacities as joint lead arrangers and ~~joint book managers, and Bank of America and JPMorgan Chase Bank, N.A., as joint lead arrangers and joint book managers for the First Amendment~~syndication agents.

“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit D or any other form approved by the Administrative Agent.

“Attributable Indebtedness” means, on any date, (a) in respect of any Capital Lease Obligation of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease or similar payments under the relevant lease or other applicable agreement or instrument that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease, agreement or instrument were accounted for as a capital lease.

“Audited Financial Statements” means the audited Consolidated balance sheet of the Parent and its Subsidiaries for the Fiscal Year ended September 30, ~~2019~~2020, and the related Consolidated statements of income or operations, Shareholders’ Equity and cash flows for such Fiscal Year of the Parent and its Subsidiaries, including the notes thereto.

“Auto-Extension Letter of Credit” shall have the meaning specified in Section 2.03(b)(iii).

“Availability Period” means the period from and including the Effective Date to the earliest of (a) the Maturity Date, (b) the date of termination of the Aggregate Total Commitments pursuant to Section 2.06, and (c) the date of termination of the Commitment of each Lender to make Loans and of the obligation of the L/C Issuer to make L/C Credit Extensions pursuant to Section 8.02.

“Availability Reserves” means such reserves as the Administrative Agent from time to time determines in its Permitted Discretion as being appropriate (a) to reflect the impediments to the Agents’ ability to realize upon the Collateral, (b) to reflect claims and liabilities that the Administrative Agent determines will need to be satisfied in connection with the realization upon the Collateral, (c) to reflect criteria, events, conditions, contingencies or risks which adversely affect any component of the Domestic Borrowing Base, Canadian ~~Borrowing Base, Arcadia Borrowing Base, the FILO~~ Borrowing Base or the assets, business, financial performance or financial condition of any Loan Party, or (d) to reflect that a Default or an Event of Default then exists. Without limiting the generality of the foregoing, Availability Reserves may include, in the Administrative Agent’s Permitted Discretion, (but are not limited to) reserves based on: (i) (A) rent for any Store locations, and (B) for each distribution center leased by a Loan Party unless the applicable lessor has delivered to the Collateral Agent or the Canadian Agent, as applicable, a Collateral Access Agreement; (ii) customs duties, and other costs to release Inventory which is being imported into the United States or Canada; (iii) outstanding Taxes and other governmental charges, including, without limitation, ad valorem, real estate, personal property, sales, claims of the PBGC and other Taxes which may have priority over the interests of the Collateral Agent or the Canadian Agent in any Collateral; (iv) salaries, wages, vacation pay and benefits due and owing to employees of any Loan Party, (v) Customer Credit Liabilities, (vi) customer deposits, (viii) reserves for reasonably anticipated changes in the Appraised Value of Eligible Inventory between appraisals, (viii) warehousemen’s, carrier’s or bailee’s charges and other Permitted Encumbrances which may have priority over the interests of the Collateral Agent or the Canadian Agent in any Collateral, (ix) amounts due to vendors on account of consigned goods (x) the Agents’ estimate of Canadian Priority Payable Reserves, (xi) reserves to reflect the liabilities and obligations of the Loan Parties with respect to Bank Products then provided or outstanding, and (xii) reserves to reflect the reasonably anticipated liabilities and obligations of the Loan Parties with respect to Cash Management Services then provided or outstanding. The amount of any Reserve established by the Administrative Agent hereunder shall have a reasonable relationship to the event, condition or other matter which is the basis for such Reserve. All such Reserves shall be established in good faith and without duplication for items already excluded from “Eligible Credit Card Receivables”, “Eligible Inventory” and “Eligible Trade Receivables” as set forth in the lettered clauses in the definitions thereof or reserves or criteria deducted in computing the Appraised Value of Eligible Inventory or the imposition of Inventory Reserves. To the extent required pursuant to Section 2.01(e), the Administrative Agent shall give the Borrowers three (3) Business Days prior written notice of the imposition of any Reserve and, upon delivery of such notice, the Administrative Agent shall be available to discuss the proposed Availability Reserves and the Borrowers may take such action as may be required so that the event, condition or other matter that is the basis for the Availability Reserve no longer exists or has been otherwise adequately addressed by the Borrowers to the reasonable satisfaction of the Administrative Agent.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if the then-current Benchmark is a term rate, any tenor for such Benchmark that is or may be used for determining the length of an Interest Period or (y) otherwise, any payment period for interest calculated with reference to such Benchmark, as applicable, pursuant to this Agreement as of such date.

“Average Daily Availability” shall mean the average daily Excess Availability for the immediately preceding Fiscal Quarter.

“BA Equivalent Loan” means any Canadian Loan in CD$ bearing interest at a rate determined by reference to the BA Rate in accordance with the provisions of Article II.

~~“BA Equivalent Loan Borrowing” means any Committed Borrowing comprised of BA Equivalent Loans.~~

“BA Rate” means, for the Interest Period of each BA Equivalent Loan, the higher of:

(i) the Rate Floor, and

(ii) the rate of interest per annum equal to the annual rates applicable to CD$ bankers’ acceptances having an identical or comparable term as the proposed BA Equivalent Loan displayed and identified as such on the display referred to as the “CDOR Page” (or any display substituted therefor) of Reuter Monitor Money Rates Service as at approximately 10:00 A.M. (Toronto time) on such day (or, if such day is not a Business Day, as of 10:00 A.M. (Toronto time) on the immediately preceding Business Day); provided that if such rates do not appear on the CDOR Page at such time on such date, the rate for such date will be the annual discount rate (rounded upward to the nearest whole multiple of 1/100 of 1%) as of 10:00 A.M. on such day at which a Canadian chartered bank listed on Schedule 1 of the Bank Act (Canada) as selected by the Canadian Agent is then offering to purchase CD$ bankers’ acceptances accepted by it having such specified term (or a term as closely as possible comparable to such specified term).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable ~~EEA~~ Resolution Authority in respect of any liability of an ~~EEA~~Affected Financial Institution.

“Bail-In Legislation” means~~,~~ with respect to (a) any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, or (b) the United Kingdom, Part I of the United Kingdom Banking Act 2009 and any other law applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bank of America” means Bank of America, N.A. and its successors.

“Bank of America-Canada Branch” means Bank of America, N.A. (acting through its Canada branch), a banking corporation carrying on business under the Bank Act (Canada).

“Bank of Canada Overnight Rate” means, on any date of determination, the rate of interest charged by the Bank of Canada on one-day Canadian dollar loans to financial institutions, for such date.

“Bank Products” means any services or facilities provided to the Parent or any of its Subsidiaries by any Person that, at the time such Person enters into a definitive agreement to provide such services or facilities, is the Administrative Agent, the Canadian Agent, any Lender, or any of their respective branches or Affiliates, including, without limitation, on account of (a) Swap Contracts and (b) leasing, but excluding Cash Management Services.

“Benchmark” means, initially, LIBOR; provided that if a replacement of the Benchmark has occurred pursuant to Section 3.03(b) then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate. Any reference to “Benchmark” shall include, as applicable, the published component used in the calculation thereof.

“Benchmark Replacement” means:

(1) For purposes of Section 3.03(b)(i), the first alternative set forth below that can be determined by the Administrative Agent:

(a) the sum of: (i) Term SOFR and (ii) 0.11448% (11.448 basis points) for an Available Tenor of one-month’s duration, 0.26161% (26.161 basis points) for an Available Tenor of three-months’ duration, 0.42826% (42.826 basis points) for an Available Tenor of six-months’ duration, and 0.71513% (71.513 basis points) for an Available Tenor of twelve-months’ duration, or

(b) the sum of: (i) Daily Simple SOFR and (ii) 0.11448% (11.448 basis points);

provided that, if initially LIBOR is replaced with the rate contained in clause (b) above (Daily Simple SOFR plus the applicable spread adjustment) and subsequent to such replacement, the Administrative Agent determines that Term SOFR has become available and is administratively feasible for the Administrative Agent in its sole discretion, and the Administrative Agent notifies the Borrowers and each Lender of such availability, then from and after the beginning of the Interest Period, relevant interest payment date or payment period for interest calculated, in each case, commencing no less than thirty (30) days after the date of such notice, the Benchmark Replacement shall be as set forth in clause (a) above; and

(2) For purposes of Section 3.03(b)(ii), the sum of (a) the alternate benchmark rate and (b) an adjustment (which may be a positive or negative value or zero), in each case, that has been selected by the Administrative Agent and the Borrowers as the replacement Benchmark giving due consideration to any evolving or then-prevailing market convention, including any applicable recommendations made by a Relevant Governmental Body, for U.S. dollar-denominated syndicated credit facilities at such time;

provided that, if the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than the Rate Floor, the Benchmark Replacement will be deemed to be the Rate Floor for the purposes of this Agreement and the other Loan Documents.

Any Benchmark Replacement shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such Benchmark Replacement shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Business Day,” the definition of “Interest Period,” the definition of “US Index Rate”, the definition of “U.S. Prime Rate,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Transition Event” means, with respect to any then-current Benchmark other than LIBOR, the occurrence of a public statement or publication of information by or on behalf of the administrator of the then-current Benchmark or a Governmental Authority with jurisdiction over such administrator announcing or stating that all Available Tenors are or will no longer be representative, or made available, or used for determining the interest rate of loans, or shall or will otherwise cease, provided that, at the time of such statement or publication, there is no successor administrator that is satisfactory to the Administrative Agent, that will continue to provide any representative tenors of such Benchmark after such specific date.

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Blocked Account” has the meaning specified in Section 6.12(a)(ii).

“Blocked Account Agreement” means, with respect to an account established by a Loan Party, an agreement, in form and substance satisfactory to the Administrative Agent and (if a party thereto) the Canadian Agent, establishing control (as defined in the UCC or other applicable Law) of such Blocked Account by the Administrative Agent (for the benefit of itself and the other Credit Parties) or the Canadian Agent (for the benefit of itself and the other Canadian Credit Parties) and whereby the bank maintaining such account agrees, upon the occurrence and during the continuance of a Trigger Event, to comply only with the instructions originated by the Administrative Agent or the Canadian Agent, as applicable, without the further consent of any Loan Party.

“Blocked Account Bank” means each bank with whom deposit accounts are maintained in which any funds of any of the Loan Parties from one or more DDAs are concentrated and with whom a Blocked Account Agreement has been, or is required to be, executed in accordance with the terms hereof.

“Borrower Materials” has the meaning specified in Section 6.02.

“Borrowers” means, collectively, the Domestic Borrowers~~,~~ and the Canadian Borrower ~~and the Foreign Borrower~~.

“Borrowing” means a Committed Borrowing~~,~~ or a Swing Line Borrowing~~, or the borrowing of the FILO Loan on the First Amendment Effective Date~~, as the context may require.

“Borrowing Base Certificate” means a certificate substantially in the form of Exhibit E hereto (with such changes therein as may be required by the Administrative Agent to reflect the components of and reserves against the Domestic ~~Borrowing Base or the FILO~~ Borrowing Base as provided for hereunder from time to time, and as may be required by the Canadian Agent to reflect the components of and reserves against the Canadian Borrowing Base as provided for hereunder from time to time), executed and certified as being accurate and complete, by a Responsible Officer of the Parent (with respect to the Domestic ~~Borrowing Base and the FILO~~ Borrowing Base) and the Canadian Borrower (with respect to the Canadian Borrowing Base) which shall include appropriate exhibits, schedules, supporting documentation, and additional reports as reasonably requested in advance by the Administrative Agent (with respect to the Domestic ~~Borrowing Base and the FILO~~ Borrowing Base) or the Canadian Agent (with respect to the Canadian Borrowing Base).

“Business Day” means (a) any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located and, (b) if such day relates to any LIBOR Rate Loan, means any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank market and the applicable Optional Currency in the relevant Eurocurrency Interbank Market, and (c) with respect to any Loan to be made in an Optional Currency, a day on which dealings in the relevant Optional Currency can be carried on in the principal financial center of the country in which such currency is legal tender, provided that when used in connection with any Loan by a Canadian Lender, the term “Business Day” shall also exclude any day on which banks are authorized or required by law to be closed in Toronto, Ontario, Canada~~, provided, however, that, with respect to notices and determinations in connection with, and payments of principal and interest on, Loans denominated in Euros, such day is also a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer System (TARGET) (or, if such clearing system ceases to be operative, such other clearing system (if any) determined by the Administrative Agent to be a suitable replacement) is open for settlement of payment in Euros~~.

“Canadian Agent” means Bank of America- Canada Branch, for its own benefit and the benefit of the other Canadian Credit Parties, or any successor Canadian agent.

“Canadian Agent’s Office” means the Canadian Agent’s address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Canadian Agent may from time to time notify the Canadian Borrower and the Canadian Lenders.

“Canadian Availability” means, as of any date of determination thereof, the result, if a positive number, of:

(a) the Canadian Loan Cap

minus

(b) the Canadian Total Outstandings on such date.

In calculating Canadian Availability at any time and for any purpose under this Agreement any amount calculated or referenced in Dollars shall also refer to the Equivalent Amount in CD$.

“Canadian Borrower” has the meaning specified in the introductory paragraph hereto and, ~~subject to the terms of this Agreement, includes the Foreign Borrower~~.

“Canadian Borrowing” means a Canadian Committed Borrowing made to the Canadian Borrower ~~or the Foreign Borrower (to the extent based on Canadian Availability)~~ or a Swing Line Borrowing made to the Canadian Borrower ~~or the Foreign Borrower (to the extent based on Canadian Availability)~~, as the context may require.

“Canadian Borrowing Base” means, at any time of calculation, an Equivalent Amount in Dollars equal to:

(a) the face amount of Eligible Credit Card Receivables of the Canadian Borrower multiplied by 90%;

plus

(b) the Cost of Eligible Inventory of the Canadian Borrower, net of Inventory Reserves, multiplied by the Inventory Advance Rate multiplied by the Appraised Value of Eligible Inventory of the Canadian Borrower;

plus

(c) the face amount of Eligible Trade Receivables of the Canadian Borrower multiplied by the Receivables Advance Rate;

minus

(d) the then amount of all Availability Reserves relating to the Canadian Borrower.

“Canadian Committed Borrowing” means a borrowing consisting of simultaneous Canadian Committed Loans of the same Type and, in the case of BA Equivalent Loans or LIBOR Rate Loans, having the same Interest Period made by each of the Canadian Lenders pursuant to Section 2.01.

“Canadian Committed Loan” means any loan at any time made by any Canadian Lender pursuant to Section 2.01.

“Canadian Commitments” means, as to each Canadian Lender, its obligation to (a) make Canadian Committed Loans to the Canadian Borrower pursuant to Section 2.01(b), (b~~) make Canadian Committed Loans to the Foreign Borrower pursuant to Section 2.01(c), (c~~) purchase participations in Canadian L/C Obligations, and (~~d~~c) purchase participations in Swing Line Loans made to the Canadian Borrower ~~and the Foreign Borrower (to the extent based on Canadian Availability)~~, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Canadian Lender’s name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Canadian Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Canadian Concentration Account” has the meaning specified in Section 6.12(c).

“Canadian Credit Extensions” mean each of the following: (a) a Canadian Borrowing and (b) a Canadian L/C Credit Extension.

“Canadian Credit Party” or “Canadian Credit Parties” means (a) individually, (i) each Canadian Lender and its branches and Affiliates, (ii) the Canadian Agent and its Affiliates, (iii) each L/C Issuer of any Canadian Letter of Credit, (iv) the Arrangers, (v) each beneficiary of any indemnification obligation undertaken by any Loan Party under any Loan Document with respect to the Canadian Liabilities, (vi) each holder of any Other Canadian Liabilities, and (vii) the successors and assigns of each of the foregoing, and (b) collectively, all of the foregoing.

“Canadian L/C Borrowing” means an extension of credit resulting from a drawing under any Canadian Letter of Credit which has not been reimbursed on or prior to the date required to be reimbursed by the Canadian Borrower ~~or the Foreign Borrower, as applicable~~, pursuant to Section 2.03(c)(i) or refinanced as a Canadian Committed Borrowing.

“Canadian L/C Credit Extension” means, with respect to any Canadian Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

“Canadian L/C Obligations” means, as at any date of determination and without duplication, the aggregate Stated Amount of all outstanding Canadian Letters of Credit plus the aggregate of all Unreimbursed Amounts under Canadian Letters of Credit, including all Canadian L/C Borrowings.

“Canadian Lenders” means the Lenders having Canadian Commitments from time to time or at any time. Any Person may be a Canadian Lender only if it is a financial institution that is listed on Schedule I, II or III of the Bank Act (Canada), has received an approval to have a financial establishment in Canada pursuant to Section 522.21 of the Bank Act (Canada), is not a foreign bank for purposes of the Bank Act (Canada), or is not prohibited by applicable law, including the Bank Act (Canada), from having a Canadian Commitment or making any Canadian Loans or having any LC Exposure with respect to Canadian Letters of Credit under this Agreement.

“Canadian Letter of Credit” means each Letter of Credit issued hereunder for the account of the Canadian Borrower ~~or the Foreign Borrower~~.

“Canadian Letter of Credit Sublimit” means an amount equal to $10,000,000. The Canadian Letter of Credit Sublimit is part of, and not in addition to, the Canadian Total Commitments. A permanent reduction of the Canadian Total Commitments shall not require a corresponding pro rata reduction in the Canadian Letter of Credit Sublimit; provided, however, that if the Canadian Total Commitments are reduced to an amount less than the Canadian Letter of Credit Sublimit, then the Canadian Letter of Credit Sublimit shall be reduced to an amount equal to (or, at the Canadian Borrower’s option, less than) the Canadian Total Commitments.

“Canadian Liabilities” means (a) all advances to, and debts (including principal, interest, fees, costs, and expenses), liabilities, obligations, covenants, indemnities, and duties of, any Canadian Loan Party arising under any Loan Document or otherwise with respect to any Canadian Loan or Canadian Letter of Credit (including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral therefor), whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest, fees, costs, expenses and indemnities that accrue after the commencement by or against any Canadian Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding~~,~~ and (b) any Other Canadian Liabilities~~, and (c) the Foreign Liabilities to the extent of any direct Borrowing by the Foreign Borrower or issuance of any Letter of Credit for the account of the Foreign Borrower based on Canadian Availability, in accordance with Section 2.01(c)~~.

“Canadian Loan” means an extension of credit by a Canadian Lender to the Canadian Borrower ~~or the Foreign Borrower (to the extent based on Canadian Availability)~~ under Article II in the form of a Committed Loan or a Swing Line Loan.

“Canadian Loan Cap” means, at any time of determination, the lesser of (a) the Canadian Total Commitments and (b) the Canadian Borrowing Base.

“Canadian Loan Parties” means, collectively, the Canadian Borrower, ~~the Foreign Borrower~~ and each Canadian Subsidiary that is a Guarantor of the Canadian Liabilities. “Canadian Loan Party” means any one of such Persons.

“Canadian Note” means a promissory note made by the Canadian Borrower in favor of a Canadian Lender evidencing Canadian Loans made by such Canadian Lender, substantially in the form of Exhibit C-1.

“Canadian Overadvance” means a Canadian Credit Extension to the extent that, immediately after the making of such Canadian Credit Extension, the aggregate principal balance of all Canadian Total Outstandings exceeds the Canadian Loan Cap as then in effect.

“Canadian Pension Plan” means a pension plan that is registered under the Pension Benefits Act (Ontario) or other applicable pension benefits standards legislation of another Canadian province or territory and the Income Tax Act (Canada) and that is (a) maintained or sponsored by any Canadian Loan Party or any Canadian Subsidiary for its employees, (b) maintained pursuant to a collective bargaining agreement, or other arrangement under which more than one employer makes contributions and to which any Canadian Loan Party or any Canadian Subsidiary is making or accruing an obligation to make contributions, or (c) a plan with respect to which any Canadian Loan Party has incurred or may incur liability, including contingent liability either to such plan or to any Person or Governmental Authority, including the ~~FSCO~~FSRA. For purposes of clarity, “Canadian Pension Plan” shall not include the group registered retirement savings plan in which the employees of any Canadian Loan Party or any Canadian Subsidiary participate and which is not subject to any pension benefits standards legislation or the registered pension plan provisions of the Income Tax Act (Canada).

“Canadian Prime Rate” means, for any day, the greater of (i) a fluctuating rate of interest per annum equal to the rate of interest in effect for such day as publicly announced from time to time by Bank of America-Canada Branch as its reference rate of interest for loans made in CD$ and designated as its “prime” rate being a rate set by Bank of America-Canada Branch based upon various factors, including Bank of America-Canada Branch’s costs and desired return, general economic conditions and other factors and is used as a reference point for pricing some loans; provided that in the event that the Bank of America-Canada Branch (including any successor or assignor) does not at any time publicly announce a prime rate, such rate shall be the “prime rate” publicly announced by a Schedule 1 chartered bank in Canada selected by the Canadian Agent, (ii) the Bank of Canada Overnight Rate, plus 0.50%, and (iii) the BA Rate for a one month Interest Period as determined on such day, plus 1.0%; and provided, further, in all events, such Canadian Prime Rate shall not be less than 0%. Any change in the prime rate announced by ~~the~~ Bank of America-Canada Branch shall take effect at the opening of business on the day specified in the public announcement of such change. Each interest rate based on the Canadian Prime Rate hereunder, shall be adjusted simultaneously with any change in the Canadian Prime Rate.

“Canadian Prime Rate Loan” means a Revolving Loan that bears interest based on the Canadian Prime Rate.

“Canadian Priority Payable Reserves” means, at any time, without duplication, the obligations, liabilities and indebtedness at such time which have, or would in any proceeding have, a trust, deemed trust, right of garnishment, right of distress, charge or statutory Lien imposed to provide for payment or Liens ranking or capable of ranking senior to or pari passu with Liens securing the Canadian Liabilities on any of the Collateral under federal, provincial, state, county, territorial, municipal, or local law including, to the extent that there is such a trust, statutory Liens or Liens in respect of the specified item that has or is capable of having such rank, claims for unremitted and accelerated rents, utilities, taxes (including sales taxes and goods and services taxes (“GST”) and harmonized sales taxes (“HST”), value added taxes, amounts deducted or withheld or not paid and remitted when due under the Income Tax Act (Canada), excise taxes, taxes payable pursuant to Part IX of the Excise Tax Act (Canada) or similar provincial or territorial Law), the claims of a clerk, servant, travelling salesperson, labourer or worker (whether full-time or part-time) who is owed wages (including any amounts protected by the Wage Earner Protection Program Act (Canada)), salaries, commissions, disbursements, compensation or other amounts (such as union dues payable on behalf of employees) by the Loan Parties (but only to the extent that the claims of such parties may rank or be capable of ranking senior to or pari passu with Liens securing the Obligations on any of the Collateral), vacation pay, severance pay, employee source deductions, workers’ compensation obligations, government royalties or pension fund obligations (including claims of ~~FSCO~~FSRA and all amounts currently or past due and not contributed, remitted or paid with respect to any Canadian Pension Plan or under the Canada Pension Plan or the Pension Benefits Act of Ontario (or other applicable pension benefits standards legislation of another Canadian province or territory), and any amounts representing any unfunded liability, solvency deficiency or wind up deficiency with respect to any Canadian Pension Plan) (but only to the extent ranking or capable of ranking senior to or pari passu with Liens securing the Obligations on any of the Collateral), together with the aggregate value, determined in accordance with GAAP, of all Eligible Inventory which may be or may become subject to a right of a supplier to recover possession thereof or to exercise rights of revendication with respect thereto under any federal, provincial, state, county, municipal, territorial or local law, where such supplier’s right may have priority over Liens securing the Obligations including Eligible Inventory subject to a right of a supplier to repossess goods pursuant to Section 81.1 of the BIA or the Civil Code of Québec.

“Canadian Security Documents” means each General Security Agreement, any deed of hypothec granted pursuant to the laws of the Province of Québec and each other security agreement or other instrument or document governed by the laws of any Canadian province and executed and delivered by any Canadian Loan Party to the Canadian Agent pursuant to this Agreement or any other Loan Document granting a Lien on assets of any Canadian Loan Party for the benefit of the Canadian Credit Parties, as security for the Canadian Liabilities.

“Canadian Subsidiary” means any Subsidiary that is organized under the laws of Canada or any province or territory thereof.

“Canadian Swing Line Note” means the promissory note of the Canadian Borrower substantially in the form of Exhibit C-3, payable to the order of the applicable Swing Line Lender, evidencing the Swing Line Loans made by the Swing Line Lender to the Canadian Borrower ~~or to the Foreign Borrower (to the extent based on Canadian Availability)~~.

“Canadian Swing Line Sublimit “ means an amount equal to the lesser of (a) $10,000,000 and (b) the Canadian Total Commitments. The Canadian Swing Line Sublimit is part of, and not in addition to, the Canadian Total Commitments.

“Canadian Total Commitments” means the aggregate of the Canadian Commitments of all Canadian Lenders. On the ~~First~~Third Amendment Effective Date, the Canadian Total Commitments are $~~25,000,000~~40,000,000 .

“Canadian Total Outstandings” means, without duplication, the aggregate Outstanding Amount of all Canadian Loans and all Canadian L/C Obligations.

“Capital Expenditures” means, with respect to any Person for any period, (a) all expenditures made (whether made in the form of cash or other property) or costs incurred for the acquisition or improvement of fixed or capital assets of such Person (excluding normal replacements and maintenance which are properly charged to current operations), in each case that are (or should be) set forth as capital expenditures in a Consolidated statement of cash flows of such Person for such period, in each case prepared in accordance with GAAP, and (b) Capital Lease Obligations incurred by a Person during such period.

“Capital Lease Obligations” means, with respect to any Person for any period, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as liabilities on a balance sheet of such Person under GAAP and the amount of which obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Cash Collateral Account” means (i) in the case of the Domestic L/C Obligations, an account established by one or more of the Domestic Borrowers with the Administrative Agent, for its own benefit and the benefit of the other Domestic Credit Parties, at Bank of America under the sole and exclusive dominion and control of the Administrative Agent, in the name of the Administrative Agent or as the Administrative Agent shall otherwise direct, in which deposits are required to be made by the Domestic Borrowers in respect of the Domestic L/C Obligations in accordance with Section 2.03(g) or 8.02(c); and (ii) in the case of the Canadian L/C Obligations, an account established by the Canadian Borrower with the Canadian Agent, for its own benefit and the benefit of the other Canadian Credit Parties, at Bank of America-Canada Branch under the sole and exclusive dominion and control of the Canadian Agent, in the name of the Canadian Agent or as the Canadian Agent shall otherwise direct, in which deposits are required to be made by the Canadian Borrower in respect of the Canadian L/C Obligations in accordance with Section 2.03(g) or 8.02(c).

“Cash Collateralize” has the meaning specified in Section 2.03(g). Derivatives of such term have corresponding meanings.

“Cash Management Services” means any cash management services or facilities provided to the Parent or any of its Subsidiaries by the Administrative Agent, the Canadian Agent or any Lender or any of their respective branches or Affiliates, including, without limitation, on account of: (a) ACH transactions, (b) controlled disbursement services, treasury, depository, overdraft, and electronic funds transfer services, (c) foreign exchange facilities, (d) credit card processing services, (e) purchase cards (f) electronic payables, and (g) credit or debit cards.

“CD$” or “Canadian Dollars” means lawful money of Canada.

“CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. § 9601 et seq.

“CERCLIS” means the Comprehensive Environmental Response, Compensation, and Liability Information System maintained by the United States Environmental Protection Agency.

“CFC” means a Person that is a controlled foreign corporation under Section 957 of the Code.

“Change in Law” means the occurrence, after the Effective Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided however, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means an event or series of events by which:

(a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, shall be, directly or indirectly, the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)) of shares of Voting Stock having more than 50% of the total voting power of all outstanding shares of Holdings (taking into account all such Equity Interests that such “person” or “group” has the right to acquire pursuant to any option right); or

(b) the Continuing Directors shall cease to constitute a majority of the members of the Board of Directors of Holdings; or

(c) any “change in control” as defined in the Term Loan Agreement or the Notes Indenture; or

(d) Holdings fails at any time to own, directly or indirectly, 100% of the Equity Interests of the Parent free and clear of all Liens, except where such failure is as a result of a transaction permitted by the Loan Documents; or

(e) the Parent fails at any time to own, directly or indirectly, 100% of the Equity Interests of each other Loan Party free and clear of all Liens (other than the Liens in favor of the Collateral Agent or the Canadian Agent, as the case may be), except where such failure is as a result of a transaction permitted by the Loan Documents.

“Code” means the Internal Revenue Code of 1986, and the regulations promulgated thereunder, as amended and in effect.

“Collateral” means any and all “Collateral” as defined in any applicable Security Document and all other property of any Loan Party that is or is intended under the terms of the Security Documents to be subject to Liens in favor of the Collateral Agent (for the benefit of itself and the other Credit Parties) or the Canadian Agent (for the benefit of itself and the other Canadian Credit Parties), as applicable.

“Collateral Access Agreement” means an agreement reasonably satisfactory in form and substance to the Agents executed by (a) a bailee or other Person in possession of Collateral, or (b) any landlord of Real Estate leased by any Loan Party, pursuant to which such Person (i) acknowledges the Collateral Agent’s or Canadian Agent’s, as applicable, Lien on the Collateral, (ii) releases or subordinates such Person’s Liens in the Collateral held by such Person or located on such Real Estate, (iii) provides the applicable Agent with access to the Collateral held by such bailee or other Person or located in or on such Real Estate, (iv) as to any landlord, provides the applicable Agent with a reasonable time to sell and dispose of the Collateral from such Real Estate, and (v) makes such other agreements with the Agents as the Agents may reasonably require.

“Collateral Agent” means Bank of America, acting in such capacity for its own benefit and the ratable benefit of the other Domestic Credit Parties.

“Combined Borrowing Base” means the sum of the Domestic Borrowing Base~~,~~ and the Canadian Loan Cap ~~and the FILO Borrowing Base~~.

“Commercial Letter of Credit” means any letter of credit or similar instrument (including, without limitation, bankers’ acceptances) issued for the purpose of providing the primary payment mechanism in connection with the purchase of any materials, goods or services by a Loan Party in the ordinary course of business of such Loan Party.

“Commitment” means, as to each Lender, its Revolving Domestic Commitment~~,~~ and its Canadian ~~Commitment and its FILO~~ Commitment.

“Commitment Increase” shall have the meaning provided in Section 2.15.

“Committed Borrowing” means each Canadian Committed Borrowing and each Domestic Committed Borrowing.

“Committed Loan” means any loan at any time made by any Revolving Domestic Lender and any Canadian Lender (including, without limitation, any Domestic Committed Loan and any Canadian Committed Loan) pursuant to Section 2.01.

“Committed Loan Notice” means a notice of (a) a Committed Borrowing, (b) a Conversion of Committed Loans from one Type to the other, or (c) a continuation of LIBOR Rate Loans or BA Equivalent Loans, pursuant to Section 2.02(b), which, if in writing, shall be substantially in the form of Exhibit A-1 (Domestic Committed Loan Notice) or Exhibit A-2 (Canadian Committed Loan Notice), as applicable.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.).

“Communication” has the meaning specified in Section 10.06.

“Compliance Certificate” means a certificate substantially in the form of Exhibit F.

“Concentration Accounts” means, collectively, the Canadian Concentration Account and the Domestic Concentration Account.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated” means, when used to modify a financial term, test, statement, or report of a Person, the application or preparation of such term, test, statement or report (as applicable) based upon the consolidation, in accordance with GAAP, of the financial condition or operating results of such Person and its Subsidiaries.

“Consolidated EBITDA” means, at any date of determination, an amount equal to Consolidated Net Income of Holdings and its Subsidiaries on a Consolidated basis for the most recently completed Measurement Period, plus (a) the following to the extent deducted in calculating such Consolidated Net Income: (i) Consolidated Interest Charges, (ii) the provision for Federal, state, local and foreign income Taxes, (iii) depreciation and amortization expense and, (iv) all other non-cash charges and non-cash losses, including all non-cash compensation to officers, directors and employees paid in the form of Equity Interests and all write-downs of assets and goodwill, (v) all cash expenses incurred in connection with (A) any capital markets transaction (including any merger or acquisition transaction) for the issuance of debt, equity or convertible security, and (B) the issuance of any Indebtedness (including the Obligations), (vi) losses incurred in any Disposition, (vii) fees, cash and expenses incurred in the early extinguishment of Indebtedness, (viii) non-cash losses or non-cash reserves incurred from or by discontinued operations, (ix) any loss accounted for by the equity method of accounting, net of any Investments made by Holdings or any of its Subsidiaries in the Person which has incurred such loss during such Measurement Period, (x) non-cash fees and expense reimbursements paid to members of the Board of Directors in connection with their service on such Board of Directors, and (xi) only with respect to determining compliance with Section 7.13 hereof, any Specified Equity Contribution, minus (b) the following to the extent included in calculating such Consolidated Net Income: (i) Federal, state, provincial, territorial, municipal, local and foreign income tax credits and (ii) all non-cash items increasing Consolidated Net Income (in each case of or by the Holdings and its Subsidiaries for such Measurement Period), all as determined on a Consolidated basis in accordance with GAAP.

“Consolidated Fixed Charge Coverage Ratio” means, at any date of determination, the ratio of (a) (i) Consolidated EBITDA for such period minus (ii) the unfinanced portion of all Capital Expenditures (excluding any Capital Expenditure made with all or any portion of the proceeds, applied within twelve months of receipt thereof, from (x) any casualty insurance, condemnation or eminent domain, or (y) any sale of assets (other than Inventory) and excluding (z) any Capital Expenditure made with all or any portion of the proceeds from the sale of Equity Interests, provided that any such Capital Expenditure is made or committed to be made within six (6) months after the date of receipt of the initial proceeds from the sale of such Equity Interests) minus (iii) the aggregate amount of Federal, state, provincial, territorial, municipal, local and foreign income taxes paid in cash during such period to (b) the Debt Service Charges, in each case, of or by Holdings and its Subsidiaries for the most recently completed Measurement Period, all as determined on a Consolidated basis in accordance with GAAP.

“Consolidated Funded Indebtedness” means, as of any date of determination, for Holdings and its Subsidiaries on a Consolidated basis, without duplication, the sum of (a) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including Obligations hereunder) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (b) all purchase money Indebtedness, (c) all direct obligations arising under letters of credit (including standby and commercial), bankers’ acceptances and bank guaranties, (d) all obligations in respect of the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business), (e) all Attributable Indebtedness, and (f) all Indebtedness of the types referred to in clauses (a) through (f) above of any partnership (other than a joint venture that is itself a corporation or limited liability company) in which Holdings or any of its Subsidiaries is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse to the Holdings and such Subsidiary. For the avoidance of doubt, “Consolidated Funded Indebtedness” shall not include undrawn commitments for Obligations hereunder.

“Consolidated Interest Charges” means, for any Measurement Period, the sum of (a) all interest, premium payments, debt discount, fees, charges and related expenses in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net costs under Swap Contracts, but excluding any non-cash or deferred interest financing costs and expense, and (b) the portion of rent expense with respect to such period under Capital Lease Obligations that is treated as interest in accordance with GAAP, minus interest income (accrued and received or receivable in cash for such period), in each case of or by Holdings and its Subsidiaries for the most recently completed Measurement Period, all as determined on a Consolidated basis in accordance with GAAP.

“Consolidated Net Income” means, as of any date of determination, the net income of Holdings and its Subsidiaries for the most recently completed Measurement Period, all as determined on a Consolidated basis in accordance with GAAP, provided, however, that there shall be excluded (a) all extraordinary and/or non-recurring and/or unusual gains, losses, items, credits and expenses for such Measurement Period, (b) the income (or loss) of any Person during such Measurement Period in which any Person (other than any Subsidiary of Holdings) has a joint interest, except to the extent of the amount of cash dividends or other distributions actually paid in cash to Holdings and its Subsidiaries during such period, (c) the income (or loss) of any Person during such Measurement Period and accrued prior to the date it becomes a Subsidiary of Holdings or any of its Subsidiaries or is merged into or consolidated with Holdings or any of its Subsidiaries or that Person’s assets are acquired by Holdings or any of its Subsidiaries, and (d) the income of any direct or indirect Subsidiary of Holdings and its Subsidiaries to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its Organization Documents or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, except that Holdings’ and its Subsidiaries’ equity in any net loss of any such Subsidiary for such Measurement Period shall be included in determining Consolidated Net Income.

“Continuing Directors” means the directors of Holdings on the Effective Date and each other director if, in each case, such other director’s nomination for election to the board of directors of Holdings is recommended by at least a majority of the then Continuing Directors.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Convert”, “Conversion” and “Converted” each refers to a conversion of Committed Loans of one Type into Committed Loans of the other Type.

“Cost” means the lower of cost or market value of Inventory, based upon the Borrowers’ accounting practices, known to the Administrative Agent, which practices are in effect on the Effective Date as such calculated cost is determined from invoices received by the Borrowers, the Borrowers’ purchase journals or the Borrowers’ stock ledger. “Cost” does not include inventory capitalization costs or other non-purchase price charges (such as freight) used in the Borrowers’ calculation of cost of goods sold.

“Covenant Compliance Event “ means either (a) that an Event of Default has occurred and is continuing, or (b) Excess Availability is less than the greater of (i) 10% of the Loan Cap ~~(as calculated without giving effect to the FILO Push Down Reserve)~~, or (ii) $~~48,000,000~~40,000,000. For purposes hereof, the occurrence of a Covenant Compliance Event shall be deemed continuing (A) so long as such Event of Default has not been waived, and/or (B) if the Covenant Compliance Event arises as a result of the Borrowers’ failure to achieve Excess Availability as required hereunder, until Excess Availability has exceeded the greater of (x) 10% of the Loan Cap ~~(as calculated without giving effect to the FILO Push Down Reserve)~~, or (y) $~~48,000,000~~40,000,000 for thirty (30) consecutive Business Days, in which case a Covenant Compliance Event shall no longer be deemed to be continuing for purposes of this Agreement. The termination of a Covenant Compliance Event as provided herein shall in no way limit, waive or delay the occurrence of a subsequent Covenant Compliance Event in the event that the conditions set forth in this definition again arise.

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning specified in Section 10.31.

“Credit Card Notifications” has the meaning specified in Section 6.12(a)(i).

“Credit Card Receivables” means each “payment intangible” (as defined in the UCC) and each Account, together with all income, payments and proceeds thereof, owed by a major credit or debit card issuer (including, but not limited to, Visa, MasterCard and American Express and such other issuers approved by the Administrative Agent) to a Domestic Loan Party or to the Canadian Borrower resulting from charges by a customer of such Loan Party on credit or debit cards issued by such issuer in connection with the sale of goods by such Loan Party, or services performed by such Loan Party, in each case in the ordinary course of its business.

“Credit Extension” means each of (a) a Canadian Credit Extension and (b) a Domestic Credit Extension.

“Credit Party” or “Credit Parties” means collectively, each Canadian Credit Party and each Domestic Credit Party.

“Credit Party Expenses” means: (a) all reasonable and documented out-of-pocket expenses incurred by any of the Agents and their respective Affiliates, in connection with this Agreement and the other Loan Documents, including, without limitation (but in any event subject to the limitations described below), (i) the reasonable and documented actual fees, charges and disbursements of (A) counsel for any of the Agents and their Affiliates (limited to not more than one primary counsel~~,~~ and one Canadian ~~counsel and one European~~ counsel and necessary local counsel (limited to one local counsel for each other jurisdiction)), (B) outside consultants for any of the Agents (solely after the occurrence of an Event of Default), (C) appraisers (but only to the extent expressly provided to be paid by the Borrowers as set forth in this Agreement or the other Loan Documents), (D) commercial finance examinations (but only to the extent expressly provided to be paid by the Borrowers as set forth in this Agreement or the other Loan Documents), and (E) all such out-of-pocket expenses incurred during any workout or restructuring negotiations in respect of the Obligations, and (ii) all reasonable and documented out-of-pocket expenses incurred in connection with (A) the syndication of the credit facility provided for herein, (B) the preparation, negotiation, administration, management, execution and delivery of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (C) the enforcement or protection of their rights in connection with this Agreement or the other Loan Documents or efforts to preserve, protect, collect, or enforce the Collateral or in connection with any proceeding under any Debtor Relief Laws, or (D) any workout or restructuring negotiations in respect of any Obligations; and (b) with respect to each L/C Issuer, all reasonable and documented out-of-pocket expenses incurred in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder; and (c) all reasonable and documented out-of-pocket expenses incurred by the Credit Parties who are not the Agents, the L/C Issuer or any Affiliate of any of them in connection with the enforcement of the Credit Parties’ rights and remedies under any of the Loan Documents or applicable Law including in the course of any work-out or restructuring of the Loans or other Obligations during the pendency of any Event of Default, provided that such Credit Parties shall be entitled to reimbursement for no more than one counsel representing all such Credit Parties (absent a conflict of interest in which case the Credit Parties may engage and be reimbursed for additional counsel).

“Current Assets Collateral” means all the “ABL Priority Collateral” as defined in the Intercreditor Agreement.

“Customer Credit Liabilities” means at any time, the aggregate remaining value at such time of (a) outstanding gift certificates and gift cards of the Borrowers entitling the holder thereof to use all or a portion of the certificate or gift card to pay all or a portion of the purchase price for any Inventory, and (b) outstanding merchandise credits of the Borrowers.

“Daily Simple SOFR” with respect to any applicable determination date means the secured overnight financing rate (“SOFR”) published on such date by the Federal Reserve Bank of New York, as the administrator of the benchmark (or a successor administrator) on the Federal Reserve Bank of New York’s website (or any successor source).

“DDA” means each checking, savings or other demand deposit account maintained by any of the Loan Parties. All funds in each DDA shall be conclusively presumed to be Collateral and proceeds of Collateral and the Agents and the Lenders shall have no duty to inquire as to the source of the amounts on deposit in any DDA.

“Debt Service Charges” means for any Measurement Period, the sum of (a) Consolidated Interest Charges paid or required to be paid for such Measurement Period, plus (b) principal payments required to be made on account of Indebtedness (excluding the Obligations, any Synthetic Lease Obligations and any Indebtedness which has been refinanced at its maturity, but including, without limitation, Capital Lease Obligations), all payments of excess cash flow on account of any Indebtedness, and the full amount of any non-recourse Indebtedness, and scheduled mandatory payments on account of Disqualified Stock (whether in the nature of dividends, redemption, repurchase or otherwise) required to be made during such period for such Measurement Period, in each case determined on a Consolidated basis in accordance with GAAP.

“Debtor Relief Laws” means each of (i) the Bankruptcy Code of the United States, (ii) the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada) and the Winding-up and Restructuring Act (Canada), and (iii) all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States, Canada (including corporate statutes), or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate “ means (a) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Rate plus two percent (2%) per annum, and (b) otherwise, when used with respect to Obligations, the Canadian ~~Liabilities or the Foreign~~ Liabilities, an interest rate two percent (2%) per annum in excess of the rate then applicable to such Obligation~~,~~ or Canadian ~~Liability or Foreign~~ Liability.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender” means, subject to Section 2.16(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder (other than as a result of a good faith dispute), or (ii) pay to the Agents, the L/C Issuer, the Swing Line Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swing Line Loans) within two Business Days of the date when due (other than as a result of a good faith dispute), (b) has notified any Borrower, any Agent, the L/C Issuer or the Swing Line Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect, (c) has failed, within two Business Days after written request by the Administrative Agent or any Borrower, to confirm in writing to the Administrative Agent and the Borrowers that it will comply with its prospective funding obligations hereunder ( provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrowers), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (iii) has become the subject of a Bail-In Action, unless, in the case of any Lender subject to this clause (d), the Administrative Agent shall have determined that such Lender intends, and has all approvals required to enable it, to continue to perform its obligations as a Lender hereunder; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.16(b)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Borrowers, the L/C Issuer, the Swing Line Lender and each other Lender promptly following such determination.

“Designated Jurisdiction” means any country or territory to the extent that such country or territory is the subject of any Sanction.

“Determination Date” shall mean the date upon which each of the following has occurred:

(a) The Canadian Commitments and/or the Revolving Domestic Commitments have been terminated by the Required Lenders (or are deemed terminated) upon the occurrence of an Event of Default; and

(b) The Obligations~~, the Foreign Liabilities~~ and/or the Canadian Liabilities have been declared to be due and payable (or has become automatically due and payable) and have not been paid in accordance with the terms of this Agreement.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction and any sale, transfer, license or other disposition of (whether in one transaction or in a series of transactions and whether effected pursuant to a Division or otherwise)) of any property (including, without limitation, any Equity Interests) by any Person (or the granting of any option or other right to do any of the foregoing), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Disqualified Stock” means any Equity Interest that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is ninety-one (91) days after the date on which the Loans mature. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Agreement will be the maximum amount that Holdings and its Subsidiaries may become obligated to pay upon maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock or portion thereof, plus accrued dividends.

“Dividing Person” has the meaning assigned to it in the definition of “Division.”

“Division” means the division of the assets, liabilities and/or obligations of a Person (the “Dividing Person”) among two or more Persons (whether pursuant to a “plan of division” or similar arrangement), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive.

“Dollars” and “$” mean lawful money of the United States.

“Domestic Availability” means, as of any date of determination thereof by the Administrative Agent, the result, if a positive number, of:

(a) The Revolving Domestic Loan Cap

Minus

(b) The aggregate unpaid balance of Credit Extensions ~~(other than a FILO Loan)~~ to, or for the account of, the Borrowers.

“Domestic Borrowers” means each of Sally Holdings LLC, Beauty Systems Group LLC~~,~~ and Sally Beauty Supply LLC ~~and, subject to the terms of this Agreement (but excluding for purposes of the FILO Loan), the Foreign Borrower~~.

“Domestic Borrowing” means a Domestic Committed Borrowing~~,~~ or a Swing Line Borrowing made to the Domestic Borrowers ~~or the Foreign Borrower (to the extent based on Domestic Availability) or the borrowing of the FILO Loan on the First Amendment Effective Date~~, as the context may require.

“Domestic Borrowing Base” means, at any time of calculation, an amount equal to:

(a) the face amount of Eligible Credit Card Receivables of the Domestic Loan Parties multiplied by 90%;

plus

(b) the Cost of Eligible Inventory of the Domestic Loan Parties, net of Inventory Reserves, multiplied by the Inventory Advance Rate multiplied by the Appraised Value of Eligible Inventory of the Domestic Loan Parties;

plus

(c) the face amount of Eligible Trade Receivables of the Domestic Loan Parties multiplied by the Receivables Advance Rate;

minus

(d) the then amount of all Availability Reserves~~;~~.

~~minus~~

~~(e) the then amount of the FILO Push Down Reserve.~~

“Domestic Committed Borrowing” means a borrowing consisting of simultaneous Domestic Committed Loans of the same Type and, in the case of LIBOR Rate Loans, having the same Interest Period made by each of the Revolving Domestic Lenders pursuant to Section 2.01.

“Domestic Committed Loan” means any loan at any time made by any Revolving Domestic Lender pursuant to Section 2.01.

“Domestic Concentration Account” has the meaning specified in Section 6.12(c).

“Domestic Credit Extensions” mean each of the following: (a) a Domestic Borrowing and (b) a Domestic L/C Credit Extension.

“Domestic Credit Party” or “Domestic Credit Parties “ means (a) individually, (i) each Domestic Lender and its Affiliates, (ii) the Administrative Agent and its Affiliates, (iii) each L/C Issuer of any Domestic Letter of Credit, (iv) the Arrangers, (v) each beneficiary of any indemnification obligation undertaken by any Loan Party under any Loan Document with respect to the Obligations, (vi) each holder of any Other Domestic Liabilities, and (vii) the successors and assigns of each of the foregoing, and (b) collectively, all of the foregoing.

“Domestic L/C Borrowing” means an extension of credit resulting from a drawing under any Domestic Letter of Credit which has not been reimbursed on or prior to the date required to be reimbursed by the Domestic Borrowers ~~or by the Foreign Borrower~~ pursuant to Section 2.03(c)(i) or refinanced as a Domestic Committed Borrowing.

“Domestic L/C Credit Extension” means, with respect to any Domestic Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

“Domestic L/C Obligations” means, as at any date of determination and without duplication, the aggregate Stated Amount of all outstanding Domestic Letters of Credit plus the aggregate of all Unreimbursed Amounts under Domestic Letters of Credit, including all Domestic L/C Borrowings.

“Domestic Lenders” means the Revolving Domestic Lenders ~~and the FILO Lenders~~.

“Domestic Letter of Credit “ means each Letter of Credit issued hereunder for the account of the Domestic Borrowers ~~or the Foreign Borrower (to the extent based on Domestic Availability)~~.

“Domestic Letter of Credit Sublimit” means an amount equal to $70,000,000. The Domestic Letter of Credit Sublimit is part of, and not in addition to, the Revolving Domestic Total Commitments. A permanent reduction of the Revolving Domestic Total Commitments shall not require a corresponding pro rata reduction in the Domestic Letter of Credit Sublimit; provided, however, that if the Revolving Domestic Total Commitments are reduced to an amount less than the Domestic Letter of Credit Sublimit, then the Domestic Letter of Credit Sublimit shall be reduced to an amount equal to (or, at Parent’s option, less than) the Revolving Domestic Total Commitments.

“Domestic Loan Parties” means, collectively, the Domestic Borrowers and each Domestic Subsidiary that is a Guarantor of the Obligations. “Domestic Loan Party” means any one of such Persons.

“Domestic Note” means a promissory note made by the Domestic Borrowers in favor of a Revolving Domestic Lender evidencing Revolving Domestic Loans made by such Revolving Domestic Lender, substantially in the form of Exhibit C-2.

“Domestic Overadvance” means a Domestic Credit Extension ~~(other than the making of the FILO Loan)~~ to the extent that, immediately after the making of such Domestic Credit Extension, the aggregate principal balance of all Domestic Credit Extensions then outstanding exceeds the Revolving Domestic Loan Cap as then in effect.

~~“Domestic Parallel Debt” has the meaning specified in Section 9.18.~~

“Domestic Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by a Loan Party or any ERISA Affiliate or to which a Loan Party or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

“Domestic Prime Rate Loan” means a Loan that bears interest based on the U.S. Prime Rate.

~~“Domestic Principal Obligations” means the Obligations owing to the Credit Parties (other than the Domestic Parallel Debt and the Obligations of the Domestic Loan Parties).~~

“Domestic Swing Line Note” means the promissory note of the Domestic Borrowers substantially in the form of Exhibit C-4, payable to the order of the applicable Swing Line Lender, evidencing the Swing Line Loans made by such Swing Line Lender to the Domestic Borrowers ~~or to the Foreign Borrower (to the extent based on Domestic Availability)~~.

“Domestic Swing Line Sublimit” means an amount equal to the lesser of (a)  $~~60,000,000~~50,000,000 and (b) the Revolving Domestic Total Commitments. The Domestic Swing Line Sublimit is part of, and not in addition to, the Revolving Domestic Total Commitments.

“Domestic Subsidiary” means any Subsidiary that is not a Foreign Subsidiary.

~~“Dutch FSA” means the Dutch Financial Supervision Act (Wet op het financieel toezicht, Wft) and its subordinated and implementing decrees and regulations (as amended and restated from time to time).~~

~~“Dutch Loan Party” means a Loan Party or any subsidiary thereof that is incorporated or organised under Dutch law.~~

~~“Dutch Pledge of Intragroup Loan Receivables” means the deed of pledge of intragroup loan receivables dated as of December 13, 2010 and governed by Dutch law, among the Foreign Borrower, as pledgor, and the Collateral Agent and the Canadian Agent, as pledgees, pursuant to which all intragroup loan receivables owed to the Foreign Borrower by any Foreign Subsidiary will be pledged in favor of the Collateral Agent and the Canadian Agent, and confirmed and ratified by the Foreign Borrower as of the Effective Date.~~

“Early Opt-In Effective Date” means, with respect to any Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as the Administrative Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising the Required Lenders.

“Early Opt-in Election” means the occurrence of:

(1) a determination by the Administrative Agent, or a notification by the Borrowers to the Administrative Agent that the Borrowers has made a determination, that U.S. dollar-denominated syndicated credit facilities currently being executed, or that include language similar to that contained in Section 3.03(b), are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace LIBOR, and

(2) the joint election by the Administrative Agent and the Borrowers to replace LIBOR with a Benchmark Replacement and the provision by the Administrative Agent of written notice of such election to the Lenders.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means the first date all the conditions precedent in Section 4.01 were satisfied or waived in accordance with Section 10.01.

“Electronic Copy” has the meaning specified in Section 10.06.

“Electronic Record” has the meaning specified in Section 10.06.

“Electronic Signature” has the meaning specified in Section 10.06.

“Eligible Assignee” means (a) a Credit Party or any of its Affiliates; (b) a bank, insurance company, or Person engaged in the business of making commercial loans, which Person, together with its Affiliates, has a combined capital and surplus in excess of $250,000,000; (c) an Approved Fund; (d) any Person to whom a Credit Party assigns its rights and obligations under this Agreement as part of an assignment and transfer of such Credit Party’s rights in and to a material portion of such Credit Party’s portfolio of asset based credit facilities, and (e) any other Person (other than a natural person) approved by (i) the Administrative Agent, and (ii) unless an Event of Default has occurred and is continuing, the Parent (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, “Eligible Assignee” shall not include a Permitted Holder, a Loan Party or any of the Loan Parties’ or Permitted Holders Affiliates or Subsidiaries.

“Eligible Credit Card Receivables” means at the time of any determination thereof, each Credit Card Receivable that satisfies the following criteria at the time of creation and continues to meet the same at the time of such determination: such Credit Card Receivable (i) has been earned by performance and represents the bona fide amounts due to a Domestic Loan Party or the Canadian Borrower, as applicable, from a credit card payment processor and/or credit card issuer, and in each case originated in the ordinary course of business of such Domestic Loan Party or Canadian Borrower, and (ii) is not ineligible for inclusion in the calculation of the Domestic Borrowing Base~~,~~ or the Canadian ~~Borrowing Base or the FILO~~ Borrowing Base, as applicable, pursuant to any of clauses (a) through (j) below. Without limiting the foregoing, to qualify as an Eligible Credit Card Receivable, a Credit Card Receivable shall indicate no Person other than a Domestic Loan Party or the Canadian Borrower as payee or remittance party. In determining the amount to be so included, the face amount of a Credit Card Receivable shall be reduced by, without duplication, to the extent not reflected in such face amount, (i) the amount of all accrued and actual discounts, claims, credits or credits pending, promotional program allowances, price adjustments, finance charges or other allowances (including any amount that a Borrower may be obligated to rebate to a customer, a credit card payment processor, or credit card issuer pursuant to the terms of any agreement or understanding (written or oral)) and (ii) the aggregate amount of all cash received in respect of such Credit Card Receivable but not yet applied by the applicable Loan Parties to reduce the amount of such Credit Card Receivable. Except as otherwise agreed by the Administrative Agent, any Credit Card Receivable included within any of the following categories shall not constitute an Eligible Credit Card Receivable:

(a) Credit Card Receivables which do not constitute a “payment intangible” (as defined in the UCC) or an Account;

(b) Credit Card Receivables that have been outstanding for more than five (5) Business Days from the date of sale;

(c) Credit Card Receivables (i) that are not subject to a perfected first-priority security interest and Lien in favor of the Collateral Agent or Canadian Agent, as applicable, or (ii) with respect to which a Domestic Loan Party or the Canadian Borrower does not have good, valid and marketable title thereto, free and clear of any Lien (other than Liens granted to the Collateral Agent or Canadian Agent, as applicable, pursuant to the Security Documents and Permitted Encumbrances);

(d) Credit Card Receivables which are disputed, are with recourse, or with respect to which a claim, counterclaim, offset or chargeback has been asserted (to the extent of such claim, counterclaim, offset or chargeback);

(e) Credit Card Receivables as to which the processor has the right under certain circumstances to require a Loan Party to repurchase the Credit Card Receivables from such credit card processor;

(f) Credit Card Receivables due from an issuer or payment processor of the applicable credit card which is the subject of any proceeding under any Debtor Relief Law;

(g) Credit Card Receivables which are not a valid, legally enforceable obligation of the applicable issuer with respect thereto;

(h) Credit Card Receivables which do not conform to all representations, warranties or other provisions in the Loan Documents relating to Credit Card Receivables;

(i) Credit Card Receivables owed to a Loan Party which is not a Material Subsidiary and which is the subject of any case under any Debtor Relief Law; or

(j) Credit Card Receivables which the Administrative Agent determines in its Permitted Discretion to be uncertain of collection.

“Eligible Inventory” means, as of the date of determination thereof, without duplication, items of Inventory of a Domestic Loan Party or the Canadian Borrower that are finished goods, merchantable and readily saleable to the public in the ordinary course of business, in each case that, (A) complies with each of the representations and warranties respecting Inventory made by the Loan Parties in the Loan Documents, and (B) is not excluded as ineligible by virtue of one or more of the criteria set forth below. The following items of Inventory shall not be included in Eligible Inventory:

(a) Inventory that is not solely owned by a Domestic Loan Party or the Canadian Borrower or a Domestic Loan Party or the Canadian Borrower does not have good and valid title thereto, free and clear of any Lien (other than (i) Liens granted to the Collateral Agent or Canadian Agent, as applicable, pursuant to the Security Documents, and (ii) Permitted Encumbrances);

(b) Inventory that is leased by or is on consignment to a Domestic Loan Party or the Canadian Borrower or which is consigned by a Domestic Loan Party or the Canadian Borrower to a Person which is not a Loan Party;

(c) Inventory that is not located in the United States of America in the case of Inventory of a Domestic Borrower (excluding territories or possessions of the United States) or Canada in the case of Inventory of the Canadian Borrower (excluding territories or possessions thereof) at a location that is owned or leased by a Loan Party, except Inventory in transit between such owned or leased locations;

(d) Inventory that is comprised of goods which (i) are damaged, defective, “seconds,” or otherwise unmerchantable, (ii) are to be returned to the vendor, (iii) are obsolete or slow moving, or custom items, work-in-process, raw materials, or that constitute spare parts, promotional, marketing, packaging and shipping materials or supplies used or consumed in a Domestic Loan Parties’ or the Canadian Borrower’s business, (iv) are seasonal in nature and which have been packed away for sale in the subsequent season, (v) not in compliance with all standards imposed by any Governmental Authority having regulatory authority over such Inventory, its use or sale, or (vi) are bill and hold goods;

(e) Inventory that is not subject to a perfected first-priority security interest and Lien in favor of the Collateral Agent or the Canadian Agent, as applicable;

(f) Inventory that consists of samples, labels, bags, and other similar non-merchandise categories;

(g) Inventory that is not insured in compliance with the provisions of Section 5.10 hereof;

(h) Inventory that has been sold but not yet delivered or as to which a Loan Party has accepted a deposit;

(i) Inventory that is subject to any licensing, patent, royalty, trademark, trade name or copyright agreement with any third party from which any Loan Party or any of its Subsidiaries has received notice of a dispute in respect of any such agreement, or which would require the payment of fees or royalties to, or the consent of, the licensor under such agreement for any sale or other disposition of such Inventory by the Administrative Agent or the Canadian Agent, unless the Administrative Agent has imposed a Reserve for the payment of any such fees or royalties;

(j) Inventory of a Loan Party which is not a Material Subsidiary and which is the subject of any case under any Debtor Relief Law; or

(k) Inventory acquired in a Permitted Acquisition and which is not of the type usually sold in the ordinary course of the Loan Parties’ business, unless and until the Administrative Agent has completed or received (A) an appraisal of such Inventory from appraisers satisfactory to the Administrative Agent and establishes Inventory Reserves (if applicable) therefor, and otherwise agrees that such Inventory shall be deemed Eligible Inventory, and (B) such other due diligence as the Agents may require, all of the results of the foregoing to be reasonably satisfactory to the Agents.

Notwithstanding the foregoing, the Administrative Agent may, from time to time, in the exercise of its Permitted Discretion, on not less than three (3) Business Days’ prior notice to the Parent, change the criteria for Eligible Inventory as reflected on the Borrowing Base Certificate which the Administrative Agent has determined in the exercise of its Permitted Discretion could adversely affect, or would reasonably be expected to adversely affect, Eligible Inventory in any material respect. Any such change in criteria shall have a reasonable relationship to the event, condition or other circumstance that is the basis for such change. Upon delivery of the notice of such change pursuant to the foregoing sentence, the Administrative Agent shall be available to discuss the proposed change, and the applicable Borrower may take such action as may be required so that the event, condition or circumstance that is the basis for such change no longer exists, in a manner and to the extent reasonably satisfactory to the Administrative Agent in the exercise of its Permitted Discretion. Any Inventory of the Loan Parties that is not Eligible Inventory shall nevertheless be part of the Collateral as and to the extent provided in the Security Documents.

“Eligible Trade Receivables” means Accounts arising from the sale of the Domestic Loan Parties’ or the Canadian Borrower’s Inventory (other than those consisting of Credit Card Receivables) that satisfies the following criteria at the time of creation and continues to meet the same at the time of such determination: such Account (i) has been earned by performance and represents the bona fide amounts due to a Domestic Loan Party or the Canadian Borrower from an account debtor, and in each case originated in the ordinary course of business, and (ii) in each case is acceptable to the Administrative Agent in its Permitted Discretion, and is not ineligible for inclusion in the calculation of the Domestic Borrowing Base~~,~~ or the Canadian ~~Borrowing Base or the FILO~~ Borrowing Base, as applicable, pursuant to any of clauses (a) through (u) below. Without limiting the foregoing, to qualify as an Eligible Trade Receivable, an Account shall indicate no Person other than a Domestic Loan Party or the Canadian Borrower as payee or remittance party. In determining the amount to be so included, the face amount of an Account shall be reduced by, without duplication, to the extent not reflected in such face amount, (i) the amount of all accrued and actual discounts, claims, credits or credits pending, promotional program allowances, price adjustments, finance charges or other allowances (including any amount that a Loan Party may be obligated to rebate to a customer pursuant to the terms of any agreement or understanding (written or oral)) and (ii) the aggregate amount of all cash received in respect of such Account but not yet applied by the Loan Parties to reduce the amount of such Eligible Trade Receivable. Any Account included within any of the following categories shall not constitute an Eligible Trade Receivable:

(a) Accounts that are not evidenced by an invoice;

(b) Accounts that the account debtor has failed to pay within ninety (90) days of original invoice date;

(c) Accounts owed by an account debtor (or its Affiliates) where 50% or more of the total amount of all Accounts owed by that account debtor (or its Affiliates) are deemed ineligible under clause (b) above;

(d) Accounts having any credit balances greater than ninety (90) days past their invoice date,

(e) Accounts with respect to an ~~Account Debtor~~account debtor whose total obligations owing to Borrowers or Subsidiary Guarantors exceed 10% of all Eligible ~~Accounts~~Trade Receivables, to the extent of the obligations owing by such ~~Account Debtor~~account debtor in excess of such percentage; provided, however, that, in each case, the amount of Eligible ~~Accounts~~Trade Receivables that are excluded because they exceed the foregoing percentage shall be determined by the Administrative Agent based on all of the otherwise Eligible ~~Accounts~~Trade Receivables prior to giving effect to any eliminations based upon the foregoing concentration limit,

(f) Accounts (i) that are not subject to a perfected first-priority security interest and Lien in favor of the Collateral Agent or the Canadian Agent, as applicable, or (ii) with respect to which a Domestic Loan Party or the Canadian Borrower does not have good, valid and marketable title thereto, free and clear of any Lien (other than Liens granted to the Collateral Agent or the Canadian Agent, as applicable, pursuant to the Security Documents and Permitted Encumbrances);

(g) Accounts which are disputed or with respect to which a claim, counterclaim, offset or chargeback has been asserted, but only to the extent of such dispute, counterclaim, offset or chargeback;

(h) Accounts which arise out of any sale made not in the ordinary course of business, made on a basis other than upon credit terms usual to the business of the Loan Parties;

(i) Accounts which are owed by any Affiliate or any employee of a Loan Party;

(j) Accounts for which all consents, approvals or authorizations of, or registrations or declarations with any Governmental Authority required to be obtained, effected or given in connection with the performance of such Account by the account debtor or in connection with the enforcement of such Account by the Agents have not been duly obtained, effected or given and are not in full force and effect;

(k) Accounts due from an account debtor which is the subject of any proceeding under any Debtor Relief Law, has had a trustee or receiver appointed for all or a substantial part of its property, has made an assignment for the benefit of creditors or has suspended its business or is the subject to Sanctions;

(l) Accounts due from (i) the federal government of the United States of America unless such Accounts have been assigned by the applicable Borrower to the Administrative Agent in accordance with the Federal Assignment of Claims Act of 1940 or (ii) the federal government of Canada or a political subdivision thereof, or any province or territory, or any municipality or department or agency or instrumentality thereof unless the provisions of the Financial Administration Act (Canada) or any applicable provincial, territorial or municipal law of similar purpose and effect restricting the assignment thereof, as the case may be, have been complied with, or any other Governmental Authority except to the extent reasonably acceptable to the Agents;

(m) Accounts (i) owing from any Person that is also a supplier to or creditor of a Loan Party or any of its Subsidiaries unless such Person has waived any right of setoff in a manner acceptable to the Administrative Agent, or (ii) representing any manufacturer’s or supplier’s credits, discounts, incentive plans or similar arrangements entitling a Loan Party or any of its Subsidiaries to discounts on future purchase therefrom;

(n) Accounts arising out of sales on a bill-and-hold, guaranteed sale, sale-or-return, sale on approval or consignment basis or subject to any right of return;

(o) Accounts arising out of sales to account debtors outside the United States (with respect to Accounts of a Domestic Borrower) or Canada (with respect to Accounts of the Canadian Borrower), unless such Accounts are fully backed by an irrevocable letter of credit on terms, and issued by a financial institution, acceptable to the Administrative Agent and such irrevocable letter of credit is in the possession of, and drawable by, the Administrative Agent, or Canadian Agent, as applicable or other assurances of payment have been provided as determined in the Administrative Agent’s sole discretion;

(p) Accounts evidenced by a promissory note or other instrument;

(q) Accounts consisting of amounts due from vendors as rebates or allowances;

(r) Accounts which are in excess of the credit limit for such account debtor established by the Loan Parties in the ordinary course of business and consistent with past practices;

(s) Accounts which include extended payment terms (datings) beyond those generally furnished to other account debtors in the ordinary course of business;

(t) Accounts owed to a Loan Party which is not a Material Subsidiary and which is the subject of any case under any Debtor Relief Law;

(u) Accounts which the Administrative Agent determines in its Permitted Discretion to be uncertain of collection; or

(k) Accounts acquired in a Permitted Acquisition, unless and until the Agents (i) have completed due diligence with respect to such Accounts as the Agents may require, all of the results of the foregoing to be reasonably satisfactory to the Agents, and (ii) establish Receivables Reserves (if applicable) therefor.

Notwithstanding the foregoing, the Administrative Agent may, from time to time, in the exercise of its Permitted Discretion, on not less than three (3) Business Days’ prior notice to the Parent, change the criteria for Eligible Trade Receivables as reflected on the Borrowing Base Certificate which the Administrative Agent has determined in the exercise of its Permitted Discretion could adversely affect, or would reasonably be expected to adversely affect, Eligible Trade Receivables in any material respect. Any such change in criteria shall have a reasonable relationship to the event, condition or other circumstance that is the basis for such change. Upon delivery of the notice of such change pursuant to the foregoing sentence, the Administrative Agent shall be available to discuss the proposed change, and the applicable Borrower may take such action as may be required so that the event, condition or circumstance that is the basis for such change no longer exists, in a manner and to the extent reasonably satisfactory to the Administrative Agent in the exercise of its Permitted Discretion. Any Accounts of the Loan Parties that are not Eligible Trade Receivables shall nevertheless be part of the Collateral as and to the extent provided in the Security Documents.

Notwithstanding the foregoing, if the Accounts Receivable Reporting Requirement is not then in effect and the Borrowers have not elected to provide detailed reporting of Accounts, then 20% of all Accounts (whether or not eligible) as set forth in the most recent Borrowing Base Certificate delivered to the Administrative Agent shall be deemed ineligible and, other than the requirement that in all events the determination of eligibility shall require compliance with subsections (f), (h) and (t) above, no further determination of eligibility (including any adjustments or determinations of eligibility using the Administrative Agent’s Permitted Discretion) set forth in this definition or otherwise shall be made, except that the foregoing shall in no way limit the right of the Administrative Agent to establish and maintain the Dilution Reserve (as defined in the definition of Reserves). Any calculation or report made pursuant to this paragraph will be on the same basis that the Administrative Agent and the Loan Parties’ utilized prior to the Effective Date in agreeing to the foregoing provision.

“Environmental Laws “ means any and all federal, state, provincial, territorial, municipal, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to Hazardous Materials, air emissions and discharges to waste or public systems.

“Environmental Liability” means any liability, obligation, damage, loss, claim, action, suit, judgment, order, fine, penalty, fee, expense, or cost, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of any Borrower, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal or presence of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equipment “ shall mean “equipment”, as defined in the UCC or in the PPSA, and shall also mean all furniture, store fixtures, motor vehicles, rolling stock, machinery, office equipment, plant equipment, tools, dies, molds, and other goods, property, and assets which are used and/or were purchased for use in the operation or furtherance of a Loan Party’s business, and any and all accessions or additions thereto, and substitutions therefor.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“Equivalent CD$ Amount” means, on any date, the rate at which Canadian Dollars may be exchanged into Dollars on the basis of the Spot Rate. In the event that such rate does not appear on such Reuters page, “Equivalent Amount” shall mean, on any date, the amount of Dollars into which an amount of Canadian Dollars may be converted or the amount of Canadian Dollars into which an amount of Dollars may be converted, in either case, at, in the case of the Canadian Borrower, the Canadian Agent’s spot buying rate in Toronto as at approximately 12:00 noon (Toronto time) on such date and, in the case of a Domestic Borrower, the Administrative Agent’s spot buying rate in New York as at approximately 12:00 noon (New York City time) on the immediately preceding Business Day.

“Equivalent Amount” means, as applicable, (a) the Equivalent CD$ Amount, and (b) with respect to any other Optional Currency, the equivalent amount thereof determined by the Administrative Agent at such time on the basis of the Spot Rate.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Loan Parties within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event “ means (a) a Reportable Event with respect to a Domestic Pension Plan; (b) a withdrawal by a Loan Party or any ERISA Affiliate from a Domestic Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by a Loan Party or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Domestic Pension Plan or Multiemployer Plan; (e) the institution by the PBGC of proceedings to terminate a Domestic Pension Plan; (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Domestic Pension Plan; (g) the determination that any Domestic Pension Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; or (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon a Loan Party or any ERISA Affiliate.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

~~“Euros” and the designation “€”: the currency introduced on January 1, 1999 at the start of the third stage of European economic and monetary union pursuant to the Treaty (expressed in euros).~~

~~“Euribor Rate” means for any Interest Period with respect to a Euribor Rate Loan, means the higher of:~~

~~(i) the Rate Floor, and~~

~~(ii) the rate at which euro interbank term deposits in the applicable currency are being offered by one prime bank to another within the EMU zone as determined by the Administrative Agent at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period, (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period.~~

~~“Euribor Rate Loan” means a Revolving Loan that bears interest based on the Euribor Rate.~~

“Eurocurrency Interbank Market” means any lawful recognized market in which deposits of Dollars and the relevant Optional Currencies are offered by international banking units of United States banking institutions and by foreign banking institutions to each other and in which foreign currency and exchange operations are customarily conducted.

“Event of Default” has the meaning specified in Section 8.01. An Event of Default shall be deemed to be continuing unless and until that Event of Default has been duly waived as provided in Section 10.01 hereof.

“Excess Availability” means the difference between (a) the Loan Cap and (b) the outstanding Credit Extensions to the Borrowers.

“Excluded Swap Obligation” means, with respect to any Loan Party, any Swap Obligation if, and to the extent that, all or a portion of the guaranty of such Loan Party under the Facility Guaranty of, or the grant under a Loan Document by such Loan Party of a security interest to secure, such Swap Obligation (or any guaranty thereof) is or becomes illegal under the Commodity Exchange Act (or the application or official interpretation thereof) by virtue of such Loan Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to Section 10.26 hereof and any and all guarantees of such Loan Party’s Swap Obligations by other Loan Parties) at the time the guaranty of such Loan Party, or grant by such Loan Party of a security interest, becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a Master Agreement governing more than one Swap Contract, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to Swap Contracts for which such guaranty or security interest becomes illegal.

“Excluded Taxes” means with respect to any Agent, any Lender, the L/C Issuer or any other Recipient, any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes (in lieu of net income taxes), and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrowers under Section 10.13) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 3.01(a)(ii) or (c), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(e), (d) in the case of a Foreign Lender (other than a Canadian Lender or an assignee pursuant to a request by the Parent under Section 10.13) or L/C Issuer, any withholding tax that is imposed on amounts payable to such Foreign Lender or L/C Issuer at the time such Foreign Lender or L/C Issuer becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender’s or L/C Issuer’s failure or inability (other than as a result of a Change in Law after such Foreign Lender or L/C Issuer becomes a party hereto) to comply with Section 3.01(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from the Loan Parties with respect to such withholding tax pursuant to Section 3.01(a), (e) in the case of a Canadian Lender (other than an assignee pursuant to a request by the Canadian Borrower under Section 10.13) (i) ~~any withholding tax that is imposed on amounts payable to such Canadian Lender at the time such Canadian Lender becomes a party to this Agreement (or designates a new Lending Office) or is attributable to such Canadian Lender’s failure or inability (other than as a result of a Change in Law) to comply with Section 3.01(e), except to the extent that such Canadian Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from the Canadian Borrower with respect to such tax pursuant to Section 3.01(a), (ii)~~ any tax that is imposed as a result of such Canadian Lender being a “specified shareholder” of any Canadian Loan Party for purposes of subsection 18(5) of the Income Tax Act (Canada) or not dealing at arm’s length with any such specified shareholder, and (~~iii~~ii) any tax that is imposed as a result of such Canadian Lender not dealing at arm’s length (within the meaning the Income Tax Act (Canada)) with any Canadian Loan Party except, in the case of (i) or (ii) of this clause (e), where such non-arm’s length relationship arises or where such Canadian Lender is a specified shareholder of any Canadian Loan Party or does not deal at arm’s length with any such specified shareholder, on account of entering into, receiving payments under, performing of obligations under, receiving or perfecting a security interest under or enforcing of rights under, any Loan Document, and (f) any Taxes imposed pursuant to FATCA. For the avoidance of doubt, any Participant that is entitled to the benefits of Section 3.01(a) shall be treated as a Lender for purposes of this defined term.

“Executive Order” has the meaning specified in Section 10.18.

“Existing Credit Agreement” has the meaning specified in the preamble hereto.

“Existing Obligations” has the meaning specified in Section 10.23.

~~“Existing Letters of Credit” means the letters of credit issued under the Existing Credit Agreement and set forth on Schedule 2.03 hereto.~~

“Facility Guaranty” means (a) a Guarantee of the Obligations (including, without limitation, for clarity, the Canadian Liabilities ~~and the Foreign Liabilities~~) made by a Guarantor which is a Domestic Loan Party in favor of the Administrative Agent and the other Credit Parties, in form reasonably satisfactory to the Administrative Agent~~,~~ and (b) a Guarantee of the Canadian Liabilities made by a Guarantor which is a Canadian Loan Party in favor of the Canadian Agent and the other Canadian Credit Parties, ~~in form reasonably satisfactory to the Administrative Agent, and (c) a Guarantee of the Foreign Liabilities made by the Canadian Borrower in favor of the Canadian Agent and the other Canadian Credit Parties, to the extent of any Credit Extensions received by the Foreign Borrower on account of Canadian Availability, each~~ in form reasonably satisfactory to the Administrative Agent.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“Federal Funds Rate” means, for any day, the rate per annum calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided that if the Federal Funds Rate as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Fee Letter” means, the First Amendment Fee Letter and the Third Amendment Fee Letter, as may be amended, supplemented or replaced and in effect from time to time.

~~“FILO Borrowing Base” means, at any time of calculation, an amount equal to:~~

~~(a) the face amount of Eligible Credit Card Receivables of the Domestic Loan Parties multiplied by 5%;~~

~~plus~~

~~(b) the Cost of Eligible Inventory of the Domestic Loan Parties, net of Inventory Reserves, multiplied by 5% multiplied by the Appraised Value of Eligible Inventory of the Domestic Loan Parties;~~

~~plus~~

~~(c) the face amount of Eligible Trade Receivables of the Domestic Loan Parties multiplied by 5%.~~

~~“FILO Commitment” means, as to each FILO Lender, its obligation to make the FILO Loan to the Domestic Borrowers on the First Amendment Effective Date pursuant to Section 2.01 in the amount set forth opposite such FILO Lender’s name on Schedule 2.01.~~

~~“FILO Lenders” means Lenders holding any portion of the FILO Loan from time to time or at any time.~~

~~“FILO Loan” means the extension of credit by the FILO Lenders to the Domestic Borrowers pursuant to Section 2.01 on the First Amendment Effective Date in the original principal amount of $20,000,000.~~

~~“FILO Note” means a promissory note made by the Domestic Borrower in favor of a FILO Lender evidencing the portion of the FILO Loan made by such FILO Lender, substantially in the form of Exhibit C-7.~~

~~“FILO Push Down Reserve” means the amount, if any, by which the Outstanding Amount of the FILO Loan exceeds the FILO Borrowing Base.~~

~~“First Amendment” means that certain First Amendment to Amended and Restated Credit Agreement by and among the Loan Parties, the Lenders party thereto, and the Agents, dated as of the First Amendment Effective Date.~~

“First Amendment Effective Date” means April 15, 2020.

“First Amendment Fee Letter” means the letter entitled “First Amendment Fee Letter” among the Borrowers and the Administrative Agent dated as of ~~April 15, 2020~~the First Amendment Effective Date.

“Fiscal Month” means any fiscal month of any Fiscal Year, which month shall generally end on the last day of each calendar month in accordance with the fiscal accounting calendar of the Loan Parties.

“Fiscal Quarter” means any fiscal quarter of any Fiscal Year, which quarters shall generally end on the last day of each March, June, September or December of such Fiscal Year in accordance with the fiscal accounting calendar of the Loan Parties.

“Fiscal Year” means any period of twelve (12) consecutive months ending on September 30 of each calendar year.

“Foreign Assets Control Regulations” has the meaning specified in Section 10.18.

~~“Foreign Borrower” has the meaning specified in the introductory paragraph hereto.~~

“Foreign Lender “ means any Lender that is organized under the laws of a jurisdiction other than that in which the Parent is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

~~“Foreign Liabilities” means (a) all advances to, and debts (including principal, interest, fees, costs, and expenses), liabilities, obligations, covenants, indemnities, and duties of, the Foreign Borrower arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit (including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral therefor), whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest, fees, costs, expenses and indemnities that accrue after the commencement by or against the Foreign Borrower or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest, fees, expenses and other amounts are allowed claims in such proceeding.~~

~~“Foreign Note” means a promissory note made by the Foreign Borrower in favor of a Canadian Lender evidencing Canadian Loans made by such Canadian Lender to the Foreign Borrower, substantially in the form of Exhibit C-6, or a promissory note made by the Foreign Borrower in favor of a Revolving Domestic Lender evidencing Revolving Domestic Loans made by such Revolving Domestic Lender to the Foreign Borrower, substantially in the form of Exhibit C-5.~~

~~“Foreign Parallel Debt” has the meaning specified in Section 9.19.~~

~~“Foreign Principal Obligations” means the Obligations owing to the Credit Parties (other than the Foreign Parallel Debt)~~

“Foreign Plan” means any pension plan, benefit plan, fund (including any superannuation fund) or other similar program established, maintained or contributed to by the Parent or any Subsidiary for the benefit of employees of the Parent or any Subsidiary employed and residing outside the United States or Canada (other than any plans, funds or other similar programs that are maintained exclusively by a Governmental Authority), which plan, fund or other similar program provides, or results in, retirement income or a deferral of income in contemplation of retirement, and which plan is not subject to ERISA or is not a Canadian Pension Plan.

“Foreign Subsidiary” means each Subsidiary of the Parent (i) which is organized and existing under the laws of any jurisdiction outside of the United States of America or (ii) that is a Foreign Subsidiary Holdco, or (iii) that is a direct Subsidiary of a Foreign Subsidiary. For the avoidance of doubt, any Subsidiary of the Parent that is organized and existing under the laws of Puerto Rico shall be a Foreign Subsidiary.

“Foreign Subsidiary Holdco” means any Subsidiary of the Parent, so long as such Subsidiary has no material assets other than securities or Indebtedness of one or more Foreign Subsidiaries (or Subsidiaries thereof), and intellectual property relating to such Foreign Subsidiaries (or Subsidiaries thereof) and other assets relating to an ownership interest in any such securities, Indebtedness or Subsidiaries.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to the L/C Issuer, such Defaulting Lender’s Applicable Percentage of the outstanding L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swing Line Lender, such Defaulting Lender’s Applicable Percentage of Swing Line Loans other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders in accordance with the terms hereof.

“Fronting Fee” has the meaning specified in Section 2.03(j).

“~~FSCO~~FSRA” means the Financial Services ~~Commission~~ Regulatory Authority of Ontario and any Person succeeding to the functions thereof and includes the ~~Ontario Superintendent of Financial Services~~Chief Executive Officer of such body and any other Governmental Authority empowered or created by the Pension Benefits Act (Ontario) or any Governmental Authority of any other Canadian jurisdiction exercising similar functions in respect of any Canadian Pension Plan of any Canadian Loan Party and any Governmental Authority succeeding to the functions thereof.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied; provided that, with respect to Foreign Subsidiaries of Parent organized under the laws of Canada, or any province or territory thereof, unless GAAP is being applied, “GAAP” shall mean principles which are consistent with those promulgated or adopted by the Canadian Institute of Chartered Accountants and its predecessors (or successors) in effect and applicable to the accounting period in respect of which reference to GAAP is being made.

“General Security Agreements” means (a) the Second Amended and Restated General Security Agreement dated as of the Effective Date among the Canadian Borrower and the Canadian Agent for the benefit of the Canadian Credit Parties and (b) any other general security agreement governed by the laws of any Canadian province or territory entered into after the Effective Date by any Canadian Loan Party that is a Guarantor of the Canadian Liabilities, in form and substance satisfactory to the Administrative Agent.

“Governmental Authority” means the government of the United States, Canada, or any other nation, or any political subdivision thereof, whether state, local, provincial, territorial or municipal and any agency, authority, instrumentality, regulatory body, court, tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Guarantor” means (a) with respect to the Obligations (including, without limitation, the Canadian ~~Liabilities and the Foreign~~ Liabilities), the Persons named on Schedule 1.01 hereof as Guarantors and each other Person that shall be required to execute and deliver a Facility Guaranty of the Obligations pursuant to Section 6.11(a), (b) with respect to the Canadian Liabilities, the Persons named on Schedule 1.01 hereof as Canadian Guarantors ~~(including the Foreign Borrower)~~ and each other Person that shall be required to execute and deliver a Facility Guaranty of the Canadian Liabilities pursuant to

Section 6.11(b), and (c~~) with respect to the Foreign Liabilities, the Persons named on Schedule 1.01 hereof as Foreign Guarantors (including the other Canadian Loan Parties) and each other Person that shall be required to execute and deliver a Facility Guaranty of the Foreign Liabilities pursuant to Section 6.11(b), and (d~~) with respect to any Swap Obligation of a Specified Loan Party (determined before giving effect to Section 10.26) under the Facility Guaranty, each Borrower.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Holdings” means Sally Beauty Holdings, Inc., a Delaware corporation, the ultimate parent of the Loan Parties, and any successor thereto.

“Honor Date” has the meaning specified in Section 2.03(c)(i).

“Increase Effective Date” shall have the meaning provided therefor in Section 2.15(f).

~~“Incremental FILO Tranche” shall have the meaning provided therefor in Section 2.15(c).~~

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b) the maximum amount of all unreimbursed obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments that secure Indebtedness;

(c) net obligations of such Person under any Swap Contract;

(d) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business);

(e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f) indebtedness (a) in respect of any Capital Lease Obligation of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation of any Person, the capitalized amount of the remaining lease or similar payments under the relevant lease or other applicable agreement or instrument that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease, agreement or instrument were accounted for as a capital lease;

(g) all obligations on account of Disqualified Stock; and

(h) all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitees” has the meaning specified in Section 10.04(b).

“Information” has the meaning specified in Section 10.07.

“Intellectual Property” means all present and future: trade secrets, know-how and other proprietary information; trademarks, trademark applications, internet domain names, service marks, trade dress, trade names, business names, designs, logos, slogans (and all translations, adaptations, derivations and combinations of the foregoing) indicia and other source and/or business identifiers, and all registrations or applications for registrations which have heretofore been or may hereafter be issued thereon throughout the world; copyrights and copyright applications; (including copyrights for computer programs) and all tangible and intangible property embodying the copyrights, unpatented inventions (whether or not patentable); patents and patent applications; industrial design applications and registered industrial designs; license agreements related to any of the foregoing and income therefrom; books, records, writings, computer tapes or disks, flow diagrams, specification sheets, computer software, source codes, object codes, executable code, data, databases and other physical manifestations, embodiments or incorporations of any of the foregoing; all other intellectual property; and all common law and other rights throughout the world in and to all of the foregoing.

“Intercreditor Agreement” means that certain Intercreditor Agreement, dated as of the Effective Date, by and between the Administrative Agent and the Term Agent and acknowledged and agreed to by the applicable Loan Parties, as amended and in effect from time to time, as the same may be amended, amended and restated, modified, supplemented or replaced in accordance therewith and herewith.

“Interest Payment Date” means, (a) as to any LIBOR Rate Loan~~, Euribor Rate Loan,~~ or BA Equivalent Loan, the last day of each Interest Period applicable to such LIBOR ~~Rate Loan, Euribor~~ Rate Loan or BA Equivalent Loan and the Maturity Date; provided, however, that if any Interest Period for a LIBOR Rate ~~Loan, Euribor Rate Loan or BA Equivalent~~ Loan exceeds three months, the date that falls every three months after the beginning of such Interest Period shall also be an Interest Payment Date; and (b) as to any Prime Rate Loan (including a Swing Line Loan), the first calendar day of each April, July, October and January and the Maturity Date.

“Interest Period” means, as to each LIBOR Rate Loan~~, Euribor Rate Loan,~~ or BA Equivalent Loan, the period commencing on the date such Committed Borrowing is disbursed, converted into or continued as such Type of Committed Borrowing and ending on the date one, ~~two,~~ three or, as regards a LIBOR Rate Loan, six months thereafter, as selected by the Parent~~,~~ or the Canadian ~~Borrower or the Foreign~~ Borrower, as applicable, in its Committed Loan Notice; provided that:

(i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period;

(iii) no Interest Period shall extend beyond the Maturity Date; and

(iv) notwithstanding the provisions of clause (iii), no Interest Period shall have a duration of less than one (1) month, and if any Interest Period applicable to a LIBOR ~~Rate Loan, Euribor~~ Rate Loan or a BA Equivalent Loan, as applicable, would be for a shorter period, such Interest Period shall not be available hereunder.

For purposes hereof, the date of a Committed Borrowing initially shall be the date on which such Committed Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Committed Borrowing.

“Intermediate Holdco” means Sally Investment Holdings LLC, a Delaware limited liability company, the direct parent of the Parent, or any successor thereto.

“Internal Control Event” means a material weakness in, or fraud that involves management or other employees who have a significant role in, Holdings and/or its Subsidiaries’ internal controls over financial reporting, in each case as described in the Securities Laws.

“Inventory” means all “inventory” as defined in the UCC or the PPSA, as applicable, and shall also include, without limitation, all: (a) goods which (i) are leased by a Person as lessor, (ii) are held by a Person for sale or lease or to be furnished under a contract of service, (iii) are furnished by a Person under a contract of service, or (iv) consist of raw materials, work in process, or materials used or consumed in a business; (b) goods of said description in transit; (c) goods of said description which are returned, repossessed or rejected; and (d) packaging, advertising, and shipping materials related to any of the foregoing.

“~~Inventory Advance Rate~~” means ~~(i) so long as no portion of the FILO Loan is outstanding,~~ during the period beginning June 1st and ending September 30th of each year, 92.5%, and at all other times, 90%~~, and (ii) at all times that any portion of the FILO Loan is outstanding, 90%, and upon the repayment in full of the FILO Loan, then the Inventory Advance Rate shall be as set forth in clause (i) above~~.

“Inventory Reserves” means such reserves as may be established from time to time by the Administrative Agent in its Permitted Discretion with respect to the determination of the saleability, at retail, of the Eligible Inventory or which reflect such other factors as affect the market value of the Eligible Inventory. Without limiting the generality of the foregoing, Inventory Reserves may, in the Administrative Agent’s Permitted Discretion, include (but are not limited to) reserves based on:

(a) obsolescence;

(b) seasonality;

(c) shrink;

(d) imbalance;

(e) change in Inventory character;

(f) change in Inventory composition;

(g) change in Inventory mix;

(h) mark-downs (both permanent and point of sale);

(i) retail mark-ons and mark-ups inconsistent with prior period practice and performance, industry standards, current business plans or advertising calendar and planned advertising events;

(j) out-of-date and/or expired Inventory; and

(k) seller’s reclamation or repossession rights under any Debtor Relief Laws.

The amount of any Reserve established by the Administrative Agent hereunder shall have a reasonable relationship to the event, condition or other matter which is the basis for such Reserve. All such Reserves shall be established in good faith and without duplication for items already excluded from “Eligible Credit Card Receivables”, “Eligible Inventory” and “Eligible Trade Receivables” as set forth in the lettered clauses in the definitions thereof or Reserves or criteria deducted in computing the Appraised Value of Eligible Inventory or the imposition of Availability Reserves. To the extent required pursuant to Section 2.01(e), the Administrative Agent shall give the Borrowers three (3) Business Days prior written notice of the imposition of any Reserve and, upon delivery of such notice, the Administrative Agent shall be available to discuss the proposed Inventory Reserves and the Borrowers may take such action as may be required so that the event, condition or other matter that is the basis for the Inventory Reserve no longer exists or has been otherwise adequately addressed by the Borrowers to the reasonable satisfaction of the Administrative Agent; provided that upon such notice, the Borrowers will not be permitted to borrow so as to exceed the Domestic Borrowing Base, Canadian Borrowing Base or Combined Borrowing Base after giving effect to such new or modified Reserves.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or interest in, another Person, or (c) any Acquisition. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“IRS” means the United States Internal Revenue Service.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance).

“Issuer Documents” means with respect to any Letter of Credit, the Letter Credit Application, and any other document, agreement and instrument entered into by the L/C Issuer and any Borrower (or any Subsidiary) or in favor the L/C Issuer and relating to any such Letter of Credit.

“Joinder Agreement” means an agreement, in form satisfactory to the Administrative Agent pursuant to which, among other things, a Person becomes a party to, and bound by the terms of, this Agreement and/or the other Loan Documents in the same capacity and to the same extent as either a Borrower or a Guarantor, as the Administrative Agent may determine.

“Laws” means each international, foreign, federal, state, provincial, territorial, municipal and local statute, treaty, rule, guideline, regulation, ordinance, code and administrative or judicial precedent or authority, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and each applicable administrative order, directed duty, request, license, authorization and permit of, and agreement with, any Governmental Authority, in each case whether or not having the force of law.

“L/C Advance” means, (a) with respect to each Revolving Domestic Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Applicable Percentage of all Revolving Domestic Lenders, and (b) with respect to each Canadian Lender, such funding of its participation in any L/C or Borrowing in accordance with Applicable Percentage of all Canadian Lenders.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when due or refinanced as a Committed Borrowing.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

“L/C Issuer” means Bank of America, in its capacity as the issuer of Letters of Credit hereunder, and any other Lender as requested by the Parent and acceptable to the Administrative Agent. The L/C Issuer may, in its reasonable discretion, arrange for one or more Letters of Credit to be issued by Affiliates or branches of the L/C Issuer, in which case the term “L/C Issuer” shall include any such Affiliate or branch with respect to Letters of Credit issued by such Affiliate or branch.

“L/C Obligations” means, collectively, the Canadian L/C Obligations and the Domestic L/C Obligations. For purposes of computing the amounts available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Lease” means any agreement, whether written or oral, no matter how styled or structured, pursuant to which a Loan Party is entitled to the use or occupancy of any real property for any period of time.

“Lender” means each Revolving ~~Lender and each FILO~~ Lender and, as the context requires, includes the Swing Line Lender. Any Lender may, in its reasonable discretion, arrange for one or more Loans to be made by Affiliates or branches of such Lender, in which case the term “Lender” shall include any such Affiliate or branch with respect to Loans made by such Affiliate or branch.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Parent and the Administrative Agent and the Canadian Agent, as applicable

“Letter of Credit” means each Standby Letter of Credit and each Commercial Letter of Credit issued hereunder~~, and shall include the Existing Letters of Credit~~. Letters of Credit issued hereunder may be denominated in the same currencies as Loans may be denominated, as elected by the Borrowers.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer.

“Letter of Credit Expiration Date” means the day that is seven (7) days prior to the Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).

“Letter of Credit Fee” has the meaning specified in Section 2.03(i).

“LIBOR” has the meaning assigned to it in the definition of “LIBOR Rate.”

“LIBOR Borrowing” means a Borrowing comprised of LIBOR Rate Loans.

“LIBOR Rate” means the higher of:

(i) the Rate Floor, and

(ii) (a) for any Interest Period with respect to a LIBOR Rate Loan, the rate per annum equal to the London Interbank Offered Rate as administered by ICE Benchmark Administration or any other Person that takes over the administration of such rate for U.S. Dollars for a period equal in length to such Interest Period (“LIBOR”) as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period; and

(b) for any interest calculation with respect to a U.S. Prime Rate Loan on any date, the rate per annum equal to LIBOR, at or about 11:00 a.m., London time determined two London Banking Days prior to such date for U.S. Dollar deposits with a term of one month commencing that day.

“LIBOR Rate Loan” means a Committed Loan ~~or the portion of the FILO Loan, as applicable,~~ that bears interest at a rate based on the LIBOR Rate~~.~~

~~“LIBOR Screen Rate” means the LIBOR quote on the applicable screen page the Administrative Agent designates to determine LIBOR (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time).~~

~~“LIBOR Successor Rate” has the meaning specified in Section 3.03(b).~~

~~“LIBOR Successor Rate Conforming Changes” means, with respect to any proposed LIBOR Successor Rate, any conforming changes to the definition of U.S. Prime Rate, Interest Period, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters as may be appropriate, in the discretion of the Administrative Agent, to reflect the adoption and implementation of such LIBOR Successor Rate and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such LIBOR Successor Rate~~ e~~xists, in such other manner of administration as the Administrative Agent determines is reasonably necessary in connection with the administration of this Agreement)~~.

“Lien” means (a) any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale, Capital Lease Obligation, Synthetic Lease Obligation, or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing) and, with respect to the Canadian Loan Parties, also includes any deemed trust or prior claim in, on or of such asset and (b) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Liquidation” means the exercise by the Agents or the Collateral Agent of those rights and remedies accorded to such Agents under the Loan Documents and applicable Laws as a creditor of the Loan Parties with respect to the realization on the Collateral, including (after the occurrence and during the continuation of an Event of Default) the conduct by the Loan Parties acting with the consent of the Administrative Agent, of any public, private or “going-out-of-business”, “store closing” or other similar sale or any other disposition of the Collateral for the purpose of liquidating the Collateral. Derivations of the word “Liquidation” (such as “Liquidate”) are used with like meaning in this Agreement.

“Liquidation Percentage “ shall mean, for any Lender, a fraction, the numerator of which is the sum (without duplication) of such Lender’s Revolving Domestic Commitment and Canadian Commitment on the Determination Date and the denominator of which is the Aggregate Total Commitments of all Lenders on the Determination Date.

“Loan” means a Revolving ~~Loan and a FILO~~ Loan.

“Loan Account” has the meaning assigned to such term in Section 2.11(a).

“Loan Cap” means, at any time of determination, the lesser of (a) the Aggregate ~~Revolving~~Total Commitments ~~plus the Outstanding Amount of the FILO Loan~~ or (b) the Combined Borrowing Base.

“Loan Documents” means this Agreement, each Note, each Issuer Document, the Fee Letter, all Borrowing Base Certificates, the Blocked Account Agreements, the Credit Card Notifications, the Security Documents, each Facility Guaranty, the Intercreditor Agreement and any other instrument or agreement now or hereafter executed and delivered in connection herewith, or in connection with any transaction arising out of any Cash Management Services and Bank Products provided by any Lender or any of its Affiliates, each as amended and in effect from time to time; provided that for purposes of Section 8.01, Section 9.01(a) and (b), Section 10.01 (other than clause (j)), the second paragraph of Section 10.03, and Section 10.06, the term “Loan Documents” shall not include any instrument or agreement now or hereafter executed and delivered in connection with any transaction arising out of any Cash Management Services and Bank Products provided by any Lender or any of its Affiliates.

“Loan Parties” means, collectively, the Domestic Loan Parties and the Canadian Loan Parties ~~(and for clarity includes the Foreign Borrower)~~. “Loan Party” means any one of such Persons.

“London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

“Management Investors” means the collective reference to the officers, directors, employees and other members of the management of Holdings or any of its Subsidiaries, or family members or relatives thereof or trusts, partnerships or limited liability companies for the benefit of any of the foregoing, or any of their heirs, executors, successors and legal representatives, who at any particular date shall beneficially own or have the right to acquire, directly or indirectly, common stock of Holdings.

“Master Agreement” means any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement, together with any related schedules thereto.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, property or condition (financial or otherwise) of Holdings and its Subsidiaries taken as a whole~~, provided that, as of the First Amendment Effective Date, the temporary closure of the Loan Parties’ store locations and other operational disruptions affecting the Loan Parties, in each case as a direct result of the COVID-19 pandemic, shall not be deemed to have resulted in a Material Adverse Effect~~, or (b) the legality, validity, binding effect, or enforceability as to any Loan Party thereto of this Agreement or any of the other Loan Documents or the rights or remedies of the Agents and the Lenders under the Loan Documents or with respect to the Collateral comprising the Domestic Borrowing Base, ~~the FILO Borrowing Base~~ and the Canadian Borrowing Base, in each case taken as a whole.

“Material Indebtedness” means Indebtedness (other than the Obligations) of the Loan Parties in an aggregate principal amount exceeding $20,000,000. For purposes of determining the amount of Material Indebtedness at any time, (a) the amount of the obligations in respect of any Swap Contract at such time shall be calculated at the Swap Termination Value thereof, and (b) all amounts owing to all creditors under any combined or syndicated credit arrangement shall be included. In all events, Indebtedness under the Term Loan Documents and the Notes Indenture constitutes Material Indebtedness.

“Material Subsidiary” means, as of the end of any Fiscal Quarter, any Subsidiary of Holdings (a) whose Consolidated EBITDA for the period of (4) consecutive Fiscal Quarters ending on such date exceeds five percent (5%) of Consolidated EBITDA of Holdings for such period or (b) that owns five percent (5%) of consolidated total assets of Holdings on a Consolidated basis.

“Maturity Date” means the ~~earlier~~earliest to occur of (x) ~~July 6, 2022 and~~May 11, 2026, (y) the date which is ninety-one (~~90~~91) days prior to the maturity date of ~~the 2022 Notes~~any Indebtedness arising under the Term Loan Documents and any Refinancing thereof, and (z) the date which is ninety-one (91) days prior to the maturity date of any Indebtedness arising under the Notes Indenture and any Refinancing thereof.

“Maximum Rate” has the meaning specified in Section 10.09.

“Measurement Period” means, at any date of determination, the most recently completed twelve Fiscal Months of Holdings and its Subsidiaries for which financial statements have been or, if a Default under Section 6.01 then exists, were required to have been, delivered.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA that is subject to ERISA, to which a Loan Party or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Net Proceeds” means (a) with respect to any Disposition by any Loan Party or any of its Subsidiaries, the excess, if any, of (i) the sum of cash and cash equivalents received in connection with such transaction (including any cash or cash equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) over (ii) the sum of (A) the principal amount of any Indebtedness that is secured by the applicable asset by a Lien permitted hereunder which is senior to the Collateral Agent’s Lien on such asset and that is required to be repaid (or to establish an escrow for the future repayment thereof) in connection with such transaction (other than Indebtedness under the Loan Documents), (B) the reasonable and customary out-of-pocket expenses incurred by such Loan Party or such Subsidiary in connection with such transaction (including, without limitation, appraisals, and brokerage, legal, title and recording or transfer tax expenses and commissions) paid by any Loan Party to third parties (other than Affiliates), and (C) unless a Trigger Event is then continuing, taxes paid or reasonably estimated to be payable as a result thereof; and

(b) with respect to the incurrence or issuance of any Indebtedness by any Loan Party or any of its Subsidiaries, the excess of (i) the sum of the cash and cash equivalents received in connection with such transaction over (ii) the underwriting discounts and commissions, and other reasonable and customary out-of-pocket expenses, incurred by such Loan Party or such Subsidiary in connection therewith.

“Non-Consenting Lender” has the meaning specified in Section 10.01.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-Extension Notice Date” has the meaning specified in Section 2.03(b)(iii).

“Note” means either a Domestic Note~~,~~ or a Canadian ~~Note, a FILO Note or a Foreign~~ Note, as the context may require.

“Notes Indenture” means that certain Indenture dated as of May 18, 2012 by Sally Holdings, LLC and Sally Capital Inc., as Issuers (collectively, the “Issuers”) in favor of Wells Fargo Bank, National Association, as Trustee (the “Trustee”), as supplemented by Supplemental Indenture dated as of May 18, 2012 by the Issuers, the Guarantors set forth therein, and the Trustee, pursuant to which the Issuers issued their 5.75% Senior Notes due 2022 (the “2022 Notes”), as further supplemented by Second Supplemental Indenture dated as of October 29, 2013, pursuant to which the Issuers issued their 5.50% Senior Notes due 2023, and as further supplemented by Supplemental Indenture dated as of December 3, 2015, pursuant to which the Issuers issued their 5.625% Senior Notes due 2025, and any Permitted Refinancing thereof.

“NPL” means the National Priorities List under CERCLA.

“Obligations” means (a) all advances to, and debts (including principal, interest, fees, costs, and expenses), liabilities, obligations, covenants, indemnities, and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan (including Loans incurred pursuant to Section 2.15 hereof) or Letter of Credit (including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral therefor), whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest, fees, costs, expenses and indemnities that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest, fees costs, expenses and indemnities are allowed claims in such proceeding, and (b) any Other Liabilities; provided that Obligations of a Loan Party shall exclude any Excluded Swap Obligations with respect to such Loan Party. Without limiting the foregoing, for purposes of clarity, whenever used herein the term “Obligations” shall include all Canadian ~~Liabilities and Foreign~~ Liabilities.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Optional Currency” means ~~Euros, Pounds Sterling and~~ Canadian dollars.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity, (d) with respect to any unlimited liability company, the memorandum of association and articles of association (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); and (e) in each case, all shareholder or other equity holder agreements, voting trusts and similar arrangements to which such Person is a party or which is applicable to its Equity Interests and all other arrangements relating to the Control or management of such Person.

“Original Closing Date” means November 12, 2010.

“Other Canadian Liabilities” means any obligation on account of (a) any Cash Management Services furnished to any of the Canadian Loan Parties or any of their Canadian Subsidiaries and/or (b) any transaction which arises out of any Bank Product entered into with any Canadian Loan Party.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Domestic Liabilities” means any obligation on account of: (a) any Cash Management Services furnished to any of the Domestic Loan Parties or any of their Domestic Subsidiaries and/or (b) any transaction which arises out of any Bank Product entered into with any Domestic Loan Party.

“Other Liabilities” means, collectively, all Other Canadian Liabilities and all Other Domestic Liabilities.

“Other Rate Early Opt-in” means the Administrative Agent and the Borrowers have elected to replace LIBOR with a Benchmark Replacement other than a SOFR-based rate pursuant to (1) an Early Opt-in Election and (2) Section 3.03(b)(ii) and paragraph (2) of the definition of “Benchmark Replacement”.

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.06).

“Outstanding Amount” means (i) with respect to Committed Loans and Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Committed Loans and Swing Line Loans, as the case may be, occurring on such date~~,~~ and (ii) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by any Borrower of Unreimbursed Amounts~~, and (iii) with respect to the FILO Loan on any date, the amount of the aggregate outstanding principal amount thereof after giving effect to any prepayments or repayments of the FILO Loan occurring on such date~~.

“Overadvance” means either a Canadian Overadvance or a Domestic Overadvance.

~~“Parallel Debt” has the meaning specified in Section 9.18.~~

“Parent” means Sally Holdings LLC, a Delaware limited liability company, or any successor thereto.

“Participant” has the meaning specified in Section 10.06(d).

“Participant Register” has the meaning provided therefor in Section 10.06(d).

“Payment Conditions” means, at the time of determination with respect to any Restricted Payment, that (a) no Default or Event of Default then exists or would arise as a result of the making of such Restricted Payment, and (b) if after giving pro forma effect to such Restricted Payment, either (i) (x) Excess Availability for the 30-day period immediately preceding, and on the date of, such Restricted Payment was equal to or greater than 15% of the Loan Cap ~~(as calculated without giving effect to the FILO Push Down Reserve)~~, and (y) the Consolidated Fixed Charge Coverage Ratio, for the most recent Measurement Period, is equal to or greater than 1.0:1.0, or (ii) Excess Availability for the 30-day period immediately preceding, and on the date of, such Restricted Payment was equal to or greater than 20% of the Loan Cap ~~(as calculated without giving effect to the FILO Push Down Reserve)~~. If after giving pro forma effect to such Restricted Payment, Excess Availability would be equal to or less than 40% of the Loan Cap ~~(as calculated without giving effect to the FILO Push Down Reserve)~~, the Parent shall furnish the Administrative Agent with prior notice of any such Restricted Payment which is subject to the Payment Conditions, together with supporting documentation evidencing the satisfaction of the Excess Availability requirements and the satisfaction of the required Consolidated Fixed Charge Coverage Ratio, no less than five (5) Business Days prior to the consummation of any such Restricted Payment.

“Payment in Full” means the payment in full in cash of all Obligations (or with respect to the Canadian Borrower, all Canadian ~~Liabilities and with respect to the Foreign Borrower, all Foreign~~ Liabilities), including, without limitation, with respect to amounts available to be drawn under outstanding Letters of Credit, the cancellation of such Letters of Credit or the delivery or provision of money or backstop irrevocable letters of credit, in form, on terms, and issued by a financial institution reasonably acceptable to the Administrative Agent, in respect thereof in an amount equal to 105% of the L/C Obligations.

“PBGC” means the Pension Benefit Guaranty Corporation.

“PCAOB” means the Public Company Accounting Oversight Board.

“Permitted Acquisition” means an Acquisition in which all of the following conditions are satisfied:

(a) No Default then exists or would arise from the consummation of such Acquisition;

(b) If any proceeds from Credit Extensions are being utilized to consummate such Acquisition, such Acquisition shall have been approved by the Board of Directors of the Person (or similar governing body if such Person is not a corporation) which is the subject of such Acquisition and such Person shall not have announced that it will oppose such Acquisition or shall not have commenced any action which alleges that such Acquisition shall violate applicable Law;

(c) After giving effect to the Acquisition, if the Acquisition is an Acquisition of Equity Interests, a Loan Party shall acquire and own, directly or indirectly, a majority of the Equity Interests in the Person being acquired and shall Control a majority of any voting interests or shall otherwise Control the governance of the Person being acquired; and

(d) The total consideration (excluding consideration in the form of Equity Interests) paid for all such Acquisitions in any Fiscal Year (i) shall not exceed $30,000,000 in the aggregate as long as no Event of Default has occurred and is continuing or would result from such Acquisition, transaction or payment, but the Acquisition/Investment/Debt Payment Conditions are not satisfied, and (ii) without limitation as to amount if, after giving pro forma effect to such Acquisition, transaction or payment, the Acquisition/Investment/Debt Payment Conditions are satisfied.

“Permitted Canadian Overadvance” means a Canadian Overadvance made by the Canadian Agent, in its discretion, which:

(a) is made to maintain, protect or preserve the Collateral of the Canadian Borrower and/or the Canadian Credit Parties’ rights under the Loan Documents or which is otherwise for the benefit of the Credit Parties; or

(b) is made to enhance the likelihood of, or maximize the amount of, repayment of any of the Canadian Liabilities; or

(c) is made to pay any other amount chargeable to any Canadian Loan Party hereunder or under any other Loan Document; and

(d) together with all other Permitted Canadian Overadvances then outstanding, shall not (i) exceed at any time $~~1,250,000~~2,000,000 or (ii) unless a Liquidation is occurring, remain outstanding for more than forty-five (45) consecutive Business Days, unless in each case, the Required Revolving Lenders otherwise agree;

provided, that the foregoing shall not (i) modify or abrogate any of the provisions of Section 2.03 regarding each Canadian Lender’s obligations with respect to Canadian Letters of Credit, or (ii) result in any claim or liability against the Canadian Agent (regardless of the amount of any Canadian Overadvance) for Unintentional Canadian Overadvances and such Unintentional Canadian Overadvances shall not reduce the amount of Permitted Canadian Overadvances allowed hereunder, and provided further, that in no event shall the Canadian Agent make a Canadian Overadvance, if after giving effect thereto, the principal amount of the Canadian Credit Extensions would exceed the Canadian Total Commitments (as in effect prior to any termination of the Canadian Commitments pursuant to Section 2.06 hereof).

“Permitted Cure Securities” means common equity securities or other equity securities of Holdings, Intermediate Holdco or the Parent that do not constitute Disqualified Capital Stock and the issuance of which does not result in a Change of Control.

“Permitted Discretion” means the commercially reasonable judgment of the Administrative Agent exercised in good faith in accordance with customary business practices for comparable asset-based lending transactions. In exercising such judgment, the Administrative Agent may consider any factors which it reasonably determines (a) with respect to any Collateral issues, will or reasonably could be expected to adversely affect in any material respect the value of the Collateral, the enforceability or priority of the applicable Agent’s Liens thereon or the amount which any Agent, the Lenders or any L/C Issuer would be likely to receive (after giving consideration to delays in payment and costs of enforcement) in the liquidation of such Collateral, or (b) is evidence that any collateral report or financial information delivered to such Agent by any Person on behalf of the applicable Borrower is incomplete, inaccurate or misleading in any material respect, or (c) creates or reasonably could be expected to create a Default or Event of Default. In exercising such judgment, the Administrative Agent may also consider, without duplication, such factors already included in or tested by the definition of Eligible Inventory or Eligible ~~Accounts~~Trade Receivables, as well as any of the following: (i) changes after the Effective Date in any material respect in demand for, pricing of, or product mix of Inventory; (ii) changes after the Effective Date in any material respect in any concentration of risk with respect to Accounts; (iii) any other factors or circumstances that will or would reasonably be expected to have a Material Adverse Effect and (iv) any other factors arising after the Effective Date that change in any material respect the credit risk of lending to the Borrowers on the security of the Collateral.

“Permitted Domestic Overadvance” means a Domestic Overadvance made by the Administrative Agent, in its discretion, which:

(a) is made to maintain, protect or preserve the Collateral and/or the Credit Parties’ rights under the Loan Documents or which is otherwise for the benefit of the Credit Parties; or

(b) is made to enhance the likelihood of, or to maximize the amount of, repayment of any Obligation; or

(c) is made to pay any other amount chargeable to any Loan Party hereunder or any other Loan Document; and

(d) together with all other Permitted Domestic Overadvances then outstanding, shall not (i) exceed at any time the lesser of $20,000,000 or five percent (5%) of the Domestic Borrowing Base at any time or (ii) unless a Liquidation is occurring, remain outstanding for more than forty-five (45) consecutive Business Days, unless in each case, the Required Revolving Lenders otherwise agree;

provided, that the foregoing shall not (i) modify or abrogate any of the provisions of Section 2.03 regarding each Revolving Domestic Lender’s obligations with respect to Domestic Letters of Credit, or (ii) result in any claim or liability against the Administrative Agent (regardless of the amount of any Domestic Overadvance) for Unintentional Domestic Overadvances, and such Unintentional Domestic Overadvances shall not reduce the amount of Permitted Domestic Overadvances allowed hereunder, and provided further, that in no event shall the Administrative Agent make a Domestic Overadvance, if after giving effect thereto, the principal amount of the Revolving Domestic Total Outstandings would exceed the Revolving Domestic Total Commitments (as in effect prior to any termination of the Revolving Domestic Commitments pursuant to Section 2.06 hereof).

“Permitted Encumbrances” means:

(a) Liens imposed by law for Taxes that are not yet due, or the nonpayment of which in the aggregate would not reasonably be expected to have a Material Adverse Effect, or are being contested in compliance with Section 6.04;

(b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens (other than Liens described in clause (j) below) imposed by applicable Laws, arising in the ordinary course of business and securing obligations that are not overdue by more than sixty (60) days or are being contested in compliance with Section 6.04;

(c) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security or similar laws or regulations, other than any Lien imposed by ERISA or other applicable Law relating to Canadian Pension Plans (except Liens arising in respect of employee contributions withheld from pay but not yet due to be remitted to a Canadian Pension Plan);

(d) deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(e) Liens in respect of judgments that would not constitute an Event of Default hereunder;

(f) easements, covenants, conditions, restrictions, building code laws, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or materially interfere with the ordinary conduct of business of a Loan Party and such other minor title defects or survey matters that are disclosed by current surveys that, in each case, do not materially interfere with the current use of the real property;

(g) Liens existing on the Effective Date and listed on Schedule 7.01 and any renewals, extensions or Permitted Refinancings thereof;

(h) Liens on fixed or capital assets acquired by any Loan Party which are permitted under Section 7.03(a) so long as (i) such Liens and the Indebtedness secured thereby are incurred prior to or within ninety (90) days after such acquisition, (ii) the Indebtedness secured thereby does not exceed the cost of acquisition of such fixed or capital assets and (iii) such Liens shall not extend to any other property or assets of the Loan Parties;

(i) Liens in favor of the Collateral Agent and the Canadian Agent;

(j) Liens of landlords or of mortgagees of landlords arising by operation of law in respect of rent not in default (after the expiration of all grace or cure periods with respect thereto and excluding any such defaults which are being contested in good faith by appropriate proceedings diligently pursued and available to Loan Parties and with respect to which adequate reserves have been set aside on its books to the extent required by GAAP), and (ii) Liens of landlords or of mortgagees of landlords on fixtures and equipment located on premises leased by any Loan Party or any Subsidiary in the ordinary course of business;

(k) Liens on the Collateral of the Domestic Loan Parties securing the Indebtedness arising under the Term Loan Documents, having the priority set forth in the Intercreditor Agreement;

(l) Liens on property (i) of any Subsidiary that is not a Loan Party and (ii) that does not constitute Collateral; provided that, if requested by the Administrative Agent, and if such property is deemed by the Collateral Agent or the Canadian Agent, as applicable, reasonably necessary to be utilized to realize upon, and maximize the amounts recovered on any liquidation of, any of the Collateral included in the Combined Borrowing Base, such Liens are subject to an intercreditor agreement between the applicable Agent and the holder of such Lien so as to permit the Collateral Agent or the Canadian Agent, as applicable, access to and use of such property for a reasonable period of time to collect upon, effect a liquidation of, or otherwise exercise rights with respect to, the Collateral, all on such terms and conditions reasonably acceptable to the Administrative Agent in its Permitted Discretion;

(m) Liens on Intellectual Property; provided that such Liens result from the granting of licenses in the ordinary course of business to any Person to use such Intellectual Property or such foreign patents, patent applications, trademarks, trademark applications, trade names, copyrights, technology, know-how or processes, as the case may be and, if requested by the Administrative Agent, and if such property is deemed by the Collateral Agent or the Canadian Agent, as applicable, reasonably necessary to be utilized to realize upon, and maximize the amounts recovered on any liquidation of, any of the Collateral included in the Combined Borrowing Base, such Liens are subject to an intercreditor agreement between the applicable Agent and the holder of such Lien so as to permit the Collateral Agent or the Canadian Agent, as applicable, access to and use of such property for a reasonable period of time to collect upon, effect a liquidation of, or otherwise exercise rights with respect to, the Collateral, all on such terms and conditions reasonably acceptable to the Administrative Agent in its Permitted Discretion;

(n) the rights reserved to or vested in Governmental Authorities by statutory provisions or the terms of leases, licenses and franchises, grants or permits, in each case, which affect any land and which allow such Governmental Authorities to terminate the leases, licenses, franchises, grants or permits or to require annual or other periodic payments as a condition to the continuance thereof;

(o) Liens on property subject to Sale and Leaseback Transactions and general intangibles related thereto; provided that, if requested by the Administrative Agent, such Liens are subject to an intercreditor agreement between the Administrative Agent and the holder of such Lien so as to permit the Collateral Agent or the Canadian Agent, as applicable, access to and use of such property for a reasonable period of time to collect upon, effect a liquidation of, or otherwise exercise rights with respect to, the Collateral, all on such terms and conditions reasonably acceptable to the Administrative Agent in its Permitted Discretion;

(p) any encumbrance or restriction (including put and call agreements) with respect to the Equity Interests of any joint venture or similar arrangement pursuant to the joint venture or similar agreement with respect to such joint venture or similar arrangement, provided that no such encumbrance or restriction affects in any way the ability of the Parent or any of its Subsidiaries to comply with their obligations under the Loan Documents;

(q) Possessory Liens in favor of brokers and dealers arising in connection with the acquisition or disposition of Investments owned as of the Effective Date and Permitted Investments, provided that such liens (a) attach only to such Investments and (b) secure only obligations incurred in the ordinary course and arising in connection with the acquisition or disposition of such Investments and not any obligation in connection with margin financing;

(r) Liens arising solely by virtue of any statutory or common law provisions relating to banker’s liens, liens in favor of securities intermediaries, rights of setoff or similar rights and remedies as to deposit accounts or securities accounts or other funds maintained with depository institutions or securities intermediaries;

(s) Liens arising from precautionary UCC or PPSA filings regarding “true” operating leases or, to the extent permitted under the Loan Documents, the consignment of goods to a Loan Party;

(t) voluntary Liens on property (other than property of the type included in the Combined Borrowing Base) in existence at the time such property is acquired pursuant to a Permitted Acquisition or on such property of a Subsidiary of a Loan Party in existence at the time such Subsidiary is acquired pursuant to a Permitted Acquisition; provided, that such Liens are not incurred in connection with or in anticipation of such Permitted Acquisition and do not attach to any other assets of any Loan Party or any Subsidiary;

(u) Liens in favor of customs and revenues authorities imposed by applicable Laws arising in the ordinary course of business in connection with the importation of goods and securing obligations (i) that are not overdue by more than thirty (30) days, or (ii)(A) that are being contested in good faith by appropriate proceedings, (B) the applicable Loan Party or Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (C) such contest effectively suspends collection of the contested obligation and enforcement of any Lien securing such obligation;

(v) Liens in favor of Loan Parties; and

(w) Liens securing Indebtedness permitted under Section 7.03(b) and (c).

“Permitted Holders” means (i) any of the Management Investors and their respective Affiliates; and (ii) any Person acting in the capacity of an underwriter in connection with a public or private offering of Equity Interests of Holdings. In addition, any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) whose status as a “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) constitutes or results in a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of the Notes Indenture, together with its Affiliates, shall thereafter constitute Permitted Holders.

“Permitted Investments” means each of the following:

(a) readily marketable obligations issued or directly and fully guaranteed or insured by the United States of America or, with respect to the Canadian Loan Parties, Canada (or by any agency or instrumentality of the United States of America or Canada, as applicable) having maturities of not more than 360 days from the date of acquisition thereof; provided that the full faith and credit of the United States of America or Canada, as applicable, is pledged in support thereof;

(b) commercial paper issued by any Person organized under the laws of any state of the United States of America or Canada or any province thereof and rated, at the time of acquisition thereof, at least “Prime-1” (or the then equivalent grade) by Moody’s or at least “A-1” (or the then equivalent grade) by S&P, in each case with maturities of not more than 180 days from the date of acquisition thereof;

(c) time deposits with, or insured certificates of deposit or bankers’ acceptances of, any commercial bank that (i) (A) is a Lender or (B) is organized under the laws of the United States of America, any state thereof or the District of Columbia (or with respect to the Canadian Loan Parties, Canada or any province or territory thereof) or is the principal banking subsidiary of a bank holding company organized under the laws of the United States of America, any state thereof or the District of Columbia, and is a member of the Federal Reserve System, (ii) issues (or the parent of which issues) commercial paper rated as described in clause (b) of this definition and (iii) has combined capital and surplus of at least $1,000,000,000, in each case with maturities of not more than 180 days from the date of acquisition thereof;

(d) fully collateralized repurchase agreements with a term of not more than thirty (30) days for securities described in clause (a) above (without regard to the limitation on maturity contained in such clause) and entered into with a financial institution satisfying the criteria described in clause (c) above or with any primary dealer and having a market value at the time that such repurchase agreement is entered into of not less than 100% of the repurchase obligation of such counterparty entity with whom such repurchase agreement has been entered into;

(e) Investments, classified in accordance with GAAP as current assets of the Loan Parties, in any money market fund, mutual fund, or other investment companies that are registered under the Investment Company Act of 1940, as amended, which are administered by financial institutions that have the highest rating obtainable from either Moody’s or S&P, and which invest solely in one or more of the types of securities described in clauses (a) through (d) above;

(f) Investments existing on the Effective Date, and set forth on Schedule 7.02, but not any increase in the amount thereof or any other modification of the terms thereof;

(g) (i) Investments by any Loan Party and their respective Subsidiaries in their respective direct and indirect Subsidiaries outstanding on the Effective Date, (ii) additional Investments by any Loan Party and its Subsidiaries in Loan Parties, (iii) additional Investments by Subsidiaries of the Loan Parties that are not Loan Parties in other Subsidiaries that are not Loan Parties and (iv) so long as no Event of Default has occurred and is continuing or would result from such Investment, additional Investments by the Loan Parties in wholly-owned

Subsidiaries that are not Loan Parties; provided that to the extent such Investment includes Intellectual Property material and necessary for the operation of the assets of the Loan Parties and their Subsidiaries, taken as a whole, which constitute Collateral, such Intellectual Property shall be subject to a non-exclusive royalty-free worldwide license in favor of the Agents for the purpose of the Agents’ exercise of rights and remedies under this Agreement in connection with the Collateral;

(h) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

(i) Guarantees of Indebtedness permitted under Section 7.03;

(j) so long as no Default or Event of Default has occurred and is continuing or would result from such Investment, Investments by any Loan Party in Swap Contracts permitted hereunder;

(k) Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

(l) advances to officers, directors and employees of the Loan Parties and Subsidiaries in the ordinary course of business in an amount consistent with past practice for travel, entertainment, relocation and analogous ordinary business purposes;

(m) Investments constituting Permitted Acquisitions;

(n) other Investments not specifically set forth above not to exceed $2,500,000 in the aggregate in any Fiscal Year;

(o) other Investments not specifically set forth above, in any Fiscal Year (i) shall not exceed $30,000,000 in the aggregate as long as no Event of Default has occurred and is continuing or would result from such transaction or payment, but the Acquisition/Investment/Debt Payment Conditions are not satisfied, and (ii) without limitation as to amount if, after giving pro forma effect to such transaction or payment, the Acquisition/Investment/Debt Payment Conditions are satisfied; and

(p) Investments by Foreign Subsidiaries in cash equivalents customarily purchased by companies in the European Union as part of their cash management policies and having a credit quality substantially equivalent to those set forth in clauses (a) through (e) of this definition, and otherwise consistent with past practice of such Foreign Subsidiaries;

provided, however, that notwithstanding the foregoing, (i) after the occurrence and during the continuance of a Trigger Event, no such Investments specified in clauses (a) through (e) and clauses (n) and (o) shall be permitted to be made unless either (A) no Revolving Loans are then outstanding, or (B) the Investment is a temporary Investment pending expiration of an Interest Period for a Revolving Loan that is a LIBOR Rate Loan, the proceeds of which Investment will be applied to the Obligations after the expiration of such Interest Period.

“Permitted Overadvance” means either a Permitted Canadian Overadvance or a Permitted Domestic Overadvance.

“Permitted Pro Forma Adjustments” as applied to any Person or business unit acquired or disposed of on or after the Effective Date means any adjustment to the actual results of operations of such Person or business unit (a) that are permitted to be recognized in pro forma financial statements prepared in accordance with Regulation S-X of the Securities Act of 1933 or (b) that otherwise reflect verifiable and adequately documented severance payments and reductions in, among other items, officer and employee compensation, insurance expenses, interest expense, rental expense, and other overhead expense, and other quantifiable expenses which are not anticipated to be incurred on an ongoing basis following consummation of such acquisitions or dispositions, in each case, with respect to this clause (b) only, as approved by the Administrative Agent in its Permitted Discretion.

“Permitted Refinancing” means, with respect to any Person, any Indebtedness issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund (collectively, to “Refinance”), the Indebtedness being Refinanced (or previous refinancings thereof constituting a Permitted Refinancing); provided, that (a) the principal amount (or accreted value, if applicable) of such Permitted Refinancing does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so Refinanced (plus unpaid accrued interest and premiums thereon and underwriting discounts, defeasance costs, fees, commissions and expenses), (b) the weighted average life to maturity of such Permitted Refinancing is greater than or equal to the weighted average life to maturity of the Indebtedness being Refinanced, (c) if the Indebtedness being Refinanced is subordinated in right of payment to the Obligations under this Agreement, such Permitted Refinancing shall either be (i) unsecured or (ii) subordinated in right of payment to such Obligations on terms at least as favorable to the Credit Parties as those contained in the documentation governing the Indebtedness being Refinanced, (d) the interest rate applicable to any such Permitted Refinancing shall not exceed the then applicable market interest rate (as determined in good faith by the Board of Directors of Holdings), (e) if requested by the Administrative Agent, if such Permitted Refinancing includes security consisting of (i) any of the Collateral included in the Combined Borrowing Base, or (ii) any real or personal properties (including, without limitation, licensees or transferees of Intellectual Property) which the Collateral Agent or the Canadian Agent as applicable, reasonably deems necessary to be utilized to realize upon, and maximize the amounts recovered on any liquidation of, any of the Collateral included in the Combined Borrowing Base, the Person providing such Permitted Refinancing shall have entered into an intercreditor agreement with the applicable Agent so as to permit the Collateral Agent or the Canadian Agent, as applicable, access to and use of such property for a reasonable period of time to collect upon, effect a liquidation of, or otherwise exercise rights with respect to, the Collateral, all on such terms and conditions reasonably acceptable to the Administrative Agent in its Permitted Discretion, and (f) at the time thereof, no Default or Event of Default shall have occurred and be continuing.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, limited partnership, Governmental Authority or other entity.

“Plan” means, collectively, each Domestic Pension Plan and each Canadian Pension Plan.

“Platform” has the meaning specified in Section 6.02.

“PPSA” means the Personal Property Security Act of Ontario (or any successor statute) or similar legislation of any other Canadian jurisdiction, including, without limitation, the Civil Code of Quebec, the laws of which are required by such legislation to be applied in connection with the issue, perfection, enforcement, opposability, priority, validity or effect of security interests or other applicable Liens.

“~~Pounds Sterling” means pounds in lawful currency of the United Kingdom.~~Pre-Adjustment Successor Rate” has the meaning specified in Section 3.03(b).

“Prepayment Event” means:

(a) any Disposition (including pursuant to a sale and leaseback transaction) of any Collateral of a Loan Party included in the Combined Borrowing Base (excluding sales of Inventory in the ordinary course of business), unless the proceeds therefrom are required to be paid to the holder of a Lien on such Collateral having priority over the Lien of the Collateral Agent or Canadian Agent, as applicable;

(b) if a Trigger Event then exists or would arise by reason of such Disposition, any Disposition (including pursuant to a sale and leaseback transaction) of any Current Assets Collateral outside of the ordinary course of business, unless the proceeds therefrom are required to be paid to the holder of a Lien on such property or asset;

(c) any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of (and payments in lieu thereof), Collateral of a Loan Party included in the Combined Borrowing Base, unless (i) the proceeds therefrom are required to be paid to the holder of a Lien on such Collateral having priority over the Lien of the Collateral Agent or Canadian Agent, as applicable, or (ii) as long as a Trigger Event has not occurred and is not continuing, the proceeds therefrom are utilized for purposes of replacing or repairing the Collateral in respect of which such proceeds, awards or payments were received, or are otherwise used to purchase assets useful in the business of the Loan Parties, within 180 days of the occurrence of the damage to or loss of the Collateral being repaired or replaced; or

(d) if a Trigger Event then exists or would arise by reason of such damage or taking, any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of (and payments in lieu thereof), any property or asset of a Loan Party (including, without limitation, Collateral), unless the proceeds therefrom are required to be paid to the holder of a Lien on such Collateral having priority over the Lien of the Collateral Agent or Canadian Agent, as applicable.

“Prime Rate Loan” means a Canadian Prime Rate Loan, a US Index Rate Loan, or a Domestic Prime Rate Loan, as the context may require.

~~“Principal Obligations” means the Obligations owing to the Lenders (other than each Loan Party’s Parallel Debt).~~

~~“Professional Market Party” means a professional market party (professionele marktpartij) within the meaning of the Dutch FSA and the Definition Decree FSA (Besluit Definitiebepalingen Wft) and any regulation promulgated thereunder, as amended from time to time.~~

“Public Lender” has the meaning specified in Section 6.02.

“QFC Credit Support” has the meaning specified in Section 10.31.

“Qualified ECP Guarantor” means, at any time, each Loan Party with total assets exceeding $10,000,000 or that qualifies at such time as an “eligible contract participant” under the Commodity Exchange Act and can cause another Person to qualify as an “eligible contract participant” at such time under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Rate Floor” means ~~0.75~~0% per annum.

“Real Estate” means all Leases and all land, together with the buildings, structures, parking areas, and other improvements thereon, now or hereafter owned or leased by any Loan Party, including all easements, rights-of-way, and similar rights relating thereto and all leases, tenancies, and occupancies thereof.

“Receivables Advance Rate “ means (i) 80% if the Accounts Receivable Reporting Requirement is not then in effect, and (ii) 85% if either (x) the Accounts Receivable Reporting Requirement is then in effect or (y) the Borrowers elect at their option to provide the detailed accounts receivables reporting as required by Section 6.02(c) as if the Account Receivable Reporting Requirement was in effect at such time.

“Receivables Reserves” means such Reserves as may be established from time to time by the Administrative Agent in the Administrative Agent’s Permitted Discretion with respect to the determination of the collectability in the ordinary course of Eligible Trade Receivables.

“Recipient” means (a) the Administrative Agent, (b) any Lender or (c) any L/C Issuer, as applicable.

“Register” has the meaning specified in Section 10.06(c).

“Registered Public Accounting Firm” has the meaning specified by the Securities Laws and shall be independent of the Parent and its Subsidiaries as prescribed by the Securities Laws.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

“Relevant Governmental Body” means the Board of Governors of the Federal Reserve ~~Board and/~~System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve ~~Board and/~~System or the Federal Reserve Bank of New York ~~for the purpose of recommending a benchmark rate to replace LIBOR in loan agreements similar to this Agreement~~, or any successor thereto.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

“Reports” has the meaning specified in Section 9.12(b).

“Request for Credit Extension” means (a) with respect to a Borrowing, Conversion or continuation of Committed Loans, a Committed Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.

“Required Lenders” means, as of any date of determination, Lenders holding more than 50% of Applicable Percentage of all Lenders of the ~~sum of the~~ Aggregate ~~Revolving~~Total Commitments ~~and the Outstanding Amount of the FILO Loan~~ or, if the commitment of each Lender to make Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02, Lenders holding in the aggregate more than 50% of the Total Outstandings (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Lender for purposes of this definition); provided that the Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Required Revolving Lenders” means, as of any date of determination, Lenders holding more than 50% of Applicable Percentage of all Lenders of the Aggregate ~~Revolving~~Total Commitments or, if the commitment of each Revolving Lender to make Revolving Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02, Lenders holding in the aggregate more than 50% of the Total Revolving Outstandings (with the aggregate amount of each Revolving Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Lender for purposes of this definition); provided that the Revolving Commitment of, and the portion of the Total Revolving Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Revolving Lenders.

“Rescindable Amount” has the meaning defined in Section 2.12(c)(ii).

“Reserves” means all (if any) Inventory Reserves, Availability Reserves~~,~~ and Receivables Reserves ~~and the FILO Push Down Reserve~~. Borrowing Base Certificates shall include detailed reporting of ~~ineligible Accounts~~Trade Receivables that are not Eligible Trade Receivables if the Accounts Receivable Reporting Requirement is then in effect. Borrowing Base Certificates shall include a deemed ~~ineligible Accounts~~Trade Receivables that are not Eligible Trade Receivables amount of 20% of reported Accounts (as set forth in the definition of Eligible Trade Receivables) and a deemed Dilution Reserve of 8.1% of reported Accounts (in each case, without detailed reporting of ~~ineligible Accounts~~Trade Receivables that are not Eligible Trade Receivables) if the Accounts Receivable Reporting Requirement is not in effect; provided, however, that the Borrowers may, at their election at any time, provide detailed reporting of Accounts (and report actual ineligibility and dilution for purposes of determining the applicable Reserves and the Combined Borrowing Base) even if the Accounts Receivable Reporting Requirement is not then in effect.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer or assistant treasurer of a Loan Party or any of the other individuals designated in writing to the Administrative Agent by an existing Responsible Officer of a Loan Party as an authorized signatory of any certificate or other document to be delivered hereunder. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of any Person or any of its Subsidiaries, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to such Person’s stockholders, partners or members (or the equivalent of any thereof), or any option, warrant or other right to acquire any such dividend or other distribution or payment. Without limiting the foregoing, “Restricted Payments” with respect to any Person shall also include all payments made by such Person with any proceeds of a dissolution or liquidation of such Person.

“Revolving Commitment” means, as to each Lender, its Revolving Domestic Commitment and its Canadian Commitment.

“Revolving Domestic Commitments” means, as to each Revolving Domestic Lender, its obligation to (a) make Domestic Committed Loans to the Domestic Borrowers pursuant to Section 2.01, (b~~) make Domestic Committed Loans to the Foreign Borrower pursuant to Section 2.01(c), (c~~) purchase participations in Domestic L/C Obligations, and (c) purchase participations in Swing Line Loans made to the Domestic Borrowers ~~or the Foreign Borrower (to the extent based on Domestic Availability)~~, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Revolving Domestic Lender’s name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Revolving Domestic Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Revolving Domestic Lenders” means the Lenders having Revolving Domestic Commitments from time to time or at any time.

“Revolving Domestic Loan” means an extension of credit by a Revolving Domestic Lender to the Domestic Borrowers ~~or the Foreign Borrower (to the extent based on Domestic Availability)~~ under Article II in the form of a Committed Loan or a Swing Line Loan.

“Revolving Domestic Loan Cap” means, at any time of determination, the lesser of (a) the Revolving Domestic Total Commitments or (b) the Domestic Borrowing Base.

“Revolving Domestic Total Commitments” means the aggregate of the Revolving Domestic Commitments of all Revolving Domestic Lenders. On the ~~First~~Third Effective Date, the Revolving Domestic Total Commitments are $~~600,000,000~~500,000,000 .

“Revolving Domestic Total Outstandings” means, without duplication, the aggregate Outstanding Amount of all Revolving Domestic Loans and all Domestic L/C Obligations.

“Revolving Lenders” means the Revolving Domestic Lenders and the Canadian Lenders.

“Revolving Loan” means a Revolving Domestic Loan and a Canadian Loan.

“Revolving Loan Cap” means, at any time of determination, the lesser of (a) the Aggregate ~~Revolving~~Total Commitments or (b) the Domestic Borrowing Base plus the Canadian Borrowing Base.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto.

“Sanction(s)” means any sanction administered or enforced by the United States Government (including, without limitation, OFAC), the Canadian government, the United Nations Security Council, the European Union, Her Majesty’s Treasury (“HMT”) or other relevant sanctions authority.

“Sarbanes-Oxley” means the Sarbanes-Oxley Act of 2002.

“Scheduled Unavailability Date” has the meaning specified in Section 3.03(b).

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Secured Funded Indebtedness” means Consolidated Funded Indebtedness that is secured by Liens on the property or assets of the Borrowers and the Loan Parties (other than property or assets held in a defeasance or similar trust or arrangement for the benefit of the Indebtedness secured thereby).

“Secured Leverage Ratio” means, as of any date of determination, the ratio of (a) Secured Funded Indebtedness (net of unrestricted cash and cash equivalents of Holdings and its Subsidiaries in an aggregate amount not to exceed $100,000,000) to (b) Consolidated EBITDA, in each case of Holdings and its Subsidiaries for the most recently completed Measurement Period, all as determined on a Consolidated basis in accordance with GAAP.

“Securities Laws” means, collectively, the Securities Act of 1933, the Securities Exchange Act of 1934, Sarbanes-Oxley, and the applicable accounting and auditing principles, rules, standards and practices promulgated, approved or incorporated by the SEC or the PCAOB; and all applicable securities laws in each province and territory of Canada and the respective regulations, rules regulations, blanket orders and blanket rulings under such laws together with applicable published policy statements and notices of the securities regulator of each such province and territory.

“Security Agreement” means the Second Amended and Restated Security Agreement dated as of the Effective Date among the Domestic Loan Parties and the Collateral Agent.

“Security Documents” means the Security Agreement, the Canadian Security Documents, ~~the Dutch Pledge of Intragroup Loan Receivables,~~ the Blocked Account Agreements, the Credit Card Notifications, and each other security agreement or other instrument or document executed and delivered by or on behalf of any Loan Party to the Collateral Agent or the Canadian Agent pursuant to this Agreement or any other Loan Document granting a Lien to secure any of the Obligations or the Canadian ~~Liabilities or the Foreign~~ Liabilities, as applicable.

“Settlement Date” has the meaning specified in Section 2.14(a).

“Shareholders’ Equity” means, as of any date of determination, Consolidated shareholders’ equity of Holdings and its Subsidiaries as of that date determined in accordance with GAAP.

“Shrink” means Inventory which has been lost, misplaced, stolen, or is otherwise unaccounted for.

~~“SOFR” with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark (or a successor administrator) on the Federal Reserve Bank of New York’s website (or any successor source) and, in each case, that has been selected or recommended by the Relevant Governmental Body~~Single Employer Plan” means any Plan, but excluding any Multiemployer Plan.

“SOFR” has the meaning as set forth in the definition of “Daily Simple SOFR”.

“SOFR-Based Rate” means SOFR or Term SOFR.

“SOFR Early Opt-in” means the Administrative Agent and the Borrowers have elected to replace LIBOR pursuant to (1) an Early Opt-in Election and (2) Section 3.03(b)(i) and paragraph (1) of the definition of “Benchmark Replacement”.

“Solvent” and “Solvency” means, with respect to any Person on a particular date, that on such date (a) at fair valuation, all of the properties and assets of such Person are greater than the sum of the debts, including contingent liabilities, of such Person, (b) the present fair saleable value of the properties and assets of such Person is not less than the amount that would be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its properties and assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts beyond such Person’s ability to pay as such debts mature, (e) such Person is not engaged in a business or a transaction, and is not about to engage in a business or transaction, for which such Person’s properties and assets would constitute unreasonably small capital after giving due consideration to the prevailing practices in the industry in which such Person is engaged, and (f) such Person is not “insolvent” within the meaning of Section 101(32) of the Bankruptcy Code and, in the case of any Canadian Loan Party, is not an “insolvent person” within the meaning of such term in the Bankruptcy and Insolvency Act (Canada), as applicable. The amount of all guarantees or other contingent liabilities at any time shall be computed as the amount that, in light of all the facts and circumstances existing at the time, can reasonably be expected to become an actual or matured liability.

“Specified Equity Contribution” means any cash equity contribution made to Holdings, Intermediate Holdings or Parent in exchange for Permitted Cure Securities; provided that (a)(i) such cash equity contribution and (ii) the contribution of any proceeds therefrom to Holdings, Intermediate Holdings or Parent occur (x) after the Effective Date and (y) on or prior to the date that is 10 days after the date on which the financial statements are required to be delivered for a Fiscal Quarter (or Fiscal Year), (b) the Parent identifies such equity contribution as a “Specified Equity Contribution”, (c) in each four (4) Fiscal Quarter period, there shall exist a period of at least two (2) consecutive Fiscal Quarters in respect of which no Specified Equity Contribution shall have been made, (d) the amount of any Specified Equity Contribution included in the calculation of Consolidated EBITDA hereunder shall be limited to the amount required to effect compliance with Section 7.13 hereof, and (e) the Specified Equity Contribution shall not be included for purposes of any calculation under this Agreement other than for the calculation of Consolidated EBITDA for purposes of compliance with Section 7.13 only.

“Specified Loan Party” means any Loan Party that is not then an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to Section 10.26).

“Spot Rate” means the rate determined by the Administrative Agent to be the rate quoted as the spot rate for purchase by the Administrative Agent of such Optional Currency with Dollars through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two (2) Business Days prior to the date of such determination; provided that the Administrative Agent may obtain such spot rate from another financial institution designated by it.

“Standby Letter of Credit” means any Letter of Credit that is not a Commercial Letter of Credit and that (a) is used in lieu or in support of performance guaranties or performance, surety or similar bonds, (b) is used in lieu or in support of stay or appeal bonds, (c) supports the payment of insurance premiums for reasonably necessary casualty insurance carried by any of the Loan Parties, or (d) supports payment or performance for identified purchases or exchanges of products or services.

“Stated Amount” means at any time the maximum amount for which a Letter of Credit may be honored.

“Store” means any retail store (which may include any real property, fixtures, equipment, inventory and other property related thereto) operated, or to be operated, by any Loan Party.

“Subordinated Indebtedness” means Indebtedness which is expressly subordinated in right of payment to the prior Payment in Full of the Obligations and termination of the Aggregate Total Commitments and which is in form and on terms approved in writing by the Administrative Agent.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company, unlimited liability company or other business entity of which a majority of the shares of Equity Interests having ordinary voting power for the election of directors or other governing body are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of a Loan Party.

“Substantial Liquidation” means either (a) the Liquidation of substantially all of the Collateral ~~(other than Collateral from the Foreign Borrower)~~, or (b) the sale or other disposition of substantially all of the Collateral ~~(other than Collateral from the Foreign Borrower)~~ by the Loan Parties.

“Supported QFC” has the meaning specified in Section 10.31.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any Master Agreement, including any such obligations or liabilities under such Master Agreement.

“Swap Obligations” means with respect to any Loan Party any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Swing Line” means the revolving credit facility made available by the Swing Line Lender pursuant to Section 2.04.

“Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.04.

“Swing Line Lender” means Bank of America, in its capacity as provider of Swing Line Loans to the Domestic Borrowers ~~(and to the extent based on Domestic Availability, the Foreign Borrower)~~, and Bank of America-Canada Branch, in its capacity as provider of Swing Line Loans to the Canadian Borrower ~~(and to the extent based on Canadian Availability, the Foreign Borrower)~~, or any successor swing line lender hereunder.

“Swing Line Loan” has the meaning specified in Section 2.04(a), and shall include all such Loans made by the Swing Line Lender to the Domestic Borrowers~~,~~ or the Canadian ~~Borrower or the Foreign~~ Borrower.

“Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.04(b), which, if in writing, shall be substantially in the form of Exhibit B-1 (Domestic Swing Line Loan Notice) or Exhibit B-2 (Canadian Swing Line Loan Notice), as applicable.

~~“Swing Line Note” means the Domestic Swing Line Note and the Canadian Swing Line Note, as the context may require.~~

“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property (including sale and leaseback transactions), in each case, creating obligations that do not appear on the balance sheet of such Person but which, upon the application of any Debtor Relief Laws to such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“Target Amount” means with respect to any DDA, an amount which, when aggregated with all other Target Amounts remaining on deposit in all DDAs at any one time, does not exceed $7,500,000 (such aggregate amount to be determined no less frequently than on a monthly basis).

“Tax Sharing Agreement” means the Tax Sharing Agreement among Holdings and the Parent dated as of November 16, 2006, as the same may be amended, supplemented, waived or otherwise modified from time to time.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including back up withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Agent “ means JPMorgan Chase Bank, N.A., as administrative agent and collateral agent under the Term Loan Agreement and any successor thereto.

“Term Loan Agreement” means that certain Credit Agreement, dated as of July 6, 2017, by and among Holdings, Intermediate Holdco, Sally Holdings LLC, Sally Capital Inc., the lenders party thereto and the Term Agent, as the same may be amended, restated, modified, supplemented, extended, renewed, refunded, replaced or refinanced from time to time in one or more agreements (in each case with the same or new lenders, institutional investors or agents), including any agreement extending the maturity thereof or otherwise restructuring all or any portion of the Indebtedness thereunder or increasing the amount loaned or issued thereunder or altering the maturity thereof, in each case as and to the extent permitted by this Agreement and the Intercreditor Agreement.

“Term Loan Documents” means, collectively, the Term Loan Agreement and all security agreements, guarantees, pledge agreements and other agreements or instruments executed in connection therewith.

“Term SOFR” means, for the applicable corresponding tenor (or if any Available Tenor of a Benchmark does not correspond to an Available Tenor for the applicable Benchmark Replacement, the closest corresponding Available Tenor and if such Available Tenor corresponds equally to two Available Tenors of the applicable Benchmark Replacement, the corresponding tenor of the shorter duration shall be applied), the forward-looking term rate ~~for any period that is approximately (as determined by the Administrative Agent) as long as any of the Interest Period options set forth in the definition of “Interest Period” and that is~~ based on SOFR ~~and~~ that has been selected or recommended by the Relevant Governmental Body~~, in each case as published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion~~.

“Termination Date” means the earliest to occur of (i) the Maturity Date, (ii) the date on which the maturity of the Obligations is accelerated (or deemed accelerated) and the Commitments are irrevocably terminated (or deemed terminated) in accordance with Article VIII, or (iii) the termination of the Aggregate Total Commitments in accordance with the provisions of Section 2.06 hereof.

“Third Amendment” means that certain Third Amendment to Amended and Restated Credit Agreement by and among the Loan Parties, the Lenders party thereto, and the Agents, dated as of the Third Amendment Effective Date.

“Third Amendment Effective Date” means May 11, 2021.

“Third Amendment Fee Letter” means the letter entitled “Fee Letter” among the Borrowers and the Administrative Agent dated as of April 22, 2021.

“Total Outstandings” means the aggregate of all Total Revolving Outstandings ~~and the Outstanding Amount of the FILO Loan, and, without duplication, all Foreign Liabilities~~.

“Total Revolving Outstandings” means the aggregate of all Canadian Total Outstandings and all Revolving Domestic Total Outstandings ~~and, without duplication, all Foreign Liabilities~~.

“Trading with the Enemy Act” has the meaning specified in Section 10.18.

“Trigger Event” means either (a) the occurrence and continuance of any Event of Default, or (b) the failure of the Borrowers to maintain Excess Availability of at least the greater of (i) $~~60,000,000~~50,000,000, or (ii) twelve and one-half percent (12.5%) of the Loan Cap ~~(as calculated without giving effect to the FILO Push Down Reserve)~~. For purposes of this Agreement, the occurrence of a Trigger Event shall be deemed continuing, (A) so long as such Event of Default has not been waived, and/or (B) if the Trigger Event arises as a result of the Borrowers’ failure to achieve Excess Availability as required hereunder, until the date Excess Availability shall have been not less than the greater of (x) $~~60,000,000~~50,000,000 or (y) twelve and one-half percent (12.5%) of the Loan Cap ~~(as calculated without giving effect to the FILO Push Down Reserve)~~ for forty-five (45) consecutive days; provided that for the purposes of Section 6.12 a Trigger Event may be discontinued only three (3) times during the term of this Agreement notwithstanding that the Event of Default has been waived or that Excess Availability shall have been not less than the amounts required above for forty-five (45) consecutive days. The termination of a Trigger Event as provided herein shall in no way limit, waive or delay the occurrence of a subsequent Trigger Event in the event that the conditions set forth in this definition again arise.

“Type” means, with respect to a Committed ~~Loan or the outstanding portion of the FILO~~ Loan, its character as a Prime Rate Loan, a LIBOR ~~Rate Loan, a Euribor~~ Rate Loan or a BA Equivalent Loan.

“UCC” or “Uniform Commercial Code” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that if a term is defined in Article 9 of the Uniform Commercial Code differently than in another Article thereof, the term shall have the meaning set forth in Article 9; provided further that, if by reason of mandatory provisions of law, perfection, or the effect of perfection or non-perfection, of a security interest in any Collateral or the availability of any remedy hereunder is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “Uniform Commercial Code” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection or availability of such remedy, as the case may be.

“UFCA” has the meaning specified in Section 10.22(d).

“UFTA” has the meaning specified in Section 10.22(d).

“UK Financial Institution” means any BRRD Undertaking (as defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any Person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unfunded Pension Liability” means the excess of a Domestic Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Domestic Pension Plan’s assets, determined in accordance with the assumptions used for funding the Domestic Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

“Unintentional Canadian Overadvance” means a Canadian Overadvance which, to the Agents’ knowledge, did not constitute a Canadian Overadvance when made but which has become a Canadian Overadvance resulting from changed circumstances beyond the control of the Credit Parties, including, without limitation, a reduction in the Appraised Value of property or assets included in the Canadian Borrowing Base or misrepresentation by the Canadian Loan Parties.

“Unintentional Domestic Overadvance” means a Domestic Overadvance which, to the Administrative Agent’s knowledge, did not constitute a Domestic Overadvance when made but which has become a Domestic Overadvance resulting from changed circumstances beyond the control of the Credit Parties, including, without limitation, a reduction in the Appraised Value of property or assets included in the Domestic ~~Borrowing Base or the FILO~~ Borrowing Base or misrepresentation by the Loan Parties.

“U.S. Special Resolution Regimes” has the meaning specified in Section 10.31.

“United States” and “U.S.” mean the United States of America.

“USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended.

“Unreimbursed Amount” has the meaning specified in Section 2.03(c)(i).

“US Index Rate” means, for any day, a floating rate equal to the annual rate of interest determined by the Canadian Agent which is equal to the greatest of (a) the annual rate of interest announced from time to time by Bank of America-Canada Branch, as being its reference rate in effect on such date (or if such date is not a Business Day, on the Business Day immediately preceding such date) for determining interest rates on Dollar denominated commercial loans made by it in Canada, in each case regardless of whether such bank actually charges such rate of interest in connection with extensions of credit in Dollars to debtors, (b) the Federal Funds Rate for such day plus one-half of one percent (0.50%) or (c) the LIBOR Rate for a thirty (30) day interest period as determined on such day, plus 1.0%; provided that such US Index Rate shall not be less than 0%. Each change in any interest rate provided for in the Agreement based upon the US Index Rate shall take effect at the time of such change in the US Index Rate.

“US Index Rate Loan” means a Loan or portion thereof made to the Canadian Borrower ~~or the Foreign Borrower (to the extent based on Canadian Availability)~~ denominated in US Dollars bearing interest at a rate based on the US Index Rate.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Prime Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate,” and (c) the LIBOR Rate plus 1.00% (which rate, for the avoidance of doubt, shall not be less than the Rate Floor). The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change. If the U.S. Prime Rate is being used as an alternate rate of interest pursuant to Section 3.03 hereof, then the U.S. Prime Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above.

“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.01(e)(ii)(B)(III).

“Voting Stock” means Equity Interests entitled to vote generally in the election of directors (or Persons performing similar functions).

“Write-Down and Conversion Powers” means~~, with respect to any EEA Resolution Authority,~~ (a) the write-down and conversion powers of ~~such~~the applicable EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which ~~write-down and conversion~~ powers are described in the EU Bail-In Legislation Schedule; or (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that Person or any other Person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

1.02 Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory rules, regulations, orders and provisions consolidating, amending replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

(d) Any other undefined term contained in any of the Loan Documents shall, unless the context indicates otherwise, have the meaning provided for such term in the Uniform Commercial Code or the PPSA, as the context may require, to the extent the same are used or defined therein.

(e) Any reference herein to a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company shall constitute a separate Person hereunder (and each division of any limited liability company that is a Subsidiary, joint venture or any other like term shall also constitute such a Person or entity).

1.03 Accounting Terms

(a) Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.

(b) Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Parent or the Administrative Agent shall so request, the Administrative Agent, the Lenders and the Parent shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP; provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Parent shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

(c) Notwithstanding the foregoing, any obligations of a Person under a lease (whether existing now or entered into in the future) that is not (or would not be) a Capital Lease Obligation under GAAP as in effect on the Effective Date, shall not be treated as a Capital Lease Obligation solely as a result of the adoption of changes in GAAP subsequent to the Effective Date.

(d) For purposes of making all financial calculations to determine compliance with this Credit Agreement, all components of such calculations shall be adjusted to include or exclude, as the case may be, without duplication, such components of such calculations attributable to any business or assets that have been acquired or disposed of by the Borrowers or any of their Subsidiaries, including through Permitted Acquisitions, after the first day of the applicable period of determination and prior to the end of such period, as determined in good faith by the Borrowers utilizing Permitted Pro Forma Adjustments, and such financial calculation will be determined based on the most recent period for which Financial Statements were required to be delivered pursuant to Section 6.01, with such adjustments calculated as if the applicable acquisitions or dispositions had been consummated on the first day of such period.

1.04 Rounding. Any financial ratios required to be maintained by the Loan Parties pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.05 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

1.06 Letter of Credit Amounts. Unless otherwise specified, all references herein to the amount of a Letter of Credit at any time shall be deemed to be the Stated Amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms of any Issuer Documents related thereto, provides for one or more automatic increases in the Stated Amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum Stated Amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum Stated Amount is in effect at such time.

1.07 Currency Equivalents Generally. Any amount specified in this Agreement (other than in Articles II, IX and X) or any of the other Loan Documents to be in Dollars shall also include the Equivalent Amount in any currency other than Dollars.

1.08 Québec Matters. For purposes of any assets, liabilities, Collateral or entities located in the Province of Québec and for all other purposes pursuant to which the interpretation or construction of this Agreement may be subject to the laws of the Province of Québec or a court or tribunal exercising jurisdiction in the Province of Québec, (a) “personal property” shall include “movable property”, (b) “real property” or “real estate” shall include “immovable property”, (c) “tangible property” shall include “corporeal property”, (d) “intangible property” shall include “incorporeal property”, (e) “security interest”, “mortgage” and “security” shall include a “hypothec”, “right of retention”, “prior claim” and a resolutory clause, (f) all references to filing, perfection, priority, remedies, registering or recording under the UCC or a PPSA shall include publication under the Civil Code of Québec, (g) all references to “perfection” of or “perfected” security or security interest shall include a reference to an “opposable” or “set up” hypothec, security or security interest as against third parties, (h) any “right of offset”, “right of setoff” or similar expression shall include a “right of compensation”, (i) “goods” shall include “corporeal movable property” other than chattel paper, documents of title, instruments, money and securities, (j) an “agent” shall include a “mandatary”, (k) “construction security” shall include “legal hypothecs”, (l) “joint and several” shall include “solidary”, (m) “gross negligence or willful misconduct” shall be deemed to be “intentional or gross fault”, (n) “beneficial ownership” shall include “ownership on behalf of another as mandatary”; (o) “easement” shall include “servitude”, (p) “priority” shall include “prior claim”, (q) “survey” shall include “certificate of location and plan”, (r) “state” shall include “province”, (s) “fee simple title” shall include “absolute ownership”, ~~and~~ (t) “accounts” shall include “claims”, and (u) “foreclosure” shall include “the exercise of a hypothecary right”.

~~1.09~~	~~Dutch Matters.~~

~~In this Agreement, where it relates to a Dutch entity, a reference to:~~

~~(a) a necessary action to authorize, where applicable, includes without limitation the approval of the general meeting (algemene vergadering);~~

~~(b) a winding-up, administration or dissolution includes a Dutch entity being: (A) declared bankrupt (failliet verklaard); and (B) dissolved (ontbonden);~~

~~(c) a moratorium includes surseance van betaling and granted a moratorium includes surseance verleend;~~

~~(d) a trustee in bankruptcy includes a curator;~~

~~(e) an administrator includes a bewindvoerder;~~

~~(f) a receiver or an administrative receiver does not include a curator or bewindvoerder; and~~

~~(g) an attachment includes a beslag.~~

1.09 ~~1.10~~ Interest Rates~~(a)~~. The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to the rates in the definition of “LIBOR Rate” or with respect to any rate that is an alternative or replacement for or successor to any of such rate (including, without limitation, any ~~LIBOR Successor Rate~~Benchmark Replacement) or the effect of any of the foregoing, or of any ~~LIBOR Successor Rate~~Benchmark Replacement Conforming Changes.

ARTICLE II

THE COMMITMENTS AND CREDIT EXTENSIONS

2.01 Committed Loans; Reserves. (a) Subject to the terms and conditions set forth herein, each Revolving Domestic Lender severally agrees to make Domestic Committed Loans to the Domestic Borrowers ~~and the Foreign Borrower (subject to the provisions of subsection (c) below)~~, from time to time, on any Business Day during the Availability Period, in an aggregate principal amount not to exceed at any time outstanding the lesser of (x) the amount of the Revolving Domestic Commitment of such Revolving Domestic Lender, or (y) the Applicable Percentage of the Domestic Borrowing Base for such Revolving Domestic Lender; subject in each case to the following limitations:

(i) after giving effect to any Domestic Committed Borrowing, the Revolving Domestic Total Outstandings shall not exceed the Revolving Domestic Loan Cap,

(ii) after giving effect to any Domestic Committed Borrowing, the aggregate Outstanding Amount of the Domestic Committed Loans of any Revolving Domestic Lender, plus the Applicable Percentage of the Outstanding Amount of all Domestic L/C Obligations for such Revolving Domestic Lender, plus such Revolving Domestic Lender’s Applicable Percentage of the Outstanding Amount of all Swing Line Loans made to the Domestic Borrowers shall not exceed the Revolving Domestic Commitment of such Revolving Domestic Lender, and

(iii) the Outstanding Amount of all Domestic L/C Obligations shall not at any time exceed the Domestic Letter of Credit Sublimit.

Within the limits of the Revolving Domestic Commitment for each Revolving Domestic Lender, and subject to the other terms and conditions hereof, the Domestic Borrowers ~~(and the Foreign Borrower subject to the limitations provided herein)~~ may borrow under this Section 2.01, prepay under Section 2.05, and reborrow under this Section 2.01.

(b) Subject to the terms and conditions set forth herein, each Canadian Lender severally agrees to make Canadian Committed Loans to the Canadian Borrower ~~and the Foreign Borrower (subject to the provisions of subsection (c) below)~~, from time to time, on any Business Day during the Availability Period, in an aggregate principal amount not to exceed at any time outstanding the lesser of (x) the amount of the Canadian Commitment of such Canadian Lender, or (y) the Applicable Percentage of the Canadian Borrowing Base for such Canadian Lender; subject in each case to the following limitations:

(i) after giving effect to any Canadian Committed Borrowing, the ~~Total~~ Canadian Total Outstandings shall not exceed the Canadian Loan Cap,

(ii) after giving effect to any Canadian Committed Borrowing, the aggregate Outstanding Amount of the Canadian Committed Loans of any Canadian Lender, plus the Applicable Percentage of the Outstanding Amount of all Canadian L/C Obligations for such Canadian Lender, plus such Canadian Lender’s Applicable Percentage of the Outstanding Amount of all Swing Line Loans made to the Canadian Borrower, shall not exceed the Canadian Commitment of such Canadian Lender, and

(iii) the Outstanding Amount of all Canadian L/C Obligations shall not at any time exceed the Canadian Letter of Credit Sublimit.

Within the limits of the Canadian Commitment for each Canadian Lender, and subject to the other terms and conditions hereof, the Canadian Borrower ~~(and the Foreign Borrower subject to the limitations provided herein)~~ may borrow under this Section 2.01, prepay under Section 2.05, and reborrow under this Section 2.01.

~~(c) Subject to the terms and conditions set forth herein, the Foreign Borrower may directly obtain Revolving Domestic Loans and Canadian Loans from time to time only if and to the extent that the following conditions are satisfied:~~

~~(i) the Foreign Borrower must have utilized all then remaining Arcadia Availability (or the Domestic Borrowers shall have borrowed all such remaining Arcadia Availability, made an Investment in the amount of such remaining Arcadia Availability in Arcadia and Arcadia shall have made an Investment in the amount of such remaining Arcadia Availability in the Foreign Borrower);~~

~~(ii) after full utilization pursuant to subsection (i), above, the Foreign Borrower must have utilized all then remaining Canadian Availability (or the Canadian Borrower shall have borrowed all then remaining Canadian Availability and made an Investment in the amount of such remaining Canadian Availability in the Foreign Borrower);~~

~~(iii) after giving effect to the proposed direct Borrowing by the Foreign Borrower, Excess Availability shall be greater than 60% of the Revolving Domestic Loan Cap (excluding the Arcadia Borrowing Base); and~~

~~(iv) all other conditions precedent to the obtaining of Credit Extensions by the Borrowers shall have been satisfied.~~

(c) ~~(d)~~ The Inventory Reserves~~, the FILO Push Down Reserve~~ and the Availability Reserves as of the ~~First~~Third Amendment Effective Date are set forth in the Borrowing Base Certificate delivered on the ~~First~~Third Amendment Effective Date.

(d) ~~(e)~~ Subject to the restrictions otherwise set forth in this Agreement, the Administrative Agent shall have the right, at any time and from time to time after the ~~First~~Third Amendment Effective Date in its Permitted Discretion to establish, modify or eliminate Reserves upon three (3) Business Days prior notice to the Borrowers, (during which period the Administrative Agent shall be available to discuss any such proposed Reserve with the Borrowers); provided that (i) no such prior notice shall be required for (1) changes to any Reserves resulting solely by virtue of mathematical calculations of the amount of the Reserve in accordance with the methodology of calculation previously utilized (such as, but not limited to, Rent and Customer Credit Liabilities), or (2) changes to Reserves or establishment of additional Reserves if a Material Adverse Effect has occurred or it would be reasonably likely that a Material Adverse Effect to the Lenders would occur were such Reserve not changed or established prior to the expiration of such three (3) Business Day period, or (3) any changes to Reserves during the continuance of any Event of Default~~.~~

~~(f) Each FILO Lender severally agrees~~ and (ii) upon such notice, ~~on~~ the ~~terms and conditions hereinafter set forth, to make its portion of the FILO Loan~~Borrowers will not be permitted to borrow so as to exceed the Domestic ~~Borrowers on the First Amendment Effective Date in a principal amount equal to its FILO Commitment. Amounts repaid in respect of the FILO Loan may not be reborrowed. Upon each applicable FILO Lender’s making of its portion of the FILO Loan on the First Amendment Effective Date, the FILO Commitment of such FILO Lender shall be terminated~~Borrowing Base, Canadian Borrowing Base or Combined Borrowing Base after giving effect to such new or modified Reserves.

2.02	Borrowings, Conversions and Continuations of Committed Loans ~~and FILO Loan~~.

(a)	Interest Rate Elections.

(i) Domestic Committed Loans ~~made to the Domestic Borrowers or to the Foreign Borrower and the outstanding portion of the FILO Loan~~ made to the Domestic Borrowers shall be either Domestic Prime Rate Loans or LIBOR Rate Loans, as the Parent, on behalf of the Domestic Borrowers ~~or the Foreign Borrower~~, may request subject to and in accordance with this Section 2.02~~; provided that all Domestic Committed Loans made in Euros shall solely be Euribor Rate Loans and all Revolving Domestic Loans made in Pounds Sterling shall be LIBOR Rate Loans~~. All Swing Line Loans made to the Domestic Borrowers ~~or the Foreign Borrower~~ shall be only made in Dollars and shall be only Domestic Prime Rate Loans.

(ii) Canadian Committed Loans made to the Canadian Borrower shall be either Canadian Prime Rate Loans or BA Equivalent Loans (if made in CD$), LIBOR Rate Loans or US Index Rate Loans (if in Dollars) or LIBOR Rate Loans ~~(if in Pounds Sterling)~~, as the Canadian Borrower may request subject to and in accordance with this Section 2.02~~, and Canadian Committed Loans made to the Foreign Borrower shall be either Euribor Rate Loans (if in Euros) or LIBOR Rate Loans (if in Pounds Sterling), as the Foreign Borrower may request subject to and in accordance with this Section 2.02~~. All Swing Line Loans made to the Canadian Borrower ~~or the Foreign Borrower~~ shall be made only in CD$ or Dollars and shall be only Canadian Prime Rate Loans or ~~U.S.~~US Index Rate Loans, as applicable.

(iii) Subject to the other provisions of this Section 2.02, Committed Borrowings of more than one Type may be incurred at the same time.

(b) Each Committed Borrowing~~,~~ or each conversion of a Committed Loan ~~or the outstanding FILO Loan~~ from one Type to another, and each continuation of Loans shall be made upon the irrevocable notice of the Parent on behalf of the Domestic Borrowers~~,~~ or by the Canadian ~~Borrower or by Foreign~~ Borrower, as applicable, to the Administrative Agent or the Canadian Agent, as applicable, which may be given by telephone. Each such notice must be received by the Administrative Agent or the Canadian Agent not later than 11:00 a.m. (i) three (3) Business Days prior to the requested date of any Committed Borrowing of, or ~~the FILO Loan, as applicable, or~~ continuation of ~~Euribor Rate Loans,~~ LIBOR Rate Loans or BA Equivalent Loans or of any conversion of any such Loans to Loans of a different Type, (ii) four (4) Business Days prior to the requested date of any Committed Borrowing to be made in an Optional Currency of, conversion to, or continuation of ~~Euribor Rate Loans,~~ LIBOR Rate Loans or BA Equivalent Loans in an Optional Currency or of any conversion of any such Loans to Loans of a different Type, and (iii) on the requested date of any Committed Borrowing ~~or the FILO Loan, as applicable,~~ of any of Canadian Prime Rate Loans, Domestic Prime Rate Loans or US Index Rate Loans. Each telephonic notice pursuant to this Section 2.02(b) must be confirmed promptly by delivery to the Administrative Agent or the Canadian Agent, as applicable, of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of the Parent~~,~~ or the Canadian ~~Borrower or the Foreign~~ Borrower, as applicable. Each Committed Borrowing of, conversion to or continuation of LIBOR ~~Rate Loans, Euribor~~ Rate Loans or BA Equivalent Loans shall be in a principal amount of $1,000,000 or a whole multiple of $1,000,000 in excess thereof (or the Equivalent Amount thereof). Except as provided in Sections 2.03(c) and 2.04(c), each Committed Borrowing of or conversion to Canadian Prime Rate Loan, ~~U.S.~~US Index Rate Loans, or Domestic Prime Rate Loans, as applicable, shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof (or the Equivalent Amount thereof). Each Committed Loan Notice (whether telephonic or written) shall specify (i) whether the request is for a Committed Borrowing ~~or the FILO Loan, as applicable~~, a conversion of Committed Loans ~~or the outstanding portion of the FILO Loan, as applicable,~~ from one Type to the other, or a continuation of LIBOR Rate Loans~~,~~ or BA Equivalent ~~Loans, or Euribor Rate~~ Loans, (ii) the requested date of the Committed Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Committed Loans ~~or the outstanding portion of the FILO Loan, as applicable,~~ to be borrowed, converted or continued, (iv) the Type of Committed Loans ~~or the outstanding FILO Loan, as applicable,~~ to be borrowed or to which existing Committed Loans ~~or the outstanding portion of the FILO Loan, as applicable,~~ are to be converted, (v) whether such Committed Loan is to be made in Dollars, Canadian Dollars or another Optional Currency, and (vi) if applicable, the duration of the Interest Period with respect thereto, provided that any request for Optional Currency shall comply with the provisions of Section 2.02(b) hereof. If (x) the request fails to specify a Type of Committed Loan ~~or the outstanding portion of the FILO Loan, as applicable,~~ in a Committed Loan Notice or the currency in which such Committed Loan is to be made or if the Parent~~,~~ or the Canadian ~~Borrower, or the Foreign~~ Borrower, as the case may be, fails to give a timely notice of a conversion or continuation of a LIBOR Rate Loan~~, Euribor Rate Loan,~~ or a BA Equivalent Loan, then the applicable Committed Loans ~~or the outstanding portion of the FILO Loan,~~ as applicable, shall be made as, or converted to, Domestic Prime Rate Loans made in Dollars or Canadian Prime Rate Loans made in CD$, as applicable. Any such automatic conversion to Prime Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable LIBOR Rate Loans~~, Euribor Rate Loan~~ or BA Equivalent Loans, or (y) fails to specify an Interest Period for a LIBOR Rate Loan~~, Euribor Rate Loan,~~ or a BA Equivalent Loan, it will be deemed to have specified an Interest Period of one month. Notwithstanding anything to the contrary herein, a Swing Line Loan may not be converted to a LIBOR ~~Rate Loan, Euribor~~ Rate Loan or a BA Equivalent Loan.

(c) Following receipt of a Committed Loan Notice, the Agents shall promptly notify each Revolving Domestic Lender or Canadian Lender, as the case may be, of the amount of its Applicable Percentage of the applicable Committed Loans, and if no timely notice of a conversion or continuation is provided by the Parent, on behalf of the Domestic Borrower or by the Canadian ~~Borrower or by the Foreign~~ Borrower, the Agents shall notify each Lender of the details of any automatic conversion to Prime Rate Loans described in Section 2.02(b). Each Revolving Domestic Lender and each Canadian Lender shall make the amount of its applicable Committed Loan available to the Administrative Agent or the Canadian Agent, as the case may be, in immediately available funds at the applicable Agent’s Office not later than 1:00 p.m. on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Committed Borrowing is the initial Credit Extension, Section 4.01), the applicable Agent shall use reasonable efforts to make all funds so received available to the applicable Borrowers in like funds by no later than 4:00 p.m. on the day of receipt by the applicable Agent, either by (i) crediting either the account of the Parent~~,~~ or the Canadian ~~Borrower or the Foreign~~ Borrower, as applicable, on the books of Bank of America or Bank of America-Canada Branch, as applicable, with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the applicable Agent by the Parent~~,~~ or the Canadian ~~Borrower or by the Foreign~~ Borrower; provided, however, that (A) if, on the date a Committed Loan Notice with respect to a Canadian Committed Borrowing is given by the Canadian Borrower ~~or the Foreign Borrower, as applicable,~~ there are Canadian L/C Borrowings outstanding, then the proceeds of such Canadian Committed Borrowing, first, shall be applied to the payment in full of any such Canadian L/C Borrowings, and second, shall be made available to the Canadian Borrower ~~or the Foreign Borrower~~ as provided above; or (B) if, on the date a Committed Loan Notice with respect to a Domestic Committed Borrowing is given by the Parent on behalf of the Domestic Borrowers ~~or the Foreign Borrower~~, there are Domestic L/C Borrowings outstanding, then the proceeds of such Domestic Committed Borrowing, first, shall be applied to the payment in full of any such Domestic L/C Borrowings, and second, shall be made available to the Domestic Borrowers ~~or the Foreign Borrower~~ as provided above.

(d) In the event that any Borrower fails to pay any interest, fee, service charge, Credit Party Expenses, or other payment to which any Lender or any Agent is entitled from the such Borrower pursuant hereto when due, or at any time after the occurrence and during the continuance of a Trigger Event, the applicable Agent, without the request of any Loan Party, may advance such interest, fee, service charge, Credit Party Expenses, or other payment to which any Lender or any Agent is entitled from the applicable Borrower pursuant hereto or any other Loan Document and may charge the same to the Loan Account with respect to the Domestic Credit Extensions or Canadian Credit Extensions, as applicable, notwithstanding that a Domestic Overadvance or a Canadian Overadvance may result thereby. The Agents shall advise the Parent of any such advance or charge by the Administrative Agent promptly after the making thereof, and the Canadian Agent shall advise the Canadian Borrower of any such advance or charge by the Canadian Agent promptly after the making thereof. Such action on the part of the Administrative Agent or the Canadian Agent shall not constitute a waiver of the applicable Credit Party’s rights and the applicable Borrowers’ obligations under Section 2.05(c). Any amount which is added to the principal balance of the applicable Loan Account as provided in this Section 2.02(c) shall be deemed to be a Domestic Prime Rate Loan or a Canadian Prime Rate Loan, as applicable.

(e) Except as otherwise provided herein, a LIBOR ~~Rate Loan, a Euribor~~ Rate Loan or a BA Equivalent Loan may be continued or converted only on the last day of an Interest Period for such Loan. During the existence of an Event of Default, no Loans may be requested as, converted to or continued as LIBOR ~~Rate Loans, Euribor~~ Rate Loans or BA Equivalent Loans without the consent of the Required Lenders.

(f) The applicable Agent shall promptly notify the Parent, the Canadian ~~Borrower, the Foreign~~ Borrower and the applicable Lenders of the interest rate applicable to any Interest Period for ~~Euribor Rate Loans,~~ BA Equivalent Loans, or LIBOR Rate Loans upon determination of such interest rate. At any time that Prime Rate Loans are outstanding, the applicable Agent shall promptly notify the Parent, the Canadian ~~Borrower, the Foreign~~ Borrower and the applicable Lenders of any change in the U.S. Prime Rate, US Index Rate or Canadian Prime Rate promptly following the public announcement of such change.

(g) After giving effect to all Committed Borrowings, all conversions of Committed Loans ~~or the outstanding FILO Loan, as applicable,~~ from one Type to another in accordance with the terms hereof, and all continuations of Committed Loans ~~or the outstanding FILO Loan, as applicable,~~ as the same Type, there shall not be more than (i) ten (10) Interest Periods in effect with respect to Domestic Committed Loans, or (ii~~) one (1) Interest Period in effect with respect to the FILO Loan that is a LIBOR Rate Loan, (iii~~) five (5) Interest Periods in effect with respect to Canadian Committed Loans.

(h) None of the Agents, the Lenders, or the L/C Issuer shall have any obligation to make any Revolving Loan or to provide any Letter of Credit if an Overadvance would result. The Administrative Agent may, in its discretion, make Permitted Domestic Overadvances without the consent of any Lender or any L/C Issuer and each Revolving Domestic Lender shall be bound thereby. The Canadian Agent may, in its discretion, make Permitted Canadian Overadvances without the consent of any Lender, or any L/C Issuer and each Canadian Lender shall be bound thereby. Any Permitted Overadvance may constitute a Swing Line Loan and shall bear interest at the U.S. Prime Rate or the Canadian Prime Rate, as applicable. All Permitted Overadvances are for the account of the applicable Borrowers and shall be repaid on demand. The making of any such Permitted Overadvance on any one occasion shall not obligate any Agent or any Lender to make or permit any Permitted Overadvance on any other occasion or to permit such Permitted Overadvances to remain outstanding. The making by any Agent of a Permitted Overadvance shall not modify or abrogate any of the provisions of Section 2.03 regarding the Revolving Lenders’ obligations to purchase participations with respect to Letters of Credit or of Section 2.04 regarding the Revolving Lenders’ obligations to purchase participations with respect to Swing Line Loans. Neither the Administrative Agent nor the Canadian Agent shall have any liability for, and no Loan Party or Credit Party shall have the right to, or shall, bring any claim of any kind whatsoever against the Administrative Agent or the Canadian Agent with respect to Unintentional Canadian Overadvances or Unintentional Domestic Overadvances regardless of the amount of any such Overadvance(s).

2.03	Letters of Credit.

(a)	The Letter of Credit Commitment.

Subject to the terms and conditions set forth herein, (A) each L/C Issuer agrees, in reliance upon the agreements of the Revolving Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Original Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit for the account of any Borrower (provided that any Canadian Letter of Credit may only be for the benefit of any Canadian Loan Party ~~or the Foreign Borrower)~~, and to amend or extend Letters of Credit previously issued by it, in accordance with Section 2.03(b) below, and (2) to honor drawings under the Letters of Credit, (B) each Revolving Domestic Lender severally agrees to participate in Domestic Letters of Credit and any drawings thereunder; provided that, after giving effect to any L/C Credit Extension with respect to any Domestic Letter of Credit, the provisions of Section 2.01(a) shall not have been breached, and (C) each Canadian Lender severally agrees to participate in Canadian Letters of Credit and any drawings thereunder; provided that, after giving effect to any Canadian L/C Credit Extension, the provisions of Section 2.01(a) shall not have been breached. Each request by a Borrower for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by all Borrowers that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, each Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly such Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. Any L/C Issuer (other than Bank of America or any of its branches or Affiliates) shall notify the applicable Agent in writing on each Business Day of all Letters of Credit issued on the prior Business Day by such L/C Issuer, provided that (i) until the applicable Agent advises any such L/C Issuer that the provisions of Section 4.02 are not satisfied, or (ii) the aggregate amount of the Letters of Credit issued in any such week exceeds such amount as shall be agreed by the Agents and the L/C Issuer, such L/C Issuer shall be required to so notify the Agents in writing only once each week of the Letters of Credit issued by such L/C Issuer during the immediately preceding week as well as the daily amounts outstanding for the prior week, such notice to be furnished on such day of the week as the Agents and such L/C Issuer may agree. ~~All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Effective Date shall be subject to and governed by the terms and conditions hereof.~~

(i) The L/C Issuers shall not issue any Letter of Credit, if:

(A) subject to Section 2.03(b)(iii), the expiry date of such requested Standby Letter of Credit would occur more than twelve months after the date of issuance or last extension, unless the Required Revolving Lenders have approved such expiry date; or

(B) subject to Section 2.03(b)(iii), the expiry date of such requested Commercial Letter of Credit would occur more than 120 days after the date of issuance or last extension, unless the Required Revolving Lenders have approved such expiry date; or

(C) the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless either such Letter of Credit is Cash Collateralized on or prior to the date of issuance of such Letter of Credit or all the Revolving Lenders have approved such expiry date.

(ii) The L/C Issuers shall not be required to issue any Letter of Credit without the prior consent of the Agents if:

(A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such L/C Issuer from issuing such Letter of Credit, or any Law applicable to such L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such L/C Issuer shall prohibit, or request that such L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such L/C Issuer is not otherwise compensated hereunder) not in effect on the Effective Date, or shall impose upon such L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Original Closing Date and which such L/C Issuer in good faith deems material to it;

(B) the issuance of such Letter of Credit would violate one or more policies of such L/C Issuer applicable to letters of credit generally;

(C) such Letter of Credit contains any provisions for automatic reinstatement of the Stated Amount after any drawing thereunder; or

(D) any Revolving Lender is at that time a Defaulting Lender, unless the L/C Issuer has entered into arrangements, including the delivery of Cash Collateral, satisfactory to the L/C Issuer (in its reasonable discretion) with the Borrowers or such Revolving Lender to eliminate the L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.16(a)(iv)) with respect to the Defaulting Lender arising from either (x) the Letter of Credit then proposed to be issued or (y) that Letter of Credit and all other L/C Obligations as to which the L/C Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion.

(iii) The L/C Issuers shall not amend any Letter of Credit if the L/C Issuers would not be permitted at such time to issue such Letter of Credit in its amended form under the terms hereof or if the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(iv) The L/C Issuers shall act on behalf of the applicable Revolving Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuers shall have all of the benefits and immunities (A) provided to the Administrative Agent and the Canadian Agent in Article IX with respect to any acts taken or omissions suffered by the L/C Issuers in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the terms “Administrative Agent” and “Canadian Agent” as used in Article IX included the L/C Issuers with respect to such acts or omissions, and (B) as additionally provided herein with respect to the L/C Issuers.

(b) Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.

(i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Parent on behalf of the Domestic Borrowers~~,~~ or the Canadian ~~Borrower, or the Foreign~~ Borrower, as applicable, delivered to the L/C Issuer (with a copy to the Administrative Agent and, if applicable, the Canadian Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Parent~~,~~ or the Canadian ~~Borrower, or the Foreign~~ Borrower, as applicable. Such Letter of Credit Application must be received by the L/C Issuer and the Administrative Agent and, if applicable, the Canadian Agent, not later than 11:00 a.m. at least two (2) Business Days (or such later date and time as the Administrative Agent, or the Canadian Agent, as applicable, and the L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the L/C Issuer: (A) whether such Letter of Credit is to be a Domestic Letter of Credit or a Canadian Letter of Credit, and the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) the identity of the Borrower for the account of which such Letter of Credit is requested to be issued; and (H) such other matters as the L/C Issuer may reasonably require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the L/C Issuer: (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the L/C Issuer may require. Additionally, the applicable Borrower shall furnish to the L/C Issuer and the Administrative Agent and, if applicable, the Canadian Agent, such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the L/C Issuer, the Administrative Agent or the Canadian Agent may require.

(ii) Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Administrative Agent and, if applicable, the Canadian Agent (by telephone or in writing) that the Administrative Agent and, if applicable, the Canadian Agent has received a copy of such Letter of Credit Application from the Parent~~,~~ or the Canadian ~~Borrower, or the Foreign~~ Borrower, as applicable, and, if not, the L/C Issuer will provide the Administrative Agent and, if applicable, the Canadian Agent, with a copy thereof. Unless the L/C Issuer has received written notice from any Revolving Lender, the Administrative Agent, the Canadian Agent or any Loan Party, at least one (1) Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article IV shall not then be satisfied or unless the L/C Issuer would not be permitted, or would have no obligation, at such time to issue such Letter of Credit under the terms hereof (by reason of the provisions of Section 2.03(a)(ii) or otherwise), then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the applicable Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer’s usual and customary business practices. Immediately upon the issuance or amendment of each Letter of Credit, each Revolving Domestic Lender or each Canadian Lender, as applicable, shall be deemed to (without any further action), and hereby irrevocably and unconditionally severally agrees to, purchase from the L/C Issuer, without recourse or warranty, a risk participation in such Letter of Credit in an amount equal to the product of such Revolving Domestic Lender’s or Canadian Lender’s Applicable Percentage, as applicable times the Stated Amount of such Letter of Credit. Upon any change in the Revolving Domestic Commitments or the Canadian Commitments under this Agreement, it is hereby agreed that with respect to all L/C Obligations, there shall be an automatic adjustment to the participations hereby created to reflect any new Applicable Percentages of the assigning and assignee Revolving Domestic Lenders or Canadian Lenders, as the case may be.

(iii) If the Parent on behalf of the Domestic Borrowers~~,~~ or the Canadian ~~Borrower, or the Foreign~~ Borrower, as applicable, so requests in any applicable Letter of Credit Application, the L/C Issuer may, in its sole and absolute discretion, agree to issue a Standby Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Standby Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Standby Letter of Credit is issued. Unless otherwise directed by the L/C Issuer, the Parent~~,~~ or the Canadian ~~Borrower, or the Foreign~~ Borrower, as applicable, shall not be required to make a specific request to the L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Revolving Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the extension of such Standby Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that the L/C Issuer shall not permit any such extension if (A) the L/C Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Standby Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clauses (ii) or (iii) of Section 2.03(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is five (5) Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Revolving Lenders have elected not to permit such extension or (2) from the Administrative Agent, the Canadian Agent, or any Revolving Lender that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, and in each such case directing the L/C Issuer not to permit such extension.

(iv) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Parent and the Administrative Agent and, if applicable, the Canadian Agent, a true and complete copy of such Letter of Credit or amendment.

(c) Drawings and Reimbursements; Funding of Participations.

(i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the L/C Issuer shall notify the Parent~~,~~ or the Canadian ~~Borrower, or the Foreign~~ Borrower, as applicable, and the Administrative Agent and, if applicable, the Canadian Agent, thereof; provided, however, that any failure to give or delay in giving such notice shall not relieve the applicable Borrower of its obligation to reimburse the L/C Issuer and the applicable Revolving Lenders with respect to any such payment. Not later than 11:00 a.m. on the first (1st) Business Day after the date of any payment by the L/C Issuer under a Letter of Credit (each such date, an “ Honor Date”), the applicable Borrower shall reimburse the L/C Issuer through the Administrative Agent or the Canadian Agent, as applicable, in an aggregate principal amount equal to the amount of such drawing. If such Borrower fails to so reimburse the L/C Issuer by such time, the Administrative Agent or the Canadian Agent, as applicable, shall promptly notify each Revolving Domestic Lender or each Canadian Lender, as applicable, of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and the amount of such Revolving Domestic Lender’s or Canadian Lender’s Applicable Percentage thereof, as applicable. In such event, the Domestic Borrowers~~,~~ or the Canadian ~~Borrower, or the Foreign~~ Borrower, as applicable, shall be deemed to have requested a Committed Borrowing of Domestic Prime Rate Loans, Canadian Prime Rate Loans or US Index Rate Loans, as applicable, to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Prime Rate Loans, but subject to the amount of the unutilized portion of the Revolving Domestic Total Commitments or the Canadian Total Commitments, as applicable, and the conditions set forth in Section 4.02 (other than the delivery of a Committed Loan Notice). Any notice given by the L/C Issuer, the Administrative Agent or the Canadian Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii) Each Revolving Domestic Lender or Canadian Lender, as the case may be, shall upon any notice delivered pursuant to Section 2.03(c)(i) make funds available to the Administrative Agent or the Canadian Agent, as applicable, for the account of the L/C Issuer at the Administrative Agent’s Office or the Canadian Agent’s Office, as applicable, in an amount equal to its Applicable Percentage of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent or the Canadian Agent, as applicable, whereupon, subject to the provisions of Section 2.03(c)(iii), each Revolving Lender that so makes funds available shall be deemed to have made a Domestic Prime Rate Loan to the Domestic Borrowers ~~(or the Foreign Borrower if based on Domestic Availability)~~, or a Canadian Prime Rate Loan or a US Index Rate Loan to the Canadian Borrower ~~(or the Foreign Borrower if based on Canadian Availability)~~, as applicable, in such amount. The Administrative Agent or the Canadian Agent, as applicable, shall remit the funds so received to the L/C Issuer.

(iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Committed Borrowing of Prime Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Domestic Borrowers~~,~~ or the Canadian ~~Borrower, or the Foreign~~ Borrower, as applicable, shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Revolving Lender’s payment to the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Revolving Lender in satisfaction of its participation obligation under this Section 2.03.

(iv) Until each applicable Revolving Lender funds its Committed Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Revolving Domestic Lender’s or Canadian Lender’s Applicable Percentage, as applicable, of such amount shall be solely for the account of the L/C Issuer.

(v) Each Revolving Lender’s obligation to make Committed Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Revolving Lender may have against the L/C Issuer, any Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Lender’s obligation to make Committed Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.02 (other than delivery of a Committed Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrowers to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

(vi) If any Revolving Lender fails to make available to the Administrative Agent or the Canadian Agent, as applicable, for the account of the L/C Issuer any amount required to be paid by such Revolving Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), the L/C Issuer shall be entitled to recover from such Revolving Lender (acting through the Administrative Agent or the Canadian Agent, as applicable), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the greater of (A) the Federal Funds Rate, with respect to the Administrative Agent or payments due to the Canadian Agent in Dollars, and the Bank of Canada Overnight Rate with respect to payments due to the Canadian Agent in Canadian Dollars or any Optional Currency, and (B) a rate determined by the L/C Issuer in accordance with banking industry rules on interbank compensation plus any administrative, processing or similar fees customarily charged by the L/C Issuer in connection with the foregoing. If such Revolving Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Revolving Lender’s Committed Loan included in the relevant Committed Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be. A certificate of the L/C Issuer submitted to any Revolving Lender (through the Administrative Agent or the Canadian Agent, as applicable) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

(d) Repayment of Participations.

(i) At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Revolving Lender such Revolving Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent or the Canadian Agent, as applicable, receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the applicable Borrowers or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent or the Canadian Agent, as applicable), the Administrative Agent or the Canadian Agent, as applicable, will distribute to the applicable Revolving Domestic Lender or Canadian Lender its Applicable Percentage thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Revolving Lender’s L/C Advance was outstanding) in the same funds as those received by the Administrative Agent or the Canadian Agent, as applicable.

(ii) If any payment received by the Administrative Agent or the Canadian Agent, as applicable, for the account of the L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Revolving Domestic Lender or Canadian Lender, as applicable, shall pay to the Administrative Agent or the Canadian Agent, as applicable, for the account of the L/C Issuer its Applicable Percentage thereof on demand of the Administrative Agent or the Canadian Agent, as applicable, plus interest thereon from the date of such demand to the date such amount is returned by such Revolving Lender, at a rate per annum equal to the Federal Funds Rate, with respect to the Administrative Agent or payments due to the Canadian Agent in Dollars, and the Bank of Canada Overnight Rate with respect to payments due to the Canadian Agent in Canadian Dollars or other Optional Currency, from time to time in effect. The obligations of the Revolving Lenders under this clause shall survive the Payment in Full of the Obligations and the termination of this Agreement.

(e) Obligations Absolute. The obligation of each Borrower to reimburse the L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;

(ii) the existence of any claim, counterclaim, setoff, defense or other right that any Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv) any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;

(v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Borrower or any of their respective Subsidiaries; or

(vi) the fact that any Event of Default shall have occurred and be continuing.

The Parent~~,~~ or the Canadian ~~Borrower, or the Foreign~~ Borrower, as applicable, shall promptly examine a copy of each Domestic Letter of Credit or each Canadian Letter of Credit, as applicable, and each amendment thereto that is delivered to such Person and, in the event of any claim of noncompliance with the Parent’s~~,~~ or the Canadian ~~Borrower’s, or the Foreign~~ Borrower’s, as applicable, instructions or other irregularity, the Parent~~,~~ or the Canadian ~~Borrower, or the Foreign~~ Borrower, as applicable, will promptly notify the L/C Issuer. The Borrowers shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

(f) Role of L/C Issuer. Each Revolving Lender and the Borrowers agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuer, the Administrative Agent, the Canadian Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable to any Revolving Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Revolving Lenders or the Required Revolving Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; (iii) any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit or any error in interpretation of technical terms; or (iv) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. The Borrowers hereby assume all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrowers’ pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuer, the Administrative Agent, the Canadian Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.03(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrowers may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Borrowers, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrowers which the Borrowers prove were caused by the L/C Issuer’s willful misconduct or gross negligence or the L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary (or the L/C Issuer may refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit), and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason. The L/C Issuer may send a Letter of Credit or conduct any communication to or from the beneficiary via the Society for Worldwide Interbank Financial Telecommunication (“SWIFT”) message or overnight courier, or any other commercially reasonable means of communicating with a beneficiary.

(g) Cash Collateral. Upon the written request of the Administrative Agent or the Canadian Agent, as applicable, (or if an Event of Default is continuing, the applicable L/C Issuer) if, as of the Letter of Credit Expiration Date, any L/C Obligation (other than L/C Borrowings) for any reason remains outstanding, then, the Domestic Borrowers shall, in each case, promptly Cash Collateralize the then Outstanding Amount of all Domestic L/C Obligations (other than Domestic L/C Borrowings) and the Canadian Borrower shall, in each case, promptly Cash Collateralize the then Outstanding Amount of all Canadian L/C Obligations (other than Canadian L/C Borrowings). Sections 2.05 and 8.02(c) set forth certain additional requirements to deliver Cash Collateral hereunder. For purposes of this Section 2.03, Section 2.05 and Section 8.02(c), “Cash Collateralize” means to pledge and deposit into the applicable Cash Collateral Account or deliver to the Administrative Agent or the Canadian Agent, as applicable, for the benefit of the L/C Issuer and the Revolving Domestic Lenders or the Canadian Lenders, as applicable, as collateral for the Domestic L/C Obligations or the Canadian L/C Obligations, as applicable, cash or deposit account balances in an amount equal to one hundred five percent (105%) of the Outstanding Amount of all Domestic L/C Obligations (other than Domestic L/C Borrowings) or the Canadian L/C Obligations (other than Canadian L/C Borrowings), as applicable, pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent or the Canadian Agent, as applicable, and the L/C Issuer (which documents are hereby consented to by the Revolving Lenders). Derivatives of such term have corresponding meanings. The Domestic Borrowers hereby grant to the Administrative Agent (for the benefit of itself and the other Credit Parties) a security interest in, and Lien on, all such cash, deposit accounts and all balances in the Cash Collateral Account established by the Domestic Loan Parties and all proceeds of the foregoing to secure the Secured Obligations (as defined in the Security Agreement) of the Domestic Loan Parties. The Canadian Loan Parties hereby grant to the Canadian Agent a security interest in, and Lien on, all such cash, deposit accounts and all balances in the Cash Collateral Account established by the Canadian Loan Parties and all proceeds of the foregoing to secure the Canadian Liabilities. Cash Collateral shall be maintained in Cash Collateral Accounts at Bank of America or Bank of America-Canada Branch, as applicable. If at any time the Administrative Agent reasonably determines that any funds held by it as Cash Collateral are subject to any right or claim of any Person other than the Administrative Agent (for the benefit of itself and the other Domestic Credit Parties) or that the total amount of such funds is less than 105% of the aggregate Outstanding Amount of all Domestic L/C Obligations (other than Domestic L/C Borrowings), the Domestic Borrowers will, forthwith upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited as Cash Collateral, an amount equal to the excess of (x) such aggregate Outstanding Amount of all Domestic L/C Obligations (other than Domestic L/C Borrowings) over (y) the total amount of funds, if any, then held by the Administrative Agent as Cash Collateral that the Administrative Agent reasonably determines to be free and clear of any such right and claim. If at any time the Canadian Agent reasonably determines that any funds held by it as Cash Collateral are subject to any right or claim of any Person other than the Canadian Agent (for the benefit of itself and the other Canadian Credit Parties) or that the total amount of such funds is less than 105% of the aggregate Outstanding Amount of all Canadian L/C Obligations (other than Canadian L/C Borrowings), the Canadian Borrower will, forthwith upon demand by the Canadian Agent, pay to the Canadian Agent, as additional funds to be deposited as Cash Collateral, an amount equal to the excess of (x) such aggregate Outstanding Amount of all Canadian L/C Obligations (other than Canadian L/C Borrowings) over (y) the total amount of funds, if any, then held by the Canadian Agent as Cash Collateral that the Canadian Agent reasonably determines to be free and clear of any such right and claim. Upon the drawing of any Letter of Credit for which funds are on deposit as Cash Collateral, such funds shall be applied, to the extent permitted under applicable Laws, to reimburse the L/C Issuer and, to the extent not so applied, shall thereafter be applied to satisfy other Obligations in the manner specified in Section 2.05~~, Section 8.03~~ and Section ~~8.04~~8.03.

(h) Applicability of ISP and UCP. Unless otherwise expressly agreed by the L/C Issuer and the Parent or the Canadian Borrower, as applicable, when a Letter of Credit is issued ~~(including any such agreement applicable to an Existing Letter of Credit)~~, (i) the rules of the ISP shall apply to each Standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance shall apply to each Commercial Letter of Credit. Notwithstanding the foregoing, the L/C Issuer shall not be responsible to the Borrowers for, and the L/C Issuer’s rights and remedies against the Borrowers shall not be impaired by, any action or inaction of the L/C Issuer required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the Law or any order of a jurisdiction where the L/C Issuer or the beneficiary is located, the practice stated in the ISP or UCP, as applicable, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade - International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice.

(i) Letter of Credit Fees. The Domestic Borrowers shall pay to the Administrative Agent for the account of the Revolving Domestic Lenders~~,~~ and the Canadian ~~Borrower and the Foreign~~ Borrower shall pay to the Canadian Agent, for the account of the Canadian Lenders, as applicable, each in accordance with its Applicable Percentage, a Letter of Credit fee (the “Letter of Credit Fee”) for (i) in the case of the Letter of Credit Fee payable by the Domestic Borrowers, each Domestic Letter of Credit equal to the Applicable Rate multiplied by the daily Stated Amount under each such Domestic Letter of Credit

(whether or not such maximum amount is then in effect under such Domestic Letter of Credit) and (ii) in the case of the Letter of Credit Fee payable by the Canadian Borrower, each Canadian Letter of Credit equal to the Applicable Rate multiplied by the daily Stated Amount under each such Canadian Letter of Credit (whether or not such maximum amount is then in effect under such Canadian Letter of Credit). For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of the Letter of Credit shall be determined in accordance with Section 1.06. Letter of Credit Fees shall be (i) due and payable on the first calendar day of each April, July, October and January, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand, and (ii) computed on a quarterly basis in arrears. If there is any change in the Applicable Rate during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. Notwithstanding anything to the contrary contained herein, (x) if an Event of Default exists as a result of any amount payable under any Loan Document not having been paid when due (after giving effect to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, all Letter of Credit Fees shall accrue at the Default Rate and thereafter such Letter of Credit Fees shall accrue at the Default Rate to the fullest extent permitted by applicable Law so long as such Event of Default is continuing, and (y) while any other Event of Default exists, Administrative Agent may, and upon the request of the Required Revolving Lenders shall, notify the Parent that all Letter of Credit Fees shall accrue at the Default Rate and thereafter such Letter of Credit Fees shall accrue at the Default Rate to the fullest extent permitted by applicable Law so long as such Event of Default is continuing.

(j) Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. The Domestic Borrowers~~,~~ and the Canadian ~~Borrower and the Foreign~~ Borrower, as applicable, shall pay directly to the L/C Issuer for its own account a fronting fee (the “Fronting Fee”) at a rate equal to 0.125% per annum, computed on the daily amount available to be drawn under each Letter of Credit and payable on a quarterly basis in arrears. Such Fronting Fees shall be due and payable on the ~~last Business Day of each~~first calendar ~~quarter~~day of each April, July, October and January, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of the Letter of Credit shall be determined in accordance with Section 1.06. In addition, the Domestic Borrowers~~,~~ and the Canadian ~~Borrower and the Foreign~~ Borrower, as applicable, shall pay directly to the L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to Letters of Credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

(k) Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

2.04	Swing Line Loans.

(a) The Swing Line. Subject to the terms and conditions set forth herein, the Swing Line Lender agrees, in reliance upon the agreements of the other Revolving Lenders set forth in this Section 2.04, to from time to time on any Business Day during the Availability Period, make loans (each such loan, a “Swing Line Loan”) (i) to the Domestic Borrowers ~~or the Foreign Borrower (subject to the provisions of Section 2.01(c))~~ in an aggregate principal amount not to exceed at any time outstanding the amount of the Domestic Swing Line Sublimit, notwithstanding the fact that the Outstanding Amount of such Swing Line Loans made to the Domestic Borrowers ~~and the Foreign Borrower~~, when aggregated with the Applicable Percentage of the Outstanding Amount of Domestic Committed Loans and Domestic L/C Obligations of the Revolving Lender acting as Swing Line Lender, may exceed the amount of such

Revolving Lender’s Applicable Percentage; provided, however, that after giving effect to any Swing Line Loan made to the Domestic Borrowers ~~and the Foreign Borrower~~, the provisions of Section 2.01(a) shall not have been breached; and (ii) to the Canadian Borrower ~~or the Foreign Borrower (subject to the provisions of Section 2.01(c))~~ in an aggregate principal amount not to exceed at any time outstanding the amount of the Canadian Swing Line Sublimit, notwithstanding the fact that the Outstanding Amount of such Swing Line Loans made to the Canadian ~~Borrower and the Foreign~~ Borrower, when aggregated with the Applicable Percentage of the Outstanding Amount of Canadian Committed Loans and Canadian L/C Obligations of the Revolving Lender acting as Swing Line Lender, may exceed the amount of such Revolving Lender’s Applicable Percentage; provided, however, that after giving effect to any Swing Line Loan made to the Canadian ~~Borrower and the Foreign~~ Borrower, the provisions of Section 2.01(b) shall not have been breached, and further provided that the Swing Line Lender shall not be obligated to make any Swing Line Loan if it shall determine (which determination shall be conclusive and binding absent manifest error) that it has, or by such Credit Extension may have, Fronting Exposure. No Borrower shall use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.04, prepay under Section 2.05, and reborrow under this Section 2.04. Each Swing Line Loan shall bear interest only at a rate based on the U.S. Prime Rate, the Canadian Prime Rate or the ~~U.S.~~US Index Rate, as applicable. Immediately upon the making of a Swing Line Loan to the Domestic Borrowers ~~and the Foreign Borrower~~, each Revolving Domestic Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Revolving Lender’s Applicable Percentage times the amount of such Swing Line Loan made to the Domestic Borrowers ~~and the Foreign Borrower (based on Domestic Availability)~~. Immediately upon the making of a Swing Line Loan to the Canadian Borrower, each Canadian Lender ~~and the Foreign Borrower~~ shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Revolving Lender’s Applicable Percentage times the amount of such Swing Line Loan made to the Canadian Borrower ~~and the Foreign Borrower (based on Canadian Availability)~~. The Swing Line Lender shall have all of the benefits and immunities (A) provided to the Administrative Agent and the Canadian Agent in Article IX with respect to any acts taken or omissions suffered by the Swing Line Lender in connection with Swing Line Loans made by it or proposed to be made by it as if the term “Administrative Agent” and “Canadian Agent” as used in Article IX included the Swing Line Lender with respect to such acts or omissions, and (B) as additionally provided herein with respect to the Swing Line Lender.

(b) Swing Line Borrowing Procedures. Each Swing Line Borrowing shall be made upon the irrevocable notice of the Parent on behalf of the Domestic Borrowers~~, the Foreign Borrower~~ or the Canadian Borrower, as applicable, to the Swing Line Lender and the Administrative Agent or the Canadian Agent, as applicable, which may be given by telephone. Each such notice must be received by the Swing Line Lender and the Administrative Agent or the Canadian Agent, as applicable, not later than 1:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $100,000 or the Equivalent Amount thereof, and (ii) the requested borrowing date, which shall be a Business Day. Each such telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent or the Canadian Agent, as applicable, of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the Parent~~,~~ or the Canadian ~~Borrower, or the Foreign~~ Borrower, as applicable. Promptly after receipt by the Swing Line Lender of any telephonic Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent or the Canadian Agent, as applicable (by telephone or in writing) that the Administrative Agent or the Canadian Agent, as applicable, has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent or the Canadian Agent, as applicable (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent or the Canadian Agent at the request of the Required Revolving Lenders prior to 2:00 p.m. on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the proviso in clause (i) or clause (ii) to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Article IV is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender may, in its discretion, not later than 3:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Domestic Borrowers~~,~~ or the Canadian ~~Borrower or the Foreign~~ Borrower, as applicable, at its office by crediting the account of such Borrower or such other account as directed by the applicable Borrower, as applicable, on the books of the Swing Line Lender in immediately available funds.

(c) Refinancing of Swing Line Loans.

(i) The Swing Line Lender, at any time in its sole and absolute discretion, may request, on behalf of the Domestic Borrowers~~,~~ or the Canadian ~~Borrower or the Foreign~~ Borrower, as applicable (which hereby irrevocably authorize the Swing Line Lender to so request on their behalf), that each Revolving Domestic Lender or each Canadian Lender, as applicable, make a Prime Rate Loan in an amount equal to such Revolving Domestic Lender’s or Canadian Lender’s Applicable Percentage, as the case may be, of the amount of Swing Line Loans then outstanding to the Domestic Borrowers or the Canadian ~~Borrower or the Foreign~~ Borrower, as applicable; provided that the Swing Line Lender shall settle the Swing Line Loans with the Revolving Lenders weekly in accordance with Section 2.14(a). Such request shall be made in writing (which written request shall be deemed to be a Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Prime Rate Loans, but subject to the unutilized portion of the Revolving Domestic Total Commitments or the Canadian Total Commitments, as applicable, and the conditions set forth in Section 4.02. The Swing Line Lender shall furnish the Parent~~,~~ or the Canadian ~~Borrower or the Foreign~~ Borrower, as applicable, with a copy of the applicable Committed Loan Notice promptly after delivering such notice to the Administrative Agent or the Canadian Agent, as applicable. Each Revolving Domestic Lender or each Canadian Lender, as applicable, shall make an amount equal to its Applicable Percentage of the amount specified in such Committed Loan Notice available to the Administrative Agent or the Canadian Agent, as applicable, in immediately available funds for the account of the Swing Line Lender at the Administrative Agent’s Office or the Canadian Agent’s Office, as applicable, not later than 1:00 p.m. on the day specified in such Committed Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Revolving Domestic Lender or each Canadian Lender, as applicable, that so makes funds available shall be deemed to have made a Domestic Prime Rate Loan to the Domestic Borrowers or a Canadian Prime Rate Loan or U.S. Index Rate Loan, as applicable, to the Canadian Borrower, as applicable, in such amount. The Administrative Agent or the Canadian Agent, as applicable, shall remit the funds so received to the Swing Line Lender.

(ii) If for any reason any Swing Line Loan cannot be refinanced by such a Committed Borrowing in accordance with Section 2.04(c)(i), the request for Prime Rate Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the applicable Revolving Lenders fund its risk participation in the relevant Swing Line Loan and each such Revolving Lender’s payment to the Administrative Agent or the Canadian Agent, as applicable, for the account of the Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.

(iii) If any Revolving Lender fails to make available to the Administrative Agent or the Canadian Agent, as applicable, for the account of the Swing Line Lender any amount required to be paid by such Revolving Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such

Revolving Lender (acting through the Administrative Agent or the Canadian Agent, as applicable), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the greater of (A) the Federal Funds Rate, with respect to the Administrative Agent or payments due to the Canadian Agent in Dollars, and the Bank of Canada Overnight Rate with respect to payments due to the Canadian Agent in Canadian Dollars, and (B) a rate determined by the Swing Line Lender in accordance with banking industry rules on interbank compensation plus any administrative, processing or similar fees customarily charged by the Swing Line Lender in connection with the foregoing. If such Revolving Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Revolving Lender’s Committed Loan included in the relevant Committed Borrowing or funded participation in the relevant Swing Line Loan, as the case may be. A certificate of the Swing Line Lender submitted to any Revolving Lender (through the Administrative Agent or the Canadian Agent, as applicable) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

(iv) Each Revolving Lender’s obligation to make Committed Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Revolving Lender may have against the Swing Line Lender, the Borrowers or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Lender’s obligation to make Committed Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.02. No such funding of risk participations shall relieve or otherwise impair the obligation of any Borrower to repay Swing Line Loans, together with interest as provided herein.

(d) Repayment of Participations.

(i) At any time after any Revolving Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender or the Administrative Agent on behalf of the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute such payment to the Administrative Agent and the Administrative Agent shall distribute such payment to the applicable Revolving Domestic Lender or Canadian Lender, its Applicable Percentage of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Revolving Lender’s risk participation was funded) in the same funds as those received by the Swing Line Lender.

(ii) If any payment received by the Swing Line Lender or the Administrative Agent on behalf of the Swing Line Lender in respect of principal or interest on any Swing Line Loan made to a Domestic Borrower is required to be returned by the Swing Line Lender under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Revolving Domestic Lender shall pay to the Swing Line Lender its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender. The obligations of the Revolving Domestic Lenders under this clause shall survive the Payment in Full of the Obligations and the termination of this Agreement.

(iii) If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan made to the Canadian Borrower is required to be returned by the Swing Line Lender under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Canadian Lender shall pay to the Swing Line Lender its Applicable Percentage thereof on demand of the Canadian Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Bank of Canada Overnight Rate with respect to payments due to the Canadian Agent in Canadian Dollars and the Federal Funds Rate with respect to payments due to the Canadian Agent in Dollars. The Canadian Agent will make such demand upon the request of the Swing Line Lender. The obligations of the Canadian Lenders under this clause shall survive the Payment in Full of the Canadian Liabilities and the termination of this Agreement.

(e) Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the Borrowers for interest on the Swing Line Loans. Until each Revolving Lender funds its Prime Rate Loan or risk participation pursuant to this Section 2.04 to refinance such Revolving Domestic Lender’s or Canadian Lender’s Applicable Percentage, as applicable, of any Swing Line Loan, interest in respect of such Applicable Percentage shall be solely for the account of the Swing Line Lender.

(f) Payments Directly to Swing Line Lender. The Borrowers shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender at the office specified by the Swing Line Lender in writing to the Parent.

2.05 Prepayments.

(a) The Borrowers may, upon irrevocable notice from the Parent to the Administrative Agent (except as set forth below) (with respect to Committed Loans made to Domestic Borrowers ~~or the Foreign Borrower based on Domestic Availability~~) or from the Canadian Borrower to the Canadian Agent (with respect to Committed Loans made to the Canadian Borrower ~~or the Foreign Borrower based on Canadian Availability~~), at any time or from time to time voluntarily prepay Committed Loans in whole or in part without premium or penalty; provided that: (i) such notice must be received by the Administrative Agent or the Canadian Agent, as applicable, not later than 11:00 a.m. (A) three Business Days prior to any date of prepayment of LIBOR Rate Loans~~, Euribor Rate Loans~~ or BA Equivalent Loans and (B) on the date of prepayment of Prime Rate Loans; (ii) any voluntary prepayment of LIBOR ~~Rate Loans, Euribor~~ Rate Loans or BA Equivalent Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof (or the Equivalent Amount thereof); and (iii) any voluntary prepayment of Prime Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof (or the Equivalent Amount thereof) or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid and, if LIBOR ~~Rate Loans, Euribor~~ Rate Loans or BA Equivalent Loans, the Interest Period(s) of such Loans. The Administrative Agent or the Canadian Agent, as applicable, will promptly notify each Revolving Domestic Lender or Canadian Lender, as applicable, of its receipt of each such notice, and of the amount of such Revolving Domestic Lender’s or Canadian Lender’s Applicable Percentage of such prepayment. If such notice is given by the Parent or the Canadian Borrower, the applicable Borrowers shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a LIBOR ~~Rate Loan, Euribor~~ Rate Loan or a BA Equivalent Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. Each such prepayment shall be applied to the Committed Loans of the Revolving Domestic Lenders or Canadian Lenders, as the case may be, in accordance with their respective Applicable Percentages. Notwithstanding anything to the contrary contained herein, the Parent may rescind any notice of prepayment provided pursuant to this Section 2.05(a) if such prepayment was to have been made with the proceeds of a refinancing of all or part of the Committed Loans hereunder or from the proceeds of an asset sale or a similar transaction, which refinancing, asset sale or similar transaction shall not have been consummated or shall otherwise have been delayed.

(b) The Borrowers may, upon irrevocable notice to the Swing Line Lender (except as set forth below) (with a copy to the Administrative Agent or the Canadian Agent, as applicable), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Swing Line Lender and the Administrative Agent or the Canadian Agent, as applicable, not later than 1:00 p.m. on the date of the prepayment, and (ii) any such prepayment shall be in a minimum principal amount of $100,000 or the Equivalent Amount thereof, as applicable, or, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment. If such notice is given, the applicable Borrowers, as applicable, shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Notwithstanding anything to the contrary contained herein, the Borrowers may rescind any notice of prepayment provided pursuant to this Section 2.05(b) if such prepayment was to have been made with the proceeds of a refinancing of all part of the Swing Line Loans hereunder or from the proceeds of an asset sale or similar transaction, which refinancing, asset sale or similar transaction shall not have been consummated or shall otherwise have been delayed.

~~(c) Except as provided in this Section 2.05(c), the FILO Loan may not be voluntarily prepaid in whole or in part until all other Obligations have been paid in full in cash, all L/C Obligations have been Cash Collateralized and the Aggregate Revolving Commitments have been terminated. Notwithstanding the preceding sentence, as long as the Payment Conditions are satisfied at the time of and immediately after giving pro forma effect to such prepayment, the FILO Loan may be voluntarily prepaid, in whole or in part. Any voluntary prepayment of the FILO Loan permitted by this clause (c) may be made by the Domestic Borrowers upon irrevocable notice to the Administrative Agent; provided that (i) such notice must be received by the Administrative Agent not later than 11:00 a.m. (A) three Business Days prior to any date of prepayment of any FILO Loan constituting LIBOR Rate Loans and (B) on the date of prepayment of any FILO Loan constituting Prime Rate Loans; (ii) any prepayment of any FILO Loan constituting LIBOR Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof; (iii) any prepayment of any FILO Loan constituting Prime Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof; and (iv) such notice may be conditioned upon the effectiveness of other transactions, in which case such notice may be revoked by the Borrowers (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Each such notice shall specify the date and amount of such prepayment, and the Borrowers shall have delivered a certificate to the Administrative Agent duly executed by a Responsible Officer of the Borrowers and attaching evidence (reasonably detailed and reasonably satisfactory to the Administrative Agent, including a reasonably detailed calculation) of the satisfaction of the Payment Conditions. The Administrative Agent will promptly notify each FILO Lender of its receipt of each such notice, and of the amount of such FILO Lender’s Applicable Percentage of such prepayment. If such notice is given by the Domestic Borrowers, the Domestic Borrowers shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a LIBOR Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. Subject to Section 2.16, each such prepayment shall be applied to the portion of the FILO Loan owed to each FILO Lender in accordance with its respective Applicable Percentage.~~

(c) ~~(d)~~ If for any reason the Revolving Domestic Total Outstandings at any time exceed the Revolving Domestic Loan Cap as then in effect, the Domestic Borrowers~~, and the Foreign Borrower to the extent the Foreign Borrower has directly obtained Revolving Domestic Loans,~~ shall immediately prepay Domestic Committed Loans, Swing Line Loans made to the Domestic Borrowers, ~~and Foreign Borrower,~~ and Domestic L/C Borrowings and/or Cash Collateralize the Domestic L/C Obligations (other than Domestic L/C Borrowings) in an aggregate amount equal to such excess; provided, however, that the Domestic Borrowers and ~~the Foreign Borrower~~ shall not be required to Cash Collateralize the Domestic L/C Obligations pursuant to this Section 2.05(c) unless after the prepayment in full of the Revolving Domestic Loans the Revolving Domestic Total Outstandings exceed the lesser of the Revolving Domestic Total Commitments or the Domestic Borrowing Base, each as then in effect. ~~If after giving effect to the payments required in this Section 2.05(d) an excess remains, the Borrowers shall prepay the FILO Loan in the amount of such excess.~~

(d) ~~(e)~~ If for any reason the Canadian Total ~~Canadian~~ Outstandings at any time exceed the Canadian Loan Cap as then in effect, the Canadian Borrower~~, and the Foreign Borrower to the extent the Foreign Borrower has directly obtained Canadian Loans,~~ shall immediately prepay Canadian Committed Loans, Swing Line Loans made to the Canadian Borrower, ~~and Foreign Borrower,~~ and Canadian L/C Borrowings and/or Cash Collateralize the Canadian L/C Obligations (other than Canadian L/C Borrowings) in an aggregate amount equal to such excess; provided, however, that the Canadian ~~Borrower and the Foreign~~ Borrower shall not be required to Cash Collateralize the Canadian L/C Obligations pursuant to this Section 2.05(d) unless after the prepayment in full of the Canadian Loans the ~~Total~~ Canadian Total Outstandings exceed the lesser of the Canadian Total Commitments or the Canadian Borrowing Base, each as then in effect.

(e) ~~(f)~~ The Borrowers shall prepay the Revolving Loans in accordance with the provisions of Section 6.12 hereof but without any permanent reduction in the respective Revolving Commitments.

(f) ~~(g)~~ The Domestic Borrowers shall prepay the Revolving Domestic Loans, and the Canadian Borrower shall prepay the Canadian Loans, in an amount equal to the Net Proceeds in excess of $20,000,000 in any Fiscal Year received on account of a Prepayment Event (and if a Trigger Event is continuing, the provisions of clause (e) above shall govern). Nothing in this Section  2.05(~~g~~f ) shall be construed to constitute any Agent’s or any Lender’s consent to any Prepayment Event that is not permitted by other provisions of this Agreement or the other Loan Documents but, in either event, without any permanent reduction in the respective Revolving Commitments.

(g) ~~(h)~~ Prepayments made on account of the Obligations under Section 2.05(~~d~~c), first, shall be applied ratably to the Domestic L/C Borrowings and the Swing Line Loans made to the Domestic Borrowers ~~and the Foreign Borrower (to the extent based on Domestic Availability)~~, second, shall be applied ratably to the outstanding Domestic Committed Loans, and third, ~~shall be applied ratably to the Outstanding Amount of the FILO Loan, and fourth,~~ the amount remaining, if any, after the prepayment in full of all such Domestic L/C Borrowings, Swing Line Loans and Domestic Committed Loans ~~and the FILO Loan~~ outstanding at such time may be retained by (or shall be returned to) the Domestic Borrowers for use in a manner not prohibited by this Agreement; provided that if a Default or Event of Default then exists, such Net Proceeds shall be applied in accordance with the provisions of Section 8.03 hereof ~~or Section 8.04 hereof, as applicable~~.

(h) ~~(i)~~ Prepayments made on account of the Canadian Liabilities first, shall be applied ratably to the Canadian L/C Borrowings and the Swing Line Loans made to the Canadian Borrower ~~and the Foreign Borrower (to the extent based on Canadian Availability~~), second, shall be applied ratably to the outstanding Canadian Committed Loans, and third, the amount remaining, if any, after the prepayment in full of all such Canadian L/C Borrowings, Swing Line Loans made to the Canadian Borrower and Canadian Committed Loans outstanding at such time may be retained by (or shall be returned to) the Canadian Borrower for use in a manner not prohibited by this Agreement provided that if a Default or Event of Default then exists, such Net Proceeds shall be applied in accordance with the provisions of Section 8.03 hereof ~~or Section 8.04 hereof, as applicable~~.

(i) ~~(j)~~ Prepayments made on account of the Obligations under Sections 2.05(~~e~~d ), (~~f~~e ) and (~~g~~f), first, shall be applied ratably to the Domestic L/C Borrowings and the Swing Line Loans made to the Domestic Borrowers ~~and the Foreign Borrower (to the extent based on Domestic Availability~~), second, shall be applied ratably to the outstanding Domestic Committed Loans, and third, the amount remaining, if any, after the prepayment in full of all such Domestic L/C Borrowings, Swing Line Loans and Domestic Committed Loans ~~and the FILO Loan~~ outstanding at such time may be retained by (or shall be returned to) the Domestic Borrowers for use in a manner not prohibited by this Agreement; provided that if a Default or Event of Default then exists, such Net Proceeds shall be applied in accordance with the provisions of Section 8.03 hereof ~~or Section 8.04 hereof, as applicable~~.

(j) ~~(k)~~ In the case of Loans and Letters of Credit denominated in Optional Currencies, the Administrative Agent shall with the delivery of each Borrowing Base Certificate, and may, at its discretion, at other times, recalculate the aggregate exposure under such Loans and Letters of Credit denominated in Optional Currencies at any time to account for fluctuations in exchange rates affecting the Optional Currencies in which any such non-U.S. dollar loans and Letters of Credit are denominated. The Borrowers shall promptly make payments in accordance with the provisions of Section 2.05(c) and (d) hereof, to the extent necessary as a result of any such recalculation.

2.06 Termination or Reduction of Commitments.

(a) The Domestic Borrowers may, upon irrevocable notice from the Parent to the Administrative Agent (except as set forth below), terminate the Revolving Domestic Total Commitments, the Domestic Letter of Credit Sublimit or the Domestic Swing Line Sublimit or from time to time permanently reduce in part the Revolving Domestic Total Commitments, the Domestic Letter of Credit Sublimit or the Domestic Swing Line Sublimit; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. three (3) Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof and (iii) the Domestic Borrowers shall not reduce (A) the Revolving Domestic Total Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Revolving Domestic Total Outstandings would exceed the Revolving Domestic Total Commitments, (B) the Domestic Letter of Credit Sublimit if, after giving effect thereto, the Outstanding Amount of Domestic L/C Obligations (other than Domestic L/C Borrowings) not fully Cash Collateralized hereunder would exceed the Domestic Letter of Credit Sublimit, and (C) the Domestic Swing Line Sublimit if, after giving effect thereto, and to any concurrent payments hereunder, the Outstanding Amount of Swing Line Loans made to the Domestic Borrowers hereunder would exceed the Domestic Swing Line Sublimit. Notwithstanding anything to the contrary contained herein, the Domestic Borrowers may rescind any notice of reduction or termination of the Revolving Domestic Commitments provided pursuant to this Section 2.06(a), if such termination or reduction was to have been made with the proceeds of a refinancing of all part of the Committed Loans hereunder or from the proceeds of an asset sale or a similar transaction, which refinancing, asset sale or similar transaction shall not have been consummated or shall otherwise have been delayed.

(b) The Canadian Borrower may, upon irrevocable notice from the Canadian Borrower to the Canadian Agent (except as set forth below), terminate the Canadian Total Commitments, the Canadian Letter of Credit Sublimit or the Canadian Swing Line Sublimit or from time to time permanently reduce in part the Canadian Total Commitments, the Canadian Letter of Credit Sublimit or the Canadian Swing Line Sublimit; provided that (i) any such notice shall be received by the Canadian Agent not later than 11:00 a.m. (Toronto time) three (3) Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $2,000,000 or any whole multiple of $1,000,000 in excess thereof and (iii) the Canadian Borrower shall not reduce (A) the Canadian Total Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the ~~Total~~ Canadian Total

Outstandings would exceed the Canadian Total Commitments, (B) the Canadian Letter of Credit Sublimit if, after giving effect thereto, the Outstanding Amount of Canadian L/C Obligations (other than Canadian L/C Borrowings) not fully Cash Collateralized hereunder would exceed the Canadian Letter of Credit Sublimit, and (C) the Canadian Swing Line Sublimit if, after giving effect thereto, and to any concurrent payments hereunder, the Outstanding Amount of Swing Line Loans made to the Canadian Borrower hereunder would exceed the Canadian Swing Line Sublimit. Notwithstanding anything to the contrary contained herein, the Canadian Borrower may rescind any notice of reduction or termination of the Canadian Commitments provided pursuant to this Section 2.06(b), if such termination or reduction was to have been made with the proceeds of a refinancing of all part of the Committed Loans hereunder or from the proceeds of an asset sale or a similar transaction, which refinancing, asset sale or similar transaction shall not have been consummated or shall otherwise have been delayed.

(c) If, after giving effect to any reduction of the Revolving Domestic Total Commitments, the Domestic Letter of Credit Sublimit or the Domestic Swing Line Sublimit exceeds the amount of the Revolving Domestic Total Commitments, such Domestic Letter of Credit Sublimit or Domestic Swing Line Sublimit shall be automatically reduced by the amount of such excess.

(d) If, after giving effect to any reduction of the Canadian Total Commitments, the Canadian Letter of Credit Sublimit or the Canadian Swing Line Sublimit exceeds the amount of the Canadian Total Commitments, such Canadian Letter of Credit Sublimit or Canadian Swing Line Sublimit shall be automatically reduced by the amount of such excess.

(e) The Canadian Total Commitments, the Canadian Letter of Credit Sublimit or the Canadian Swing Line Sublimit shall be automatically terminated without any further action of any Loan Party or any Credit Party upon the termination of the Revolving Domestic Commitments pursuant to Section 2.06(a) hereof.

(f) The Administrative Agent or the Canadian Agent, as applicable, will promptly notify the Revolving Domestic Lenders or the Canadian Lenders, as applicable, of any termination or reduction made pursuant to this Section 2.06. Upon any reduction of the Revolving Domestic Total Commitments, the Revolving Domestic Commitment of each Revolving Domestic Lender shall be reduced by such Revolving Domestic Lender’s Applicable Percentage of such reduction amount. Upon any reduction of the Canadian Total Commitments, the Canadian Commitment of each Canadian Lender shall be reduced by such Canadian Lender’s Applicable Percentage of such reduction amount. All fees (including, without limitation, Commitment Fees and Letter of Credit Fees) and interest in respect of the Aggregate ~~Revolving~~Total Commitments accrued until the effective date of any termination of the Aggregate ~~Revolving~~Total Commitments shall be paid on the effective date of such termination.

2.07	Repayment of Loans.

(a) The Domestic Borrowers shall repay to the Administrative Agent, for the account of the Domestic Lenders on the Termination Date the aggregate principal amount of all Obligations outstanding on such date ~~(including, without limitation, the aggregate principal amount of the FILO Loan)~~.

(b) The Canadian Borrower shall repay to the Canadian Agent, for the account of the Canadian Lenders, on the Termination Date the aggregate principal amount of Canadian Liabilities outstanding on such date.

~~(c) The Foreign Borrower shall repay to the Administrative Agent and the Canadian Agent, as applicable, on the Termination Date the aggregate principal amount of Foreign Liabilities outstanding on such date.~~

2.08 Interest.

(a) Subject to the provisions of Section 2.08(c) below and Section 3.03(b): (i) each Revolving Loan that is a LIBOR Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the LIBOR Rate for such Interest Period plus the Applicable Margin for the Revolving Loans that are LIBOR Rate Loans; (ii) each BA Equivalent Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the BA Rate for such Interest Period plus the Applicable Margin; (iii) each Revolving Loan that is Domestic Prime Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the U.S. Prime Rate plus the Applicable Margin for the Revolving Loans that are Domestic Prime Rate Loans; (iv) each Canadian Prime Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Canadian Prime Rate plus the Applicable Margin; (v) each US Index Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the US Index Rate plus the Applicable Margin; (vi) each ~~Euribor Rate~~Swing Line Loan made to the Domestic Borrowers shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the ~~Euribor~~U.S. Prime Rate plus the Applicable Margin~~; (vii) each Swing Line Loan made to the Domestic Borrowers or the Foreign Borrower (to the extent based on Domestic Availability) shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the U.S. Prime Rate plus the Applicable Margin~~ for Revolving Loans that are Domestic Prime Rate Loans; and (~~viii~~vii) each Swing Line Loan made to the Canadian Borrower ~~or the Foreign Borrower (to the extent based on Canadian Availability)~~ shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Canadian Prime Rate or the US Index Rate, as applicable, plus the Applicable Margin.

~~(b) Subject to the provisions of Section 2.08(c) below: (i) any portion of the FILO Loan that is a LIBOR Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the LIBOR Rate for such Interest Period plus the Applicable Margin for FILO Loans that are LIBOR Rate Loans; and (ii) any portion of the FILO Loan that is a Domestic Prime Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the U.S. Prime Rate plus the Applicable Margin for FILO Loans that are Domestic Prime Rate Loans.~~

(b) ~~(c)~~ (i) If any amount payable under any Loan Document is not paid when due (after giving effect to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(ii) If any other Event of Default exists, then the Administrative Agent may, and upon the request of the Required Lenders shall, notify the Parent that all outstanding Obligations shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate and thereafter such Loans and L/C Obligations shall bear interest at the Default Rate to the fullest extent permitted by applicable Laws for so long as such or any other Event of Default is continuing.

(iii) Accrued and unpaid interest on past due amounts (including interest on past due interest to the fullest extent permitted by applicable Laws) shall be due and payable upon demand.

(c) ~~(d)~~ Except as provided in Section 2.08(c)(iii), interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

2.09	Fees. In addition to certain fees described in subsections (i) and (j) of Section 2.03:

(a) Commitment Fee. The Borrowers shall pay to the Administrative Agent, for the account of each Revolving Lender (other than a Defaulting Lender) in accordance with its Applicable Percentage, a commitment fee (the “Commitment Fee”) equal to 0.20% multiplied by the actual daily amount by which the Aggregate ~~Revolving~~Total Commitments exceed the Total Revolving Outstandings (excluding the principal amount of Swing Line Loans made to the Borrowers). The Commitment Fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the first calendar day of each April, July, October and January, commencing with the first such date to occur after the Effective Date, and on the last day of the Availability Period. The Commitment Fee shall be calculated quarterly in arrears.

(b) Other Fees. The Borrowers shall pay to the Agents and the Arrangers for their own respective accounts fees in the amounts and at the times specified in the Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

2.10 Computation of Interest and Fees.

(a) All computations of interest for Prime Rate Loans and BA Equivalent Loans shall be made on the basis of a year of 365 or 366 days (applicable only for Domestic Prime Rate Loans), as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. Each determination by the Administrative Agent or the Canadian Agent, as applicable, of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

(b) For the purposes of this Agreement and the Interest Act (Canada) and disclosure thereunder, whenever any interest or any fee to be paid hereunder or in connection herewith is to be calculated on the basis of a 360-day or any other period of time that is less than a calendar year, the yearly rate of interest to which the rate used in such calculation is equivalent is the rate so used multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by three hundred and sixty (360) or the number of days in such period, as applicable.

(c) If any provision of this Agreement or of any of the other Loan Documents would obligate a Loan Party to make any payment of interest or other amount payable to any of the Administrative Agent, the Canadian Agent or any Lender under this Agreement or any other Loan Document in an amount or calculated at a rate which would be prohibited by law or would result in a receipt by any of the Administrative Agent, the Canadian Agent or any Lender of interest at a criminal rate (as such terms are construed under the Criminal Code (Canada)) then, notwithstanding such provisions, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by law or so result in a receipt by the Administrative Agent, the Canadian Agent or any Lender of interest at a criminal rate, such adjustment to be effected, to the extent necessary, as follows: (1) firstly, by reducing the amount or rate of interest required to be paid to the Administrative Agent, the Canadian Agent or any Lender under this Section 2.10, and (2) thereafter, by reducing any fees, commissions, premiums and other amounts required to be paid to the Administrative Agent, the Canadian Agent or any Lender which would constitute “interest” for purposes of Section 347 of the Criminal Code (Canada). Notwithstanding the foregoing, and after giving effect to all adjustments contemplated thereby, if the Administrative Agent, the Canadian Agent or any Lender shall have received an amount in excess of the maximum permitted by that Section of the Criminal Code (Canada), the Loan Parties shall be entitled, by notice in writing to the applicable Administrative Agent, Canadian Agent or Lender, to obtain reimbursement from such party in an amount equal to such excess and, pending such reimbursement, such amount shall be deemed to be an amount payable by the applicable Administrative Agent, Canadian Agent or Lender to the Canadian Borrower. Any amount or rate of interest referred to in this subsection (c) shall be determined in accordance with generally accepted actuarial practices and principles as an effective annual rate of interest over the term that the applicable loan remains outstanding with the assumption that any charges, fees or expenses that fall within the meaning of “interest” (as defined in the Criminal Code (Canada)) shall be included in the calculation of such effective rate and, in the event of a dispute, a certificate of a Fellow of the Canadian Institute of Actuaries appointed by the Canadian Agent shall be conclusive for the purposes of such determination.

(d) All calculations of interest payable by the Loan Parties under this Agreement or any other Loan Document are to be made on the basis of the nominal interest rate described herein and therein and not on the basis of effective yearly rates or on any other basis which gives effect to the principle of deemed reinvestment of interest which principle does not apply to any interest calculated under this Agreement or any Loan Document. The parties hereto acknowledge that there is a material difference between the stated nominal interest rates and the effective yearly rates of interest and that they are capable of making the calculations required to determine such effective yearly rates of interest.

2.11 Evidence of Debt.

(a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by the Administrative Agent (with respect to Domestic Credit Extensions) and the Canadian Agent (with respect to Canadian Credit Extensions) (each, the “Loan Account”) in the ordinary course of business. In addition, each Lender may record in such Revolving Lender’s internal records, an appropriate notation evidencing the date and amount of each Loan from such Revolving Lender, each payment and prepayment of principal of any such Loan, and each payment of interest, fees and other amounts due in connection with the Obligations due to such Revolving Lender. The accounts or records maintained by the Administrative Agent, the Canadian Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrowers and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent or the Canadian Agent, as applicable, in respect of such matters, the accounts and records of the Administrative Agent or the Canadian Agent, as applicable, shall control in the absence of manifest error. Upon the request of any Revolving Domestic Lender made through the Administrative Agent (who shall notify the Domestic Borrowers ~~and the Foreign Borrower, if applicable~~), or any Canadian Lender through the Canadian Agent (who shall notify the Canadian Borrower ~~and the Foreign Borrower, if applicable~~), the applicable Borrowers shall execute and deliver to such Revolving Lender (through the Administrative Agent or the Canadian Agent, as applicable) a Note, which shall evidence such Revolving Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto. Any failure to so attach or endorse, or any error in doing so, shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Obligations or the Canadian Liabilities, ~~or the Foreign Liabilities,~~ as applicable. Upon receipt of an affidavit and indemnity of a Lender as to the loss, theft, destruction or mutilation of such Revolving Lender’s Note and upon cancellation of such Note, the applicable Borrowers will issue, in lieu thereof, a replacement Note in favor of such Revolving Lender, in the same principal amount thereof and otherwise of like tenor (subject to adjustment in the case of any assignments of such Revolving Lender’s Commitments).

(b) In addition to the accounts and records referred to in Section 2.11(a), each Revolving Lender and the Administrative Agent or, as applicable, the Canadian Agent, shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Revolving Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent or the Canadian Agent and the accounts and records of any Revolving Lender in respect of such matters, the accounts and records of the Administrative Agent or the Canadian Agent, as applicable, shall control in the absence of manifest error.

2.12 Payments Generally; Administrative Agent’s Clawback.

(a) General. All payments to be made by the Borrowers shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrowers hereunder shall be made, as applicable, to the Administrative Agent, for the account of the respective Domestic Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and to the Canadian Agent, for the account of the respective Canadian Lenders to which such payment is owed, at the Canadian Agent’s Office, in each case, in immediately available funds not later than 2:00 p.m. on the date specified herein. The Administrative Agent or the Canadian Agent, as applicable, will promptly distribute to each Domestic Lender or Canadian Lender, as applicable, its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office in accordance with the provisions of Section 2.14. All payments received by the Administrative Agent or the Canadian Agent after 2:00 p.m. shall, at the option of the Administrative Agent or the Canadian Agent, as applicable, be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment (other than with respect to payment of a LIBOR Rate Loan or a BA Equivalent ~~Loan or a Euribor Rate~~ Loan) to be made by the Borrowers shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(b) Currency. Loan shall be funded and payments shall be made in respect of Optional Currencies in the applicable Optional Currency. Letters of Credit denominated in an Optional Currency shall be reimbursed by the applicable Borrower in that Optional Currency. All obligations of the Lenders with respect to Letters of Credit will be immediately due and payable in Dollars, provided that the amount of any amounts denominated in an Optional Currency will be redenominated into Dollars.

(c) (i) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent or the Canadian Agent, as applicable, shall have received notice from a Revolving Lender prior to (A) the proposed date of any Committed Borrowing of LIBOR Rate Loans or BA Equivalent Loans, as applicable (or in the case of any Committed Borrowing of Prime Rate Loans, prior to 1:00 p.m. on the date of such Committed Borrowing) or (B) the date that such Revolving Lender’s participation in a Letter of Credit or Swing Line Loan is required to be funded that such Revolving Lender will not make available to the Administrative Agent or the Canadian Agent, as applicable, such Revolving Lender’s share of such Committed Borrowing or participation, the Administrative Agent or the Canadian Agent, as applicable, may assume that such Revolving Lender has made such share available on such date in accordance with Section 2.02 (or in the case of a Committed Borrowing of Prime Rate Loans, that such Revolving Lender has made such share available in accordance with and at the time required by Section 2.02), Section 2.03 or Section 2.04, as applicable, and may, in reliance upon such assumption, make available to the applicable Borrowers, the L/C Issuer or the Swing Line Lender, as applicable, a corresponding amount. In such event, if a Revolving Lender has not in fact made its share of the applicable Committed Borrowing available to the Administrative Agent or the Canadian Agent, as applicable, then the applicable Revolving Lender and the Domestic Borrowers ~~or the Foreign Borrower, as applicable,~~ severally agree with respect to Revolving Domestic Committed Loans, and the Canadian Borrower ~~or the Foreign Borrower, as applicable,~~ severally agrees with respect to Canadian Committed Loans, to pay to the Administrative Agent or the Canadian Agent, as applicable, forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to such Borrowers to but excluding the date of payment to the Administrative Agent or the Canadian Agent, as applicable, at (A) in the case of a payment to be made by a Revolving Domestic Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation plus any administrative processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, (B) in the case of a payment to be made by a Canadian Lender, the greater of the Bank of Canada Overnight Rate with respect to payments due to the Canadian Agent in Canadian Dollars and the Federal Funds Rate with respect to payments due to the Canadian Agent in Dollars, and a rate determined by the Canadian Agent in accordance with banking industry rules on interbank compensation plus any administrative processing or similar fees customarily charged by the Canadian Agent in connection with the foregoing, (C) in the case of a payment to be made by the Domestic Borrowers ~~or the Foreign Borrower, as applicable~~, the interest rate applicable to Domestic Prime Rate Loans and (D) in the case of a payment to be made by the Canadian Borrower ~~or the Foreign Borrower, as applicable~~, the interest rate applicable to Canadian Prime Rate Loans with respect to payments due in Canadian Dollars and the rate applicable to US Index Rate Loans with respect to payments due in Dollars. If the applicable Borrowers and such Revolving Lender shall pay such interest to the Administrative Agent or the Canadian Agent, as applicable, for the same or an overlapping period, the Administrative Agent or the Canadian Agent, as applicable, shall promptly remit to such Borrowers the amount of such interest paid by such Borrowers for such period. If such Revolving Lender pays its share of the applicable Committed Borrowing or participation to the Administrative Agent or the Canadian Agent, as applicable, then the amount so paid shall constitute such Revolving Lender’s Committed Loan included in such Committed Borrowing or participation in such Letter of Credit or Swing Line Loan. Any payment by the Borrowers shall be without prejudice to any claim the Borrowers may have against a Revolving Lender that shall have failed to make such payment to the Administrative Agent or the Canadian Agent, as applicable.

(ii) Payments by Borrowers; Presumptions by Administrative Agent and Canadian Agent. Unless the Administrative Agent or the Canadian Agent, as applicable, shall have received notice from the Parent or the Canadian ~~Borrower or the Foreign~~ Borrower, as applicable, as applicable, prior to the ~~time at~~date on which any payment is due to the Administrative Agent or the Canadian Agent, as applicable, for the account of the Lenders or the L/C Issuer hereunder that the Borrowers will not make such payment, the Administrative Agent or the Canadian Agent, as applicable, may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the L/C Issuer, as the case may be, the amount due. ~~In such event, if~~With respect to any payment that the Administrative Agent or the Canadian Agent makes for the account of the Lenders or the L/C Issuer hereunder as to which the Administrative Agent or the Canadian Agent determined (which determination shall be conclusive absent manifest error)

that any of the following applies (such payment referred to as the “Rescindable Amount”): (1) the Borrowers have not in fact made such payment~~,~~; (2) the Administrative Agent or the Canadian Agent has made a payment in excess of the amount so paid by the Borrowers (whether or not then owed); or (3) the Administrative Agent or the Canadian Agent has for any reason otherwise erroneously made such payment; then each of the Lenders or the L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent or the Canadian Agent, as applicable, forthwith on demand, the ~~amount~~Rescindable Amount so distributed to such Lender or the L/C Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to, as applicable, the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, or the Canadian Agent, the greater of the Bank of Canada Overnight Rate with respect to payments due to the Canadian Agent in Canadian Dollars and the Federal Funds Rate with respect to payments due to the Canadian Agent in Dollars, and a rate determined by the Canadian Agent in accordance with banking rules on interbank compensation.

A notice of the Administrative Agent or the Canadian Agent, as applicable, to any Lender or the Parent with respect to any amount owing under this Section 2.12(c) shall be conclusive, absent manifest error.

(d) Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent or the Canadian Agent, as applicable, funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrowers by the Administrative Agent or the Canadian Agent, as applicable, because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof (subject to the provisions of the last paragraph of Section 4.02 hereof), the Administrative Agent or the Canadian Agent, as applicable, shall promptly return such funds (in like funds as received from such Lender) to such Lender, without interest.

(e) Obligations of Lenders Several. The obligations of the Revolving Lenders hereunder to make Committed Loans, to fund participations in Letters of Credit and Swing Line Loans~~, the obligations of the FILO Lenders to make the FILO Loan~~ and the obligations of the Lenders and to make payments hereunder are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment hereunder on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment hereunder.

(f) Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

2.13 Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Committed Loans made by it, or the participations in L/C Obligations or in Swing Line Loans held by it resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Committed Loans or participations and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) if a Domestic Lender, notify the Administrative Agent of such fact, and if a Canadian Lender, notify the Canadian Agent of such fact, and (b) purchase (for cash at face value) participations in the Committed Loans and subparticipations in L/C Obligations and Swing Line Loans of the other applicable Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably, provided that:

(a) if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(b) the provisions of this Section shall not be construed to apply to (x) any payment made by any Loan Party pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender) or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Committed Loans, ~~FILO Loan~~ or subparticipations in L/C Obligations or Swing Line Loans to any assignee or participant, other than to the Borrowers or any Subsidiary thereof (as to which the provisions of this Section shall apply).

Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.

2.14 Settlement Amongst Revolving Lenders.

(a) The amount of each Revolving Lender’s Applicable Percentage of outstanding Loans (including outstanding Swing Line Loans) shall be computed weekly (or more frequently in the Administrative Agent’s discretion) and shall be adjusted upward or downward based on all Revolving Loans (including Swing Line Loans) and repayments of Revolving Loans (including Swing Line Loans) received by the Administrative Agent (with respect to Revolving Domestic Loans) or the Canadian Agent (with respect to Canadian Loans) as of 3:00 p.m. on the first Business Day (such date, the “Settlement Date”) following the end of the period specified by the Administrative Agent or the Canadian Agent, as applicable.

(b) The Administrative Agent shall deliver to each of the Revolving Domestic Lenders and the Canadian Agent shall deliver to the Canadian Lenders, promptly after a Settlement Date a summary statement of the amount of outstanding Committed Loans and Swing Line Loans for the period and the amount of repayments received for the period. As reflected on the summary statement, (i) the Administrative Agent or the Canadian Agent, as applicable, shall transfer to each Revolving Domestic Lender or Canadian Lender, as applicable, its Applicable Percentage of repayments, and (ii) each Revolving Lender shall transfer to the Administrative Agent or the Canadian Agent, as applicable (as provided below) or the Administrative Agent or the Canadian Agent, as applicable, shall transfer to each Revolving Lender, such amounts as are necessary to insure that, after giving effect to all such transfers, the amount of Committed Loans made by each Revolving Lender shall be equal to such Revolving Lender’s Applicable Percentage of all Committed Loans outstanding as of such Settlement Date. If the summary statement requires transfers to be made to the Administrative Agent or the Canadian Agent, as applicable, by the Revolving Lenders and is received prior to 1:00 p.m. on a Business Day, such transfers shall be made in immediately available funds no later than 3:00 p.m. that day; and, if received after 1:00 p.m., then no later than 3:00 p.m. on the next Business Day. The obligation of each Revolving Lender to transfer such funds is irrevocable, unconditional and without recourse to or warranty by the Administrative Agent or the Canadian Agent, as applicable. If and to the extent any Revolving Domestic Lender shall not have so made its transfer to the Administrative Agent, such Revolving Domestic Lender agrees to pay to the Administrative Agent forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Administrative Agent equal to the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation plus any administrative, processing, or similar fees customarily charged by the Administrative Agent in connection with the foregoing. If and to the extent any Canadian Lender shall not have so made its transfer to the Canadian Agent, such Canadian Lender agrees to pay to the Canadian Agent forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Canadian Agent equal to the greater of the greater of the Bank of Canada Overnight Rate with respect to payments due to the Canadian Agent in Canadian Dollars and the Federal Funds Rate with respect to payments due to the Canadian Agent in Dollars, and a rate determined by the Canadian Agent in accordance with banking industry rules on interbank compensation plus any administrative processing or similar fees customarily charged by the Canadian Agent in connection with the foregoing.

2.15 Incremental Facilities.

~~(a) First Amendment Effective Date Increase. Each of the 2020 Revolving Domestic Commitment Increase and the FILO Loan made on the First Amendment Effective Date shall be deemed to replace the provisions of this Section 2.15(a) as such provisions were in effect immediately preceding the First Amendment Effective Date.~~

(a) ~~(b)~~ Commitment Increase Request. Following the ~~First~~Third Amendment Effective Date, and provided no Default then exists or would arise therefrom, upon notice to the Administrative Agent (which shall promptly notify the Revolving Lenders), the Parent may request (i) an increase in the Revolving Domestic Total Commitments in an aggregate amount not exceeding $200,000,000 in the aggregate for all such increases ~~(including the Incremental FILO Tranche described below)~~, and (ii) an increase in the Canadian Total Commitments by an amount not to exceed $25,000,000, either in conjunction with an increase in the Revolving Domestic Total Commitments or as an increase in the Canadian Total Commitments only ~~(or, solely to the extent set forth in Section 2.15(c) below, provide commitments under a new term loan or revolving facility constituting an Incremental FILO Tranche)~~ (each such increase, including any extensions of credit made thereunder, ~~including the Incremental FILO Tranche,~~ a “Commitment Increase”); provided that any such request for a Commitment Increase shall be in a minimum amount of $25,000,000 (or, in the case of the Canadian facility, $10,000,000). At the time of sending such request for a Commitment Increase, the Parent (in consultation with the Administrative Agent) shall specify the time period within which each applicable Lender is requested to respond (which shall in no event be less than ten (10) Business Days from the date of delivery of such notice to the Lenders).

~~(c) Incremental FILO Tranche. The Commitment Increase may be in the form of a separate “first-in, last-out” or “last-out” term loan tranche in an aggregate amount not exceeding $10,000,000 (the “Incremental FILO Tranche”) and shall be on the same terms and pursuant to the same documentation applicable to the existing FILO Commitment hereunder.~~

(b) ~~(d)~~ Lender Elections to Increase. Following the ~~First~~Third Amendment Effective Date, each Lender shall notify the Administrative Agent within such time period whether or not it agrees to increase its applicable Revolving Commitment ~~or to participate in such Incremental FILO Tranche~~ and, if so, whether by an amount equal to, greater than, or less than its Applicable Percentage of such requested Commitment Increase. Any Lender not responding within such time period shall be deemed to have declined to increase its Revolving Commitment ~~or to participate in such Incremental FILO Tranche~~.

(c) ~~(e)~~ Notification by Administrative Agent; Additional Commitment Lenders. The Administrative Agent shall notify the Parent and each applicable Lender of the Lenders’ responses to each request made hereunder for a Commitment Increase. To achieve the full amount of a requested Commitment Increase, to the extent that the existing applicable Lenders decline to increase their Revolving Commitments ~~or to participate in such Incremental FILO Tranche~~, or decline to increase their Revolving Commitments to the amount requested by the Parent ~~or to participate in such Incremental FILO Tranche~~, the Parent may, at its option, obtain other Persons which shall be Eligible Assignees to issue Revolving Commitments in the amount of the requested Commitment Increase ~~or to participate in such Incremental FILO Tranche~~ or request Bank of America or any of its Affiliates to, and Bank of America and such Affiliates shall, use its reasonable efforts to arrange for other Eligible Assignees to become a Domestic Lender or Canadian Lender, as applicable, hereunder and to issue commitments in an amount equal to the amount of the increase in the Aggregate Total Commitments requested by the Parent and not accepted by the existing applicable Lenders (and the Parent may also invite additional Eligible Assignees to become Lenders) (each such Eligible Assignee issuing a commitment and becoming a Lender, an “Additional Commitment Lender”), provided, however, that without the consent of the Administrative Agent, at no time shall the Revolving Commitment of any Additional Commitment Lender be less than $10,000,000.

(d) ~~(f)~~ Increase Effective Date and Allocations. Following the ~~First~~Third Amendment Effective Date, if the Aggregate Total Commitments are increased in accordance with this Section 2.15, the Administrative Agent, in consultation with the Parent, shall determine the effective date (the “Increase Effective Date”) and the final allocation of such Commitment Increase. Following the ~~First~~Third Amendment Effective Date, the Administrative Agent shall promptly notify the Parent and the Lenders of the final allocation of such Commitment Increase and the Increase Effective Date and on the Increase Effective Date (i) the Revolving Domestic Total Commitments~~, the Incremental FILO Tranche~~ and Canadian Total Commitments, if applicable, and the Aggregate Total Commitments under, and for all purposes of, this Agreement shall be increased by the aggregate amount of such Commitment Increase, and (ii) Schedule 2.01 shall be deemed modified, without further action, to reflect the revised Commitments and Applicable Percentages of the Lenders.

(e) ~~(g)~~ Conditions to Effectiveness of Increase. Following the ~~First~~Third Amendment Effective Date, as a condition precedent to such increase, (i) the Parent shall deliver to the Administrative Agent a certificate of each Loan Party dated as of the Increase Effective Date (in sufficient copies for each Lender) signed by a Responsible Officer of such Loan Party (A) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase, and (B) in the case of the Borrowers, certifying that, before and after giving effect to such increase, (1) the representations and warranties contained in Article V and the other Loan Documents are true and correct on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Section 2.15, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01, (ii) the Borrowers, the Administrative Agent, and any Additional Commitment Lender shall have executed and delivered a joinder to the Loan Documents in such form as the Administrative Agent shall reasonably require; (iii) the Borrowers shall have paid such fees and other compensation to the Additional Commitment Lenders and to any existing Lender increasing its Commitment as the Parent and such Additional Commitment Lenders shall agree; (iv) if the Parent has requested Bank of America or any of its Affiliates to seek additional Lenders pursuant to Section 2.15(e), the Borrowers shall have paid such arrangement fees to Bank of America and such Affiliates as the Parent and Bank of America may agree; (v) the Borrowers shall deliver to the Administrative Agent and the Lenders an opinion or opinions, in form and substance reasonably satisfactory to the Administrative Agent, from counsel to the Borrowers reasonably satisfactory to the Administrative Agent and dated such date; (vi) the Borrowers and the Additional Commitment Lender shall have delivered such other instruments, documents and agreements evidencing the Commitment Increase as the Administrative Agent may reasonably have requested; and (vii) no Default exists. The Borrowers shall prepay any Committed Loans outstanding on the Increase Effective Date (and pay any additional amounts required pursuant to Section 3.05) to the extent necessary to keep the outstanding Committed Loans ratable with any revised Applicable Percentages arising from any nonratable increase in the Aggregate ~~Revolving~~Total Commitments under this Section.

(f) ~~(h)~~ Conflicting Provisions. This Section 2.15 shall supersede any provisions in Sections 2.13 or 10.01 to the contrary.

2.16 Defaulting Lenders.

(a) Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i) Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definitions of “Required Lenders” and “Required Revolving Lenders” and Section 10.01.

(ii) Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 10.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the L/C Issuer or Swing Line Lender hereunder; third, to Cash Collateralize the L/C Issuer’s Fronting Exposure with respect to such Defaulting Lender; fourth, as the Parent may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Parent, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the L/C Issuer’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement; sixth, to the payment of any amounts owing to the Lenders, the L/C Issuer or Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the L/C Issuer or the Swing Line Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrowers as a result of any judgment of a court of competent jurisdiction obtained by the Borrowers against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Obligations owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Obligations owed to, such

Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations and Swing Line Loans are held by the Lenders pro rata in accordance with their Applicable Percentages hereunder without giving effect to Section 2.16(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.16(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii) Certain Fees.

(A) No Defaulting Lender shall be entitled to receive any fee payable under Section 2.09 for any period during which that Lender is a Defaulting Lender (and the Borrowers shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(B) Each Defaulting Lender shall be entitled to receive Letter of Credit Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Applicable Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.03(g).

(C) With respect to any fee payable under Section 2.09 or any Letter of Credit Fee not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Borrowers shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations or Swing Line Loans that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to the L/C Issuer and Swing Line Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such L/C Issuer’s or Swing Line Lender’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.

(iv) Reallocation of Applicable Percentages to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in L/C Obligations and Swing Line Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Applicable Percentages (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that (x) the conditions set forth in Section 4.02 are satisfied at the time of such reallocation (and, unless the Borrowers shall have otherwise notified the Administrative Agent at such time, the Borrowers shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the aggregate Outstanding Amount of Obligations or Canadian Liabilities of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Revolving Domestic Commitment or Canadian Commitment, as applicable. No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(v) Cash Collateral, Repayment of Swing Line Loans. If the reallocation described in clause (a)(iv) above cannot, or can only partially, be effected, the Borrowers shall, without prejudice to any right or remedy available to them hereunder or under applicable Law, (x) first, prepay Swing Line Loans in an amount equal to the Swing Line Lenders’ Fronting Exposure and (y) second, Cash Collateralize the L/C Issuers’ Fronting Exposure in accordance with the procedures set forth in Section 2.03(g).

(b) Defaulting Lender Cure. If the Parent, the Administrative Agent, the Swing Line Lender and the L/C Issuer agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Committed Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages (without giving effect to Section 2.16(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

ARTICLE III

TAXES, YIELD PROTECTION AND ILLEGALITY;

APPOINTMENT OF PARENT

3.01 Taxes.

(a) Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes. For purposes of this Section 3.01, the term “applicable Laws” includes FATCA.

(i) Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Laws. If any applicable Laws (as determined in the good faith discretion of the Agent) require the deduction or withholding of any Tax from any such payment by the Agent or a Loan Party, then the Agent or such Loan Party shall be entitled to make such deduction or withholding, upon the basis of the information and documentation to be delivered pursuant to subsection (e) below.

(ii) If any Loan Party or the Agent shall be required by any applicable Laws to withhold or deduct any Taxes from any payment, then (A) such Loan Party or the Agent, as required by such Laws, shall withhold or make such deductions as are determined by it to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) such Loan Party or the Agent, to the extent required by such Laws, shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with such Laws, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(b) Payment of Other Taxes by the Borrowers. Without limiting the provisions of subsection (a) above, the Borrowers shall timely pay to the relevant Governmental Authority in accordance with applicable Law, or at the option of the Agent timely reimburse it for the payment of, any Other Taxes.

(c) Tax Indemnifications.

(i) The Loan Parties shall, and each Loan Party does hereby, jointly and severally indemnify each Recipient, and shall make payment in respect thereof within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrowers by a Lender or the L/C Issuer (with a copy to the Agent), or by the Agent on its own behalf or on behalf of a Lender or the L/C Issuer, shall be conclusive absent manifest error.

(ii) Each Lender and the L/C Issuer shall, and does hereby, severally indemnify, and shall make payment in respect thereof within 10 days after demand therefor, (x) the Agent against any Indemnified Taxes attributable to such Lender or the L/C Issuer (but only to the extent that any Loan Party has not already indemnified the Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (y) the Agent and the Loan Parties, as applicable, against any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.06(d) relating to the maintenance of a Participant Register and (z) the Agent and the Loan Parties, as applicable, against any Excluded Taxes attributable to such Lender or the L/C Issuer, in each case, that are payable or paid by the Agent or a Loan Party in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Agent shall be conclusive absent manifest error. Each Lender and the L/C Issuer hereby authorizes the Agent to set off and apply any and all amounts at any time owing to such Lender or the L/C Issuer, as the case may be, under this Agreement or any other Loan Document against any amount due to the Agent under this clause (ii).

(d) Evidence of Payments. Upon request by the Borrowers or the Agent, as the case may be, after any payment of Taxes by the Borrowers or by the Agent to a Governmental Authority as provided in this Section 3.01, the Borrowers shall deliver to the Agent or the Agent shall deliver to the Borrowers, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to the Borrowers or the Agent, as the case may be.

(e) Status of Lenders; Tax Documentation.

(i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrowers and the Agent, at the time or times reasonably requested by the Borrowers or the Agent, such properly completed and executed documentation reasonably requested by the Borrowers or the Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrowers or the Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Borrowers or the Agent as will enable the Borrowers or the Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.01(e)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing, in the event that any Borrower is a U.S. Person,

(A) any Lender that is a U.S. Person shall deliver to the Borrowers and the Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowers or the Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrowers and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowers or the Agent), whichever of the following is applicable:

(I) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(II) executed originals of IRS Form W-8ECI;

(III) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit G-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrowers within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable; or

(IV) to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, or IRS Form W-8BEN-E, as applicable, a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-2 or Exhibit G-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-4 on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrowers and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowers or the Agent), executed originals of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the Borrowers or the Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrowers and the Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrowers or the Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrowers or the Agent as may be necessary for the Borrowers and the Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(iii) Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 3.01 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrowers and the Agent in writing of its legal inability to do so.

(f) Treatment of Certain Refunds. Unless required by applicable Laws, at no time shall the Agent have any obligation to file for or otherwise pursue on behalf of a Lender or the L/C Issuer, or have any obligation to pay to any Lender or the L/C Issuer, any refund of Taxes withheld or deducted from funds paid for the account of such Lender or the L/C Issuer, as the case may be. If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by any Loan Party or with respect to which any Loan Party has paid additional amounts pursuant to this Section 3.01, it shall pay to the Loan Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by a Loan Party under this Section 3.01 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Loan Party, upon the request of the Recipient, agrees to repay the amount paid over to the Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient in the event the Recipient is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection, in no event will the applicable Recipient be required to pay any amount to the Loan Party pursuant to this subsection the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection shall not be construed to require any Recipient to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Loan Party or any other Person.

(g) For purposes of determining withholding Taxes imposed under FATCA, from and after the effective date of this Agreement, the Borrowers and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) this Agreement as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

(h) Survival. Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Agent or any assignment of rights by, or the replacement of, a Lender or the L/C Issuer, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.

3.02 Illegality. Subject to the provisions set forth in Section 3.03(b) below, if any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund LIBOR Rate Loans~~,~~ or BA Equivalent ~~Loans or Euribor Rate~~ Loans, as applicable, or to determine or charge interest rates based upon the LIBOR ~~Rate, the Euribor~~ Rate or the BA Rate, as applicable, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to the Parent through the Administrative Agent, (i) any obligation of such Lender to make or continue LIBOR ~~Rate Loans, Euribor~~ Rate Loans or BA Equivalent Loans, as applicable, or to convert Prime Rate Loans to LIBOR ~~Rate Loans, Euribor~~ Rate Loans or BA Equivalent Loans, as applicable, shall be suspended, and (ii) if such notice asserts the illegality of such Lender making or maintaining Prime Rate Loans the interest rate on which is determined by reference to the LIBOR Rate component of the U.S. Prime Rate or the US Index Rate, the interest rate on which Prime Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the LIBOR Rate component of the U.S. Prime Rate or the US Index Rate, in each case, until such Lender notifies the Administrative Agent and the Parent that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the applicable Borrowers shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all LIBOR ~~Rate Loans, Euribor~~ Rate Loans and BA Equivalent Loans of such Lender to Prime Rate Loans either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such LIBOR Rate Loans, ~~Euribor Rate Loans,~~ or BA Equivalent Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Loans. Upon any such prepayment or conversion, the applicable Borrowers shall also pay accrued interest on the amount so prepaid or converted.

3.03 Inability to Determine Rates; ~~LIBOR Successor Rate~~Benchmark Replacement.

(a) Inability to Determine Rates. Subject to Section 3.03(b) below, if the Required Lenders determine that for any reason in connection with any request for a LIBOR ~~Rate Loan, Euribor~~ Rate Loan or a BA Equivalent Loan, or a conversion to or continuation thereof that (i) with respect to LIBOR Rate Loans ~~or Euribor Rate Loans~~ only, Dollar deposits are not being offered to banks in the London interbank market for the applicable amount and Interest Period of such LIBOR ~~Rate Loan or Euribor~~ Rate Loan, (ii) with respect to BA Equivalent Loans only, there is no market for bankers’ acceptances, (iii) adequate and reasonable means do not exist for determining the LIBOR Rate~~, Euribor Rate Loan~~ or the BA Rate for any requested Interest Period with respect to a proposed LIBOR ~~Rate Loan, Euribor~~ Rate Loan or BA Equivalent Loan, or (iv) the LIBOR Rate~~, Euribor Rate~~ or the BA Rate for any requested Interest Period with respect to a proposed LIBOR ~~Rate Loan, Euribor~~ Rate Loan or BA Equivalent Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Agents will promptly so notify the Borrowers and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain LIBOR Rate Loans or of the Canadian Lenders to make or maintain BA Equivalent Loans ~~or Euribor Rate Loans, as applicable,~~ shall be suspended and (y) (i) in respect of a determination with respect to the LIBOR Rate component of the U.S. Prime Rate or the US Index Rate, the utilization of the LIBOR Rate component in determining the U.S. Prime Rate or the US Index Rate shall be suspended, or (ii) in respect of a determination with respect to the BA Rate component of the Canadian Prime Rate, the utilization of the BA Rate component in determining the Canadian Prime Rate shall be suspended, in each case until the Administrative Agent or the Canadian Agent, as applicable (but in either case upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Parent ~~or the Foreign Borrower~~ may revoke any pending request for a Committed Borrowing of, conversion to or continuation of LIBOR Rate Loans made to a Domestic Borrower or the ~~Foreign Borrower (if based on Domestic Availability) or the~~ Canadian Borrower ~~or the Foreign Borrower~~ may revoke any pending request for a Committed Borrowing of, conversion to or continuation of LIBOR ~~Rate Loans, Euribor~~ Rate Loans or BA Equivalent Loans, as applicable, made to the Canadian Borrower ~~or the Foreign Borrower (based on Canadian Availability), as applicable~~, or, failing that, will be deemed to have converted such request into either a request for a Domestic Committed Borrowing of Domestic Prime Rate Loans in the amount specified therein, or a request for a Canadian Committed Borrowing of Canadian Prime Rate Loans or US Index Rate Loans, as applicable, in the amount specified therein, as applicable.

~~(b) LIBOR Successor Rate. Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Borrowers or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to Borrowers) that the Borrowers or Required Lenders (as applicable) have determined, that:~~

~~(i) adequate and reasonable means do not exist for ascertaining LIBOR for any requested Interest Period, including, without limitation, because the LIBOR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or~~

~~(ii) the administrator of the LIBOR Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which LIBOR or the LIBOR Screen Rate shall no longer be made available, or used for determining the interest rate of loans, provided that, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent, that will continue to provide LIBOR after such specific date~~ (~~such specific date, the “Scheduled Unavailability Date”); or~~

(b) Notwithstanding anything to the contrary herein or in any other Loan Document:

(i) On March 5, 2021 the Financial Conduct Authority (“FCA”), the regulatory supervisor of LIBOR’s administrator (“IBA”), announced in a public statement the future cessation or loss of representativeness of overnight/Spot Next, 1-week, 1-month, 2-month, 3-month, 6-month and 12- month U.S. dollar LIBOR tenor settings. On the earliest of (A) the date that all Available Tenors of U.S dollar LIBOR have permanently or indefinitely ceased to be provided by IBA or have been announced by the FCA pursuant to public statement or publication of information to be no longer representative, (B) June 30, 2023 and (C) the Early Opt-in Effective Date in respect of a SOFR Early Opt-in, if the then-current Benchmark is LIBOR, the Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any setting of such Benchmark on such day and all subsequent settings without any amendment to, or further action or consent of any other party to this Agreement or any other Loan Document. If the Benchmark Replacement is Daily Simple SOFR, all interest payments will be payable on a monthly basis.

(ii) (x) Upon (A) the occurrence of a Benchmark Transition Event or (B) a determination by the Administrative Agent that neither of the alternatives under clause (i) of the definition of Benchmark Replacement are available, the Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders (and any such objection shall be conclusive and binding absent manifest error); provided that solely in the event that the then-current Benchmark at the time of such Benchmark Transition Event is not a SOFR-based rate, the Benchmark Replacement therefor shall be determined in accordance with clause (1) of the definition of Benchmark Replacement unless the Administrative Agent determines that neither of such alternative rates is available.

(y) On the Early Opt-in Effective Date in respect of an Other Rate Early Opt-in, the Benchmark Replacement will replace LIBOR for all purposes hereunder and under any Loan Document in respect of any setting of such Benchmark on such day and all subsequent settings without any amendment to, or further action or consent of any other party to this Agreement or any other Loan Document.

(i) ~~syndicated loans currently being executed, or that include language similar to that~~ contained in ~~this Section 3.03, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace LIBOR,~~At any time that the administrator of the then-current Benchmark has permanently or indefinitely ceased to provide such Benchmark has been announced by the regulatory supervisor for the administrator of such Benchmark pursuant to public statement or publication of information to be no longer representative of the underlying market and economic reality that such benchmark is intended to measure and that representativeness will not be restored, the Domestic Borrower or Canadian Borrower may revoke any request for a borrowing of, conversion to or continuation of Loans to be made, converted or continued that would bear interest by reference to such Benchmark until the Borrowers’ receipt of notice from the Administrative Agent that a Benchmark Replacement has replaced such Benchmark, and, failing that, the Domestic Borrower or Canadian Borrower, as applicable, will be deemed to have converted any such request into a request for a borrowing of or conversion to Canadian Prime Rate Loans or US Index Rate Loans, as applicable. During the period referenced in the foregoing sentence, the component of Prime Rate based upon the Benchmark will not be used in any determination of Prime Rate.

~~then, reasonably promptly after such determination by the Administrative Agent or receipt by the Administrative Agent of such notice, as applicable, the Administrative Agent and the Borrowers may amend this Agreement solely for the purpose of replacing LIBOR in accordance with this Section 3.03 with (x) one or more SOFR-Based Rates or (y) another alternate benchmark rate giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated syndicated credit facilities for such alternative benchmarks and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated syndicated credit facilities for such benchmarks, which adjustment or method for calculating such adjustment shall be published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion and may be periodically updated (the “Adjustment;” and any such proposed rate, a “LIBOR Successor Rate”), and any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Borrowers unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders (A) in the case of an amendment to replace LIBOR with a rate described in clause (x), object to the Adjustment; or (B) in the case of an amendment to replace LIBOR with a rate described in clause (y), object to such amendment; provided that for the avoidance of doubt, in the case of clause (A), the Required Lenders shall not be entitled to object to any SOFR-Based Rate contained in any such amendment. Such LIBOR Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such LIBOR Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.~~

~~If no LIBOR Successor Rate has been determined and the circumstances under clause (i) above exist or the Scheduled Unavailability Date has occurred (as applicable), the Administrative Agent will promptly so notify the Borrowers and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain LIBOR Rate Loans shall be suspended, (to the extent of the affected LIBOR Rate Loans or Interest Periods), and (y) the LIBOR Rate component shall no longer be utilized in determining the U.S. Prime Rate or the US Index Rate. Upon receipt of such notice, the Borrowers may revoke any pending request for a Borrowing of, conversion to or continuation of LIBOR Rate Loans (to the extent of the affected LIBOR Rate Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Committed Borrowing of U.S. Prime Rate Loans or the US Index Rate Loans (subject to the foregoing clause (y)) in the amount specified therein.~~

~~Notwithstanding anything else herein, any definition of LIBOR Successor Rate shall provide that in no event shall such LIBOR Successor Rate be less than zero for purposes of this Agreement.~~

(ii) ~~(c)~~ In connection with the implementation and administration of a ~~LIBOR Successor Rate~~Benchmark Replacement, the Administrative Agent will have the right to make ~~LIBOR Successor Rate~~Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such ~~LIBOR Successor Rate~~Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement~~; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such LIBOR Successor Rate Conforming Changes to the Lenders reasonably promptly after such amendment becomes effective~~.

(iii) The Administrative Agent will promptly notify the Borrowers and the Lenders of (A) the implementation of any Benchmark Replacement and (B) the effectiveness of any Benchmark Replacement Conforming Changes. Any determination, decision or election that may be made by the Administrative Agent pursuant to this Section 3.03, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 3.03.

(iv) At any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate (including Term SOFR or LIBOR), then the Administrative Agent may remove any tenor of such Benchmark that is unavailable or non-representative for Benchmark (including Benchmark Replacement) settings and (B) the Administrative Agent may reinstate any such previously removed tenor for Benchmark (including Benchmark Replacement) settings.

3.04	Increased Costs; Reserves on LIBOR Rate Loans.

(a)	Increased Costs Generally. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the LIBOR Rate) or the L/C Issuer;

(ii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii) impose on any Lender or the L/C Issuer or the London interbank market any other condition, cost or expense affecting this Agreement or LIBOR ~~Rate Loans, Euribor~~ Rate Loans or BA Equivalent Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any LIBOR ~~Rate Loan, Euribor~~ Rate Loan or BA Equivalent Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or the L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or the L/C Issuer, the Loan Parties will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.

(b) Capital Requirements. If any Lender or the L/C Issuer determines that any Change in Law affecting such Lender or the L/C Issuer or any Lending Office of such Lender or such Lender’s or the L/C Issuer’s holding company, if any, regarding capital requirements has had, or would have, the effect of reducing the rate of return on such Lender’s or the L/C Issuer’s capital or on the capital or liquidity of such Lender’s or the L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swing Line Loans held by, such Lender, or the Letters of Credit issued by the L/C Issuer, to a level below that which such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the L/C Issuer’s policies and the policies of such Lender’s or the L/C Issuer’s holding company with respect to capital adequacy and liquidity), then from time to time the Loan Parties will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company, as the case may be, for any such reduction suffered.

(c) Certificates for Reimbursement. A certificate of a Lender or the L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or the L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Parent shall be conclusive absent manifest error. The applicable Borrowers shall pay such Lender or the L/C Issuer, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(d) Delay in Requests. Failure or delay on the part of any Lender or the L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section 3.04 shall not constitute a waiver of such Lender’s or the L/C Issuer’s right to demand such compensation, provided that the applicable Borrower shall not be required to compensate a Lender or the L/C Issuer pursuant to the foregoing provisions of this Section 3.04 for any increased costs incurred or reductions suffered more than nine (9) months prior to the date that such Lender or the L/C Issuer, as the case may be, notifies the Parent of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine (9) month period referred to above shall be extended to include the period of retroactive effect thereof).

3.05 Compensation for Losses. Upon demand of any Lender (with a copy to the Agents) from time to time, each Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a) any continuation, conversion, payment or prepayment of any LIBOR Rate Loan~~, Euribor Rate Loan,~~ or BA Equivalent Loan made to such Borrower on a day other than the last day of the Interest Period for such LIBOR ~~Rate Loan, Euribor~~ Rate Loan or BA Equivalent Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b) any failure by such Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any LIBOR ~~Rate Loan, Euribor~~ Rate Loan or BA Equivalent Loan on the date or in the amount notified by the applicable Borrower; or

(c) any assignment of a LIBOR ~~Rate Loan, Euribor~~ Rate Loan or BA Equivalent Loan made to such Borrower on a day other than the last day of the Interest Period therefor as a result of a request by such Borrower pursuant to Section 10.13;

including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The applicable Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by a Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each LIBOR ~~Rate Loan, Euribor~~ Rate Loan or BA Equivalent Loan made by it at the LIBOR Rate~~, Euribor Rate~~ or BA Rate for such Loan by a matching deposit or other borrowing for a comparable amount and for a comparable period, whether or not such LIBOR ~~Rate Loan, Euribor~~ Rate Loan or BA Equivalent Loan was in fact so funded.

3.06	Mitigation Obligations; Replacement of Lenders.

(a) Designation of a Different Lending Office. If any Lender or L/C Issuer requests compensation under Section 3.04, or the Borrowers are required to pay any additional amount to any Lender or L/C Issuer or any Governmental Authority for the account of any Lender or L/C Issuer pursuant to Section 3.01, or if any Lender or L/C Issuer gives a notice pursuant to Section 3.02, then such Lender or L/C Issuer shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender or L/C Issuer, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or Section 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender or L/C Issuer to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or L/C Issuer. The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender or L/C Issuer in connection with any such designation or assignment.

(b) Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if any Loan Party is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, the Borrowers may replace such Lender in accordance with Section 10.13.

3.07 Survival. All of the obligations of each Loan Party under this Article III shall survive termination of the Aggregate Total Commitments and Payment in Full of all Obligations hereunder.

3.08	Designation of Parent as Borrowers’ Agent.

(a) Each Domestic Borrower hereby irrevocably designates and appoints the Parent as such Domestic Borrower’s agent to obtain Credit Extensions, the proceeds of which shall be available to each Domestic Borrower for such uses as are permitted under this Agreement. As the disclosed principal for its agent, each Domestic Borrower shall be obligated to each Credit Party on account of Credit Extensions so made as if made directly by the applicable Credit Party to such Domestic Borrower, notwithstanding the manner by which such Credit Extensions are recorded on the books and records of the Parent and of any other Domestic Borrower. In addition, each Loan Party hereby irrevocably designates and appoints the Parent as such Loan Party’s agent to represent such Loan Party in all respects under this Agreement and the other Loan Documents. The Parent shall act as a conduit for each Borrower (including itself, as a “Borrower”) on whose behalf the Parent has requested a Credit Extension. Neither the Administrative Agent nor any other Credit Party shall have any obligation to see to the application of such proceeds therefrom.

(b) Each Borrower recognizes that credit available to it hereunder is in excess of and on better terms than it otherwise could obtain on and for its own account and that one of the reasons therefor is its joining in the applicable credit facility contemplated herein with all other Borrowers. Consequently, subject to the terms and conditions of this Agreement, each Borrower hereby assumes, guarantees payment and performance of, and agrees to discharge all Obligations of each of the other Borrowers; provided that, notwithstanding anything herein or in any of the other Loan Documents to the contrary, the Canadian Loan Parties shall be liable only for the Canadian ~~Liabilities and the Foreign Borrower shall be liable only for the Foreign~~ Liabilities.

ARTICLE IV

CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

4.01	Conditions ~~of~~to Effectiveness of this Agreement. The effectiveness of the Agreement on the Effective Date was subject to satisfaction of the following conditions precedent:

(a) The Administrative Agent’s receipt of the following, each of which shall be originals, telecopies or other electronic image scan transmission (e.g., “pdf” or “tif” via e-mail) (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party or the Lenders, as applicable, each dated the Effective Date (or, in the case of certificates of governmental officials, a recent date before the Effective Date) and each in form and substance satisfactory to the Administrative Agent:

(i) executed counterparts of this Agreement sufficient in number for distribution to the Administrative Agent, the Canadian Agent, each Lender and the Parent;

(ii) a Note executed by the Borrowers in favor of each Lender requesting a Note;

(iii) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may require evidencing (A) the authority of each Loan Party to enter into this Agreement and the other Loan Documents to which such Loan Party is a party or is to become a party and (B) the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party or is to become a party;

(iv) copies of each Loan Party’s Organization Documents and a certificate of good standing (where applicable, or such other customary functionally equivalent certificates, to the extent available in the applicable jurisdiction) from such Loan Party’s jurisdiction of organization and from each jurisdiction where such Loan Party’s ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to so qualify in such jurisdiction would not reasonably be expected to have a Material Adverse Effect;

(v) a favorable opinion of (x) Alston & Bird LLP, counsel to the Domestic Loan Parties, addressed to the Administrative Agent and each Domestic Lender, as to such matters concerning the Domestic Loan Parties and the Loan Documents as the Administrative Agent may reasonably request; (y) Davies Ward Phillips & Vineberg LLP, and local Canadian counsel, counsel to the Canadian Loan Parties, addressed to the Canadian Agent and each Canadian Lender, as to such matters concerning the Canadian Loan Parties and the Loan Documents as the Canadian Agent may reasonably request; and (z) Teekens Advocaten, ~~counsel to the Foreign Borrower,~~ addressed to the Administrative Agent and each Domestic Lender and to the Canadian Agent and each Canadian Lender~~, as to such matters concerning the Foreign Borrower and the Loan Documents as the Administrative Agent and the Canadian Agent may reasonably request~~;

(vi) a certificate signed by a Responsible Officer of the Parent certifying (A) that the conditions specified in Sections 4.02(a) and (b) have been satisfied, (B) that there has been no event or circumstance since September 30, 2016 that has had or would be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect, (C) to the Solvency of the Loan Parties as of the Effective Date after giving effect to the transactions contemplated hereby, and (D) either that (1) no consents, licenses or approvals are required in connection with the execution, delivery and performance by such Loan Party and the validity against such Loan Party of the Loan Documents to which it is a party, or (2) that all such consents, licenses and approvals have been obtained and are in full force and effect;

(vii) the Security Documents and certificates evidencing any stock being pledged thereunder, together with undated stock powers executed in blank, each duly executed by the applicable Loan Parties and the Loan Parties shall have used commercially reasonable efforts to obtain any Collateral Access Agreements reasonably requested by the Agents (failing which the Administrative Agent may establish Reserves against the Combined Borrowing Base);

(viii) all other Loan Documents, each duly executed by the applicable Loan Parties;

(ix) results of searches or other evidence reasonably satisfactory to the Agents (in each case dated as of a date reasonably satisfactory to the Agents) indicating the absence of Liens on the assets of the Loan Parties, except for Permitted Encumbrances and Liens for which termination statements and releases, satisfactions and releases or subordination agreements satisfactory to the Agents are being tendered concurrently with such extension of credit or other arrangements satisfactory to the Agents for the delivery of such termination statements and releases, satisfactions and discharges have been made;

(x) (A) all documents and instruments, including Uniform Commercial Code and PPSA financing statements, required by law or reasonably requested by the Agents to be filed, registered or recorded to create or perfect the Liens intended to be created under the Loan Documents and all such documents and instruments shall have been so filed, registered or recorded to the satisfaction of the Agents, (B) the Credit Card Notifications, and Blocked Account Agreements required pursuant to Section 6.12 hereof shall have been obtained, and (C) control agreements with respect to the Loan Parties’ securities and investment accounts have been obtained; and

(xi) satisfactory evidence of insurance to be maintained by the Loan Parties with respect to the Collateral, in each case reasonably satisfactory to the Agents and customary for transactions of this type.

(b) After giving effect to this Agreement, the transactions contemplated hereunder, and any Credit Extensions made or outstanding as of the Effective Date, Excess Availability shall be not less than $200,000,000.

(c) The Administrative Agent shall have received a Borrowing Base Certificate with respect to the Domestic Borrowing Base and the Canadian Borrowing Base dated the Effective Date, relating to the month ended on May 31, 2017, and executed by a Responsible Officer of the Parent and by the Canadian Borrower.

(d) The Administrative Agent shall be reasonably satisfied that any financial statements delivered to it and the Lenders fairly present the business and financial condition of the Loan Parties and that there has not been, nor has an event or condition occurred that would reasonably be expected, either individually or in the aggregate, to have, a Material Adverse Effect since September 30, 2016.

(e) The Administrative Agent shall have received and be satisfied with financial projections for the Parent and its Subsidiaries on an annual basis through the Maturity Date, including without limitation, (i) for the period through the Borrowers’ Fiscal Year ending September 30, 2020, a Consolidated income statement, balance sheet, statement of cash flow and detailed business assumptions, and (ii) for each Fiscal Year thereafter, a Consolidated income statement only.

(f) There shall not be pending any litigation or other proceeding, the result of which, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

(g) All governmental consents and approvals, and all third party consents required for the Loan Parties to consummate the financing, shall have been obtained by the Loan Parties other than those consents and approvals that, if not obtained, would not be reasonably expected, either individually or in the aggregate, to have a Material Adverse Effect.

(h) [Reserved].

(i) The Administrative Agent shall have received reasonably satisfactory evidence that (i) substantially concurrently with the funding under the Term Loan Agreement, an amount equal to $850,000,000 in principal amount of notes issued under the indenture referenced in clause (ii) of the definition of Notes Indenture shall have been redeemed, and (ii) the Domestic Borrowers shall have received at least $850,000,000 in gross cash proceeds from borrowings under the Term Loan Agreement.

(j) The Intercreditor Agreement and the Term Loan Documents required to be delivered under the Term Loan Agreement on the Effective Date shall have been duly executed and delivered by each party thereto, and shall be in full force and effect.

(k) The consummation of the transactions contemplated hereby shall not violate any Law or any Organization Document.

(l) All fees required to be paid to the Agents or Bank of America on or before the Effective Date shall have been paid in full, and all fees required to be paid to the Lenders on or before the Effective Date shall have been paid in full.

(m) The Borrowers shall have paid all fees, charges and disbursements of counsel to the Administrative Agent, the Canadian Agent and Bank of America to the extent invoiced prior to or on the Effective Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrowers and the Agents).

(n) The Administrative Agent shall have received all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the USA PATRIOT Act.

Without limiting the generality of the provisions of Section 9.04, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Effective Date specifying its objection thereto.

4.02 Conditions to all Credit Extensions. The obligation of each Lender to honor any Request for Credit Extension (other than a Committed Loan Notice requesting only a Conversion of Committed Loans to the other Type, or a continuation of LIBOR ~~Rate Loans, Euribor~~ Rate Loans and BA Equivalent Loans) and of each L/C Issuer to issue each Letter of Credit is subject to the following conditions precedent:

(a) The representations and warranties of each Loan Party contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects on and as of the date of such Credit Extension, except (i) to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, (ii) in the case of any representation and warranty qualified by materiality, they shall be true and correct in all respects and (iii) for purposes of this Section 4.02, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01.

(b) No Default or Event of Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds thereof.

(c) The Administrative Agent or the Canadian Agent, if applicable, and, if applicable, the L/C Issuer or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.

(d) After giving effect to the Credit Extension requested to be made on any such date and the use of proceeds thereof, Excess Availability shall be greater than zero.

Each Request for a Credit Extension (other than a Committed Loan Notice requesting only a conversion of a Committed Loan to another Type of Committed Loan or a continuation of LIBOR Rate Loans, BA Equivalent ~~Loans or Euribor Rate~~ Loans) submitted by the Parent or the Canadian Borrower, as applicable, shall be deemed to be a representation and warranty by the Domestic Borrowers or the Canadian ~~Borrower or the Foreign~~ Borrower, as applicable, that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension. The conditions set forth in this Section 4.02 are for the sole benefit of the Credit Parties but unless and until the Required Revolving Lenders otherwise direct the Administrative Agent and the Canadian Agent (in accordance with the terms of this Agreement) to cease making Committed Loans, the Revolving Lenders will fund their Applicable Percentage of all Revolving Loans that are requested by the Parent or the

Canadian Borrower, as applicable, of all L/C Advances required to be made hereunder and participate in all Swing Line Loans and Letters of Credit whenever made or issued in accordance with the provisions of this Agreement, and which, notwithstanding the failure of the Loan Parties to comply with the provisions of this Article IV, are agreed to by the Administrative Agent or the Canadian Agent, as applicable; provided that, the making of any such Revolving Loans or the issuance of any Letters of Credit in the event the provisions of this Article IV are not complied with shall not be deemed to be a modification or waiver by any Credit Party of the provisions of this Article IV on any future occasion or a waiver of any rights of the Credit Parties as a result of any such failure to comply.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

To induce the Credit Parties to enter into this Agreement and to make Loans and to issue Letters of Credit hereunder, each Loan Party represents and warrants to the Administrative Agent and the other Credit Parties that:

5.01 Existence, Qualification and Power. Each Loan Party (a) is a corporation, limited liability company, unlimited liability company, partnership or limited partnership, duly incorporated, organized or formed, validly existing and, where applicable, in good standing under the Laws of the jurisdiction of its incorporation, organization or formation, (b) has all requisite power and authority and all requisite governmental licenses, permits, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, and (c) is duly qualified and is licensed and, where applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(i) or (c), to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect. Schedule 5.01 annexed hereto sets forth, as of the Effective Date, each Loan Party’s name as it appears in official filings in its state or province of incorporation or organization, its state or province of incorporation or organization, organization type, organization number, if any, issued by its state of incorporation or organization (in the case of each Domestic Loan Party), and its federal employer identification number (if any).

5.02 Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is or is to be a party, has been duly authorized by all necessary corporate or other organizational action, and does not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach, termination, or contravention of, or constitute a default under, or require any payment to be made under (i) any material contract or any Material Indebtedness to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; (c) result in or require the creation of any Lien upon any asset of any Loan Party (other than Liens in favor of the Collateral Agent or the Canadian Agent, as applicable, under the Security Documents); or (d) violate any Law.

5.03 Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, except for (a) consents, authorizations, notices and filings described in Schedule 5.03, all of which have been obtained or made prior to the Effective Date, (b) filings to perfect the Liens created by the Security Documents, (c) filings pursuant to the Assignment of Claims Act of 1940, as amended (31 U.S.C. § 3727 et seq.), in respect of Accounts of the Parent and its Subsidiaries the Obligor in respect of which is the United States of America or any department, agency or instrumentality thereof, (d) filings pursuant to the Financial Administration Act (Canada) in respect of accounts of the Parent and its Subsidiaries the Obligor in respect of which is Her Majesty the Queen in the right of Canada or any department, agency or instrumentality thereof and (e) consents, authorizations, notices and filings which the failure to obtain or make would not reasonably be expected to have a Material Adverse Effect.

5.04 Binding Effect. This Agreement has been, and each other Loan Document, when delivered, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

5.05	Financial Statements; No Material Adverse Effect.

(a) The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of the Parent and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all Material Indebtedness and other liabilities, direct or contingent, of the Parent and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness.

(b) The unaudited Consolidated balance sheet of the Parent and its Subsidiaries dated December 31, ~~2019~~2020, and the related Consolidated statements of income or operations, Shareholders’ Equity and cash flows for the fiscal quarter ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present the financial condition of the Parent and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments.

(c) Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or would reasonably be expected to have a Material Adverse Effect with respect to the Collateral included in the Combined Borrowing Base, including, without limitation, which adversely affects in any material respect the value of such Collateral, the enforceability or priority of the applicable Agent’s Liens thereon or the amount which any Agent, the Lenders or L/C Issuer would be likely to receive (after giving consideration to delays in payment and costs of enforcement) in the liquidation of such Collateral.

(d) To the best knowledge of the Parent, no Internal Control Event exists or has occurred since the date of the Audited Financial Statements through the ~~First~~Third Amendment Effective Date, that has resulted in or would reasonably be expected to result in a misstatement in any material respect, in any financial information delivered or to be delivered to the Administrative Agent or the Lenders, of (i) covenant compliance calculations provided hereunder or (ii) the assets, liabilities, financial condition or results of operations of the Parent and its Subsidiaries on a Consolidated basis.

(e) To the best knowledge of the Parent, no Internal Control Event exists or has occurred since the date of the Audited Financial Statements that has resulted in or would reasonably be expected to result in a misstatement in any material respect, in any financial information or Borrowing Base Certificate delivered or to be delivered to the Administrative Agent or the Lenders with respect to any components of the Combined Borrowing Base.

(f) The Consolidated forecasted balance sheet and statements of income and cash flows of the Parent and its Subsidiaries delivered pursuant to Section 6.01(d) were prepared in good faith on the basis of the assumptions stated therein, which assumptions were fair in light of the conditions existing at the time of delivery of such forecasts, and represented, at the time of delivery, the Loan Parties’ best estimate of its future financial performance.

5.06 Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Loan Parties after due and diligent investigation, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against any Loan Party or any of its Subsidiaries or against any of its properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby, or (b) except as specifically disclosed in Schedule 5.06, either individually or in the aggregate, if determined adversely, would reasonably be expected to have a Material Adverse Effect.

5.07 No Default. No Loan Party is in default under or with respect to, or party to, any Material Indebtedness. No Default or Event of Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

5.08	Ownership of Property; Liens.

(a) Each of the Loan Parties has good record and marketable title in fee simple to or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each of the Loan Parties has good and marketable title to, valid leasehold interests in, or valid licenses to use all personal property and assets material to the ordinary conduct of its business.

(b) Schedule 5.08(b)(1) sets forth the address (including street address, state, province or territory and postal or zip code) of all Real Estate that is owned by the Loan Parties, together with a list of the holders of any mortgage or other Lien thereon as of the Effective Date. Each Loan Party has good, marketable and insurable fee simple title to the real property owned by such Loan Party or such Subsidiary, free and clear of all Liens, other than Permitted Encumbrances. Schedule 5.08(b)(2) sets forth the address (including street address, county, state, province and zip/postal code) of all Leases of the Loan Parties as of the Effective Date. As of the Effective Date each of such Leases is in full force and effect and the Loan Parties are not in default of the terms thereof.

(c) The property of each Loan Party is subject to no Liens other than Permitted Encumbrances.

(d) Schedule 7.01 sets forth a complete and accurate list of all Liens on the property or assets of each Loan Party, showing as of the Effective Date the lienholder thereof, the principal amount of the obligations secured thereby and the property or assets of such Loan Party or such Subsidiary subject thereto.

(e) Schedule 7.02 sets forth a complete and accurate list of all Investments held by any Loan Party on the Effective Date, showing as of the Effective Date the amount, obligor or issuer and maturity, if any, thereof.

(f) Schedule 7.03 sets forth a complete and accurate list of all Material Indebtedness of each Loan Party on the Effective Date, showing as of the Effective Date the amount, obligor or issuer and maturity thereof.

5.09	Environmental Compliance.

Except for events, conditions or circumstances that would not constitute a Material Adverse Effect:

(a) No Loan Party or any Subsidiary thereof (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

(b) Except as otherwise set forth in Schedule 5.09, none of the properties currently or formerly owned or operated by any Loan Party or any Subsidiary thereof is listed or proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state or local list or is adjacent to any such property; there are no and never have been any underground or above-ground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed on any property currently owned or operated by any Loan Party or, to the best of the knowledge of the Loan Parties, on any property formerly owned or operated by any Loan Party or any Subsidiary thereof; there is no asbestos or asbestos-containing material on any property currently owned or operated by any Loan Party; and Hazardous Materials have not been released, discharged or disposed of on any property currently or formerly owned or operated by any Loan Party or any Subsidiary thereof.

(c) Except as otherwise set forth on Schedule 5,09, no Loan Party is undertaking, and no Loan Party or any Subsidiary thereof has completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law; and all Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently or formerly owned or operated by any Loan Party have been disposed of in a manner not reasonably expected to result in material liability to any Loan Party.

(d) There is no judicial, administrative, or arbitral proceeding (including any notice of violation or alleged violation) under any Environmental Law to which the Parent or any of its Subsidiaries is, or to the knowledge of the Parent or any of its Subsidiaries is reasonably likely to be, named as a party that is pending or, to the knowledge of the Parent or any of its Subsidiaries, threatened.

(e) Neither the Parent nor any of its Subsidiaries has entered into or agreed to any consent decree, order, or settlement or other agreement, nor is subject to any judgment, decree, or order or other agreement, in any judicial, administrative, arbitral, or other forum, relating to compliance with or liability under any Environmental Law.

5.10 Insurance. Schedule 5.10 sets forth a complete and correct listing of all insurance that is (a) maintained by the Loan Parties and (b) material to the business and operations of the Parent and its Subsidiaries, taken as a whole, maintained by Subsidiaries other than Loan Parties, in each case as of the Effective Date, with the amounts insured (and any deductibles) set forth therein.

5.11 Taxes. The Loan Parties have filed all federal, state, provincial, territorial, municipal, local and other material tax returns and reports required to be filed, and have paid all federal, state, provincial, territorial, municipal, local and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings for which adequate reserves have been provided in accordance with GAAP, as to which Taxes no Lien has been filed and which contest effectively suspends the collection of the contested obligation and the enforcement of any Lien securing such obligation. There is no proposed tax assessment against any Loan Party or any Subsidiary that would, if made, have a Material Adverse Effect. No Loan Party or any Subsidiary thereof is a party to any tax sharing agreement.

5.12	Plans.

(a) (i) Each Plan in respect of employees of any Domestic Loan Party is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state Laws; (ii) each Domestic Pension Plan in respect of employees of any Domestic Loan Party that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the knowledge of the Parent, nothing has occurred which would prevent, or cause the loss of, such qualification; (iii) the Domestic Loan Parties and each ERISA Affiliate have made all required contributions to each Domestic Pension Plan, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Domestic Pension Plan in respect of employees of any Domestic Loan Party; and (iv) no Lien imposed under the Code or ERISA exists or is likely to arise on account of any Domestic Pension Plan in respect of employees of any Domestic Loan Party.

(b) There are no pending or, to the best knowledge of the Parent, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that would reasonably be expected to have a Material Adverse Effect.

(c) There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or would reasonably be expected to result in a Material Adverse Effect.

(d) Except as would not reasonably be expected to result in a Material Adverse Effect, (i) no ERISA Event has occurred or is reasonably expected to occur; (ii) no Domestic Pension Plan has any Unfunded Pension Liability; (iii) neither any Domestic Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Domestic Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither any Domestic Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither any Loan Party nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA.

(e) As of the ~~First~~Third Amendment Effective Date, no Canadian Loan Party sponsors, maintains or contributes to any Canadian Pension Plan.

(f) [Reserved.]

(g) With respect to any Plan under the laws of any foreign jurisdiction, none of the following events or conditions exists and is continuing that, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect: (a) substantial non-compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders; (b) failure to be maintained, where required, in good standing with applicable regulatory authorities; (c) any obligation of the Parent or its Subsidiaries in connection with the termination or partial termination of, or withdrawal from, any such foreign plan; (d) any Lien on the property of the Parent or its Subsidiaries in favor of a Governmental Authority as a result of any action or inaction regarding such a foreign plan; (e) for each such foreign plan which is a funded or insured plan, failure to be funded or insured on an ongoing basis to the extent required by applicable non-U.S. law (using actuarial methods and assumptions which are consistent with the valuations last filed with the applicable Governmental Authorities); (f) any facts that, to the best knowledge of the Parent or any of its Subsidiaries, exist that would reasonably be expected to give rise to a dispute and any pending or threatened disputes that, to the best knowledge of the Parent or any of its Subsidiaries, would reasonably be expected to result in a material liability to the Parent or any of its Subsidiaries concerning the assets of any such foreign plan (other than individual claims for the payment of benefits); and (g) failure to make all contributions in a timely manner to the extent required by applicable non-U.S. law.

5.13 Subsidiaries; Equity Interests. As of the Effective Date, the Loan Parties have no Subsidiaries other than those specifically disclosed in Part (a) of Schedule 5.13, which Schedule sets forth the legal name, jurisdiction of incorporation or formation and authorized Equity Interests of each such Subsidiary. All of the outstanding Equity Interests in such Subsidiaries have been validly issued, are fully paid and non-assessable and are owned by a Loan Party (or a Subsidiary of a Loan Party) in the amounts specified on Part (a) of Schedule 5.13 free and clear of all Liens except for those created under the Security Documents and other Permitted Encumbrances. Except as set forth in Schedule 5.13, as of the Effective Date, there are no outstanding rights to purchase any Equity Interests in any Subsidiary. As of the Effective Date, the Loan Parties have no equity investments in any other corporation or entity other than those specifically disclosed in Part (b) of Schedule 5.13. As of the Effective Date, all of the outstanding Equity Interests in the Loan Parties have been validly issued, and are fully paid and non-assessable and, other than with respect to the Parent, are owned in the amounts specified on Part (c) of Schedule 5.13 free and clear of all Liens except for those created under the Security Documents or under the Term Loan Documents (which Liens shall be subject to the Intercreditor Agreement). As of the Effective Date, the copies of the Organization Documents of each Loan Party and each amendment thereto provided pursuant to Section 4.01 are true and correct copies of each such document, each of which is valid and in full force and effect.

5.14	Margin Regulations; Investment Company Act.

(a) No Loan Party is engaged or will be engaged, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock. None of the proceeds of the Credit Extensions shall be used directly or indirectly for the purpose of purchasing or carrying any margin stock, for the purpose of reducing or retiring any Indebtedness that was originally incurred to purchase or carry any margin stock or for any other purpose that might cause any of the Credit Extensions to be considered a “purpose credit” within the meaning of Regulations T, U, or X issued by the FRB.

(b) None of the Loan Parties, any Person Controlling any Loan Party, or any Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

5.15 Disclosure. As of the ~~First~~Third Amendment Effective Date, each Loan Party has disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it is subject, and all other matters known to it, that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect. No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case, as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Loan Parties represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

5.16 Compliance with Laws. Each of the Loan Parties is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

5.17 Intellectual Property; Licenses, Etc. The Loan Parties own, or possess the right to use, all of the Intellectual Property, licenses, permits and other authorizations that are reasonably necessary for the operation of their respective businesses, without conflicting with the material rights of any other Person which would give rise to a Material Adverse Effect. To the best knowledge of the Parent, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by any Loan Party infringes upon any rights held by any other Person. Except as specifically disclosed in Schedule 5.17, no claim or litigation regarding any of the foregoing is pending or, to the best knowledge of the Parent, threatened, which, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

5.18 Labor Matters. As of the Effective Date, there are no strikes, lockouts, slowdowns or other material labor disputes against any Loan Party pending or, to the knowledge of any Loan Party, threatened. The hours worked by and payments made to employees of the Loan Parties comply with the Fair Labor Standards Act and any other applicable federal, state, provincial, territorial, municipal, local or foreign Law dealing with such matters except to the extent that any such violation would not reasonably be expected to have a Material Adverse Effect. No Loan Party has incurred any material liability or obligation under the Worker Adjustment and Retraining Act or similar federal, state, provincial, territorial, municipal, local or foreign Law. All material payments due from any Loan Party, or for which any material claim may be made against any Loan Party, on account of wages and employee health and welfare insurance and other benefits, have been paid or properly accrued in accordance with GAAP as a liability on the books of such Loan Party. Except as set forth on Schedule 5.18 no Loan Party is a party to or bound by any material collective bargaining agreement, management agreement, employment agreement, bonus, restricted stock, stock option, or stock appreciation plan or agreement or any similar plan, agreement or arrangement. There are no representation proceedings pending or, to any Loan Party’s knowledge, threatened to be filed with the National Labor Relations Board or other applicable Governmental Authority, and no labor organization or group of employees of any Loan Party has made a pending demand for recognition. There are no complaints, unfair labor practice charges, grievances, arbitrations, unfair employment practices charges or any other claims or complaints against any Loan Party pending or, to the knowledge of any Loan Party, threatened to be filed with any Governmental Authority or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment of any employee of any Loan Party that would reasonably be expected to have a Material Adverse Effect. The consummation of the transactions contemplated by the Loan Documents will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which any Loan Party is bound.

5.19 Security Documents. The Security Documents create in favor of the Administrative Agent (for the benefit of itself and the other Credit Parties) or the Canadian Agent (for the benefit of itself and the other Canadian Credit Parties), as applicable, a legal, valid, continuing and enforceable security interest in, and Lien on, the Collateral, and the Security Documents constitute, or will upon the filing of financing statements or other requisite registrations and recordations and/or the obtaining of “control”, in each case with respect to the relevant Collateral as required under the applicable UCC or similar legislation of any jurisdiction, including, without limitation, the PPSA and the Civil Code of Quebec, the creation of a perfected Lien on, and security interest in, all right, title and interest of the Loan Parties thereunder in such Collateral that may be perfected in the United States or Canada by filing, recording or registering a financing statement or analogous document or, to the extent required by the Loan Documents (it being understood that subsequent recordings in the United States Patent and Trademark Office, United States Copyright Office, Canadian Intellectual Property Office or a substitute or successor agency may be necessary to perfect a Lien on Intellectual Property acquired, register or applied for after the Effective Date). Notwithstanding anything to the contrary herein, the Loan Parties shall have no obligation to prefect Liens on any Collateral in any jurisdiction outside the United States of America or Canada.

5.20 Solvency. After giving effect to the transactions contemplated by this Agreement, and before and after giving effect to each Credit Extension, the Loan Parties, on a Consolidated basis, are Solvent. No transfer of property has been or will be made by any Loan Party and no obligation has been or will be incurred by any Loan Party in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of any Loan Party.

5.21	Deposit Accounts; Credit Card Arrangements.

(a) Annexed hereto as Schedule 5.21(a) is a list of all DDAs maintained by the Loan Parties as of the Effective Date, which Schedule includes, with respect to each DDA (i) the name and address of the depository; (ii) the account number(s) maintained with such depository; (iii) a contact person at such depository, and (iv) the identification of each Blocked Account Bank.

(b) Annexed hereto as Schedule 5.21(b) is a list describing all arrangements as of the Effective Date to which any Loan Party is a party with respect to the processing and/or payment to such Loan Party of the proceeds of any credit card charges and debit card charges for sales made by such Loan Party.

5.22 Brokers. No broker or finder brought about the obtaining, making or closing of the Loans or transactions contemplated by the Loan Documents, and no Loan Party or Affiliate thereof has any obligation to any Person in respect of any finder’s or brokerage fees in connection therewith.

5.23 Customer and Trade Relations. As of the Effective Date, and except as described in Schedule 5.06 hereof, there exists no actual or, to the knowledge of any Loan Party, threatened, termination or cancellation of, or any material adverse modification or change in the business relationship of any Loan Party with any supplier material to its operations except for those that would not constitute a Material Adverse Effect.

5.24 Casualty. As of the ~~First~~Third Amendment Effective Date, neither the businesses nor the properties of any Loan Party or any of its Subsidiaries are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) that, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

5.25	Sanctions Concerns and Anti-Corruption Laws.

(a) No Loan Party, nor any Subsidiary, nor, to the knowledge of the Loan Parties, any director, officer, employee, agent, affiliate or representative thereof, is an individual or entity that is, or is owned or controlled by any individual or entity that is (i) currently the subject or target of any Sanctions, (ii) included on OFAC’s List of Specially Designated Nationals, HMT’s Consolidated List of Financial Sanctions Targets and the Investment Ban List, or any similar list enforced by the government of Canada or any other relevant sanctions authority of a relevant jurisdiction or (iii) located, organized or resident in a Designated Jurisdiction.

(b) The Loan Parties and their Subsidiaries have conducted their business in compliance with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, the Corruption of Foreign Public Officials Act (Canada) and other similar anti-corruption legislation in other jurisdictions, and have instituted and maintained policies and procedures designed to promote and achieve compliance with such laws and applicable Sanctions, and to the knowledge of each Borrower, the Loan Parties and their Subsidiaries are in compliance with such anti-corruption laws and applicable Sanctions in all material respects.

5.26 ~~EEA~~Affected Financial Institution. None of the Loan Parties is an ~~EEA~~Affected Financial Institution.

ARTICLE VI

AFFIRMATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied (other than contingent indemnification claims for which a claim has not been asserted), or any Letter of Credit shall remain outstanding, the Loan Parties shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02, and 6.03) cause each Subsidiary to:

6.01 Financial Statements. Deliver to the Administrative Agent, in form and detail satisfactory to the Administrative Agent:

(a) within ~~five (5) Business Days of the ninetieth~~ninety (90~~th~~) ~~day~~days following the end of each Fiscal Year of the Parent, a Consolidated balance sheet of the Parent and its Subsidiaries as at the end of such Fiscal Year, and the related Consolidated statements of income or operations, Shareholders’ Equity and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by (i) a report and unqualified opinion of a Registered Public Accounting Firm of nationally recognized standing reasonably acceptable to the Administrative Agent, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit (it being agreed that the furnishing or filing of Holdings’ annual report on Form 10-K for such year as filed with the SEC, shall satisfy this subsection 6.01(a) with respect to such year except with respect to the requirement that such financial statements be reported on without a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit);

(b) if the Borrowers maintain Excess Availability greater than twenty-five percent (25%) of the Loan Cap ~~(as calculated without giving effect to the FILO Push Down Reserve)~~ for each of the prior three Fiscal Months, within ~~five (5) Business Days of the~~ forty-~~fifth~~five (45~~th~~) ~~day~~days following the end of each of the Fiscal Quarters of each Fiscal Year of the Parent, a Consolidated balance sheet of the Parent and its Subsidiaries as at the end of such Fiscal Quarter, and the related Consolidated statements of income or operations, Shareholders’ Equity and cash flows for such Fiscal Quarter and for the portion of the Parent’s Fiscal Year then ended, setting forth in each case in comparative form the figures for (A) the corresponding Fiscal Quarter of the previous Fiscal Year and (B) the corresponding portion of the previous Fiscal Year, all in reasonable detail, certified by a Responsible Officer of the Parent as fairly presenting the financial condition, results of operations, Shareholders’ Equity and cash flows of the Parent and its Subsidiaries as of the end of such Fiscal Quarter in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes (it being agreed that the furnishing of filing or the Holdings’ quarterly reports on Form 10-Q, as filed with the SEC, shall satisfy this subsection 6.01(b));

(c) if the Borrowers fail to maintain Excess Availability greater than twenty-five percent (25%) of the Loan Cap ~~(as calculated without giving effect to the FILO Push Down Reserve)~~ for the prior Fiscal Month, within ~~five~~thirty (~~5~~30 ) days ~~of the thirtieth (30th) day~~ following the end of each of the Fiscal Months of each Fiscal Year of Holdings, a Consolidated balance sheet of Holdings as at the end of such Fiscal Month, and the related Consolidated statements of income or operations, and cash flows, and for the portion of Holdings’ Fiscal Year then ended, setting forth in each case in comparative form the figures for (A) the corresponding Fiscal Month of the previous Fiscal Year and (B) the corresponding portion of the previous fiscal year, all in reasonable detail, certified by a Responsible Officer of Holdings as fairly presenting the financial condition and results of operations and cash flows of Holdings as of the end of such Fiscal Month in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes;

(d) within ~~five (5) Business Days of the ninetieth~~ninety (90~~th~~) ~~day~~days following the end of each Fiscal Year of the Parent, forecasts prepared by management of the Parent, in form consistent with past practice, of Canadian Availability, Domestic Availability, and Excess Availability and the Consolidated balance sheets and statements of income or operations and cash flows of the Parent and its Subsidiaries on a quarterly basis for the immediately following Fiscal Year (including the fiscal year in which the Maturity Date occurs).

6.02 Certificates; Other Information. Deliver to the Administrative Agent, in form and detail satisfactory to the Administrative Agent:

(a) concurrently with the delivery of the financial statements referred to in Section 6.01(a), a certificate of its Registered Public Accounting Firm certifying such financial statements and stating that in making the examination necessary for their certification of such financial statements, such Registered Public Accounting Firm has not obtained any knowledge of the existence of any Default under Section 7.13 (but only if, during the Fiscal Year, Section 7.13 was applicable) the financial covenants set forth herein or, if any such Default shall exist, stating the nature and status of such event (which certificate may be limited to the extent required by accounting rules or guidelines);

(b) concurrently with the delivery of the financial statements referred to in clauses (a), (b) and (c) of Section 6.01, a duly completed Compliance Certificate signed by a Responsible Officer of Holdings, and in the event of any change in generally accepted accounting principles used in the preparation of such financial statements, Holdings shall also provide a statement of reconciliation conforming such financial statements to GAAP, and in the case of quarterly reporting only, a copy of management’s discussion and analysis with respect to such financial statements if not included in Holdings’ Form 10-Q;

(c) (i) ~~so long as no portion of the FILO Loan is outstanding,~~ within ten (10) Business Days after end of each Fiscal Quarter (or, if such day is not a Business Day, on the next succeeding Business Day), a certificate in the form of Exhibit E (a “Borrowing Base Certificate”) showing the Domestic Borrowing Base, Canadian ~~Borrowing Base, Arcadia Borrowing Base, the FILO~~ Borrowing Base and Combined Borrowing Base as of the close of business as of the last day of the immediately preceding Fiscal Quarter, each Borrowing Base Certificate to be certified as complete and correct by a Responsible Officer of the Parent or Holdings; provided that ~~(x) at all times that any portion of the FILO Loan is outstanding, and (y) upon the repayment in full of the FILO Loan,~~ at any time that the Borrowers have failed to maintain Excess Availability of at least sixty percent (60%) of the Loan Cap ~~(as calculated without giving effect to the FILO Push Down Reserve)~~, such Borrowing Base Certificate shall be delivered within ten (10) Business Days after end of each Fiscal Month (or, if such day is not a Business Day, on the next succeeding Business Day); and provided, further, that at any time that an Accelerated Borrowing Base Delivery Event has occurred and is continuing, such Borrowing Base Certificate shall be delivered on Wednesday of each week (or, if Wednesday is not a Business Day, on the next succeeding Business Day), as of the close of business on the immediately preceding Saturday, and (ii) within one (1) Business Day after the consummation of the Disposition outside of the ordinary course of business of any Collateral included in the Domestic Borrowing Base~~,~~ or the Canadian ~~Borrowing Base or the FILO~~ Borrowing Base, in each case either with a cost value as included in the Combined Borrowing Base of equal to or greater than $25,000,000, or in connection with the Disposition of Stores consisting of more than five percent (5%) of the number of the Borrowers’ Stores as of the beginning of such Fiscal Year, a Borrowing Base Certificate showing the Domestic Borrowing Base, Canadian ~~Borrowing Base, the FILO~~ Borrowing Base and Combined Borrowing Base after giving effect to the consummation of such Disposition. In connection with each Borrowing Base Certificate, if the Accounts Receivable Reporting Requirement is not in effect, the Borrowers’ reporting of Accounts shall be summary in nature and shall be from the Parent’s or Holdings’ then current financial statements with classification by only entity or business segment; if the Accounts Receivable Reporting Requirement is in effect (or the Borrowers elect to provide detailed Accounts reporting pursuant to the definition thereof) the Borrowers’ reporting of Accounts shall set forth in reasonable detail the aging and dilution thereof and incorporate appraisal and audit work with respect thereto;

(d) promptly upon receipt, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of any Loan Party by its Registered Public Accounting Firm in connection with the accounts or books of the Loan Parties or any Subsidiary, or any audit of any of them, including, without limitation, specifying any Internal Control Event, to the extent that any of the foregoing relates to any weaknesses in the reporting of any components of the Collateral included in the Combined Borrowing Base or would reasonably be expected to have a Material Adverse Effect;

(e) promptly after the same are available, copies of each annual report, proxy or financial statement or other material report or communication sent to the stockholders of Holdings, and copies of all annual, regular, periodic and special reports and registration statements which Holdings may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934 or with any national or foreign securities exchange or applicable Governmental Authority, and in any case not otherwise required to be delivered to the Administrative Agent pursuant hereto;

(f) The financial and collateral reports described on Schedule 6.02 hereto, at the times set forth in such Schedule;

(g) promptly after the furnishing thereof, copies of any statement or report furnished to (i) the Term Agent or any “Lender” under the Term Loan Agreement pursuant to the terms of the Term Loan Documents or (ii) any holder of debt securities of Holdings pursuant to the terms of the Notes Indenture or other public note issuance;

(h) as soon as available, but in any event within thirty (30) days after the end of each Fiscal Year of the Loan Parties, if requested by the Administrative Agent, a report summarizing the insurance coverage (specifying type, amount and carrier) in effect for each Loan Party and its Subsidiaries and containing such additional information as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably specify;

(i) promptly after the Administrative Agent’s request therefor, copies of all documents evidencing Material Indebtedness;

(j) promptly, and in any event within ten (10) days after receipt thereof by any Loan Party or any Subsidiary thereof, copies of each notice or other correspondence received from any Governmental Authority (including, without limitation, the SEC (or comparable agency in any applicable non-U.S. jurisdiction)) concerning any proceeding with, or investigation or possible investigation or other inquiry by such Governmental Authority regarding financial or other operational results of any Loan Party or any Subsidiary thereof or any other matter which, if adversely determined, would reasonably expected to have a Material Adverse Effect (unless the disclosure thereof would violate any attorney-client privilege or its disclosure would violate applicable Law); and

(k) promptly, such additional information regarding the business affairs, financial condition or operations of any Loan Party or any Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent (or any Lender through the Administrative Agent) may from time to time reasonably request, that would not violate the attorney-client privilege.

Documents required to be delivered pursuant to paragraphs (a) and (b) of Section 6.01 or pursuant to Section 6.02(e) (to the extent any such documents and the information required to be provided therewith as set forth above are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which Holdings posts such documents, or provides a link thereto on Holdings’ website on the Internet at the website address listed on Schedule 10.02 or filed with the SEC; or (ii) on which such documents are posted on Holdings’ behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) Holdings shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests Holdings to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) Holdings shall notify the Administrative Agent and each Lender (by telecopier or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. The Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Loan Parties with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

The Loan Parties hereby acknowledge that (a) the Administrative Agent and/or the Arranger will make available to the Lenders and the L/C Issuer materials and/or information provided by or on behalf of the Loan Parties hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on Debt Domain, Syndtrak, IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Loan Parties or their securities) (each, a “Public Lender”). The Loan Parties hereby agree that so long as any Loan Party is the issuer of any outstanding debt or equity securities that are registered or issued pursuant to a private offering or is actively contemplating issuing any such securities they will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Loan Parties shall be deemed to have authorized the Administrative Agent, the Arranger, the L/C Issuer and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Loan Parties or their securities for purposes of all applicable securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor”; and (z) the Administrative Agent and the Arranger shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor.”

6.03 Notices. Promptly notify the Administrative Agent after a Responsible Officer of the Parent knows or reasonably should know thereof:

(a) of the occurrence of any Default or Event of Default;

(b) of any matter that has resulted or, if adversely determined (and such adverse determination is reasonably likely) would result in, a Material Adverse Effect, including (i) breach or non-performance in a material respect of, or any default with respect to, Material Indebtedness of any Loan Party; (ii) any dispute, litigation, investigation, proceeding or suspension between any Loan Party or any Subsidiary thereof and any Governmental Authority; or (iii) the commencement of any litigation or proceeding affecting any Loan Party, including pursuant to any applicable Environmental Laws;

(c) of (i) the occurrence of any ERISA Event, (ii) the complete or partial withdrawal by a Canadian Loan Party from participation in a “multi-employer pension plan” as defined under the Pension Benefits Act (Ontario) or any similar type of plan subject to pension benefits standards legislation of another jurisdiction in Canada, or the termination in whole or in part of a Canadian Pension Plan, where such withdrawal or termination is reasonably expected to result in a material liability of the Canadian Loan Party; (iii) the creation of any Lien on the property of the Parent or its Subsidiaries in favor of the PBGC or a Plan (other than a Lien in respect of employee contributions withheld from pay but not yet remitted to a Canadian Pension Plan); provided, however, that no such notice will be required under clauses (i), (ii) or (iii) above unless the event giving rise to such notice, when aggregated with all other such events under clause (i), (ii) or (iii) above, would be reasonably expected to result in a Material Adverse Effect; or (iv) the first occurrence of an underfunding under a Single Employer Plan or Foreign Plan that exceeds 10% of the value of the assets of such Single Employer Plan or Foreign Plan, in each case, determined as of the most recent annual valuation date of such Single Employer Plan or Foreign Plan on the basis of the actuarial assumptions used to determine the funding requirements of such Single Employer Plan or Foreign Plan as of such date;

(d) (i) of any release or discharge by the Parent or any of its Subsidiaries of any Hazardous Materials required to be reported under applicable Environmental Laws to any Governmental Authority, unless the Parent reasonably determines that the total environmental costs arising out of such release or discharge would not reasonably be expected to have a Material Adverse Effect; (ii) any condition, circumstance, occurrence or event not previously disclosed in writing to the Administrative Agent that would reasonably be expected to result in liability or expense under applicable Environmental Laws, unless the Parent reasonably determines that the total environmental costs arising out of such condition, circumstance, occurrence or event would not reasonably be expected to have a Material Adverse Effect, or would not reasonably be expected to result in the imposition of any Lien or other material restriction on the title, ownership or transferability of any properties owned, leased or operated by the Parent or any of its Subsidiaries that would reasonably be expected to result in a Material Adverse Effect; and (iii) any proposed action to be taken by the Parent or any of its Subsidiaries that would reasonably be expected to subject the Parent or any of its Subsidiaries to any material additional or different requirements or liabilities under Environmental Laws, unless the Parent reasonably determines that the total environmental costs arising out of such proposed action would not reasonably be expected to have a Material Adverse Effect;

(e) the occurrence of any default or event of default under the Notes Indenture;

(f) of any material change in accounting policies (but only to the extent that such change have any effect on the reporting or calculation of Collateral included in the Combined Borrowing Base) or financial reporting practices by any Loan Party or any Subsidiary thereof;

(g) of any change in Holdings’ senior executive officers;

(h) of the discharge by Holdings’ of its present Registered Public Accounting Firm or any withdrawal or resignation by such Registered Public Accounting Firm;

(i) of any collective bargaining agreement or other labor contract to which a Loan Party becomes a party, or the application for the certification of a collective bargaining agent;

(j) of the filing of any Lien for unpaid Taxes against any Loan Party in excess of $10,000,000;

(k) of any loss, damage, destruction, or casualty to any portion of the Collateral in the amount of $10,000,000 or more, whether or not covered by insurance; or the commencement of any action or proceeding for the taking of any interest in any portion of the Collateral in the amount of $10,000,000 or more under power of eminent domain or by condemnation or similar proceeding or if any material portion of the Collateral is damaged or destroyed; and

(l) any and all default notices received under or with respect to any lease of any distribution center where Collateral with a cost value in excess of $10,000,000, either individually or in the aggregate, is located or of any failure by any Loan Party to pay rent at any of such Loan Party’s locations if such failure continues for more than ten (10) days following the day on which such rent first came due and such failure would be reasonably likely to result in a Material Adverse Effect.

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of the Parent setting forth details of the occurrence referred to therein and stating what action the Parent has taken and proposes to take with respect thereto.

6.04 Payment of Obligations. Except to the extent that the failure to make any of the following payments would not reasonably be expected to result in a Material Adverse Effect, pay and discharge as the same shall become due and payable, all its obligations and liabilities, including (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, (b) all lawful claims (including, without limitation, claims of landlords, warehousemen, customs brokers, and carriers) which, if unpaid, would by Law become a Lien upon its property; and (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness, except, in each case, where (i) the validity or amount thereof is being contested in good faith by appropriate proceedings, (ii) such Loan Party has set aside on its books adequate reserves with respect thereto in accordance with GAAP, (iii) such contest effectively suspends collection of the contested obligation and enforcement of any Lien securing such obligation, and (iv) no Lien has been filed with respect thereto. Nothing contained herein shall be deemed to limit the rights of the Agents with respect to determining Reserves pursuant to this Agreement.

6.05 Preservation of Existence, Etc. (a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization or formation except in a transaction permitted by Section 7.04 or 7.05; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its Intellectual Property, except to the extent such Intellectual Property is no longer used or useful in the conduct of the business of the Loan Parties.

6.06 Maintenance of Properties. (a) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted; and (b) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

6.07 Maintenance of Insurance.

(a) Maintain with financially sound and reputable insurance companies insurance on, or self insurance, all properties material to the business of the Parent and its Subsidiaries, taken as a whole, in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are consistent with past practices of the Parent and its Subsidiaries and otherwise are usually insured against in the same general area by companies engaged in the same or a similar business.

(b) Furnish to the Administrative Agent, upon written request, information in reasonable detail as to the insurance carried.

(c) Ensure that at all times the Collateral Agent or the Canadian Agent, as applicable, shall be named as additional insureds with respect to liability policies and the Collateral Agent or the Canadian Agent, as applicable, shall be named as loss payee with respect to the property insurance maintained by the Loan Parties; provided that notwithstanding anything to the contrary herein contained, but subject to the provisions of Section 2.05(f) hereof, unless a Trigger Event shall have occurred and be continuing, the Agents shall turn over to the Parent any amounts received by it as loss payee under any property insurance covering any Collateral maintained by the Parent and its Subsidiaries, and, unless a Trigger Event shall have occurred and be continuing, the Agents agree that the Parent and/or the applicable Subsidiary shall have the sole right to adjust or settle any claims under such insurance.

6.08 Compliance with Laws. Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which the failure to comply therewith would not have a Material Adverse Effect.

6.09 Books and Records; Accountants

(a) Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP in all material respects consistently applied shall be made of all financial transactions and matters involving the assets and business of the Loan Parties or such Subsidiary, as the case may be; and (ii) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over the Loan Parties or such Subsidiary, as the case may be.

(b) At all times retain a Registered Public Accounting Firm of national standing and shall instruct such Registered Public Accounting Firm, if a Trigger Event has occurred and is continuing, to cooperate with, and be available to, the Administrative Agent or its representatives to discuss the Loan Parties’ financial performance, financial condition, operating results, controls, and such other matters, within the scope of the retention of such Registered Public Accounting Firm, as may be raised by the Administrative Agent.

6.10 Inspection Rights

(a) Permit representatives and independent contractors of the Administrative Agent to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and Registered Public Accounting Firm, all at the expense of the Administrative Agent and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Parent, without unreasonable interference with the Loan Parties’ business operation; provided, however, that when an Event of Default exists the Administrative Agent (or any of its representatives or independent contractors) may do any of the foregoing at the expense of the Loan Parties at any time during normal business hours and without advance notice.

(b) Upon the request of the Administrative Agent after reasonable prior notice, permit the Administrative Agent or professionals (including investment bankers, consultants, accountants, lawyers and appraisers) retained by the Administrative Agent, independently of or in connection with the visits and inspections provided for in clause (a) above, to conduct appraisals, commercial finance examinations and other evaluations, including, without limitation, of (i) the Parent’s practices in the computation of the Domestic ~~Borrowing Base, the Arcadia Borrowing Base and the FILO~~ Borrowing Base and the Canadian Borrower’s practices in the computation of the Canadian Borrowing Base and (ii) the assets included in the Domestic Borrowing Base, the Canadian ~~Borrowing Base, the Arcadia Borrowing Base and the FILO~~ Borrowing Base and related financial information such as, but not limited to, sales, gross margins, payables, accruals and reserves. Except as provided in the next sentence, all such costs of such professionals shall be at the expense of the Administrative Agent. The Loan Parties acknowledge that the Administrative Agent and the Canadian Agent shall each undertake one (1) commercial finance examination in each twelve (12) month period at the Loan Parties’ expense; provided that if Excess

Availability is less than 20% of the Loan Cap ~~(as calculated without giving effect to the FILO Push Down Reserve)~~at any time during such twelve (12) month period, the Administrative Agent or the Canadian Agent, as applicable, may, in its discretion, each undertake up to two (2) commercial finance examinations in each such twelve (12) month period at the Loan Parties’ expense, such expense to be reasonable and the Parent shall have the opportunity to review the invoices thereof. Notwithstanding the foregoing, the Administrative Agent may cause additional commercial finance examinations to be undertaken (x) as it in its discretion deems necessary or appropriate, at its own expense, without unreasonable interference with the Loan Parties’ business operation, or (y) if required by Law or if a Default or Event of Default shall have occurred and be continuing, at the expense of the Loan Parties.

(c) Upon the request of the Administrative Agent after reasonable prior notice, permit the Administrative Agent or professionals (including appraisers) retained by the Administrative Agent, independently of or in connection with the visits and inspections provided for in clause (a) above, to conduct appraisals of the Collateral, including, without limitation, the assets included in the Domestic Borrowing Base, ~~the FILO Borrowing Base~~ and the Canadian Borrowing Base. Except as provided in the next sentence, all such costs of such professionals shall be at the expense of the Administrative Agent. The Loan Parties acknowledge that the Administrative Agent and the Canadian Agent shall each undertake one (1) inventory appraisal in each twelve (12) month period at the Loan Parties’ expense; provided that if Excess Availability is less than 20% of the Loan Cap ~~(as calculated without giving effect to the FILO Push Down Reserve)~~ at any time, the Administrative Agent or the Canadian Agent, as applicable, may, in its discretion, each undertake up to two (2) inventory appraisals in each such twelve (12) month period at the Loan Parties’ expense, such expense to be reasonable and the Parent shall have the opportunity to review the invoices thereof. Notwithstanding the foregoing, the Administrative Agent may cause additional appraisals to be undertaken (x) as it in its discretion deems necessary or appropriate, at its own expense, without unreasonable interference with the Loan Parties’ business operation, or (y) if required by Law or if a Default or Event of Default shall have occurred and be continuing, at the expense of the Loan Parties.

(d) In addition to the provisions of clause (c) above, after the consummation of the Disposition outside of the ordinary course of business of any Collateral included in the Domestic ~~Borrowing Base, the FILO~~ Borrowing Base or the Canadian Borrowing Base, in each case either with a cost value as included in the Combined Borrowing Base of equal to or greater than $25,000,000, or in connection with the Disposition of Stores consisting of more than five percent (5%) of the number of the Borrowers’ Stores as of the beginning of such Fiscal Year, the Administrative Agent shall have the right to conduct an updated appraisal of the Inventory, at the Loan Parties’ expense.

6.11 Additional Loan Parties

(a) If any Domestic Loan Party shall form or acquire a Subsidiary the Parent will notify the Administrative Agent thereof and (i) if such Subsidiary is a Material Subsidiary but not a Foreign Subsidiary, the Parent will cause such Subsidiary to become a Loan Party hereunder and under each applicable Security Document within sixty (60) days after such Subsidiary is formed or acquired and promptly take such actions to create and perfect Liens on the assets of such Subsidiary of the same type comprising Collateral to secure the Obligations, and (ii) if such Subsidiary is not a Material Subsidiary, at the request of the Administrative Agent the Parent will cause such Subsidiary to become a Loan Party hereunder and under each applicable Security Document within sixty (60) days after such Subsidiary is formed or acquired and promptly take such actions to create and perfect Liens on the assets of such Subsidiary of the same type comprising Collateral to secure the Obligations.

(b) If the Canadian Borrower shall form or acquire a Subsidiary the Parent will notify the Administrative Agent thereof and (i) if such Subsidiary is a Material Subsidiary organized under the laws of Canada or any province or territory thereof, the Canadian Borrower will cause such Subsidiary to become a Canadian Loan Party hereunder and under each applicable Canadian Security Document within sixty (60) days after such Subsidiary is formed or acquired and promptly take such actions to create and perfect Liens on the assets of such Subsidiary of the same type comprising Collateral to secure the Canadian ~~Liabilities and the Foreign~~ Liabilities, and (ii) if such Subsidiary is not a Material Subsidiary, at the request of the Administrative Agent the Canadian Borrower will cause such Subsidiary to become a Canadian Loan Party hereunder and under each applicable Canadian Security Document within sixty (60) days after such Subsidiary is formed or acquired and promptly take such actions to create and perfect Liens on the assets of such Subsidiary of the same type comprising Collateral to secure the Canadian ~~Liabilities and the Foreign~~ Liabilities.

(c) In connection with a Disposition permitted hereby, including a Disposition of the Equity Interests of a Subsidiary, the Administrative Agent shall, at the expense of the Borrowers, release its Lien upon the assets and/or Equity Interests subject to such Disposition and/or release the Guaranty of such Person subject to such Disposition of Equity Interests, all pursuant to such release documents as the Borrowers shall reasonably request.

6.12 Cash Management.

(a) On or prior to the ~~First~~Third Amendment Effective Date, the Loan Parties shall:

(i) deliver to the Administrative Agent copies of notifications (each, a “Credit Card Notification”) substantially in the form attached hereto as Exhibit G which have been executed on behalf of such Loan Party and delivered to such Loan Party’s credit card clearinghouses and processors listed on Schedule 5.21(b); and

(ii) deliver to the Administrative Agent a Blocked Account Agreement satisfactory in form and substance to the Agents with each Blocked Account Bank executed and delivered by the applicable Loan Party and such Blocked Account Bank (collectively, the “Blocked Accounts”).

(b) ACH or wire transfer no less frequently than daily (and whether or not there are then any outstanding Obligations) to a Blocked Account all amounts on deposit in each DDA and all payments due from credit card processors.

(c) Each Blocked Account Agreement shall require, after the occurrence and during the continuance of a Trigger Event and notice from the Administrative Agent or the Required Lenders, the ACH or wire transfer no less frequently than daily (and whether or not there are then any outstanding Obligations) to the concentration account maintained by the Administrative Agent at Bank of America (the “Domestic Concentration Account”) (in the case of any Domestic Loan Party) or maintained by the Canadian Agent at Bank of America-Canada Branch (the “Canadian Concentration Account”) (in the case of any Canadian Loan Party) of all cash receipts and collections, including, without limitation, the following:

(i) all available cash receipts from the sale of Inventory (including without limitation, proceeds of credit card charges) and other assets (whether or not constituting Collateral);

(ii) all proceeds of collections of Accounts;

(iii) all Net Proceeds, and all other cash payments received by a Loan Party from any Person or from any source or on account of any sale or other transaction or event, including, without limitation, any Prepayment Event;

(iv) the then contents of each DDA (net of any minimum balance, not to exceed in the aggregate for all DDAs the amount equal to the Target Amount); and

(v) the then entire ledger balance of each Blocked Account (net of any minimum balance, not to exceed $2,500, as may be required to be kept in the subject Blocked Account by the Blocked Account Bank).

The Loan Parties shall undertake all action which may be necessary to effectuate the foregoing ACH and wire transfers as and when required hereunder.

(d) The Domestic Concentration Account shall at all times be under the sole dominion and control of the Collateral Agent, and the Canadian Concentration Account shall at all times be under the sole dominion and control of the Canadian Agent. The Loan Parties hereby acknowledge and agree that (i) the Loan Parties have no right of withdrawal from the Concentration Accounts, (ii) the funds on deposit in each Domestic Concentration Account shall at all times be collateral security for the Obligations, (iii) the funds on deposit in each Canadian Concentration Account shall at all times be collateral security for all of the Canadian ~~Liabilities and Foreign~~ Liabilities and (iv) the funds on deposit in the Concentration Accounts shall be applied as provided in this Agreement. In the event that, notwithstanding the provisions of this Section 6.12, any Loan Party receives or otherwise has dominion and control of any such proceeds or collections while a Trigger Event exists, such proceeds and collections shall be held in trust by such Loan Party for the Agents, shall not be commingled with any of such Loan Party’s other funds or deposited in any account of such Loan Party and shall, not later than the Business Day after receipt thereof, be deposited into the Domestic Concentration Account or the Canadian Concentration Account, as applicable, or dealt with in such other fashion as such Loan Party may be instructed by the Agents. Notwithstanding the foregoing, to the extent that no Obligations are outstanding any amounts deposited in the Domestic Concentration Account and the Canadian Concentration Account shall be disbursed by the Administrative Agent or Canadian Agent, as applicable to such depository accounts as may be designated by the applicable Borrower.

(e) Upon the request of the Administrative Agent, the Loan Parties shall cause bank statements and/or other reports to be delivered to the Agents not less often than monthly, accurately setting forth all amounts deposited in each Blocked Account to ensure the proper transfer of funds as set forth above.

6.13 Information Regarding the Collateral.

(a) Furnish to the Administrative Agent at least thirty (30) days prior written notice of any change in: (i) any Loan Party’s legal name; (ii) the location of any Loan Party’s chief executive office, registered office, its principal place of business, any office in which it maintains books or records relating to Collateral owned by it or any office or facility at which Collateral owned by it is located (including the establishment of any such new office or facility); (iii) any Loan Party’s organizational structure or jurisdiction of incorporation or formation; or (iv) any Loan Party’s Federal Taxpayer Identification Number or organizational identification number assigned to it by its jurisdiction of organization. The Loan Parties shall not effect or permit any change referred to in the preceding sentence unless the Loan Parties have timely furnished to the Administrative Agent all information, and executed all such documents and agreements, if any, requested by the Administrative Agent or the Collateral Agent to be executed prior to the expiration of such thirty (30) day period in order for the Collateral Agent or the Canadian Agent, as applicable, to continue at all times following such change to have a valid, legal and perfected first priority (subject to the Intercreditor Agreement) security interest, and Lien on, in all the Collateral for its own benefit and the benefit of the other applicable Credit Parties.

(b) Should any of the information on any of the Schedules hereto become inaccurate or misleading in any material respect as a result of changes after the Effective Date, advise the Administrative Agent in writing of such revisions or updates as may be necessary or appropriate to update or correct the same. From time to time as may be reasonably requested by the Administrative Agent, the Parent shall supplement each Schedule hereto, or any representation herein or in any other Loan Document, with respect to any matter arising after the Effective Date that, if existing or occurring on the Effective Date, would have been required to be set forth or described in such Schedule or as an exception to such representation or that is necessary to correct any information in such Schedule or representation which has been rendered inaccurate thereby (and, in the case of any supplements to any Schedule, such Schedule shall be appropriately marked to show the changes made therein). Notwithstanding the foregoing, no supplement or revision to any Schedule or representation shall be deemed the Credit Parties’ consent to the matters reflected in such updated Schedules or revised representations nor permit the Loan Parties to undertake any actions otherwise prohibited hereunder or fail to undertake any action required hereunder from the restrictions and requirements in existence prior to the delivery of such updated Schedules or such revision of a representation; nor shall any such supplement or revision to any Schedule or representation be deemed the Credit Parties’ waiver of any Default resulting from the matters disclosed therein.

6.14 Physical Inventories.

(a) Cause not less than one (1) physical inventory to be undertaken, at the expense of the Loan Parties, in each twelve (12) month period or periodic cycle counts, in each case consistent with past practices, conducted by such inventory takers as are satisfactory to the Agents and following such methodology as is consistent with the methodology used in the immediately preceding inventory or as otherwise may be satisfactory to the Agents. The Agents, at the expense of the Loan Parties, may participate in and/or observe each scheduled physical count of Inventory which is undertaken on behalf of any Loan Party. The Parent or the Canadian Borrower, as applicable, upon the request of the Administrative Agent (which request may be made no more frequently than quarterly or if such information has been obtained in such quarter through the conduct of a commercial finance examination) shall provide the Agents with the results of such inventory (as well as of any other physical inventory undertaken by a Loan Party).

(b) Permit any Agent, in its discretion, if any Default or Event of Default exists, to cause additional such inventories to be taken as any such Agent determines (each, at the expense of the Loan Parties).

6.15 Environmental Laws.

(a) Conduct its operations and keep and maintain its Real Estate in material compliance with all Environmental Laws; (b) obtain and renew all environmental permits necessary for its operations and properties except where such failure will not cause a Material Adverse Effect; and (c) implement any and all investigation, remediation, removal and response actions that are appropriate or necessary to maintain the value and marketability of the Real Estate or to otherwise comply with Environmental Laws pertaining to the presence, generation, treatment, storage, use, disposal, transportation or release of any Hazardous Materials on, at, in, under, above, to, from or about any of its Real Estate except where such failure will not cause a Material Adverse Effect, provided, however, that neither a Loan Party nor any of its Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and adequate reserves have been set aside and are being maintained by the Loan Parties with respect to such circumstances in accordance with GAAP.

6.16 Further Assurances.

(a) Execute any and all further documents, financing statements, filings, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, amendments to financing statements or other documents under the UCC, the PPSA or any other similar legislation), that may be required under any applicable Law, or which the Collateral Agent or the Canadian Agent may reasonably request, to effectuate the transactions contemplated by the Loan Documents or to grant, preserve, protect or perfect the Liens created or intended to be created by the Security Documents or the validity or priority of any such Lien, all at the expense of the Loan Parties. The Loan Parties also agree to provide to the Agents, from time to time upon request, evidence reasonably satisfactory to the Agents as to the perfection and priority of the Liens created or intended to be created by the Security Documents.

(b) Upon the request of the Administrative Agent, use commercially reasonable efforts to cause (i) any holder of a Lien on, or possession of, any of the Collateral included in the Combined Borrowing Base to execute an intercreditor agreement reasonably satisfactory to the Agents, or (ii) any holder of a Lien on any real or personal properties (including, without limitation, licensees or transferees of Intellectual Property) which the Collateral Agent or the Canadian Agent as applicable, reasonably deems necessary to be utilized to realize upon, and maximize the amounts recovered on any liquidation of, any of the Collateral included in the Combined Borrowing Base, to execute and deliver a Collateral Access Agreement.

6.17 Compliance with Terms of LeaseholdsExcept as otherwise expressly permitted hereunder, keep all Leases in full force and effect and not allow such Leases to lapse or be terminated, except, in any case, other than in the ordinary course of business or where the failure to do so, either individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect.

6.18 Maintenance of New York Process Agent. In the case of a Canadian Loan Party ~~and the Foreign Borrower~~, maintain in New York, New York or at such other location in the United States of America as may be reasonably satisfactory to the Administrative Agent a Person acting as agent to receive on its behalf and on behalf of its property service of process.

6.19 Canadian Pension Benefit Plans. Each Canadian Loan Party shall cause each of its Canadian Pension Plans (other than any Canadian Pension Plan which is a “multi-employer pension plan”, as defined under the Pension Benefits Act (Ontario) or any similar type of plan subject to pension benefits standards legislation of another jurisdiction in Canada) to be duly registered and administered in all material respects in compliance with the Pension Benefits Act (Ontario) or other applicable pension benefits standards legislation and all other applicable laws (including regulations, orders and directives), and the terms of the Canadian Pension Plans and any agreements relating thereto. Each Canadian Loan Party shall ensure:

(a) that no Lien arises on any of its assets in respect of any Canadian Pension Plan (other than Liens in respect of employee contributions withheld from pay but not yet due to be remitted to any Canadian Pension Plan);

(b) it makes all required contributions to any Canadian Pension Plan when due; and

(c) that it does not maintain, sponsor or administer, contribute or otherwise become liable for any Canadian Pension Plan which is a defined benefit plan.

ARTICLE VII

NEGATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied (other than contingent indemnification claims for which a claim has not been asserted), or any Letter of Credit shall remain outstanding, no Loan Party shall directly or indirectly:

7.01 Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired; or assign or otherwise transfer any accounts or other rights to receive income, other than, as to all of the above, Permitted Encumbrances.

7.02	Investments. Make any Investments, except Permitted Investments.

7.03 Secured Indebtedness.

Create, incur, assume, guarantee, suffer to exist or otherwise become or remain liable with respect to, any Secured Funded Indebtedness, except:

(a) Purchase money Indebtedness and Capital Lease Obligations, and any Permitted Refinancing thereof;

(b) Secured Funded Indebtedness incurred from time to time if, as of and after giving effect to incurrence of such Indebtedness, the Secured Leverage Ratio shall not exceed 4.00 to 1.00 and any Permitted Refinancing thereof; provided that, unless otherwise agreed by the Administrative Agent, if such Secured Funded Indebtedness includes security consisting of (i) any of the Collateral, or (ii) any other real or personal property (including, without limitation, licensees or transferees of Intellectual Property), which property is deemed by the Collateral Agent or the Canadian Agent, as applicable, reasonably necessary to be utilized to realize upon, and maximize the amounts recovered on any liquidation of, any of the Collateral included in the Combined Borrowing Base, the holder of such Indebtedness shall have entered into an intercreditor agreement with the applicable Agent so as to permit the Collateral Agent or the Canadian Agent, as applicable, access to and use of such property for a reasonable period of time to collect upon, effect a liquidation of, or otherwise exercise rights with respect to, the Collateral, all on such terms and conditions reasonably acceptable to the Administrative Agent in its Permitted Discretion; for clarity, such intercreditor agreement shall not include provisions subordinating the debt (as opposed to the Liens on any Collateral) of the holder of such Secured Funded Indebtedness to the Obligations;

(c) Secured Funded Indebtedness existing on the Effective Date and any Permitted Refinancing thereof;

(d) the Obligations; and

(e) ~~(d)~~ Indebtedness arising under the Term Loan Documents and any Permitted Refinancing thereof in accordance with the terms of the Intercreditor Agreement.

7.04 Fundamental Changes. Merge, dissolve, liquidate, amalgamate, consolidate with or into another Person, (or agree to do any of the foregoing) (including, in each case, pursuant to a Division), except that, so long as no Default or Event of Default shall have occurred and be continuing prior to or immediately after giving effect to any action described below or would result therefrom:

(a) any Subsidiary of Holdings which is not a Loan Party may merge, amalgamate or consolidate with (i) a Loan Party, provided that the Loan Party shall be the continuing or surviving Person, or (ii) any other Person;

(b) any Subsidiary of Holdings which is a Loan Party may merge, amalgamate or consolidate into any Subsidiary which is a Loan Party or into a Borrower, provided that in any merger, amalgamation or consolidation involving a Borrower, a Borrower shall be the continuing or surviving Person;

(c) in connection with a Permitted Acquisition, any Subsidiary of Holdings may merge or amalgamate with or into or consolidate with any other Person or permit any other Person to merge, amalgamate with or into or consolidate with it; provided that (i) the Person surviving such merger or amalgamation shall be a wholly-owned Subsidiary of a Loan Party and (ii) in the case of any such merger to which any Loan Party is a party, such Loan Party is the surviving Person or, alternatively, such surviving Person executes the joinder documents contemplated by Section 6.11; and

(d) any CFC that is not a Loan Party may merge into any CFC that is not a Loan Party.

(e) Intermediate Holdco may dissolve or may merge or consolidate into another Person;

(f) Holdings may merge or consolidate into another Person organized under the laws of the United States so long as such transaction does not constitute a Change of Control; and

(g) any merger, dissolution, amalgamation or consolidation to effectuate a Disposition permitted hereunder may be consummated.

7.05 Dispositions. Make any Disposition or enter into any agreement to make any Disposition, unless no Default or Event of Default then exists or would arise therefrom and the Net Proceeds thereof are applied to the Loans in accordance with Section 2.05 hereof (subject to the Intercreditor Agreement); provided if any such Disposition includes the Disposition of Intellectual Property used or useful in connection with the Collateral, the purchaser, assignee or other transferee thereof shall agree in writing to be bound by a non-exclusive royalty-free worldwide license of such Intellectual Property in favor of the Agent for use in connection with the exercise of the rights and remedies of the Credit Parties, which license shall be in form and substance reasonably satisfactory to the Agents, and provided further that in the case of a Disposition of Intellectual Property by the Loan Parties or any Subsidiary to a third party, the transferee thereof shall be required to provide such a license only to the extent to which the applicable license gives it a right to do so.

7.06 Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that, so long as no Default or Event of Default shall have occurred and be continuing prior to or immediately after giving effect to any action described below or would result therefrom:

(a) each Subsidiary of Parent may make Restricted Payments to any other Subsidiary or to Parent;

(b) the Parent and each Subsidiary thereof may declare and make dividend payments or other distributions payable solely in the common stock or other common Equity Interests of such Person;

(c) the Parent may pay cash dividends, payments and distributions in an amount sufficient to allow Holdings and Intermediate Holdco to pay expenses (other than taxes) incurred in the ordinary course of business, provided that, if Holdings or Intermediate Holdco shall own any material assets (other than the Equity Interests of Intermediate Holdco or the Parent or other assets relating to the Equity Interests of such Intermediate Holdco or the Parent), such cash dividends, payments and distributions made by the Parent with respect to Holdings and such Intermediate Holdco shall be limited to the reasonable and proportional share, as determined by the Parent in its reasonable discretion, of such expenses incurred by Holdings and the Intermediate Holdco solely relating or allocable to its Equity Interests in the Parent;

(d) the Parent may pay cash dividends, payments and distributions in an amount sufficient to cover reasonable and necessary expenses (including professional fees and expenses) (other than taxes) incurred by Holdings in connection with (i) registration, public offerings and exchange listing of equity or debt securities and maintenance of the same, (ii) reporting obligations under, or in connection with compliance with, applicable laws or applicable rules of any governmental, regulatory or self-regulatory body or stock exchange, this Agreement, the Notes Indenture or any other agreement or instrument relating to Indebtedness of any Loan Party or any of their Subsidiaries, and (iii) indemnification and reimbursement of directors, officers and employees in respect of liabilities relating to their serving in any such capacity, or obligations in respect of director and officer insurance (including premiums therefor), provided that, if Holdings or Intermediate Holdco shall own any material assets (other than the Equity Interests of Intermediate Holdco or the Parent or other assets relating to the Equity Interests of such Intermediate Holdco or the Parent), such cash dividends, payments and distributions made by the Parent with respect to Holdings and such Intermediate Holdco shall be limited to the reasonable and proportional share, as determined by the Parent in its reasonable discretion, of such expenses incurred by Holdings solely relating or allocable to its Equity Interests in the Parent;

(e) the Parent may pay, without duplication, cash dividends, payments and distributions (A) pursuant to the Tax Sharing Agreement and (B) to pay or permit Holdings or Intermediate Holdco to pay any Related Taxes; and

(f) the Parent may pay cash dividends, payments and distributions to Intermediate Holdco for distribution to Holdings, to enable the Holdings to pay cash dividends and repurchase its Equity Interests (i) in an aggregate amount not to exceed $30,000,000 in any Fiscal Year as long as, after giving pro forma effect to such dividend, payment and distribution, no Event of Default then exists or would arise as a result thereof, and (ii) without limitation as to amount if after giving pro forma effect to such distribution, payment or dividend, the Payment Conditions are satisfied.

7.07 Prepayments of Indebtedness. Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner any Indebtedness, or make any payment in violation of any subordination terms of any Subordinated Indebtedness, except (a) voluntary prepayments, repurchases, redemptions or defeasances of Consolidated Funded Indebtedness (i) in an aggregate amount not to exceed $30,000,000 in any Fiscal Year as long as no Event of Default then exists or would arise as a result of the making of such payment, and (ii) without limitation as to amount if the Acquisition/Investment/Debt Payment Conditions are satisfied, and (b) as long as no Event of Default then exists, Permitted Refinancings of any such Indebtedness.

7.08 Change in Nature of Business. Engage in any line of business substantially different from the business conducted by the Loan Parties and their Subsidiaries on the Effective Date or any business substantially related or incidental thereto or a reasonable extension thereof.

7.09 Use of Proceeds. Use the proceeds of ~~(x)~~ any Credit Extension ~~(other than a FILO Loan)~~, whether directly or indirectly, and whether immediately, incidentally or ultimately, (a) to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund Indebtedness originally incurred for such purpose or (b) for any purposes other than (i) the financing of the acquisition of working capital assets, including the purchase of Inventory and Equipment in the ordinary course of business, (ii) to finance Capital Expenditures and Permitted Acquisitions (except to the extent restricted under the definition of Permitted Acquisitions) of the Loan Parties, and (iii) for general corporate purposes, in each case to the extent permitted under Law and the Loan Documents ~~and (y) the FILO Loan for any purposes other than to repay the outstanding Revolving Loans and other Obligations~~.

7.10 Amendment of Material Documents.

Except in connection with Permitted Refinancings thereof, amend, supplement, waive or otherwise modify any of the provisions of the Notes Indenture:

(i) which shortens the fixed maturity or increases the principal amount of, or increases the rate or shortens the time of payment of interest on, or increases the amount or shortens the time of payment of any principal or premium payable whether at maturity, at a date fixed for prepayment or by acceleration or otherwise of the Indebtedness evidenced by the Notes Indenture, or increases the amount of, or accelerates the time of payment of, any fees or other amounts payable in connection therewith (except to the extent permitted by Section 7.07 hereof); or

(ii) which otherwise adversely affects the interests of the Lenders as senior secured creditors with respect to the Notes Indenture or the interests of the Lenders under this Agreement or any other Loan Document in any material respect.

7.11 Fiscal Year.

Change the Fiscal Year of Holdings, or the accounting policies or reporting practices of the Loan Parties which would in any way materially change the reporting or calculation of any component of the Combined Borrowing Base, except as required by GAAP; provided that (a) the Parent may, upon written notice to the Administrative Agent, change its fiscal year to any other fiscal year reasonably acceptable to the Administrative Agent, in which case, the Parent and the Administrative Agent will, and will be authorized by the Lenders to, make any adjustments to the Loan Documents that are necessary to reflect such change in Fiscal Year, and (b) the Loan Parties may change such accounting policies if such change is reasonably acceptable to the Administrative Agent.

7.12 Deposit Accounts; Credit Card Processors.

Open new DDAs or Blocked Accounts unless the Loan Parties shall promptly thereafter have delivered to the Administrative Agent or the Canadian Agent, as applicable, appropriate Blocked Account Agreements consistent with the provisions of Section 6.12. No Loan Party shall maintain any bank accounts or enter into any agreements with credit card processors other than the ones expressly contemplated herein or in Section 6.12 hereof.

7.13 Consolidated Fixed Charge Coverage Ratio. During the continuance of a Covenant Compliance Event, permit the Consolidated Fixed Charge Coverage Ratio, calculated as of the last day of each month, on a trailing twelve (12) month basis (commencing with the most recently ended Fiscal Quarter or Fiscal Month, as the case may be, immediately prior to the date that the Covenant Compliance Event occurs for which the Borrowers have delivered a Compliance Certificate to the Agent in accordance with Section 6.02(b)) to be less than 1.0:1.0.

7.14 Limitations on Currency, Commodity and Other Hedging Transactions. Enter into, purchase or otherwise acquire agreements or arrangements relating to currency, commodity or other hedging except, to the extent and only to the extent that, such agreements or arrangements are entered into, purchased or otherwise acquired in the ordinary course of business of the Parent or any of its Subsidiaries with reputable financial institutions or vendors and not for purposes of speculation (any such agreement or arrangement permitted by this subsection, a “Permitted Hedging Arrangement”).

7.15 Sanctions. Directly or indirectly, use any Credit Extension or the proceeds of any Credit Extension, or lend, contribute or otherwise make available such Credit Extension or the proceeds of any Credit Extension to any Person, to fund any activities of or business with any Person, or in any Designated Jurisdiction, that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as Lender, Arranger, Agent, L/C Issuer or otherwise) of Sanctions.

7.16 Anti-Corruption Laws. Directly or indirectly, use any Credit Extension or the proceeds of any Credit Extension for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, the Corruption of Foreign Public Officials Act (Canada) and other similar anti-corruption legislation in other jurisdictions.

ARTICLE VIII

EVENTS OF DEFAULT AND REMEDIES

8.01 Events of Default. Any of the following shall constitute an Event of Default:

(a) Non-Payment. The Borrowers or any other Loan Party fails (i) to pay when and as required to be paid herein, any amount of principal of any Loan or any L/C Obligation, or deposit any funds as Cash Collateral in respect of L/C Obligations, or (ii) to pay any amount of interest on any Loan or any L/C Obligation, or pay any fee or other amount payable hereunder or under any other Loan Documents within three (3) Business Days of when due; or

(b) Specific Covenants. (i) Any Loan Party fails to perform or observe any term, covenant or agreement contained in any of Section 6.01, 6.02 (except Section 6.02(c)), 6.03, 6.05, 6.07, 6.10, 6.11, or 6.12 or Article VII; or (ii) fails to perform its obligations under Section 6.02(c) within one Business Day after the date required for performance; or

(c) Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for a period ending on the earlier of (i) the date thirty (30) days after a Responsible Officer of a Loan Party shall have discovered or should have discovered such default and (ii) the date fifteen (15) days after written notice has been given to the Parent by the Administrative Agent; or

(d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith (including, without limitation, any Borrowing Base Certificate) shall be incorrect or misleading in any material respect when made or deemed made; or

(e) Cross-Default. (i) Any Loan Party (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Material Indebtedness, or (B) fails to observe or perform any other agreement or condition relating to any such Material Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Material Indebtedness or the beneficiary or beneficiaries of any Guarantee thereof (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded, and such event has not been waived or the holder of such Indebtedness has agreed and continues to forbear from exercising its rights on account thereof; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which a Loan Party or any Subsidiary thereof is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which a Loan Party or any Subsidiary thereof is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by the Loan Party or such Subsidiary as a result thereof is greater than $20,000,000, unless such event described in (A) or (B) has been waived or the counterparty has agreed and continues to forbear from exercising its rights on account thereof; or

(f) Insolvency Proceedings, Etc. Any Borrower or any Material Subsidiary that is a Loan Party institutes or consents to the institution of any proceeding or makes any filing under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, interim receiver, monitor, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or a proceeding shall be commenced or a petition filed, without the application or consent of such Person, seeking or requesting the appointment of any receiver, interim receiver, monitor, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed and the appointment continues undischarged, undismissed or unstayed for sixty (60) calendar days or an order or decree approving or ordering any of the foregoing shall be entered; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty (60) calendar days, or an order for relief is entered in any such proceeding; or

(g) Inability to Pay Debts; Attachment. (i) Any Loan Party or any Material Subsidiary thereof becomes unable or admits in writing its inability or fails generally to pay its debts as they become due in the ordinary course of business, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person, which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and is not released, vacated or fully bonded within thirty (30) days after its issuance or levy; or

(h) Judgments. There is entered against any Loan Party or any Subsidiary thereof (i) one or more judgments or orders for the payment of money in an aggregate amount (as to all such judgments and orders) exceeding $20,000,000 (to the extent not covered by independent third-party insurance as to which the insurer is rated at least “A” by A.M. Best Company, has been notified of the potential claim and does not dispute coverage), or (ii) any one or more non-monetary judgments that have, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal, bonding or otherwise, is not in effect; or

(i) ERISA. Any Person shall engage in any “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Domestic Pension Plan, (ii) any “accumulated funding deficiency” (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Domestic Pension Plan or any Lien in favor of the PBGC or a Domestic Pension Plan shall arise on the assets of either of the Parent or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is in the reasonable opinion of the Administrative Agent likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA other than a standard termination pursuant to Section 4041(b) of ERISA, (v) either of the Parent or any Commonly Controlled Entity shall, or in the reasonable opinion of the Administrative Agent is reasonably likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan, or (vi) any other event or condition shall occur or exist with respect to a Domestic Pension Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, would be reasonably expected to result in a Material Adverse Effect; or

(j) Canadian Pension Plan. Any event or condition shall occur or exist with respect to a Canadian Pension Plan that would reasonably be expected to subject any Canadian Loan Party to any tax, penalty or other liabilities under the Pension Benefits Act (Ontario) or any other applicable pension benefits standards legislation or other applicable Laws, or if a Canadian Loan Party is in default with respect to required payments to a Canadian Pension Plan or any Lien arises on the assets of a Canadian Loan Party (save for contribution amounts not yet due) in connection with any Canadian Pension Plan, where any of the foregoing events, conditions, defaults or Liens would reasonably be expected to result in a Material Adverse Effect.

(k) Invalidity of Loan Documents. (i) Any provision of any Loan Document, at any time after its execution and delivery and for any reason, ceases to be in full force and effect; or any Loan Party or any other Person contests in any manner the validity or enforceability of any provision of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any provision of any Loan Document, or purports to revoke, terminate or rescind any provision of any Loan Document or seeks to avoid, limit or otherwise adversely affect any Lien purported to be created under any Security Document; or (ii) any Lien purported to be created under any Security Document shall cease to be, or shall be asserted by any Loan Party or any other Person not to be, a valid and perfected Lien on any Collateral, with the priority required by the applicable Security Document and the Intercreditor Agreement; or

(l) Change of Control. There occurs any Change of Control; or

(m) Cessation of Business. Except as otherwise expressly permitted hereunder, Holdings and/or the Borrowers shall take any action to liquidate all or substantially all of its “Sally Beauty Supply” or “Beauty Systems Group” divisions in the United States or, unless the Canadian Borrower has terminated the Canadian facility, Canada; or

(n) Guaranty. The termination or attempted termination of any Facility Guaranty except as expressly permitted hereunder or under any other Loan Document.

8.02 Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Agents, may, or, at the request of the Required Lenders shall, take any or all of the following actions:

(a) declare the Revolving Commitments of each Revolving Lender to make Revolving Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such Commitments and obligation shall be terminated;

(b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Loan Parties;

(c) require that the Domestic Borrowers Cash Collateralize the Domestic L/C Obligations (other than L/C Borrowings), and require that the Canadian Loan Parties Cash Collateralize the Canadian L/C Obligations (other than L/C Borrowings); and

(d) whether or not the maturity of the Obligations shall have been accelerated pursuant hereto, proceed to protect, enforce and exercise all rights and remedies of the Credit Parties under this Agreement, any of the other Loan Documents or Law, including, but not limited to, by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement and the other Loan Documents or any instrument pursuant to which the Obligations are evidenced, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of the Credit Parties;

provided, however, that upon the entry of an order for relief (or similar order) with respect to any Loan Party or any Subsidiary thereof under any Debtor Relief Laws, the obligation of each Revolving Lender to make Revolving Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Loan Parties to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent, the Canadian Agent, the L/C Issuer or any Lender.

No remedy herein is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of Law.

8.03 Application of Funds

(a) After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received from any Domestic Loan Party, from the liquidation of any Collateral of any Domestic Loan Party, or on account of the Obligations (other than the Canadian Liabilities), shall be applied by the Administrative Agent against the Obligations in the following order:

First, to payment of that portion of the Obligations (excluding the Other Liabilities and the Canadian Liabilities) constituting fees, indemnities, Credit Party Expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent, in its capacity as such;

Second, to payment of that portion of the Obligations (excluding the Other Liabilities and the Canadian Liabilities) constituting indemnities, Credit Party Expenses, and other amounts (other than principal, interest and fees) payable to the Domestic Lenders and the L/C Issuer (on account of Domestic Letters of Credit) (including fees, charges and disbursements of counsel to the respective Domestic Lenders and the L/C Issuer (on account of Domestic Letters of Credit) and amounts payable under Article III), ratably among them in proportion to the amounts described in this clause Second payable to them;

Third, to the extent not previously reimbursed by the Revolving Domestic Lenders, to payment to the Revolving Domestic Lenders of that portion of the Obligations constituting principal and accrued and unpaid interest on any Permitted Domestic Overadvances, ratably among the Revolving Domestic Lenders in proportion to the amounts described in this clause Third payable to them;

Fourth, to the extent that Swing Line Loans made to the Domestic Borrowers have not been refinanced by a Domestic Committed Loan, payment to the Swing Line Lender of that portion of the Obligations constituting accrued and unpaid interest on the Swing Line Loans made to the Domestic Borrowers;

Fifth, to the extent that Swing Line Loans made to the Domestic Borrowers have not been refinanced by a Domestic Committed Loan, payment to the Swing Line Lender of that portion of the Obligations constituting unpaid principal on the Swing Line Loans made to the Domestic Borrowers;

Sixth, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Revolving Domestic Loans, Domestic L/C Borrowings and other Obligations (other than the Canadian Liabilities), and fees (including Letter of Credit Fees, other than any fees due on account of any Canadian Letter of Credit), ratably among the Revolving Domestic Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Sixth payable to them;

Seventh, to payment of that portion of the Obligations constituting unpaid principal of the Revolving Domestic Loans and Domestic L/C Borrowings, and to the Administrative Agent for the account of the L/C Issuer, to Cash Collateralize that portion of Domestic L/C Obligations comprised of the aggregate undrawn amount of Domestic Letters of Credit, ratably among the Revolving Domestic Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Seventh held by them;

Eighth, subject to Section 8.03(c), to the Canadian Agent to be held by the Canadian Agent, for the ratable benefit of the Canadian Lenders as cash collateral to payment of that portion of the Canadian Liabilities (excluding the Other Canadian Liabilities) constituting fees, indemnities, Credit Party Expenses and other amounts (including fees, charges and disbursements of counsel to the Canadian Agent and amounts payable under Article III) payable to the Canadian Agent, in its capacity as such;

Ninth, subject to Section 8.03(c), to the Canadian Agent to be held by the Canadian Agent, for the ratable benefit of the Canadian Lenders and the L/C Issuer as cash collateral to payment of that portion of the Canadian Liabilities (excluding the Other Canadian Liabilities) constituting indemnities, Credit Party Expenses, and other amounts (other than principal, interest and fees) payable to the Canadian Lenders and the L/C Issuer (on account of Canadian Letters of Credit) (including fees, charges and disbursements of counsel to the respective Domestic Lenders and the L/C Issuer (on account of Canadian Letters of Credit) and amounts payable under Article III), ratably among them in proportion to the amounts described in this clause Ninth payable to them;

Tenth, to the extent not previously reimbursed by the Canadian Lenders and subject to Section 8.03(c), to the Canadian Agent to be held by the Canadian Agent, for the ratable benefit of the Canadian Lenders as cash collateral to payment to the Canadian Lenders of that portion of the Canadian Liabilities constituting principal and accrued and unpaid interest on any Permitted Canadian Overadvances, ratably among the Canadian Lenders in proportion to the amounts described in this clause Tenth payable to them;

Eleventh, to the extent that Swing Line Loans made to the Canadian Borrower have not been refinanced by a Canadian Committed Loan and subject to Section 8.03(c), to the Canadian Agent to be held by the Canadian Agent, for the ratable benefit of the Canadian Lenders and the Swing Line Lender as cash collateral to payment to the Swing Line Lender of that portion of the Canadian Liabilities constituting accrued and unpaid interest on the Swing Line Loans made to the Canadian Borrower;

Twelfth, to the extent that Swing Line Loans made to the Canadian Borrower have not been refinanced by a Canadian Committed Loan and subject to Section 8.03(c), to the Canadian Agent to be held by the Canadian Agent, for the ratable benefit of the Canadian Lenders and the Swing Line Lender as cash collateral to payment to the Swing Line Lender of that portion of the Canadian Liabilities constituting unpaid principal of the Swing Line Loans made to the Canadian Borrower;

Thirteenth, subject to Section 8.03(c), to the Canadian Agent to be held by the Canadian Agent, for the ratable benefit of the Canadian Lenders and the L/C Issuer as cash collateral to payment of that portion of the Canadian Liabilities constituting accrued and unpaid interest on the Canadian Loans, Canadian L/C Borrowings and other Canadian Liabilities, and fees (including Letter of Credit Fees), ratably among the Canadian Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Thirteenth payable to them;

Fourteenth, subject to Section 8.03(c), to the Canadian Agent to be held by the Canadian Agent, for the ratable benefit of the Canadian Lenders and the L/C Issuer as cash collateral to payment of that portion of the Canadian Liabilities constituting unpaid principal of the Canadian Loans, Canadian L/C Borrowings and the aggregate undrawn amount of Canadian Letters of Credit, ratably among the Canadian Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Fourteenth held by them;

Fifteenth, to payment of all other Obligations (including without limitation the cash collateralization of unliquidated indemnification obligations for which a claim has been made as provided in Section 10.04, but excluding any Other Domestic Liabilities and Other Canadian Liabilities), ratably among the Credit Parties in proportion to the respective amounts described in this clause Fifteenth held by them;

Sixteenth, to payment of that portion of the Obligations arising from Cash Management Services, ratably among the Credit Parties in proportion to the respective amounts described in this clause Sixteenth held by them;

Seventeenth, to payment of all other Obligations arising from Bank Products, ratably among the Credit Parties in proportion to the respective amounts described in this clause Seventeenth held by them; and

Last, the balance, if any, after the indefeasible Payment in Full of all of the Obligations and the termination of the Aggregate Total Commitments, to the Domestic Loan Parties or as otherwise required by Law.

Subject to Section 2.03(c), amounts used to Cash Collateralize the aggregate undrawn amount of Domestic Letters of Credit pursuant to clause Seventh above shall be applied to satisfy drawings under such Domestic Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Domestic Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

Any amounts received by the Canadian Agent pursuant to clauses Eighth through Seventeenth of Section 8.03(a) shall be held as cash collateral for the applicable Canadian Liabilities until the earlier of (i) the Substantial Liquidation of the Collateral granted by the Canadian Loan Parties to secure the Canadian Liabilities, or (ii) such date that the Canadian Agent and the Administrative Agent shall otherwise determine.

(b) After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received from any Canadian Loan Party, from the liquidation of any Collateral of any Canadian Loan Party, or on account of the Canadian Liabilities, shall be applied by the Canadian Agent against the Canadian Liabilities in the following order:

First, to payment of that portion of the Canadian Liabilities (excluding the Other Canadian Liabilities) constituting fees, indemnities, Credit Party Expenses and other amounts (including fees, charges and disbursements of counsel to the Canadian Agent and amounts payable under Article III) payable to the Canadian Agent, in its capacity as such;

Second, to payment of that portion of the Canadian Liabilities (excluding the Other Canadian Liabilities) constituting indemnities, Credit Party Expenses, and other amounts (other than principal, interest and fees) payable to the Canadian Lenders and the L/C Issuer (on account of Canadian Letters of Credit) (including fees, charges and disbursements of counsel to the respective Domestic Lenders and the L/C Issuer (on account of Canadian Letters of Credit) and amounts payable under Article III), ratably among them in proportion to the amounts described in this clause Second payable to them;

Third, to the extent not previously reimbursed by the Canadian Lenders, to the Canadian Agent to be applied to that portion of the Canadian Liabilities constituting principal and accrued and unpaid interest on any Permitted Canadian Overadvances, ratably among the Canadian Lenders in proportion to the amounts described in this clause Third payable to them;

Fourth, to the extent that Swing Line Loans made to the Canadian Borrower have not been refinanced by a Canadian Committed Loan, to payment to the Swing Line Lender of that portion of the Canadian Liabilities constituting accrued and unpaid interest on the Swing Line Loans made to the Canadian Borrower;

Fifth, to the extent that Swing Line Loans made to the Canadian Borrower have not been refinanced by a Canadian Committed Loan, payment to the Swing Line Lender of that portion of the Canadian Liabilities constituting unpaid principal on the Swing Line Loans made to the Canadian Borrower;

Sixth, to payment of that portion of the Canadian Liabilities constituting accrued and unpaid interest on the Canadian Loans, Canadian L/C Borrowings and other Canadian Liabilities, and fees (including Letter of Credit Fees due on account of Canadian Letters of Credit), ratably among the Canadian Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Sixth payable to them;

Seventh, to payment of that portion of the Canadian Liabilities constituting unpaid principal of the Canadian Loans, Canadian L/C Borrowings, and to Cash Collateralize that portion of Canadian L/C Obligations comprised of the aggregate undrawn amount of Canadian Letters of Credit, ratably among the Canadian Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Seventh held by them;

Eighth, to payment of all other Canadian Liabilities (including without limitation the cash collateralization of unliquidated indemnification obligations as provided in Section 10.04, but excluding, except as provided above, any Other Canadian Liabilities), ratably among the Credit Parties in proportion to the respective amounts described in this clause Eighth held by them;

Ninth, to payment of that portion of the Canadian Liabilities arising from Cash Management Services to the extent secured under the Security Documents, ratably among the Credit Parties in proportion to the respective amounts described in this clause Ninth held by them;

Tenth, to payment of all other Canadian Liabilities arising from Bank Products to the extent secured under the Security Documents, ratably among the Credit Parties in proportion to the respective amounts described in this clause Tenth held by them; and

Last, the balance, if any, after the indefeasible Payment in Full of all of the Canadian Liabilities and the termination of the Canadian Total Commitments, to the Canadian Loan Parties or as otherwise required by Law.

Subject to Section 2.03(c), amounts used to Cash Collateralize the aggregate undrawn amount of Canadian Letters of Credit pursuant to clause Seventh above shall be applied to satisfy drawings under such Canadian Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Canadian Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Canadian Liabilities, if any, in the order set forth above.

~~(c) After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received from the Foreign Borrower, from the liquidation of any Collateral of the Foreign Borrower, or on account of the Obligations, shall be applied by the Agents against the Obligations and the Canadian Liabilities in the order set forth in clauses (a) and (b) above as the Agents shall determine.~~

~~8.04 Application of Proceeds while FILO Loan is Outstanding(a) . Notwithstanding the provisions of Section 8.03 above to the contrary, the Administrative Agent hereby acknowledges and agrees that, so long as any portion of the FILO Loan is outstanding, after the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received from any Domestic Loan Party, from the liquidation of any Collateral of any Domestic Loan Party, or on account of the Obligations (other than the Canadian Liabilities), shall be applied by the Administrative Agent against the Obligations in the following order:~~

~~First, to payment of that portion of the Obligations (excluding the Other Liabilities and the Canadian Liabilities) constituting fees, indemnities, Credit Party Expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent, in its capacity as such;~~

~~Second, to payment of that portion of the Obligations (excluding the Other Liabilities and the Canadian Liabilities) constituting indemnities, Credit Party Expenses, and other amounts (other than principal, interest and fees) payable to the Domestic Lenders and the L/C Issuer (on account of Domestic Letters of Credit) (including fees, charges and disbursements of counsel to the respective Domestic Lenders and the L/C Issuer (on account of Domestic Letters of Credit) and amounts payable under Article III), ratably among them in proportion to the amounts described in this clause Second payable to them;~~

~~Third, to the extent not previously reimbursed by the Revolving Domestic Lenders, to payment to the Revolving Domestic Lenders of that portion of the Obligations constituting principal and accrued and unpaid interest on any Permitted Domestic Overadvances, ratably among the Revolving Domestic Lenders in proportion to the amounts described in this clause Third payable to them;~~

~~Fourth, to the extent that Swing Line Loans made to the Domestic Borrowers have not been refinanced by a Domestic Committed Loan, payment to the Swing Line Lender of that portion of the Obligations constituting accrued and unpaid interest on the Swing Line Loans made to the Domestic Borrowers;~~

~~Fifth, to the extent that Swing Line Loans made to the Domestic Borrowers have not been refinanced by a Domestic Committed Loan, payment to the Swing Line Lender of that portion of the Obligations constituting unpaid principal on the Swing Line Loans made to the Domestic Borrowers;~~

~~Sixth, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Revolving Domestic Loans, Domestic L/C Borrowings and other Obligations (other than the Canadian Liabilities and the FILO Loan), and fees (including Letter of Credit Fees, other than any fees due on account of any Canadian Letter of Credit), ratably among the Revolving Domestic Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Sixth payable to them;~~

~~Seventh, to payment of that portion of the Obligations constituting unpaid principal of the Revolving Domestic Loans and Domestic L/C Borrowings, and to the Administrative Agent for the account of the L/C Issuer, to Cash Collateralize that portion of Domestic L/C Obligations comprised of the aggregate undrawn amount of Domestic Letters of Credit, ratably among the Revolving Domestic Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Seventh held by them;~~

~~Eighth, to payment of that portion of the Obligations constituting accrued and unpaid interest on the FILO Loan, ratably among the FILO Lenders in proportion to the respective amounts described in this clause Eighth payable to them;~~

~~Ninth, to payment of that portion of the Obligations constituting unpaid principal of the FILO Loan, ratably among the FILO Lenders in proportion to the respective amounts described in this clause Ninth held by them;~~

~~Tenth, subject to Section 8.03(c), to the Canadian Agent to be held by the Canadian Agent, for the ratable benefit of the Canadian Lenders as cash collateral to payment of that portion of the Canadian Liabilities (excluding the Other Canadian Liabilities) constituting fees, indemnities, Credit Party Expenses and other amounts (including fees, charges and disbursements of counsel to the Canadian Agent and amounts payable under Article III) payable to the Canadian Agent, in its capacity as such;~~

~~Eleventh, subject to Section 8.03(c), to the Canadian Agent to be held by the Canadian Agent, for the ratable benefit of the Canadian Lenders and the L/C Issuer as cash collateral to payment of that portion of the Canadian Liabilities (excluding the Other Canadian Liabilities) constituting indemnities, Credit Party Expenses, and other amounts (other than principal, interest and fees) payable to the Canadian Lenders and the L/C Issuer (on account of Canadian Letters of Credit) (including fees, charges and disbursements of counsel to the respective Domestic Lenders and the L/C Issuer (on account of Canadian Letters of Credit) and amounts payable under Article III), ratably among them in proportion to the amounts described in this clause Eleventh payable to them;~~

~~Twelfth, to the extent not previously reimbursed by the Canadian Lenders and subject to Section 8.03(c), to the Canadian Agent to be held by the Canadian Agent, for the ratable benefit of the Canadian Lenders as cash collateral to payment to the Canadian Lenders of that portion of the Canadian Liabilities constituting principal and accrued and unpaid interest on any Permitted Canadian Overadvances, ratably among the Canadian Lenders in proportion to the amounts described in this clause Twelfth payable to them;~~

~~Thirteenth, to the extent that Swing Line Loans made to the Canadian Borrower have not been refinanced by a Canadian Committed Loan and subject to Section 8.03(c), to the Canadian Agent to be held by the Canadian Agent, for the ratable benefit of the Canadian Lenders and the Swing Line Lender as cash collateral to payment to the Swing Line Lender of that portion of the Canadian Liabilities constituting accrued and unpaid interest on the Swing Line Loans made to the Canadian Borrower;~~

~~Fourteenth, to the extent that Swing Line Loans made to the Canadian Borrower have not been refinanced by a Canadian Committed Loan and subject to Section 8.03(c), to the Canadian Agent to be held by the Canadian Agent, for the ratable benefit of the Canadian Lenders and the Swing Line Lender as cash collateral to payment to the Swing Line Lender of that portion of the Canadian Liabilities constituting unpaid principal of the Swing Line Loans made to the Canadian Borrower;~~

~~Fifteenth, subject to Section 8.03(c), to the Canadian Agent to be held by the Canadian Agent, for the ratable benefit of the Canadian Lenders and the L/C Issuer as cash collateral to payment of that portion of the Canadian Liabilities constituting accrued and unpaid interest on the Canadian Loans, Canadian L/C Borrowings and other Canadian Liabilities, and fees (including Letter of Credit Fees), ratably among the Canadian Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Fifteenth payable to them;~~

~~Sixteenth, subject to Section 8.03(c), to the Canadian Agent to be held by the Canadian Agent, for the ratable benefit of the Canadian Lenders and the L/C Issuer as cash collateral to payment of that portion of the Canadian Liabilities constituting unpaid principal of the Canadian Loans, Canadian L/C Borrowings and the aggregate undrawn amount of Canadian Letters of Credit, ratably among the Canadian Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Sixteenth held by them;~~

~~Seventeenth, to payment of all other Obligations (including without limitation the cash collateralization of unliquidated indemnification obligations for which a claim has been made as provided in Section 10.04, but excluding any Other Domestic Liabilities and Other Canadian Liabilities), ratably among the Credit Parties in proportion to the respective amounts described in this clause Seventeenth held by them;~~

~~Eighteenth, to payment of that portion of the Obligations arising from Cash Management Services, ratably among the Credit Parties in proportion to the respective amounts described in this clause Eighteenth held by them;~~

~~Nineteenth, to payment of all other Obligations arising from Bank Products, ratably among the Credit Parties in proportion to the respective amounts described in this clause Nineteenth held by them; and~~

~~Last, the balance, if any, after the indefeasible Payment in Full of all of the Obligations and the termination of the Aggregate Total Commitments, to the Domestic Loan Parties or as otherwise required by Law.~~

~~Subject to Section 2.03(c), amounts used to Cash Collateralize the aggregate undrawn amount of Domestic Letters of Credit pursuant to clause Seventh above shall be applied to satisfy drawings under such Domestic Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Domestic Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.~~

~~Any amounts received by the Canadian Agent pursuant to clauses Tenth through Nineteenth of Section 8.04 shall be held as cash collateral for the applicable Canadian Liabilities until the earlier of (i) the Substantial Liquidation of the Collateral granted by the Canadian Loan Parties to secure the Canadian Liabilities, or (ii) such date that the Canadian Agent and the Administrative Agent shall otherwise determine.~~

~~For the avoidance of doubt and notwithstanding anything to the contrary contained here, so long as any portion of the FILO Loan is outstanding, the Administrative Agent hereby agrees that any references to Section 8.03 in the Loan Documents shall be deemed to refer to this Section 8.04.~~

8.04 ~~8.05~~ Waivers By Loan Parties. Except as otherwise provided for in this Agreement or by applicable Law, each Loan Party waives (a) presentment, demand and protest and notice of presentment, dishonor, notice of intent to accelerate, notice of acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, and hereby ratifies and confirms whatever any Agent may do in this regard, (b) all rights to notice and a hearing prior to any Agent’s taking possession or control of, or to any Agent’s replevy, attachment or levy upon, the Collateral or any bond or security that might be required by any court prior to allowing either Agent to exercise any of its remedies, and (c) the benefit of all valuation, appraisal, marshaling and exemption Laws.

ARTICLE IX

ADMINISTRATIVE AGENT

9.01 Appointment and Authority.

(a) Each of the Credit Parties hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.

(b) Each of the Credit Parties hereby irrevocably appoints Bank of America-Canada Branch to act on its behalf as the Canadian Agent hereunder and under the other Loan Documents and authorizes the Canadian Agent to take such actions on its behalf and to exercise such powers as are delegated to the Canadian Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.

(c) Each of the Lenders (in its capacities as a Lender), the Swing Line Lender and the L/C Issuer hereby irrevocably appoints Bank of America as Collateral Agent and authorizes the Collateral Agent to act as the agent of such Lender, Swing Line Lender and the L/C Issuer for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations and entering into the Intercreditor Agreement, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Collateral Agent and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent, shall be entitled to the benefits of all provisions of this Article IX and Article X, as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents, as if set forth in full herein with respect thereto.

(d) Each of the Lenders (in its capacities as a Lender), the Swing Line Lender and the L/C Issuer hereby irrevocably appoints Bank of America Canada-Branch as Canadian Agent and authorizes the Canadian Agent to act as the agent of such Lender, Swing Line Lender and the L/C Issuer for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Canadian Liabilities, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Canadian Agent and any co-agents, sub-agents and attorneys-in-fact appointed by the Canadian Agent pursuant to Section 9.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Documents, or for exercising any rights and remedies thereunder at the direction of the Canadian Agent, shall be entitled to the benefits of all provisions of this Article IX and Article X, as though such co-agents, sub-agents and attorneys- in-fact were the “collateral agent” under the Loan Documents, as if set forth in full herein with respect thereto.

(e) Without limiting the powers of the Administrative Agent or the Canadian Agent, for the purposes of holding any hypothec granted to the Attorney (as defined below) pursuant to the laws of the Province of Québec to secure the prompt payment and performance of any and all Obligations by any Loan Party, each of the Credit Parties hereby irrevocably appoints and authorizes the Canadian Agent as the hypothecary representative (within the meaning of Article 2692 of the Civil Code of Quebec) for all present and future Credit Parties (in such capacity, the “Attorney”), and to enter into, to take and to hold on its behalf, and for its benefit, any deed of hypothec granted under the laws of the Province of Quebec, and to exercise such powers and duties that are conferred upon the Attorney under any such deed of hypothec. The Attorney shall: (i) have the right and authority to exercise, except as may be otherwise specifically restricted by the terms hereof, all rights and remedies given to the Attorney pursuant to any such deed of hypothec and applicable law, and (ii) benefit from and be subject to all provisions hereof with respect to the Administrative Agent or the Canadian Agent, as applicable, mutatis mutandis, including, without limitation, all such provisions with respect to the liability or responsibility to and indemnification by the Credit Parties and Loan Parties. Any Person who becomes a Credit Party shall, by its execution of an Assignment and Assumption, be deemed to have consented to and confirmed the appointment of the Attorney as the person acting as hypothecary representative and to have ratified, as of the date it becomes a Credit Party, all actions taken by the Attorney in such capacity. The substitution of the Canadian Agent pursuant to the provisions of this Article IX shall also constitute the substitution of it as the Attorney.

(f) [Reserved].

(g) The provisions of this Section 9.01 are for the benefit of the Agents, the Domestic Lenders and the L/C Issuer, and no Loan Party or any Subsidiary thereof shall have rights as a third party beneficiary of any of such provisions (other than the provisions of Section 9.06).

9.02 Rights as a Lender. The Persons serving as the Agents hereunder shall have the same rights and powers in their capacity as a Lender as any other Lender and may exercise the same as though they were not the Administrative Agent, the Canadian Agent or the Collateral Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent, the Canadian Agent or the Collateral Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Loan Parties or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent, the Canadian Agent or the Collateral Agent hereunder and without any duty to account therefor to the Lenders.

9.03 Exculpatory Provisions. The Agents shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Agents:

(a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent, the Canadian Agent or the Collateral Agent, as applicable, is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that no Agent shall be required to take any action that, in its respective opinion or the opinion of its counsel, may expose such Agent to liability or that is contrary to any Loan Document or applicable Law; and

(c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Loan Parties or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent, the Canadian Agent, the Collateral Agent, the Arranger or any of their Affiliates in any capacity.

No Agent shall be liable to any Credit Party for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as such Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a final and non-appealable judgment of a court of competent jurisdiction.

The Agents shall not be deemed to have knowledge of any Default unless and until notice describing such Default is given to such Agent by the Loan Parties, a Lender or the L/C Issuer. In the event that the Agents obtains such actual knowledge or receives such a notice, the Agents shall give prompt notice thereof to each of the other Lenders. Upon the occurrence of an Event of Default, the Agents shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders. Unless and until the Agents shall have received such direction, the Agents may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to any such Default or Event of Default as they shall deem advisable in the best interest of the Credit Parties. In no event shall the Agents be required to comply with any such directions to the extent that any Agent believes that its compliance with such directions would be unlawful.

The Agents shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or the creation, perfection or priority of any Lien purported to be created by the Security Documents and subject to the Intercreditor Agreement, (v) the value or the sufficiency of any Collateral, or (vi) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Agents.

9.04 Reliance by Agents.

Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including, but not limited to, any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the L/C Issuer, the Administrative Agent and the Canadian Agent may presume that such condition is satisfactory to such Lender or the L/C Issuer unless the Administrative Agent or the Canadian Agent, as applicable, shall have received written notice to the contrary from such Lender or the L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. Each Agent may consult with legal counsel (who may be counsel for any Loan Party), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

9.05 Delegation of Duties. Each Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by such Agent. Each Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Agents and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as such Agent.

9.06 Resignation of Agents. Any Agent may at any time give written notice of its resignation to the Lenders, the L/C Issuer and the Parent. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Parent, to appoint a successor, which, in the case of any Agent, shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States and shall, unless an Event of Default has occurred and is continuing at the time of such appointment, be reasonably acceptable to the Parent (whose consent shall not be unreasonably withheld or delayed), and in the case of the Canadian Agent, shall be a financial institution that is listed on Schedule I, II or III of the Bank Act (Canada), has received an approval to have a financial establishment in Canada pursuant to Section 522.21 of the Bank Act (Canada) or is not a foreign bank for purposes of the Bank Act (Canada) and shall, unless an Event of Default has occurred and is continuing at the time of such appointment, be reasonably acceptable to the Canadian Borrower (whose consent shall not be unreasonably withheld or delayed). If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Agent gives notice of its resignation, then the retiring Agent may on behalf of the Lenders and the L/C Issuer, appoint a successor Administrative Agent or Canadian Agent, as applicable, meeting the qualifications set forth above; provided that if the Administrative Agent or the Canadian Agent shall notify the Parent and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any Collateral held by such Person on behalf of the Lenders or the L/C Issuer under any of the Loan Documents, the retiring Administrative Agent or Canadian Agent, as applicable, shall continue to hold such collateral security until such time as a successor Administrative Agent or Canadian Agent, as applicable, is appointed) and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent or Canadian Agent, as applicable, shall instead be made by or to each Lender and the L/C Issuer directly, until such time as the Required Lenders appoint a successor Administrative Agent or Canadian Agent, as applicable, as provided for above in this Section 9.06. Upon the acceptance of a successor’s appointment as Administrative Agent or Canadian Agent, as applicable, hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Agent, and the retiring Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section 9.06). The fees payable by the Borrowers to a successor Administrative Agent or Canadian Agent, as applicable, shall be the same as those payable to its predecessor unless otherwise agreed between the Parent and such successor. After the retiring Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Agent was acting as Administrative Agent or Canadian Agent hereunder.

9.07 Non-Reliance on Agents and Other Lenders. Each Lender and the L/C Issuer acknowledges that it has, independently and without reliance upon the Agents, the Arranger or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the L/C Issuer also acknowledges that it will, independently and without reliance upon the Agents, the Arranger or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder. Except as provided in Section 9.12, the Agents and the Arranger shall not have any duty or responsibility to provide any Credit Party with any other credit or other information concerning the affairs, financial condition or business of any Loan Party that may come into the possession of the Agents or the Arranger.

9.08 No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Bookrunners~~,~~ or Arrangers ~~or Syndication Agent~~ listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as an Agent, the Collateral Agent, a Lender or the L/C Issuer hereunder.

9.09 Agents May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Agents (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Agents shall have made any demand on the Loan Parties) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuer, the Agents and the other Credit Parties (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuer, the Agents, such Credit Parties and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuer the Agents and such Credit Parties under Sections 2.03(i), 2.03(j), 2.09 and 10.04) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, interim receiver, assignee, trustee, monitor, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the L/C Issuer to make such payments to the Agents and, if the Agents shall consent to the making of such payments directly to the Lenders and the L/C Issuer, to pay to the Agents any amount due for the reasonable compensation, expenses, disbursements and advances of the Agents and its agents and counsel, and any other amounts due the Agents under Sections 2.09 and 10.04.

Nothing contained herein shall be deemed to authorize the Agents to authorize or consent to or accept or adopt on behalf of any Lender or the L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or the L/C Issuer or to authorize the Agents to vote in respect of the claim of any Lender or the L/C Issuer in any such proceeding.

9.10 Collateral and Guaranty Matters. The Credit Parties irrevocably authorize the Collateral Agent and the Canadian Agent, at their option and in their discretion to, or, in the event of any Disposition permitted hereunder, the Collateral Agent or the Canadian Agent shall,

(a) release any Lien on any property granted to or held by any Agent under any Loan Document (i) upon termination of the Aggregate Total Commitments and Payment in Full, (ii) solely with respect to any Lien on any property of the Canadian Loan Parties, upon termination of the Canadian Total Commitments and Payment in Full of all Canadian Liabilities, (iii) that is Disposed of or to be Disposed of as part of or in connection with any Disposition permitted hereunder or under any other Loan Document, or (iv) if approved, authorized or ratified in writing by the Required Lenders in accordance with Section 10.01;

(b) subordinate any Lien on any property granted to or held by the Administrative Agent or the Canadian Agent under any Loan Document to the holder of any Lien on such property that is permitted by clause (h) of the definition of Permitted Encumbrances; and

(c) release any Guarantor from its obligations under any Facility Guaranty and each other applicable Loan Document if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder, provided that no such release shall occur if such Guarantor continues to be a guarantor in respect of the Term Loan Agreement.

Upon request by any Agent at any time, the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents) will confirm in writing the Collateral Agent’s or the Canadian Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Facility Guaranty and each other applicable Loan Document pursuant to this Section 9.10. In each case as specified in this Section 9.10, the Collateral Agent or the Canadian Agent will, at the Loan Parties’ expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and Lien granted under the Security Documents or to subordinate its interest in such item, or to release such Guarantor from its obligations under the Facility Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.10.

9.11 Notice of Transfer.

The Agents may deem and treat a Lender party to this Agreement as the owner of such Lender’s portion of the Loans and Commitments for all purposes, unless and until, and except to the extent, an Assignment and Assumption shall have become effective as set forth in Section 10.06.

9.12 Reports and Financial Statements.

By signing this Agreement, each Lender:

(a) agrees to promptly furnish the Agents with a summary of all Other Domestic Liabilities or Other Canadian Liabilities due or to become due to such Lender. In connection with any distributions to be made hereunder, the Administrative Agent and the Canadian Agent shall be entitled to assume that no amounts are due to any Lender on account of Other Liabilities unless the Agents have received written notice thereof from such Lender;

(b) is deemed to have requested that the Administrative Agent or the Canadian Agent, as applicable, furnish such Lender, promptly after they become available, copies of all financial statements, Borrowing Base Certificates, notices or other written communications required to be delivered by any Loan Party hereunder and all commercial finance examinations and appraisals of the Collateral received by the Agents (collectively, the “Reports”) and the Administrative Agent and the Canadian Agent each hereby agrees to honor each such request;

(c) expressly agrees and acknowledges that neither the Administrative Agent nor the Canadian Agent makes any representation or warranty as to the accuracy of the Reports, and shall not be liable for any information contained in any Report;

(d) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that the Agents, or any other party performing any audit or examination will inspect only specific information regarding the Loan Parties and will rely significantly upon the Loan Parties’ books and records, as well as on representations of the Loan Parties’ personnel;

(e) agrees to keep all Reports confidential in accordance with the provisions of Section 10.07 hereof; and

(f) without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold the Agents and any such other Person preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any Credit Extensions that the indemnifying Lender has made or may make to the Borrowers, or the indemnifying Lender’s participation in, or the indemnifying Lender’s purchase of, a Loan or Loans; and (ii) to pay and protect, and indemnify, defend, and hold the Agents and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including attorney costs) incurred by the Agents and any such other Person preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

9.13 Agency for Perfection.

Each Agent and Lender hereby appoints each other Agent and Lender as agent for the purpose of perfecting Liens for the benefit of the Agents and the Lenders, in assets which, in accordance with Article 9 of the UCC, the PPSA or any other applicable Law of the United States or Canada can be perfected only by possession. Should any Lender (other than the Agents) obtain possession of any such Collateral, such Lender shall notify the Agents thereof, and, promptly upon the Administrative Agent’s or the Canadian Agent’s request therefor, shall deliver such Collateral to the Administrative Agent or the Canadian Agent, as applicable, or otherwise deal with such Collateral in accordance with the Administrative Agent’s or the Canadian Agent’s instructions.

9.14 Indemnification of Agents. The Lenders shall indemnify the Agents (to the extent not reimbursed by the Loan Parties and without limiting the obligations of Loan Parties hereunder), ratably according to their Applicable Percentages in effect on the date on which indemnification is sought under this Section 9.14 (or, if indemnification is sought after the date upon which the Aggregate Total Commitments shall have terminated and indefeasible Payment in Full, ratably in accordance with their Applicable Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against any Agent in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted to be taken by any Agent in connection therewith; provided, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent’s gross negligence or willful misconduct as determined by a final and nonappealable judgment of a court of competent jurisdiction.

9.15 Relation among Lenders. The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of the Agents) authorized to act for, any other Lender.

9.16 ~~Reserved.~~Recovery of Erroneous Payments. Without limitation of any other provision in this Agreement, if at any time the Administrative Agent makes a payment hereunder in error to any Lender or any other Credit Party, whether or not in respect of an Obligation due and owing by the Borrowers at such time, where such payment is a Rescindable Amount, then in any such event, each Credit Party receiving a Rescindable Amount severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount received by such Credit Party in immediately available funds in the currency so received, with interest thereon, for each day from and including the date such Rescindable Amount is received by it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. Each Credit Party irrevocably waives any and all defenses, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another) or similar defense to its obligation to return any Rescindable Amount. The Administrative Agent shall inform each Credit Party promptly upon determining that any payment made to such Credit Party comprised, in whole or in part, a Rescindable Amount.

9.17 Risk Participation.

(a) Upon the earlier of Substantial Liquidation or the Determination Date, if all Canadian Liabilities ~~and the Foreign Liabilities incurred under the Canadian Borrowing Base~~ have not been repaid in full (other than the Other Liabilities of the Canadian Borrower and its Subsidiaries), then the Domestic Lenders shall purchase from the Canadian Lenders (on the date of Substantial Liquidation or the Determination Date, as applicable) such portion of the Canadian Liabilities (other than Other Liabilities relating to the Canadian Borrower and its Subsidiaries) so that each Lender shall, after giving effect to any such purchases, hold its Liquidation Percentage of all outstanding Canadian Liabilities and all other Obligations.

(b) Upon the earlier of Substantial Liquidation or the Determination Date, if all Obligations of the Domestic Borrowers ~~(including the Foreign Liabilities but excluding those Obligations relating to the Canadian Liabilities or the Other Liabilities of the Domestic Borrowers)~~ have not been repaid in full, then the Canadian Lenders shall purchase from the Domestic Lenders (on the date of Substantial Liquidation or the Determination Date, as applicable) such portion of such Obligations so that each Lender shall, after giving effect to any such purchases, hold its Liquidation Percentage of all outstanding Obligations of the Domestic Borrowers and the Canadian Liabilities.

(c) All purchases of Obligations under this Section 9.17 shall be at par, for cash, with no premium, discount or reduction.

(d) No Lender shall be responsible for any default of any other Lender in respect of any other Lender’s obligations under this Section 9.17, nor shall the obligations of any Lender hereunder be increased as a result of such default of any other Lender. Each Lender shall be obligated to the extent provided herein regardless of the failure of any other Lender to fulfill its obligations hereunder.

(e) Each Lender shall execute such instruments, documents and agreements and do such other actions as may be necessary or proper in order to carry out more fully the provisions and purposes of this Section 9.17 and the purchase of Obligations or the Canadian Liabilities, as applicable, as provided herein.

(f) The obligations of each Lender under this Section 9.17 are irrevocable and unconditional and shall not be subject to any qualification or exception whatsoever including, without limitation, lack of validity or enforceability of this Agreement or any of the Loan Documents or the existence of any claim, setoff, defense or other right which any Loan Party may have at any time against any of the Lenders.

(g) No fees required to be paid on any assignment pursuant to Section 10.06 of this Agreement shall be payable in connection with any assignment under this Section 9.17.

~~9.18 Domestic Parallel Debt~~

~~(a) Each Loan Party hereby irrevocably and unconditionally undertakes to pay to the Collateral Agent as a separate and independent obligation an amount equal to the total amount owed from time to time by such Loan Party to any Credit Party in respect of its Domestic Principal Obligations as they may exist from time to time. The payment undertaking of each Loan Party to the Collateral Agent under this Section 9.18 (a) is hereinafter referred to as a “Domestic Parallel Debt”. Each Domestic Parallel Debt will be payable in the currency or currencies of the relevant Domestic Principal Obligations.~~

~~(b) For the avoidance of doubt it is confirmed that Section 9.18(a) means that each Domestic Parallel Debt constitutes a payment obligation of the relevant Loan Party to the Collateral Agent which is separate and independent from, and without prejudice to, its Domestic Principal Obligations and shall become due and payable to the Collateral Agent as soon as, and to the extent that, any amount owed by such Loan Party to the relevant Credit Party under its Domestic Principal Obligations becomes due and payable.~~

~~(c) Each of the parties to this Agreement acknowledges that each Domestic Parallel Debt represents the Collateral Agent’s own claim to receive payment of such Domestic Parallel Debt from the relevant Loan Party and that the amount which may become due and payable by a Loan Party under its Domestic Parallel Debt pursuant to this Section 9.18 shall never exceed the total amount which becomes due and payable by such Loan Party to the Credit Parties under its Domestic Principal Obligations.~~

~~(d) Notwithstanding any of the other provisions of this Section 9.18:~~

~~(i) any amount due and payable by a Loan Party under its Parallel Debt shall, to the extent such Loan Party shall have paid any amounts to any Credit Party under its Domestic Principal Obligations or any Credit Party otherwise receives any amount in payment of such Domestic Principal Obligations (other than by virtue of Section 9.18 (f)), be decreased by equivalent amounts as if such amounts were received directly in payment of such Domestic Parallel Debt on the date of receipt by the relevant Credit Party of such amount in payment of such Domestic Principal Obligations; and~~

~~(ii) to the extent that any Loan Party shall have paid any amounts to the Collateral Agent under its Domestic Parallel Debt or the Collateral Agent shall have otherwise received monies in payment of such Parallel Debt, the Domestic Principal Obligations of such Loan Party to the relevant Credit Parties shall be decreased by equivalent amounts as if such amounts were received directly in payment of such Domestic Principal Obligations on the date of receipt by the Collateral Agent of such amount in payment of such Domestic Parallel Debt.~~

~~(e) For the purpose of this Section 9.18 the Collateral Agent acts in its own name and on behalf of itself but for the benefit of the Credit Parties and any security right granted to the Collateral Agent to secure the Domestic Parallel Debt is granted to the Collateral Agent in its capacity of sole creditor of the Domestic Parallel Debt.~~

~~(f) All payments received by the Collateral Agent shall be applied towards payment of the relevant Domestic Parallel Debt, whereupon the Collateral Agent shall distribute such amounts to the Credit Parties who are creditors in accordance with the terms of this Agreement.~~

~~9.19 Foreign Parallel Debt~~

~~(a) Each Loan Party hereby irrevocably and unconditionally undertakes to pay to the Canadian Agent as a separate and independent obligation an amount equal to the total amount owed from time to time by such Loan Party to any Credit Party in respect of its Foreign Principal Obligations as they may exist from time to time. The payment undertaking of each Loan Party to the Canadian Agent under this Section 9.19 (a) is hereinafter referred to as a “Foreign Parallel Debt”. Each Foreign Parallel Debt will be payable in the currency or currencies of the relevant Foreign Principal Obligations.~~

~~(b) For the avoidance of doubt it is confirmed that Section 9.19 (a) means that each Foreign Parallel Debt constitutes a payment obligation of the relevant Loan Party to the Canadian Agent which is separate and independent from, and without prejudice to, its Foreign Principal Obligations and shall become due and payable to the Canadian Agent as soon as, and to the extent that, any amount owed by such Loan Party to the relevant Credit Party under its Foreign Principal Obligations becomes due and payable.~~

~~(c) Each of the parties to this Agreement acknowledges that each Foreign Parallel Debt represents the Canadian Agent’s own claim to receive payment of such Foreign Parallel Debt from the relevant Loan Party and that the amount which may become due and payable by a Loan Party under its Foreign Parallel Debt pursuant to this Section 9.19 shall never exceed the total amount which becomes due and payable by such Loan Party to the Credit Parties under its Foreign Principal Obligations.~~

~~(d) Notwithstanding any of the other provisions of this Section 9.19:~~

~~(i) any amount due and payable by a Loan Party under its Foreign Parallel Debt shall, to the extent such Loan Party shall have paid any amounts to any Credit Party under its Foreign Principal Obligations or any Credit Party otherwise receives any amount in payment of such Foreign Principal Obligations (other than by virtue of Section 9.19 (f)), be decreased by equivalent amounts as if such amounts were received directly in payment of such Foreign Parallel Debt on the date of receipt by the relevant Credit Party of such amount in payment of such Foreign Principal Obligations; and~~

~~(ii) to the extent that any Loan Party shall have paid any amounts to the Canadian Agent under its Foreign Parallel Debt or the Canadian Agent shall have otherwise received monies in payment of such Foreign Parallel Debt, the Foreign Principal Obligations of such Loan Party to the relevant Credit Party shall be decreased by equivalent amounts as if such amounts were received directly in payment of such Foreign Principal Obligations on the date of receipt by the Canadian Agent of such amount in payment of such Foreign Parallel Debt.~~

~~(e) For the purpose of this Section 9.19 the Canadian Agent acts in its own name and on behalf of itself but for the benefit of the Credit Parties and any security right granted to the Canadian Agent to secure the Foreign Parallel Debt is granted to the Canadian Agent in its capacity of sole creditor of the Foreign Parallel Debt.~~

~~(f) All payments received by the Canadian Agent shall be applied towards payment of the relevant Foreign Parallel Debt, whereupon the Canadian Agent shall distribute such amounts to the Credit Parties who are creditors in accordance with the terms of this Agreement.~~

~~9.20 Parallel Debt Savings Clause. Notwithstanding any provision of Section 9.18 and 9.19 or any other provision of this Agreement, neither the Canadian Loan Parties nor the Foreign Borrower shall be liable for the payment of the Obligations incurred by the Domestic Borrowers (other than the Foreign Borrower) and Domestic Loan Parties. Rather, it is the intent of Sections 9.18 and 9.19 to create parallel debts for purpose of Dutch law.~~

ARTICLE X

MISCELLANEOUS

10.01 Amendments, Etc. Subject to Section 3.03(b), no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by any Loan Party therefrom, shall be effective unless in writing signed by the Administrative Agent, with the consent of the Required Lenders, and the Parent or the applicable Loan Party, as the case may be, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

(a) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender;

(b) postpone any date fixed by this Agreement or any other Loan Document for (i) any scheduled payment (including the Maturity Date) of principal, interest, fees or other amounts due hereunder or under any of the other Loan Documents without the written consent of each Lender directly affected thereby (it being understood that postponements of the date for mandatory prepayments required by Section 2.05 may be made with the consent of the Required Lenders and shall not be subject to this clause (b)) or (ii) any scheduled or mandatory reduction of the Aggregate ~~Revolving~~Total Commitments hereunder or under any other Loan Document, without the written consent of each Lender directly affected thereby;

(c) reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or any fees or other amounts payable hereunder or under any other Loan Document, without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrowers to pay interest or Letter of Credit Fees at the Default Rate;

(d) change Section 2.13~~,~~ or Section 8.03 ~~or Section 8.04~~ without the written consent of each Lender directly affected thereby;

(e) change any provision of this Section or the definitions of “Required Lenders”, “Required Revolving Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, or consent to the assignment or transfer by any Loan Parties of any of its rights and obligations under this Agreement and the other Loan Documents, in each case without the written consent of each Lender;

(f) except as expressly permitted hereunder or under any other Loan Document, release, or limit the liability of, any Loan Party without the written consent of each Lender;

(g) except for Dispositions permitted under Section 7.05 hereof or as provided in Section 9.10, release all or substantially all of the Collateral from the Liens of the Security Documents without the written consent of each Lender;

(h) change the definition of the term “Domestic Borrowing Base”, “Canadian Borrowing Base”, ~~“FILO Borrowing Base”,~~ “Combined Borrowing Base” or any component definition of either term, if as a result thereof the amount of credit available to the Borrowers hereunder would be increased without the written consent of each Lender, provided that the foregoing shall not limit the discretion of the Administrative Agent to change, establish or eliminate any Reserves with respect to the Domestic Borrowing Base, or the Canadian Agent to change, establish or eliminate any Reserves with respect to the Canadian Borrowing Base even if such change or elimination results in an increase in the amount of credit available to the Borrowers hereunder;

(i) modify the definition of “Permitted Domestic Overadvance” or the definition of “Permitted Canadian Overadvance” so as to increase the amount thereof or, except as provided in such definitions, the time period for a Permitted Domestic Overadvance or a Permitted Canadian Overadvance without the written consent of each Revolving Lender; and

(j) except as expressly permitted herein or in any other Loan Document, subordinate the Obligations hereunder or the Liens granted hereunder or under the other Loan Documents, to any other Indebtedness or Lien, as the case may be without the written consent of each Lender;

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Lenders required above, affect the rights or duties of the L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; (iv) no amendment, waiver or consent shall, unless in writing and signed by the Collateral Agent in addition to the Lenders required above, affect the rights or duties of the Collateral Agent under this Agreement or any other Loan Document, (v) no amendment, waiver or consent shall, unless in writing and signed by the Canadian Agent in addition to the Lenders required above, affect the rights or duties of the Canadian Agent under this Agreement or any other Loan

Document, and (vi) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender.

Notwithstanding any provision herein to the contrary, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Agents and the Borrowers (y) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the existing Obligations and the accrued interest and fees in respect thereof, and (z) to include, as appropriate, the Lenders holding such credit facilities in any required vote or action of the Applicable Lenders.

If any Lender does not consent (a “Non-Consenting Lender”) to a proposed amendment, waiver, consent or release with respect to any Loan Document that requires the consent of each Lender and that has been approved by the Required Lenders, the Parent may replace such Non-Consenting Lender in accordance with Section 10.13; provided that such amendment, waiver, consent or release can be effected as a result of the assignment contemplated by such Section (together with all other such assignments required by the Parent to be made pursuant to this paragraph).

10.02	Notices; Effectiveness; Electronic Communications.

(a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i) if to the Loan Parties, the Agents, the L/C Issuer or the Swing Line Lender, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 10.02; and

(ii) if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

(b) Electronic Communications. Notices and other communications to the Lenders and the L/C Issuer hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent or the Canadian Agent, as applicable, provided that the foregoing shall not apply to notices to any Lender or the L/C Issuer pursuant to Article II if such Lender or the L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Parent or the Canadian Agent and the Canadian Borrower may, in their discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c) The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Agents or any of their Related Parties (collectively, the “Agent Parties”) have any liability to any Loan Party, any Lender, the L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Loan Parties’ or the Agent Parties’ transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to any Loan Party, any Lender, the L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d) Change of Address, Etc. Each of the Loan Parties, the Agents, the L/C Issuer and the Swing Line Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Parent, the Agents, the L/C Issuer and the Swing Line Lender. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.

(e) Reliance by Agents, L/C Issuer and Lenders. The Agents, the L/C Issuer and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices and Swing Line Loan Notices) purportedly given by or on behalf of the Loan Parties even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Loan Parties shall indemnify the Agents, the L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Loan Parties. All telephonic notices to and other telephonic communications with the Agents may be recorded by the Agents, and each of the parties hereto hereby consents to such recording.

10.03 No Waiver; Cumulative Remedies. No failure by any Credit Party to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or under any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided herein and in the other Loan Documents are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether any Credit Party may have had notice or knowledge of such Default at the time.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at Law in connection with such enforcement shall be instituted and maintained exclusively by, the Agents in accordance with Section 8.02 for the benefit of all the Lenders and the L/C Issuer; provided, however, that the foregoing shall not prohibit (a) the Agents from exercising on their own behalf the rights and remedies that inure to its benefit (solely in their capacity as Agents) hereunder and under the other Loan Documents, (b) the L/C Issuer or the Swing Line Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as L/C Issuer or Swing Line Lender, as the case may be) hereunder and under the other Loan Documents, or (c) any Lender from exercising setoff rights in accordance with Section 10.08 (subject to the terms of Section 2.13); and provided, further, that if at any time there is no Person acting as Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Agents pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b) and (c) of the preceding proviso and subject to Section 2.13, any Lender may, (a) with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders, (b) without limiting the Agent’s rights under Section 9.09 file and prove a claim for the whole amount of the Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of such Lender allowed in such judicial proceeding; and (c) exercise rights and remedies (other than against the Collateral) under any agreements relating to Bank Products and Cash Management Services furnished by such Lender.

10.04	Expenses; Indemnity; Damage Waiver.

(a) Costs and Expenses. The Borrowers shall pay all Credit Party Expenses.

(b) Indemnification by the Loan Parties. The Loan Parties shall indemnify the Agents (and any sub-agent thereof), the Arrangers, each other Credit Party, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless (on an after tax basis) from, any and all losses, claims, causes of action, damages, liabilities, settlement payments, costs, and related expenses (including the fees, charges and disbursements of any external counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by any Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or, in the case of the Agents (and any sub-agents thereof) and their Related Parties only, the administration of this Agreement and the other Loan Documents, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any Loan Party or any of its Subsidiaries, or any Environmental Liability related in any way to any Loan Party or any of its Subsidiaries, (iv) any claims of, or amounts paid by any Credit Party to, a Blocked Account Bank or other Person which has entered into a control agreement with any Credit Party hereunder, or (v) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Borrower or any other Loan Party or any of the Loan Parties’ directors, shareholders or creditors, and regardless of whether any Indemnitee is a party thereto, in all cases, whether or not caused by or arising, in whole or in part, out of the comparative, contributory or sole negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the bad faith, gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by a Borrower or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrowers or such Loan Party has obtained a final and non-appealable judgment in its favor on such claim as determined by a court of competent jurisdiction; provided further that with respect to the Canadian Loan Parties, “Indemnitees” shall only refer to the Canadian Credit Parties and each Related Party of the Canadian Credit Parties; and provided further that reimbursement of legal expenses shall be limited to the expenses of one counsel (and any necessary local counsel) per Indemnitee. Without limiting the provisions of Section 3.01(c), for the avoidance of doubt, this Section 10.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages and costs arising from any non-Tax claim.

(c) Waiver of Consequential Damages, Etc. To the fullest extent permitted by Law, the Loan Parties shall not assert, and hereby waive, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction. None of the Credit Parties, or their agents or employees shall be liable for any loss or damage insured by the insurance policies required to be maintained under Section 6.07. Each Loan Party shall look solely to its insurance companies or any other parties other than the Credit Parties for the recovery of such loss or damage and such insurance companies shall have no rights of subrogation against any Credit Party or its agents or employees. If, however, the insurance policies do not provide waiver of subrogation rights against such parties, as required above, then the Loan Parties hereby agree, to the extent permitted by law, to waive their right of recovery, if any, against the Credit Parties and their agents and employees.

(d) Payments. All amounts due under this Section shall be payable on demand therefor.

(e) Survival. The agreements in this Section shall survive the resignation of any Agent, the Swing Line Lender, and the L/C Issuer, the assignment of any Commitment or Loan by any Lender, the replacement of any Lender, the termination of the Aggregate Total Commitments and the repayment, satisfaction or discharge of all the other Obligations.

10.05 Payments Set Aside. To the extent that any payment by or on behalf of the Loan Parties is made to any Credit Party, or any Credit Party exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Credit Party in its discretion) to be repaid to a receiver, interim receiver, trustee, monitor, custodian, conservator, liquidator, rehabilitator or similar officer, or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, (b) each Revolving Domestic Lender and the L/C Issuer (with respect to Domestic Letters of Credit) severally agrees to pay to the Agents upon demand its Applicable Percentage (without duplication) of any amount so recovered from or repaid by the Agents, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect, and (c) each Canadian Lender and the L/C Issuer (with respect to Canadian Letters of Credit) severally agrees to pay to the Canadian Agent upon demand its Applicable Percentage (without duplication) of any amount so recovered from or repaid by the Canadian Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Canadian Prime Rate from to time in effect. The obligations of the Lenders and the L/C Issuer under clause (b) and clause (c) of the preceding sentence shall survive the Payment in Full of the Obligations and the termination of this Agreement.

10.06	Successors and Assigns.

(a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Loan Party may assign or otherwise transfer any of its rights or obligations hereunder or under any other Loan Document without the prior written consent of the Agents and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of Section 10.06(b), (ii) by way of participation in accordance with the provisions of subsection Section 10.06(d), or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.06(f) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Credit Parties) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lenders. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment(s) and the Loans (including for purposes of this Section 10.06(b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i) Minimum Amounts.

(A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, no minimum amount need be assigned; and

(B) in any case not described in subsection (b)(i)(A)of this Section, the aggregate amount of the Revolving Domestic Commitment or Canadian Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Revolving Domestic Loans or Canadian Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 unless each of the Administrative Agent and, so long as no Default has occurred and is continuing, the Parent otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met;

(ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Revolving Domestic Loans or the Revolving Domestic Commitment assigned or the Canadian Loans or the Canadian Commitment assigned, as applicable, except that this clause (ii) shall not apply to the Swing Line Lender’s rights and obligations in respect of Swing Line Loans;

(iii) Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

(A) the consent of the Parent (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund with respect to such Lender; and

(B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of any Commitment if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender; and

(iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500, provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v) Restrictions on Canadian Lenders. Unless otherwise agreed by the Administrative Agent, no Person may be a Canadian Lender unless it (or any of its Affiliates) also has a Revolving Domestic Commitment in an amount at least equal to its Canadian Commitment.

~~(vi) Assignments to Canadian Lenders. The amount assigned by a Canadian Lender to its assignee (each such an assignee a “New Canadian Lender”) in relation to a Canadian Loan and/or commitments under this Agreement made available to any Dutch Loan Party shall be at least EUR 100,000 (or its equivalent in another currency) or, if it is less, the New Canadian Lender shall confirm in writing to the relevant Dutch Loan Party that such New Canadian Lender is a Professional Market Party.~~

~~(vii) Representation by New Canadian Lender. If on the date on which a New Canadian Lender becomes a Canadian Lender, such Canadian Lender participates in Canadian Loans that may be made available to a Dutch Loan Party and the amount of such participation shall be less than EUR 100,000 (or its equivalent in another currency) and it is a requirement under Dutch law that such New Canadian Lender be a Professional Market Party, such New Canadian Lender will make a representation that it is a Professional Market Party and will undertake, to the extent necessary, to provide its reasonable assistance to each Dutch Loan Party in verifying such New Canadian Lender’s status as a Professional Market Party.~~

(vi) ~~(viii)~~ Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or sub-participations, or other compensating actions, including funding, with the consent of the Parent and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, the L/C Issuer or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swing Line Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Upon request, the Borrowers (at their expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.06(d).

(c) Register. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrowers (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Loan Parties, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Parent and any Lender at any reasonable time and from time to time upon reasonable prior notice.

(d) Participations. Any Lender may at any time, without the consent of, or notice to, the Loan Parties or the Administrative Agent, sell participations to any Person (other than a natural person or the Loan Parties or any of the Loan Parties’ Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Revolving Domestic Commitment, Canadian Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Loan Parties, the Agents, the Lenders and the L/C Issuer shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any Participant shall agree in writing to comply with all confidentiality obligations set forth in Section 10.07 as if such Participant was a Lender hereunder.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that affects such Participant. Subject to subsection (e) of this Section, the Loan Parties agree that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.06(b). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.13 as though it were a Lender.

Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations or, to the extent applicable, is required under Section 3.01 of this Agreement. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e) Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Parent’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless the Parent is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Loan Parties, to comply with Section 3.01(e) as though it were a Lender.

(f) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g) Electronic Execution of Assignments and Certain Other Documents.

(i) The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.

(ii) This Agreement and any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to this Agreement (each a “Communication”), including Communications required to be in writing, may be in the form of an Electronic Record and may be executed using Electronic Signatures. Each of the Loan Parties agrees that any Electronic Signature on or associated with any Communication shall be valid and binding on each of the Loan Parties to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature, will constitute the legal, valid and binding obligation each of the Loan Parties enforceable against such in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered. Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Administrative Agent and each of the Credit Parties of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. The Administrative Agent and each of the Credit Parties may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of the such Person’s business, and destroy the original paper document. All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything contained herein to the contrary, the Administrative Agent is under no obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it; provided, further, without limiting the foregoing, (a) to the extent the Administrative Agent has agreed to accept such Electronic Signature, the Administrative Agent and each of the Credit Parties shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of any Loan Party without further verification and (b) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by such manually executed counterpart. For purposes hereof, “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.

(h) Resignation as L/C Issuer or Swing Line Lender after Assignment or Resignation. Notwithstanding anything to the contrary contained herein, if at any time Bank of America or Bank of America Canada-Branch assigns all of its Commitment and Loans pursuant to subsection (b) above, or resigns as Administrative Agent or Canadian Agent in accordance with the provisions of Section 9.06, Bank of America or Bank of America Canada-Branch and its Affiliates may, (i) upon thirty (30) days’ notice to the Parent and the Lenders, resign as an L/C Issuer and/or (ii) with duplication of any notice required under Section 9.06, upon thirty (30) days’ notice to the Parent, resign as a Swing Line Lender. In the event of any such resignation as L/C Issuer or Swing Line Lender, the Parent shall be entitled to appoint from among the Lenders a successor L/C Issuer or Swing Line Lender hereunder; provided, however, that no failure by the Parent to appoint any such successor shall affect the resignation of Bank of America or Bank of America Canada-Branch as an L/C Issuer or a Swing Line Lender, as the case may be. If Bank of America or Bank of America Canada-Branch and its Affiliates resigns as L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). Upon the appointment of a successor L/C Issuer and/or Swing Line Lender, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as the case may be, (b) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America or Bank of America Canada-Branch to effectively assume the obligations of Bank of America or Bank of America Canada-Branch and any of its Affiliates with respect to such Letters of Credit, and (c) the successor Swing Line Lender shall repay all outstanding Obligations with respect to Swing Line Loans due to the resigning Swing Line Lender.

10.07 Treatment of Certain Information; Confidentiality. Each of the Credit Parties agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates, Approved Funds, and to its and its Affiliates’ and Approved Funds’ respective partners, directors, officers, employees, agents, funding sources, attorneys, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by Laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any Swap Contract or derivative transaction relating to any Loan Party and its obligations, (g) with the consent of the Parent or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to any Credit Party or any of their respective Affiliates on a non-confidential basis from a source other than the Loan Parties.

For purposes of this Section, “Information” means all information received from the Loan Parties or any Subsidiary thereof relating to the Loan Parties or any Subsidiary thereof or their respective businesses, other than any such information that is available to any Credit Party on a non- confidential basis prior to disclosure by the Loan Parties or any Subsidiary thereof, provided that, in the case of information received from any Loan Party or any Subsidiary after the Effective Date, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Credit Parties acknowledges that (a) the Information may include material non-public information concerning the Loan Parties or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with Law, including Federal and state securities Laws.

10.08 Right of Setoff. If an Event of Default shall have occurred and be continuing or if any Lender shall have been served with a trustee process or similar attachment relating to property of a Loan Party, each Lender, the L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, after obtaining the prior written consent of the Administrative Agent or the Required Lenders, to the fullest extent permitted by Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) or other property at any time held and other obligations (in whatever currency) at any time owing by such Lender, the L/C Issuer or any such Affiliate to or for the credit or the account of the Borrowers or any other Loan Party against any and all of the Obligations now or hereafter existing under this Agreement or any other Loan Document to such Lender or the L/C Issuer, regardless of the adequacy of the Collateral, and irrespective of whether or not such Lender or the L/C Issuer shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrowers or such Loan Party may be contingent or unmatured or are owed to a branch or office of such Lender or the L/C Issuer different from the branch or office holding such deposit or obligated on such indebtedness, provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.16 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the L/C Issuer and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, the L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the L/C Issuer or their respective Affiliates may have. Each Lender and the L/C Issuer agrees to notify the Parent and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application. Notwithstanding the foregoing, any amounts of the Canadian Loan Parties so offset shall be applied solely to the Canadian Liabilities.

10.09 Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by Law (the “Maximum Rate”). If the Administrative Agent, the Canadian Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans and the other Obligations or, if it exceeds such unpaid principal and other Obligations, refunded to the Borrowers. In determining whether the interest contracted for, charged, or received by the Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

10.10 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy, pdf or other electronic transmission shall be as effective as delivery of a manually executed counterpart of this Agreement.

10.11 Survival. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Credit Parties, regardless of any investigation made by any Credit Party or on their behalf and notwithstanding that any Credit Party may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding. Further, the provisions of Sections 3.01, 3.04, 3.05 and 10.04 and Article IX shall survive and remain in full force and effect regardless of the repayment of the Obligations, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof. In connection with the termination of this Agreement and the release and termination of the security interests in the Collateral, the Agents may require such indemnities and collateral security as they shall reasonably deem necessary or appropriate to protect the Credit Parties against (x) loss on account of credits previously applied to the Obligations that may subsequently be reversed or revoked, (y) any obligations that may thereafter arise with respect to the Other Liabilities, and (z) any Obligations that may thereafter arise under Section 10.04 hereof.

10.12 Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 10.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Agent, the L/C Issuer or the Swing Line Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.

10.13 Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if the Borrowers ~~(other than the Foreign Borrower)~~ are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Borrowers may, at their sole expense and effort (in the case of the Canadian Borrower, only in respect of any Canadian Lender), upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights and obligations under this Agreement and the related Loan Documents (other than its existing rights to payments pursuant to Section 3.01 and 3.04) to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(a) the Borrowers shall have paid to the Administrative Agent the assignment fee specified in Section 10.06(b);

(b) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts);

(c) in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;

(d) such assignment does not conflict with Laws; and

(e) in the case of an assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.

10.14	Governing Law; Jurisdiction; Etc.

(a) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(b) SUBMISSION TO JURISDICTION. EACH LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY, BOROUGH OF MANHATTAN, AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE LOAN PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE LOAN PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT ANY CREDIT PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c) WAIVER OF VENUE. EACH LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE LOAN PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

(e) ACTIONS COMMENCED BY LOAN PARTIES. EACH LOAN PARTY AGREES THAT ANY ACTION COMMENCED BY ANY LOAN PARTY ASSERTING ANY CLAIM OR COUNTERCLAIM ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL BE BROUGHT SOLELY IN A COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY OR ANY FEDERAL COURT SITTING THEREIN AS THE ADMINISTRATIVE AGENT MAY ELECT IN ITS SOLE DISCRETION AND CONSENTS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS WITH RESPECT TO ANY SUCH ACTION.

10.15 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

10.16 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby, the Loan Parties each acknowledge and agree that: (i) the credit facility provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are an arm’s-length commercial transaction between the Loan Parties, on the one hand, and the Credit Parties, on the other hand, and each of the Loan Parties is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof); (ii) in connection with the process leading to such transaction, the each Credit Party is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary, for the Loan Parties or any of their respective Affiliates, stockholders, creditors or employees or any other Person; (iii) none of the Credit Parties has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the

Loan Parties with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Loan Document (irrespective of whether any of the Credit Parties has advised or is currently advising any Loan Party or any of its Affiliates on other matters) and none of the Credit Parties has any obligation to any Loan Party or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; (iv) the Credit Parties and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Loan Parties and their respective Affiliates, and none of the Credit Parties has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Credit Parties have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and each of the Loan Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate. Each of the Loan Parties hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against each of the Credit Parties with respect to any breach or alleged breach of agency or fiduciary duty.

10.17 USA PATRIOT Act Notice; Proceeds of Crime Act. Each Lender that is subject to the USA PATRIOT Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Loan Parties that pursuant to the requirements of the USA PATRIOT Act and all applicable “know your customer” rules, regulations and procedures applicable to such Lender in Canada, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the USA PATRIOT Act. Each Loan Party is in compliance, in all material respects, with the USA PATRIOT Act and the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) (the “Proceeds of Crime Act”). No part of the proceeds of the Loans will be used by the Loan Parties, directly or indirectly, for any purpose which would contravene or breach the Proceeds of Crime Act or for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, the Corruption of Foreign Public Officials Act (Canada) or similar legislation of another jurisdiction. The Loan Parties shall, promptly following a request by the Agent or any Lender, provide all documentation and other information that the Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act and the Proceeds of Crime Act. If the Administrative Agent has ascertained the identity of any Canadian Loan Party or any authorized signatories of any Canadian Loan Party for the purposes of applicable “know your customer” and anti-money laundering rules and regulations, including the Proceeds of Crime Act, then the Administrative Agent: (i) shall be deemed to have done so as an agent for each Lender, and this Agreement shall constitute a “written agreement” in such regard between each Lender and the Administrative Agent within the meaning of such applicable “know your customer” and anti-money laundering rules and regulations, including the Proceeds of Crime Act; and (ii) shall provide to each Lender copies of all information obtained in such regard without any representation or warranty as to its accuracy or completeness. Notwithstanding the preceding sentence and except as may otherwise be agreed in writing, each of the Lenders agrees that the Administrative Agent has no obligation to ascertain the identity of the Canadian Loan Parties or any authorized signatories of the Canadian Loan Parties on behalf of any Lender, or to confirm the completeness or accuracy of any information it obtains from any Canadian Loan Party or any such authorized signatory in doing so.

10.18 Foreign Asset Control Regulations. Neither of the advance of the Loans, the issuance of Letters of Credit nor the use of the proceeds of any thereof will violate the Trading With the Enemy Act (50 U.S.C. § 1 et seq., as amended) (the “Trading With the Enemy Act”) or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) (the “Foreign Assets Control Regulations”) or any enabling legislation or executive order relating thereto (which for the avoidance of doubt shall include, but shall not be limited to (a) Executive Order 13224 of September 21, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)) (the “Executive Order”) and (b) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56)). Furthermore, none of the Borrowers or their Affiliates (a) is or will become a “blocked person” as described in the Executive Order, the Trading With the Enemy Act or the Foreign Assets Control Regulations or (b) engages or will engage in any dealings or transactions, or be otherwise associated, with any such “blocked person” or in any manner violative of any such order.

10.19	Time of the Essence. Time is of the essence of the Loan Documents.

10.20 Designation as Senior Debt. All Obligations shall be “Designated Senior Indebtedness” for purposes of and as defined in the Senior Subordinated Note certain Indenture and all supplemental indentures thereto.

10.21	Press Releases.

(a) Each Credit Party executing this Agreement agrees that neither it nor its Affiliates will in the future issue any press releases or other public disclosure using the name of any Agent or their respective Affiliates or referring to this Agreement or the other Loan Documents without at least two (2) Business Days’ prior notice to the Agents and without the prior written consent of the Agents unless (and only to the extent that) such Credit Party or Affiliate is required to do so under Law and then, in any event, such Credit Party or Affiliate will consult with the Agents before issuing such press release or other public disclosure,

(b) Each Loan Party consents to the publication by any Agent or any Lender of advertising material relating to the financing transactions contemplated by this Agreement using any Loan Party’s name, product photographs, logo or trademark. Such Agent or such Lender shall provide a draft reasonably in advance of any advertising material to the Parent for review and comment prior to the publication thereof. The Agents reserve the right to provide to industry trade organizations information necessary and customary for inclusion in league table measurements.

10.22	Additional Waivers.

(a) Except as provided herein or in any other Loan Document or pursuant to any amendment or waiver executed pursuant to Section 10.01, (i) the Obligations (including, for avoidance of doubt, the Canadian ~~Liabilities and the Foreign~~ Liabilities) are the joint and several obligation of each Domestic Loan Party~~;~~ and (ii) the Canadian Liabilities ~~and the Foreign Liabilities~~ are the joint and several obligation of each Canadian ~~Loan Party; and (iii) the Foreign Liabilities are the joint and several obligations of each~~ Loan Party. To the fullest extent permitted by applicable Law, the obligations of each Loan Party shall not be affected by (i) the failure of any Credit Party to assert any claim or demand or to enforce or exercise any right or remedy against any other Loan Party under the provisions of this Agreement, any other Loan Document or otherwise, (ii) any release of any other Loan Party from any of the terms or provisions of, this Agreement or any other Loan Document, or (iii) the failure to perfect any security interest in, or the release of, any of the Collateral or other security held by or on behalf of any Agent, the Collateral Agent or any other Credit Party.

(b) Except as provided herein or in any other Loan Document or pursuant to any amendment or waiver executed pursuant to Section 10.01, the Obligations of each Loan Party shall not be subject to any reduction, limitation, impairment or termination for any reason (other than the indefeasible Payment in Full in cash of the Obligations after the termination of the Aggregate Total Commitments), including any claim of waiver, release, surrender, alteration or compromise of any of the Obligations, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of any of the Obligations or otherwise. Without limiting the generality of the foregoing, the Obligations of each Loan Party shall not be discharged or impaired or otherwise affected by the failure of any Agent or any other Credit Party to assert any claim or demand or to enforce any remedy under this Agreement, any other Loan Document or any other agreement, by any waiver or modification of any provision of any thereof, any default, failure or delay, willful or otherwise, in the performance of any of the Obligations, or by any other act or omission that may or might in any manner or to any extent vary the risk of any Loan Party or that would otherwise operate as a discharge of any Loan Party as a matter of law or equity (other than the indefeasible Payment in Full in cash of all of the Obligations after the termination of the Aggregate Total Commitments).

(c) To the fullest extent permitted by applicable Law, each Loan Party waives any defense based on or arising out of any defense of any other Loan Party or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any other Loan Party, other than the indefeasible Payment in Full in cash of all the Obligations after the termination of the Aggregate Total Commitments. The Agents and the Collateral Agent may, at their election, foreclose on any security held by one or more of them by one or more judicial or non-judicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with any other Loan Party, or exercise any other right or remedy available to them against any other Loan Party, without affecting or impairing in any way the liability of any Loan Party hereunder except to the extent that indefeasible Payment in Full of all the Obligations has occurred and the Aggregate Total Commitments have been terminated. Each Loan Party waives any defense arising out of any such election even though such election operates, pursuant to applicable Law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Loan Party against any other Loan Party, as the case may be, or any security.

(d) Upon payment by any Loan Party of any Obligations, all rights of such Loan Party against any other Loan Party arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the prior indefeasible Payment in Full in cash of all the Obligations after the termination of the Aggregate Total Commitments. Any indebtedness of any Loan Party now or hereafter held by any other Loan Party is hereby subordinated in right of payment to the prior indefeasible Payment in Full of the Obligations and the termination of the Aggregate Total Commitments. If any amount shall erroneously be paid to any Loan Party on account of (i) such subrogation, contribution, reimbursement, indemnity or similar right or (ii) any such indebtedness of any Loan Party, such amount shall be held in trust for the benefit of the Credit Parties and shall forthwith be paid to the applicable Agent to be credited against the payment of the applicable Obligations, whether matured or unmatured, in accordance with the terms of this Agreement and the other Loan Documents. Subject to the foregoing, to the extent that any Borrower or Guarantor shall, under this Agreement as a joint and several obligor, repay any of the Obligations constituting Loans made to another Borrower hereunder or other Obligations incurred directly and primarily by any other Borrower (an “Accommodation Payment”), then the Borrower or Guarantor making such Accommodation Payment shall be entitled to contribution and indemnification from, and be reimbursed by, each of the other Loan Parties in an amount, (x) for each of such other Domestic

Borrower, equal to a fraction of such Accommodation Payment, the numerator of which fraction is such other Domestic Borrower’s Allocable Amount and the denominator of which is the sum of the Allocable Amounts of all of the Domestic Borrowers, or (y) for the Canadian Loan Parties ~~or the Foreign Borrower~~, in an amount equal to such Accommodation Payment. As of any date of determination, the “Allocable Amount” of each Domestic Borrower shall be equal to the maximum amount of liability for Accommodation Payments which could be asserted against such Domestic Borrower hereunder without (a) rendering such Domestic Borrower “insolvent” within the meaning of Section 101 (31) of the Bankruptcy Code, Section 2 of the Uniform Fraudulent Transfer Act (“UFTA”) or Section 2 of the Uniform Fraudulent Conveyance Act (“UFCA”), (b) leaving such Domestic Borrower with unreasonably small capital or assets, within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA, or Section 5 of the UFCA, or (c) leaving such Domestic Borrower unable to pay its debts as they become due within the meaning of Section 548 of the Bankruptcy Code or Section 4 of the UFTA, or Section 5 of the UFCA.

10.23 Judgment Currency

(a) If, for the purposes of obtaining judgment in any court in any jurisdiction with respect to this Agreement or any other Loan Document, it becomes necessary to convert into a particular currency (the “Judgment Currency”) any amount due under this Agreement or under any other Loan Document in any currency other than the Judgment Currency (the “Currency Due”), then conversion shall be made at the rate of exchange prevailing on the Business Day before the day on which judgment is given. For this purpose “rate of exchange” means the rate at which the applicable Agent is able, on the relevant date, to purchase the Currency Due with the Judgment Currency in accordance with its normal practice for the applicable currency conversion in the wholesale market. In the event that there is a change in the rate of exchange prevailing between the conversion date and the date of actual payment of the amount due, the Loan Parties will pay such additional amount (if any, but in any event not a lesser amount) as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of Currency Due which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial order at the rate of exchange prevailing on the conversion date. If the amount of the Currency Due which the applicable Agent is so able to purchase is less than the amount of the Currency Due originally due to it, the applicable Loan Party shall indemnify and save the Agents, the L/C Issuer and the Lenders harmless from and against all loss or damage arising as a result of such deficiency. This indemnity shall constitute an obligation separate and independent from the other obligations contained in this Agreement and the other Loan Documents, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by any Agent from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due under this Agreement or any other Loan Document or under any judgment or order.

10.24 No Strict Construction.

The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

10.25 Attachments.

The exhibits, schedules and annexes attached to this Agreement are incorporated herein and shall be considered a part of this Agreement for the purposes stated herein, except that in the event of any conflict between any of the provisions of such exhibits and the provisions of this Agreement, the provisions of this Agreement shall prevail.

10.26 Keepwell.

Each Loan Party that is a Qualified ECP Guarantor at the time the Facility Guaranty or the grant of a security interest under the Loan Documents, in each case, by any Specified Loan Party becomes effective with respect to any Swap Obligation, hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Loan Party with respect to such Swap Obligation as may be needed by such Specified Loan Party from time to time to honor all of its obligations under the Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Guarantor’s obligations and undertakings under the Facility Guaranty voidable under applicable Law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations and undertakings of each Qualified ECP Guarantor under this Section shall remain in full force and effect until Payment in Full of the Obligations have been indefeasibly paid and performed in full. Each Loan Party intends this Section to constitute, and this Section shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of, each Specified Loan Party for all purposes of the Commodity Exchange Act.

10.27 ~~Dutch Guarantee Limitations.~~ [reserved]

~~In view of the articles of association of the Foreign Borrower, the guarantee, indemnity and other obligations of the Foreign Borrower expressed to be assumed shall be deemed not to be assumed by the Foreign Borrower to the extent that the same would constitute unlawful financial assistance within the meaning of any applicable financial assistance rules, if any (the “Prohibition”) and the provisions of the Foreign Borrower shall be construed accordingly. For the avoidance of doubt it is expressly acknowledged that the Foreign Borrower will continue to guarantee all such obligations which, if included, do not constitute a violation of the Prohibition.~~

10.28 ~~Language.~~[reserved]

~~The parties herein have expressly requested that this Agreement and all related documents be drawn up in the English language. A la demande expresse des parties aux présentes, cette convention et tout document y afférent ont été rédigés en langue anglaise.~~

10.29 Acknowledgment and Consent to Bail-In of ~~EEA~~Affected Financial Institutions.

~~Notwithstanding~~Solely to the extent any Lender or Issuing Lender that is an Affected Financial Institution is a party to this Agreement and notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender or Issuing Lender that is an ~~EEA~~Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of ~~an EEA~~the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by ~~an EEA~~the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an ~~EEA~~Affected Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such ~~EEA~~Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any ~~EEA~~applicable Resolution Authority.

10.30 Intercreditor Agreement. Notwithstanding anything herein to the contrary, the Liens and security interests granted to the Collateral Agent pursuant to the Security Documents, and the exercise of any right or remedy by the Collateral Agent hereunder or thereunder, are subject to the provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Agreement, the terms of the Intercreditor Agreement shall govern and control.

10.31 Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a) In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

10.32 Amendment and Restatement. This Agreement is an amendment and restatement of the Existing Credit Agreement, it being acknowledged and agreed that as of the Effective Date, all obligations outstanding under or in connection with the Existing Credit Agreement and any of the other Loan Documents (such obligations, collectively, the “Existing Obligations”) constitute obligations under this Agreement. This Agreement is in no way intended to constitute a novation of the Existing Credit Agreement or the Existing Obligations. With respect to (i) any date or time period occurring and ending prior to the Effective Date, the Existing Credit Agreement and the other Loan Documents shall govern the respective rights and obligations of any party or parties hereto also party thereto and shall for such purposes remain in full force and effect, and (ii) any date or time period occurring or ending on or after the Effective Date, the rights and obligations of the parties hereto shall be governed by this Agreement (including, without limitation, the exhibits and schedules hereto) and the other Loan Documents. From and after the Effective Date, any reference to the Existing Credit Agreement in any of the other Loan Documents executed or issued by and/or delivered to any one or more parties hereto pursuant to or in connection therewith shall be deemed to be a reference to this Agreement, and the provisions of this Agreement shall prevail in the event of any conflict or inconsistency between such provisions and those of the Existing Credit Agreement.

Without limiting the generality of Section 10.32, the parties agree that:

(a) all Existing Obligations outstanding as at the Effective Date shall, as of the Effective Date, be deemed to be obligations outstanding hereunder and subject to the terms of this Agreement, and

(b) each of the other Loan Documents (other than the Existing Credit Agreement) is hereby ratified and confirmed in all respects and shall continue in full force and effect, unamended, except that (A) any references therein to the Existing Credit Agreement shall be deemed to refer to this Agreement, and (B) any security granted or guarantee given pursuant to or in connection with the Existing Credit Agreement and the other Loan Documents shall continue to secure or guarantee, as applicable, the obligations of the Loan Parties arising pursuant to or in connection with this Agreement (including all such obligations arising initially pursuant to or in connection with the Existing Credit Agreement and the other Loan Documents).

[SIGNATURES ON THE FOLLOWING PAGES]

Annex B

Updated Exhibits

[see attached]

Exhibit A-1

Form of Domestic Committed Loan Notice

Date:

To:	Bank of America, N.A., as Administrative Agent
100 Federal Street, 9th Floor
Boston, Massachusetts 02110
Attention: Mr. Matthew Potter

Re:   Amended and Restated Credit Agreement dated as of July 6, 2017 (as modified, amended, supplemented or restated and in effect from time to time, the “Credit Agreement”) by and between, among others, (i) SALLY HOLDINGS LLC, a Delaware limited liability company (“Holdings”) and as a Domestic Borrower, (ii) the other Domestic Borrowers, (iii) the Guarantors party thereto, and (iv) Bank of America, N.A., as Administrative Agent (the “Administrative Agent”), for its own benefit and the benefit of the other Credit Parties. Capitalized terms used but not defined herein shall have the meanings set forth in the Credit Agreement.

Ladies and Gentlemen:

Holdings refers to the above described Credit Agreement and hereby irrevocably notifies you of the [Committed Borrowing][Conversion of Committed Loans from one Type to the other Type][continuation of LIBOR Rate Loans] requested below:

1.	The Business Day of the proposed [Committed Borrowing][Conversion][continuation] is , 202_.[1]

2.

The aggregate amount of the proposed [Committed Borrowing] [Conversion] [continuation] is (a) $                    (which shall be in a principal amount of $1,000,000 or a whole multiple of $1,000,000 in excess thereof, in the case of LIBOR Rate Loans or BA Equivalent Loans), or (b) $                    (which, in the case of Domestic Prime Rate Loans or US Index Rate Loans, shall be in a principal amount of $500,000, or a whole multiple of $100,000 in excess thereof or the Equivalent Amount thereof), which [Committed Borrowing][Conversion][continuation] consists of the following Types and following requested currency:

[1]

Each notice must be received by the Administrative Agent not later than 11:00 a.m. (i) three (3) Business Days prior to the requested date of any Committed Borrowing of or continuation of LIBOR Rate Loans or BA Equivalent Loans or of any conversion of any such Loans to Loans of a different Type, (ii) four (4) Business Days prior to the requested date of any Committed Borrowing to be made in an Optional Currency of, conversion to, or continuation of LIBOR Rate Loans or BA Equivalent Loans in an Optional Currency or of any conversion of any such Loans to Loans of a different Type, and (iii) on the requested date of any Committed Borrowing of any of Domestic Prime Rate Loans or US Index Rate Loans.

1

Type of [Committed

Borrowing][Conversion][continuation]

[Domestic Prime Rate Loans or LIBOR

Rate Loans]

In the following currency: [U.S. Dollar:

Domestic Prime Rate/LIBOR Rate;

Canadian Dollars: Domestic Prime

Rate/LIBOR Rate]

Amount		Interest Period for LIBOR Rate Loans[2]
$	___________________	[1/3/6 months	]
$	___________________	[1/3/6 months	]
$	___________________	[1/3/6 months	]
$	___________________	[1/3/6 months	]

3.	Proceeds of the proposed Borrowing are to be disbursed to the following account(s):

Holdings hereby certifies, on behalf of itself and the other Domestic Borrowers, that the following statements are true and correct on the date of the proposed [Committed Borrowing] [Conversion]3[continuation], before and after giving effect thereto and to the application of the proceeds therefrom:

(a) The representations and warranties of the Loan Parties contained in the Credit Agreement and the other Loan Documents or otherwise made in writing in connection therewith are true and correct in all material respects as though made on and as of the date of the proposed [Borrowing][Conversion][continuation], except (i) to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, (ii) in the case of any representation and warranty qualified by materiality, they shall be true and correct in all respects, and (iii) solely for purposes of Section 4.02 of the Credit Agreement, the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Credit Agreement; and

(b) No Default shall exist, or would result from such proposed [Borrowing][conversion][continuation] or from the application of the proceeds thereof.

[2]

If no election of Interest Period is specified, such notice shall be deemed a request for an Interest Period of one (1) month, provided that any request for Optional Currency shall comply with Section 2.02(b) of the Credit Agreement.

[3]	This certification is not required for a Committed Loan Notice requesting only a conversion of a Committed Loan to another Type of Committed Loan or a continuation of LIBOR Rate Loans.

SALLY HOLDINGS LLC

As a Domestic Borrower and as Holdings on
behalf of Domestic Borrowers

By:
Name:
Title:

Exhibit A-2

Canadian Committed Loan Notice

Date:

To:	Bank of America, N.A. (acting through its Canada branch)
181 Bay Street, 4th Floor
Toronto, Ontario, Canada MVJ 2V8
Attention: Ms. Medina Sales de Andrade

Bank of America, N.A., as Administrative Agent
100 Federal Street, 9th Floor
Boston, Massachusetts 02110
Attention: Mr. Matthew Potter

Re:   Amended and Restated Credit Agreement dated as of July 6, 2017 (as modified, amended, supplemented or restated and in effect from time to time, the “Credit Agreement”) by and between, among others, (i) Beauty Systems Group (Canada), Inc., a New Brunswick corporation (the “Canadian Borrower”), (ii) Bank of America, N.A., as Administrative Agent (the “Administrative Agent”), for its own benefit and the benefit of the other Credit Parties, and (iii) Bank of America, N.A. (acting through its Canada branch), as Canadian Administrative Agent (the “Canadian Agent”), for its own benefit and the benefit of the other Credit Parties. Capitalized terms used but not defined herein shall have the meanings set forth in the Credit Agreement.

Ladies and Gentlemen:

The Canadian Borrower refers to the above described Credit Agreement and hereby irrevocably notifies you of the Borrowing requested below:

1.	The Business Day of the proposed [Committed Borrowing][Conversion][continuation] is , 20__.[1]

2.

The aggregate amount of the proposed [Committed Borrowing] [Conversion][continuation] is (a) $                    (which, in the case of BA Equivalent Loans, and LIBOR Rate Loans, shall be in a principal amount of $1,000,000 or a whole multiple of $1,000,000 in excess thereof or the Equivalent Amount thereof), or (b)[2] $                    (which, in the case of Canadian Prime Rate Loans, shall be in a principal amount of $500,000, or a whole multiple of $100,000 in excess thereof or the Equivalent Amount thereof), which [Borrowing] [Conversion][continuation] consists of the following Types:

[1]

Each notice must be received by the Canadian Agent not later than 11:00 a.m. (i) three (3) Business Days prior to the requested date of any Committed Borrowing of or continuation of LIBOR Rate Loans or BA Equivalent Loans or of any conversion of any such Loans to Loans of a different Type, (ii) four (4) Business Days prior to the requested date of any Committed Borrowing to be made in an Optional Currency of, conversion to, or continuation of LIBOR Rate Loans or BA Equivalent Loans in an Optional Currency or of any conversion of any such Loans to Loans of a different Type, and (iii) on the requested date of any Committed Borrowing of any of Canadian Prime Rate Loans.

[2]	This clause (b) applies only to Committed Borrowing of or Conversion to.

Type of Borrowing

(Canadian Prime Rate Loans,

LIBOR Rate Loans, US Index

Rate Loans, or BA

Equivalent Loans)

In the following currency:

[U.S. Dollar: US Index

Rate/LIBOR Rate; Canadian

Dollars: Canadian Prime Rate

Loans/BA Equivalent Loans]

Amount (in $ or CD$)		Interest Period for LIBOR Rate Loans or BA Equivalent Loans[3]
$	___________________	[1/3/6 months	]
$	___________________	[1/3/6 months	]
$	___________________	[1/3/6 months	]
$	___________________	[1/3/6 months	]

3.	Proceeds of the proposed [Borrowing][Conversion][continuation] are to be disbursed to the following account(s):

The Canadian Borrower hereby certifies that the following statements are true and correct on the date of the proposed [Committed Borrowing][Conversion]4[continuation], before and after giving effect thereto and to the application of the proceeds therefrom:

(a) The representations and warranties of the Loan Parties contained in the Credit Agreement and the other Loan Documents or otherwise made in writing in connection therewith (including in any Borrowing Base Certificate) are true and correct in all material respects as though made on and as of the date of the proposed [Committed Borrowing][Conversion][continuation], except (i) to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, (ii) in the case of any representation and warranty qualified by materiality, they shall be true and correct in all respects and (iii) solely for purposes of Section 4.02 of the Credit Agreement, the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Credit Agreement; and

[3]

If no election of Interest Period is specified, such notice shall be deemed a request for an Interest Period of one (1) month, provided that any request for Optional Currency shall comply with 2.02(c) of the Credit Agreement.

[4]

This certification is not required for a Committed Loan Notice requesting only a conversion of a Committed Loan to another Type of Committed Loan or a continuation of LIBOR Rate Loans or BA Equivalent Loans.

(b) No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds thereof.

BEAUTY SYSTEMS GROUP (CANADA),
INC.

By:
Name:
Title:

Exhibit B-1

Form of Domestic Swing Line Loan Notice

Date:

To:	Bank of America, N.A., as Administrative Agent
100 Federal Street, 9th Floor
Boston, Massachusetts 02110
Attention: Mr. Matthew Potter

Re:   Amended and Restated Credit Agreement dated as of July 6, 2017 (as modified, amended, supplemented or restated and in effect from time to time, the “Credit Agreement”) by and between, among others, (i) SALLY HOLDINGS LLC, a Delaware limited liability company (“Holdings”) and as a Domestic Borrower, (ii) the other Domestic Borrowers, (iii) the Guarantors party thereto and (iv) Bank of America, N.A., as Administrative Agent (the “Administrative Agent”), for its own benefit and the benefit of the other Credit Parties. Capitalized terms used but not defined herein shall have the meanings set forth in the Credit Agreement.

Ladies and Gentlemen:

Holdings refers to the above described Credit Agreement and hereby irrevocably notifies you of the Swing Line Borrowing requested below:

1.	The Business Day of the proposed Borrowing is , 202__.[1]

2.	The aggregate amount of the proposed Borrowing is $ (which shall be a minimum of $100,000).

3.	Proceeds of the proposed Borrowing are to be disbursed to the following account(s):

The Swing Line Borrowing requested herein complies with the provisions of Section 2.04 of the Credit Agreement.

[1]	Each notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the requested borrowing date, which shall be a Business Day.

SALLY HOLDINGS LLC,
as Holdings and on behalf of the Borrowers

By:
Name:
Title:

Exhibit B-2

Canadian Swing Line Loan Notice

Date:

To:	Bank of America, N.A. (acting through its Canada branch)
181 Bay Street, 4th Floor
Toronto, Ontario, Canada MVJ 2V8
Attention: Ms. Medina Sales de Andrade

Bank of America, N.A., as Administrative Agent
100 Federal Street, 9th Floor
Boston, Massachusetts 02110
Attention: Mr. Matthew Potter

Re: Amended and Restated Credit Agreement dated as of July 6, 2017 (as modified, amended, supplemented or restated and in effect from time to time, the “Credit Agreement”) by and between, among others, (i) Beauty Systems Group (Canada), Inc., a New Brunswick corporation (the “Canadian Borrower”), (ii) the Guarantors party thereto, (iii) Bank of America, N.A., as Administrative Agent (the “Administrative Agent”) for its own benefit and the benefit of the other Credit Parties, and (iv) Bank of America, N.A. (acting through its Canada branch), as Canadian Administrative Agent (the “Canadian Agent”) for its own benefit and the benefit of the other Credit Parties. Capitalized terms used but not defined herein shall have the meanings set forth in the Credit Agreement.

Ladies and Gentlemen:

The Canadian Borrower refers to the above described Credit Agreement and hereby irrevocably notifies you of the Swing Line Borrowing requested below:

1.	The Business Day of the proposed Borrowing is , 20__.[1]

2.	The aggregate amount of the proposed Borrowing is CD$ (which shall be a minimum of $100,000 or the equivalent amount thereof in Canadian Dollars).

The Swing Line Borrowing requested herein complies with the provisions of Section 2.04 of the Credit Agreement.

[1]	Notice must be received by the Swing Line Lender and the Canadian Agent not later than 1:00 p.m. on the

BEAUTY SYSTEMS GROUP (CANADA), INC.

By:
Name:
Title:

Exhibit E

Material Non-Public Information

Sally Holdings LLC	Date:	From:
Borrowing Base Certificate	Certificate #	To:

Domestic Borrowing Base
U.S. Credit Card Receivables
Eligible Credit Card Receivables (aged 5 days or less)
Advance Rate		90.00%

U.S. Credit Card Receivables Availability		—
U.S. Trade Receivables
Trade Receivables per Aging (Consolidated from Schedule I)
Less: Ineligibles (either A or B below:)
(A) Ineligibles (Deemed 20% of gross when Accounts Receivable Reporting Requirement is not in effect)		—
(B) Ineligibles Consolidated from Schedule I when Accounts Receivable Reporting Requirement is in effect)		—

Total Ineligibles		—
Total Eligible Trade Receivables		—
Advance Rate (80% when Accounts Receivable Reporting Requirement is not in effect, otherwise 85%)		80%

U.S. Trade Receivables Availability		—
U.S. Sally Beauty Supply Inventory
Sally Beauty Supply Inventory (Stores Only)
Sally Beauty Supply Arcadia Inventory
Less Ineligibles:
Other/Shows/Admin
Shrinkage
Damages/Defectives (DC’s)
Obsolete

Total Ineligible U.S. Sally Beauty Supply Inventory		—
Total Eligible U.S. Sally Beauty Supply Inventory		—
NOLV
Inventory Advance Rate (92.5% June 1st through September 30th, otherwise 90%)		90.00%

U.S. Sally Beauty Supply Inventory Availability		—
U.S. Beauty Systems Group Inventory
Beauty Systems Group Inventory
Less Ineligibles:
Other/Shows/Admin
Shrinkage
Damages/Defectives
Obsolete

Total Ineligible U.S. Beauty Systems Group Inventory		—
Total Eligible U.S. Beauty Systems Group Inventory		—
NOLV
Inventory Advance Rate (92.5% June 1st through September 30th, otherwise 90%)		90.00%

U.S. Beauty Systems Group Inventory Availability		—
Less: Availability Reserves
Dilution Reserve (8.1% of Eligible Trade Receivables)
Gift Certificates / Cards at 50% of GL balance
Beauty Club
Rent Reserve 2 Months for all DC and stores in WA, PA, and VA
Reserve for Unpaid Rent
Other		—

Total Availability Reserves		—
Domestic Borrowing Base		—
Canadian Borrowing Base (in $USD)
	$	USD
Canadian Credit Card Receivables
Total Elgible Credit Card Receivables (aged 5 Days or less)		—
Advance Rate		90.00%

Canadian Credit Card Receivables Availability		—
Canadian Trade Receivables
Trade Receivables per Aging (Consolidated from Schedule I)
Less: Ineligibles (either A or B below:)
(A) Ineligibles (Deemed 20% of gross when Accounts Receivable Reporting Requirement is not in effect)		—
(B) Ineligibles Consolidated from Schedule I when Accounts Receivable Reporting Requirement is in effect)		—

Total Ineligibles		—
Total Eligible Trade Receivables		—
Advance Rate (80% when Accounts Receivable Reporting Requirement is not in effect, otherwise 85%)		80%

Canadian Trade Receivables Availability		—
Canadian Sally Beauty Supply Inventory
Sally Beauty Supply Inventory
Less Ineligibles:
Other/Shows/Admin
Shrinkage
Damages/Defectives
Obsolete

Total Ineligible Canadian Sally Beauty Supply Inventory		—
Total Eligible Canadian Sally Beauty Supply Inventory		—
NOLV
Inventory Advance Rate (92.5% June 1st through September 30th, otherwise 90%)		90.00%

Canadian Sally Beauty Supply Inventory Availability		—

Material Non-Public Information

Sally Holdings LLC	Date:	From:
Borrowing Base Certificate	Certificate #	To:

Canadian Beauty Systems Group Inventory
Beauty Systems Group Inventory
Less Ineligibles:
Other/Shows/Admin
Shrinkage
Damages/Defectives
Obsolete

Total Ineligible Canadian Beauty Systems Group Inventory						—
Total Eligible Canadian Beauty Systems Group Inventory						—
NOLV
Inventory Advance Rate (92.5% June 1st through September 30th, otherwise 90%)						90.00%

Canadian Beauty Systems Group Inventory Availability						—
Less: Availability Reserves
Dilution Reserve (8.1% of Eligible Trade Receivables)						—
Gift Certificates / Cards at 50% of GL balance
Beauty Club
Rent Reserve - 2 months
Canada - Accrued taxes
Canada - Accrued payroll related

Total Availability Reserves						—
Canadian Borrowing Base						—
Total Borrowing Base (Not to Exceed $500,000,000)						—
Canadian Availability
					$	USD
Canadian Loan Cap equals lesser of (A) or (B) below:
(A) Canadian Total Commitments						40,000,000
(B) Canadian Borrowing Base						—
Canadian Loan Cap						—

	FOREIGN CURRENCY		EXCHANGE RATE	DATE
less: Canadian loans outstanding ($USD)						—
less: Canadian loans outstanding ($CAN)	$	CAN				—
less: Canadian L/Cs outstanding ($USD)						—
less: Canadian L/Cs outstanding ($ CAN)	$	CAN				—
less: Canadian L/Cs outstanding (other currency)						—

Total Canadian Credit Extensions						—
Equals: Canadian Availability						—
Canadian Availability						$0
Domestic Availability
					$	USD
Domestic Loan Cap equals lesser of (A), (B) or ( C ) below:
(A) Domestic Total Commitments						500,000,000
(B) Domestic Total Commitments less Canadian Credit Extensions						500,000,000
(C) Domestic Borrowing Base						—
Domestic Loan Cap						—
less: Domestic loans outstanding in USD
less: Domestic L/Cs outstanding in USD
less: Domestic L/Cs outstanding in Other Currencies

Total Domestic Credit Extensions						—
Equals: Domestic Availability						—
Domestic Availability						—
Excess Availability						—

“The undersigned represents and warrants that (a) the information set forth above has been prepared in accordance with the requirements of certain Amended and Restated Credit Agreement dated as of July 6, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by, among others, (i) Sally Holdings LLC, as the Parent and as a Domestic Borrower, (ii) the other Domestic Borrowers, (iii) Beauty Systems Group (Canada), Inc., as the Canadian Borrower, (iv) the Guarantors party thereto, (v) Bank of America, N.A., as Administrative Agent and Collateral Agent for its own benefit and the benefit of the other Credit Parties (in such capacities, the “Agent”), and (vi) the Lenders party thereto, and is based upon supporting documentation that is satisfactory to the Agent; and (b) no “Default” or “Event of Default” (as such terms are defined in the Credit Agreement) has occurred and is continuing.”

Responsible Officer of Sally Holdings LLC, as the Parent

Responsible Officer of Beauty Systems Group (Canada), Inc. as the Canadian Borrower

Note regarding Accounts Receivable Reporting Requirement:

Material Non-Public Information

Sally Holdings LLC	Date:	From:
Borrowing Base Certificate	Certificate #	To:

(a) If Excess Availability is less than 40% of the Loan Cap then Accounts Receivable Reporting Requirement is in effect
Loan Cap (in aggregate from above)	—
40% of Loan Cap	—
Actual Excess Availability as % of Loan Cap	#DIV/0!
(b) If Eligible Trade A/R multiplied by A/R advance rate exceeds 12.5% of Combined Borrowing Base then Accounts Receivable Reporting Requirement is in effect
Actual % of Combined Borrowing Base	#DIV/0!

Exhibit F

Form of Compliance Certificate

COMPLIANCE CERTIFICATE

Date of Certificate:

To:	Bank of America, N.A., as Administrative Agent
100 Federal Street, 9th Floor
Boston, Massachusetts 02110
Attention: Mr. Matthew Potter

Re: Amended and Restated Credit Agreement dated as of July 6, 2017, entered into by, among others, (i) Sally Holdings LLC (“Holdings”), Beauty Systems Group LLC, Sally Beauty Supply LLC (collectively, the “Domestic Borrowers”) and Beauty Systems Group (Canada), Inc. (the “Canadian Borrower”, and collectively with the Domestic Borrowers, the “Borrowers” ), (ii) the Guarantors, (iii) Bank of America, N.A., as administrative agent and collateral agent (in such capacities, the “Agent”) for its own benefit and the benefit of the other Credit Parties, and (iv) the Lenders party thereto (the “Lenders”) (as amended, modified, supplemented or restated and in effect from time to time, the “Credit Agreement”). All capitalized terms used herein and not otherwise defined shall have the same meaning herein as in the Credit Agreement.

The undersigned, a duly authorized and acting Responsible Officer of Holdings hereby certifies on behalf of the Loan Parties as of the date hereof the following:

1.	No Defaults or Events of Default.

(a)	Since (the date of the last similar certification, such date, the “Prior Compliance Reporting Date”), and except as set forth in Appendix I, no Default or Event of Default has occurred.

(b)

If a Default or Event of Default has occurred since the Prior Compliance Reporting Date, the Borrowers have taken or propose to take those actions with respect to such Default or Event of Default as described on said Appendix I.

2.

[To Be completed only during a Covenant Compliance Event] - Consolidated Fixed Charge Coverage Ratio. Attached hereto as Appendix II are all reasonably detailed calculations with respect to the Consolidated Fixed Charge Coverage Ratio for the period ending                     .

3.	No Material Accounting Changes, Etc.

(a)

The financial statements furnished to the Administrative Agent for the Fiscal [Month/Quarter/Year] ending                      were prepared in accordance with GAAP consistently applied throughout the period covered thereby, and fairly present the financial condition of Holdings and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject to (i) with respect to the monthly and quarterly financial statements, normal year end audit adjustments and the absence of footnotes and (ii) any changes as disclosed on Appendix III hereto.

(b)

Except as set forth in Appendix III, there has been no change in GAAP which has been applied in Holdings’ most recent audited financial statements since                      (the date of Holdings’ most recent audited financial statements), and if such a change has occurred, a statement of reconciliation is detailed in Appendix III.

4.

Notices. Set forth in Appendix IV, in reasonable detail, are descriptions of any transaction that has occurred since the delivery of the Prior Compliance Reporting Date with respect to: (i) the incurrence by a Loan Party of Material Indebtedness, (ii) Liens securing Material Indebtedness or Secured Funded Indebtedness; (iii) (a) the making of any Permitted Investment under clause (o) of the definition of Permitted Investments if in excess of $5.0 million, (b) any Swap Contract, and (c) any Permitted Investments under clause (g)(iv) of the definition of Permitted Investments at any time Excess Availability is less than twenty percent (20%) of the Loan Cap; and, (iv) the receipt of any proceeds from an equity issuance in any capital markets transaction with third-party investors.

5.

Management Discussion and Analysis. To the extent this Compliance Certificate is being delivered in concurrently with the delivery of the financial statements referred to in Section 6.01(b) of the Credit Agreement, a copy of the management’s discussion and analysis with respect to such financial statements is attached hereto at Appendix V if not included in Holdings’ Form 10-Q.

[Signature Page Follows]

IN WITNESS WHEREOF, Holdings, on behalf of itself and each of the other Loan Parties, has duly executed this Compliance Certificate as the date first written above.

HOLDINGS:

SALLY HOLDINGS LLC

By:
Name:
Title:

APPENDIX I

Except as set forth below, no Default or Event of Default has occurred. [If a Default or Event of Default has occurred, the following describes the nature of the Default or Event of Default in reasonable detail and the steps, if any, being taken or contemplated by the Loan Parties to be taken on account thereof.]

APPENDIX II

Consolidated Fixed Charge Coverage Ratio Calculations

APPENDIX III

Except as set forth below, no change in GAAP which has been applied in Holdings’ most recent audited financial statements has occurred since                      (the date of Holdings’ most recent audited financial statements). [If any such change has occurred, the following describes the nature of the change in reasonable detail and the effect, if any, of each such change in GAAP or in application thereof on the financial statements delivered in accordance with the Credit Agreement].

APPENDIX IV

Article VII Notices

APPENDIX V

Management Discussion

Annex C

Updated Schedules

[see attached]

Schedule 1.01

Guarantors

Name of Loan Party	Type of Loan Party
Arcadia Beauty Labs LLC	Guarantor
Armstrong McCall Holdings, Inc.	Guarantor
Armstrong McCall Holdings, L.L.C.	Guarantor
Armstrong McCall, L.P.	Guarantor
Armstrong McCall Management, L.C.	Guarantor
Beauty Holding LLC	Guarantor
Diorama Services Company, LLC	Guarantor
Innovations – Successful Salon Services	Guarantor
Loxa Beauty LLC	Guarantor
Neka Salon Supply, Inc.	Guarantor
PROCARE LABORATORIES, INC.	Guarantor
Sally Beauty Holdings, Inc.	Guarantor
Sally Beauty International Finance LLC	Guarantor
Sally Beauty Military Supply LLC	Guarantor
SALLY CAPITAL INC.	Guarantor
Sally Investment Holdings LLC	Guarantor
SALON SUCCESS INTERNATIONAL, LLC	Guarantor

Schedule 2.01

Commitments and Applicable Percentages

Lender	Revolving Domestic Commitment		Revolving Domestic Commitment Percentage	Canadian Commitment	Canadian Commitment Percentage	Total Commitment		Total Commitment Percentage
Bank of America, N.A.	$120,000,000	[1]	24.0%	$0	0%	$120,000,000		24.0%
Bank of America, N.A. (acting through its Canada branch)	$0		0%	$9,600,000	24%	See Note 1 below		See Note 1 below
JPMorgan Chase Bank, N.A.	$100,000,000	[2]	20.0%	$0	0%	$100,000,000	[2]	20.0%
JPMorgan Chase Bank, N.A. (through its Toronto Branch)	$0		0%	$8,000,000	20.0%	See Note 2 below		See Note 2 below
Truist Bank	$100,000,000	[3]	20.0%	$8,000,000	20.0%	$100,000,000	[3]	20.0%
Citizens Bank, N.A.	$60,000,000	[4]	12.0%	$4,800,000	12.0%	$60,000,000	[4]	12.0%
Regions Bank	$60,000,000	[5]	12.0%	$4,800,000	12.0%	$60,000,000	[5]	12.0%
U.S. Bank National Association	$60,000,000	[6]	12.0%	$4,800,000	12.0%	$60,000,000	[6]	12.0%

TOTAL	$500,000,000		100%	$40,000,000	100%	$500,000,000		100%

The Commitments of certain Lenders may be used by the Canadian Borrowers or the Domestic Borrowers at any time but are not aggregated. Thus:

Note 1: The aggregate Commitments of Bank of America, N.A. and Bank of America, N.A. (acting through its Canada branch) total $120,000,000. Any usage by the Canadian Borrower of the Bank of America, N.A. (acting through its Canada branch) Canadian Commitment will reduce dollar for dollar the amounts available to be borrowed under the Bank of America, N.A. Revolving Domestic Commitment. Similarly, any amounts borrowed by the Domestic Borrowers from Bank of America, N.A. in excess of $110,400,000 will reduce dollar for dollar the amounts available to be borrowed under the Bank of America, N.A. (acting through its Canada branch) Canadian Commitment.

Note 2: The aggregate Commitments of JPMorgan Chase Bank, N.A. total $100,000,000. Any usage by the Canadian Borrower of JPMorgan Chase Bank, N.A. Canadian Commitment will reduce dollar for dollar the amounts available to be borrowed under the JPMorgan Chase Bank, N.A. Revolving Domestic Commitment. Similarly, any amounts borrowed by the Domestic Borrowers from JPMorgan Chase Bank, N.A. in excess of $92,000,000 will reduce dollar for dollar the amounts available to be borrowed under the JPMorgan Chase Bank, N.A. (through its Toronto Branch) Canadian Commitment.

Note 3: The aggregate Commitments of Truist Bank total $100,000,000. Any usage by the Canadian Borrower of the Truist Bank Canadian Commitment will reduce dollar for dollar the amounts available to be borrowed under the Truist Bank Revolving Domestic Commitment. Similarly, any amounts borrowed by the Domestic Borrowers from Truist Bank in excess of $92,000,000 will reduce dollar for dollar the amounts available to be borrowed under the Truist Bank Canadian Commitment.

Note 4: The aggregate Commitments of Citizens Bank, N.A. total $60,000,000. Any usage by the Canadian Borrower of Citizens Bank, N.A. Canadian Commitment will reduce dollar for dollar the amounts available to be borrowed under the Citizens Bank, N.A. Revolving Domestic Commitment. Similarly, any amounts borrowed by the Domestic Borrowers from Citizens Bank, N.A. in excess of $55,200,000 will reduce dollar for dollar the amounts available to be borrowed under the Citizens Bank, N.A. Canadian Commitment.

Note 5: The aggregate Commitments of Regions Bank total $60,000,000. Any usage by the Canadian Borrower of Regions Bank Canadian Commitment will reduce dollar for dollar the amounts available to be borrowed under the Regions Bank Revolving Domestic Commitment. Similarly, any amounts borrowed by the Domestic Borrowers from Regions Bank in excess of $55,200,000 will reduce dollar for dollar the amounts available to be borrowed under the Regions Bank Canadian Commitment.

Note 6: The aggregate Commitments of U.S. Bank National Association total $60,000,000. Any usage by the Canadian Borrower of U.S. Bank National Association Canadian Commitment will reduce dollar for dollar the amounts available to be borrowed under the U.S. Bank National Association Revolving Domestic Commitment. Similarly, any amounts borrowed by the Domestic Borrowers from U.S. Bank National Association in excess of $55,200,000 will reduce dollar for dollar the amounts available to be borrowed under the U.S. Bank National Association Canadian Commitment.

Schedule 5.06

Litigation

None.

Schedule 5.09

Environmental Matters

None.

Schedule 5.17

Intellectual Property Matters

Trademarks:

Name of Case	Claim	Description
None.

Patents:

Name of Case	Claim	Description
None.

Copyrights:

Name of Case	Claim	Description
None.

Schedule 5.18

Collective Bargaining Agreements

None.

Schedule 10.02

Administrative Agent’s Office; Certain Addresses for Notices

Administrative Agent, Collateral Agent, L/C Issuer and Swing Line Lender

Bank of America, N.A.

100 Federal Street, 9th Floor

Boston, Massachusetts 02110

Attention: Matthew Potter

Telephone: (617) 434-2041

E-mail: matthew.potter@bofa.com

with a copy to:

Morgan, Lewis & Bockius LLP

One Federal Street

Boston, Massachusetts 02110

Attention: Marjorie S. Crider, Esq.

Telephone: (617) 341-7789

Facsimile: (617) 341-7701

E-mail: Marjorie.crider@morganlewis.com

The Canadian Agent

Bank of America, N.A., (acting through its Canada branch)

200 Front Street West, Suite 2700

Toronto, Ontario, Canada MSJ 2V8

Attention:	Medina Sales de Andrade, Vice President
Telephone:	(416)349-2574
Facsimile:	(416)453-4041
E-mail:	medina_sales_de_andrade@bankofamerica.com

with a copy to:

Norton Rose Fulbright Canada LLP

1, Place Ville Marie, Bureau 2500

Montréal, QC, H3B 1R1, Canada

Attention:    Serge Levy

Telephone:  (514) 847-6037

Facsimile:  (514) 286-5474

E-mail:       serge.levy@nortonrosefulbright.com

The Lead Borrower and the Other Loan Parties

c/o Sally Holdings LLC

3001 Colorado Boulevard

Denton, TX 76210

Attn: President

Phone: 940-297-2508

Fax: 940-297-4445

with a copy to:

Sally Holdings LLC

3001 Colorado Boulevard

Denton, TX 76210

Attn: General Counsel

Phone: 940-297-4254

Fax: 940-297-4990

Holdings’ Website

http://www.sallybeautyholdings.com/investor-relations